Exhibit (a)-(1)
PRELIMINARY PROXY STATEMENT OF THE COMPANY
Shareholders of BEST Inc.:
Re: Notice of Extraordinary General Meeting of Shareholders
Dear Shareholder:
You are cordially invited to attend an extraordinary general meeting of shareholders of BEST Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), to be held on                 at                  a.m. (Beijing Time). The meeting will be held at 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China. The accompanying notice of the extraordinary general meeting and proxy statement provide information regarding the matters to be considered and voted on at the extraordinary general meeting, including at any adjournment or postponement thereof.
On June 19, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BEST Global Partners, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Phoenix Global Partners, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and cease to exist, with the Company continuing as the surviving company (the “Surviving Company”) and becoming a wholly-owned subsidiary of Parent. The purpose of the extraordinary general meeting is for you and the other shareholders of the Company to consider and vote, among other things, upon a proposal to authorize and approve the Merger Agreement and the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”) and the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger (collectively, the “Transactions”). Copies of the Merger Agreement and the form of the Plan of Merger are attached as Annex A and Annex B, respectively, to the accompanying proxy statement.
Each of Parent and Merger Sub was formed solely for purposes of the Merger and the investment and financing transactions related to the Merger. At the effective time of the Merger (the “Effective Time”), Parent will be beneficially owned by (i) Shao-Ning Johnny Chou, the chief executive officer and chairman of the board of directors of the Company (“Mr. Chou”), (ii) George Chow, the chief strategy and investment officer of the Company (“Mr. Chow”), (iii) Denlux Logistics Technology Invest Inc., a company incorporated under the laws of the Marshall Islands (“Denlux”), (iv) Hong Chen, a citizen of the United States of America (“Mr. Chen”), (v) Sau Hung Kiu, a citizen of Hong Kong (“Ms. Kiu,” together with Mr. Chou, Mr. Chow, Denlux, and Mr. Chen, each an “Initial Sponsor”), (vi) Alibaba Investment Limited, a company incorporated under the laws of the British Virgin Islands (“AIL”), (vii) BJ Russell Holdings Limited, a company incorporated under the laws of the British Virgin Islands (“BJ Russell”), (viii) Cainiao Smart Logistics Investment Limited, a company incorporated under the laws of the British Virgin Islands (“CIL”), (ix) Shaohan Joe Chou, a citizen of the United States of America, (x) David Hsiaoming Ting, a citizen of the United States of America, (xi) The 2012 MKB Irrevocable Trust, a trust formed under the laws of the State of California, the United States of America (the “Other Sponsor,” together with the Initial Sponsors, collectively, the “Sponsors”), (xii) Ting Childrens Irrevocable Trust, a trust formed under the laws of the State of California, the United States of America, (xiii) Ting Family Trust, a trust formed under the laws of the State of California, the United States of America, (xiv) Sunshui Hopeson Capital Limited, a company incorporated under the laws of the British Virgin Islands (“Sunshui Hopeson”), (xv) IDG-Accel China Capital II L.P., a limited partnership organized under the law of the Cayman Islands (“IDG-Accel”), (xvi) IDG-Accel China Capital II Investors L.P., a limited partnership organized under the law of the Cayman Islands (“IDG-Accel Investors,” such persons referred to in (i), (ii) and (vi) through (xvi), each an “Initial Rollover Shareholder” and collectively, the “Initial Rollover Shareholders”), (xvii) Broad Street Principal Investments, L.L.C., a limited liability company organized under the laws of the State of Delaware, the United States of America, (xviii) MBD 2014 Holdings, L.P., a limited partnership organized under the laws of the Cayman Islands, (xix) Stone Street 2014 Holdings, L.P., a limited partnership organized under the laws of the Cayman Islands, (xx) Bridge Street 2014 Holdings, L.P., a limited partnership organized under the laws of the Cayman Islands, (xxi) Peng Chen, a citizen of the People’s Republic of China, (xxii) Jimei Liu, a permanent resident of the United States of America, (xxiii) Mangli Zhang, a permanent resident of the United States of America, (xxiv) Yanbing Zhang, a citizen of the People’s Republic of China, (xxv) Tao Liu, a citizen of the People’s Republic of China, (xxvi) Xiaoqing Wang, a citizen of the People’s Republic of China, (xxvii) Lili He, a citizen of the People’s Republic of China, (xxviii) Bo Liu, a permanent resident of the United States of America, (xxix) Yidong Xu, a citizen of the People’s Republic of China, (xxx) Robert Zhu, a citizen of France, (xxxi) Genesis Capital Enterprise Inc., a company incorporated under the laws of the British Virgin Islands, (xxxii) CBLC Investment Limited, a company incorporated under the laws of the British Virgin Islands, (xxxiii) CCAP Best Logistics Holdings Limited, a company incorporated under the laws of the British Virgin Islands, (xxxiv) CDIB Capital Investment I Limited, a company incorporated under the laws of the British Virgin Islands, (xxxv) Shanghai Guangshi Investment Center (Limited Partnership), a limited partnership organized under the laws of the People’s Republic of China (such persons referred to in (xvii) through (xxxv), each an “Other Rollover Shareholder” and collectively, the “Other Rollover Shareholders,” together with the Initial Rollover Shareholders, the “Rollover Shareholders”). Parent, Merger Sub, the Sponsors, the Rollover Shareholders, together with (a) IDG-Accel China Capital II Associates L.P., a limited partnership organized under the laws of the Cayman Islands, (b) IDG-Accel China Capital GP II Associates Ltd., a company organized under the laws of the Cayman Islands, (c) Michael Chang, a citizen of the United States of America, (d) Linda Chang Ting, a citizen of the United States of America, (e) Shanghai Yihao Stock Equity Investment Fund Partnership Enterprise (Limited Partnership), a limited partnership organized under the laws of the People’s Republic of China, (f) Junbo Hu, a citizen of Hong Kong, (g) Yanbo Deng, a citizen of the People’s Republic of China, (h) The Goldman Sachs Group, Inc., a corporation incorporated under the laws of the State of Delaware, the United States of America, (i) Goldman Sachs & Co. LLC, a limited liability company organized under the laws of the state of New York, the United States of America, (j) KGI Financial Holding Co., Ltd., a company organized under the laws of Taiwan, (k) Citron PE Funds II Limited, a company organized under the laws of the Cayman Islands, and (l) Everbright (Tianjin) Industrial Investment Fund Management Co., Ltd., a company organized under the laws of the People’s Republic of China, are collectively referred to herein as the “Buyer Group” and each a “Buyer Group Member.” As of October 11, 2024, the Rollover Shareholders collectively beneficially own 112,581,858 Class A ordinary shares, par value US$0.01 per share, of the Company (each, a “Class A Share”) (including Class A Shares represented by American depositary shares (each currently representing twenty (20) Class A Shares, “ADSs”), but excluding, for purpose of this calculation, the Class A Shares they may acquire through the exercise or vesting of Company Options and/or Company RSU Awards (each as defined below) within 60 days of the date of the accompanying proxy statement), 94,075,249 Class B ordinary shares, par value US$0.01 per share, of the Company (each, a “Class B Share”) and 47,790,698 Class C ordinary shares, par value US$0.01 per share, of the Company (each a “Class C Share” and together with Class A Share and Class B Share, each a “Share” and collectively “Shares”), which collectively represent approximately 67.5% of the total issued and outstanding shares in the Company and approximately 96.0% of the total voting power of the outstanding shares in the Company. If the Merger is completed, the Company will continue its operations as a privately held company and will be wholly owned by Parent, the ADSs will no longer be listed on the New York Stock Exchange (“NYSE”) and the ADS program for the Class A Shares will terminate.
If the Merger is consummated, at the Effective Time, each Share (not represented by ADS) issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares (as defined below) and the Dissenting Shares (as defined below)) will be cancelled in exchange for the right to receive US$0.144 in cash per Share, without interest and net of any applicable withholding taxes (the “Per Share Merger Consideration”), and each ADS issued and outstanding immediately prior to the Effective Time, other than ADSs representing the Excluded Shares, if any, will represent the right to receive US$2.88 in cash per ADS, without interest and net of any applicable withholding taxes and fees and expenses provided under the Deposit Agreement (as defined below) (the “Per ADS Merger Consideration”). The ADS holders will pay any applicable taxes, stamp duty and other government charges due to or incurred by Citibank, N.A. (the “ADS Depositary”), in connection with the distribution of the Per ADS Merger Consideration and the cancellation of the ADSs surrendered, including the ADS Depositary’s ADS cancellation fee of US$0.05 per ADS cancelled and cash distribution fee of US$0.05 per ADS held pursuant to the terms of the deposit agreement dated as of September 22, 2017 (as amended, the “Deposit Agreement”) by and among the Company, the ADS Depositary, and the holders and beneficial owners of ADSs issued thereunder.
Notwithstanding the foregoing, if the Merger is completed, the following Shares will not be cancelled in exchange for the right to receive the cash consideration described above, but will be cancelled and cease to exist at the Effective Time:
(a)
(i) 104,008,540 Class A Shares (including Shares represented by ADSs), 94,075,249 Class B Shares and 47,790,698 Class C Shares beneficially owned (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding, for purpose of this calculation, the Class A Shares they may acquire through the exercise or vesting of Company Options and/or Company RSU Awards (each as defined below) within 60 days of the date of the accompanying proxy statement) by the Initial Rollover Shareholders as of June 19, 2024 and by Other Rollover Shareholders as of October 11, 2024 (collectively, the “Rollover Shares”), which will be cancelled and cease to exist without payment of consideration from the Company but will be exchanged for newly issued shares of Parent as contemplated by and in accordance with the Rollover and Contribution Agreement, dated June 19, 2024 and entered into among Parent and the Initial Rollover Shareholders, which was joined by Other Rollover Shareholders on October 11, 2024 by way of delivering joinder agreements (the “Rollover Agreement”), (ii) Shares (including Shares represented by ADSs) held by Parent, the Company or any of their respective subsidiaries, and (iii) Shares (including Shares represented by ADSs) held by the ADS Depositary and reserved for issuance, settlement and allocation upon exercise or vesting of Company Options and/or Company RSU Awards (each as defined below) granted pursuant to 2008 Equity and Performance Incentive Plan and 2017 Equity Incentive Plan (collectively, the “Company Share Plans”), in each case for (ii) and (iii), issued and outstanding immediately prior to the Effective Time, which will be cancelled and cease to exist at the Effective Time without payment of any consideration or distribution therefor (such Shares in (i), (ii) and (iii) collectively, the “Excluded Shares”); and

(b)
Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger and seek appraisal and payment of the fair value of their Shares, or dissenter rights, pursuant to Section 238 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) (collectively, the “Dissenting Shares,” and holders of the Dissenting Shares collectively, the “Dissenting Shareholders”) will be cancelled and cease to exist at the Effective Time and the Dissenting Shareholders will not be entitled to receive the Per Share Merger Consideration and will be entitled to receive only the payment of the fair value of their Dissenting Shares as determined by the Grand Court of the Cayman Islands pursuant to Section 238 of the Cayman Islands Companies Act.

In addition to the foregoing, at the Effective Time, the Company will provide for the treatment of (i) each vested or unvested option granted under the Company Share Plans to a current employee (as of the Effective Time) of the Company or a subsidiary of the Company or each vested option granted under Company Share Plans to a person set forth in Exhibit C of the Merger Agreement (a “Qualified Company Option”), (ii) each unvested restricted share unit (“RSU”) award granted under Company Share Plans to a current employee (as of the Effective Time) of the Company or a subsidiary of the Company (a “Qualified Company RSU Award”), (iii) each vested or unvested option of the Company granted under Company Share Plans that is not a Qualified Company Option (a “Non-qualified Company Option,” together with Qualified Company Options, collectively, “Company Options”), and (iv) each unvested RSU award granted under Company Share Plans that is not a Qualified Company RSU Award (a “Non-qualified Company RSU Award,” together with Qualified Company RSU Awards, collectively, “Company RSU Awards”), as described below.
At the Effective Time, (A) each vested Non-qualified Company Option will be cancelled and immediately converted into the right to receive in exchange therefor an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Non-qualified Company Option; provided that if the exercise price of any such vested Non-qualified Company Option is equal to or greater than the Per Share Merger Consideration, such Non-qualified Company Option will be cancelled without any payment therefor, (B) each unvested

Non-qualified Company Option will be canceled without any payment therefor, (C) each Non-qualified Company RSU Award will be cancelled without any payment therefor, (D) each Qualified Company Option will be cancelled and immediately converted into the right to receive in exchange therefor an award of option to purchase (i) the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company Option immediately prior to the Effective Time (ii) at a per-share exercise price equal to the exercise price of such Qualified Company Option immediately prior to the Effective Time (such award, a “Parent Option”), provided that the number of Parent’s class A ordinary shares subject to such Parent Option and/or the exercise price of such Parent Option may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company Options, and (E) each Qualified Company RSU Award will be cancelled and immediately converted into the right to receive in exchange for an award of Parent’s restricted share units to acquire the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company RSU Award immediately prior to the Effective Time (such award, a “Parent RSU Award”), provided that the number of Parent’s class A ordinary shares subject to such Parent RSU Award may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company RSU Awards.
The Buyer Group intends to fund the Merger consideration through a combination of (i) rollover equity (represented by the Rollover Shares) from the Rollover Shareholders, and (ii) cash contribution by the Sponsors. Parent entered into an equity commitment letter with each of the Initial Sponsors on June 19, 2024, an equity commitment letter with The 2012 MKB Irrevocable Trust, and an amended and restated equity commitment letter with each of the Initial Sponsors on October 11, 2024, which each amended and restated the corresponding equity commitment letter dated June 19, 2024 in its entirety (each, an “Equity Commitment Letter,” and collectively, the “Equity Commitment Letters”), pursuant to which each such Sponsor has agreed, subject to the terms and conditions thereof, to provide or procure the provision of the financing amounts specified therein for the purpose of financing the Merger consideration.
On June 19, 2024, a special committee of the board of directors of the Company (the “Board”), composed solely of independent and disinterested directors (the “Special Committee”), acting with full power and authority delegated by the Board, reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger and the Transactions. The Special Committee, after consultation with its financial advisor and legal counsel and due consideration of all relevant factors, unanimously (a) determined that the terms of the Merger Agreement and the Plan of Merger and the proposed Transactions are fair to and in the best interests of the Company and its shareholders and ADS holders, other than shareholders and ADS holders who are affiliates of the Company and the holders of Excluded Shares (such unaffiliated shareholders and ADS holders are referred to herein as the “Unaffiliated Security Holders”), and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger and to consummate the Transactions, and (b) recommended that the Board authorize and approve the Merger Agreement and the Plan of Merger substantially in the form presented to the Special Committee and the consummation of the Transactions.
On June 19, 2024, the Board (other than Mr. Chou, Chen Shen, former director Xiao Hu and Mr. Chow, who voluntarily abstained from the vote due to affiliation with the Buyer Group), acting upon the unanimous recommendation of the Special Committee, (a) determined that the terms of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to and in the best interests of the Company and the Unaffiliated Security Holders and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger and to consummate the Transactions, (b) authorized and approved the Merger Agreement, the Plan of Merger and the Transactions, and (c) resolved to recommend the approval and authorization of the Merger Agreement, the Plan of Merger and the consummation of the Transactions to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions be submitted to the shareholders of the Company for authorization and approval.
Accordingly, the Board recommends that you vote FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including the Merger, FOR the proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.
The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions are authorized and approved by a special resolution (as defined in the Cayman Islands Companies Act and the memorandum and articles of association of the Company) of the Company passed by an affirmative vote of holders of Shares (including Shares represented by ADSs) representing at least two-thirds of the votes cast by such holders as, being entitled to do so, voting in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting or any adjournment or postponement thereof. Pursuant to the Interim Consortium Agreement, dated June 19, 2024 and entered into among Parent, Merger Sub, the Initial Sponsors, and the Initial Rollover Shareholders, which was joined by the Other Sponsor and the Other Rollover Shareholders on October 11, 2024 by way of delivering joinder agreements (the “Interim Consortium Agreement”), each Buyer Group Member, to the extent applicable, has agreed to vote all of the Shares it/he/she owned as of the date thereof and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Buyer Group Member after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 96.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise or vesting of Company Options and/or Company RSU Awards within 60 days of the date hereof). Accordingly, assuming the Buyer Group Members’ compliance with their voting obligations under the Interim Consortium Agreement to vote all their Shares (including Shares represented by ADSs) in favor of the special resolutions, to the extent applicable, a quorum will be present at the extraordinary general meeting and sufficient votes will be cast to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions, without any further vote of any other shareholder.
The accompanying proxy statement provides detailed information about, among other proposals, the Merger and the extraordinary general meeting. We encourage you to read the entire document and all of the attachments and other documents referred to or incorporated by reference herein carefully. You may also obtain more information about the Company from documents the Company has filed with the United States Securities and Exchange Commission (the “SEC”), which are available for free at the SEC’s website at www.sec.gov.
Rollover Shareholders who are registered shareholders of the Company have the right to demand poll voting at the extraordinary general meeting pursuant to the memorandum and articles of association of the Company, and will exercise such right during the meeting. Accordingly, the voting is expected to take place by poll voting. The effect of poll voting is that the number of votes each holder has will depend on the number of votes represented by Shares held by such holder. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card. Whether or not you plan to attend the extraordinary general meeting, please complete the accompanying proxy card, in accordance with the instructions set forth on the proxy card, as promptly as possible. The deadline to lodge your proxy card is                 at         a.m. (Beijing Time). Each registered holder of Shares has one vote for each Class A Share, fifteen votes for each Class B Share and thirty votes for each Class C Share held as of 5:00 p.m. New York City time on             (the “Share Record Date”).
Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if you hold your Shares through a financial intermediary such as a broker, bank or nominee, you must rely on the procedures of the financial intermediary through which you hold your Shares if you wish to vote at the extraordinary general meeting.
The Company will instruct the ADS Depositary to deliver to holders of ADS as of the close of business in the New York City on                   (the “ADS Record Date”) an ADS Voting Instruction Card, and holders of ADS as of the ADS Record Date will have the right to instruct the ADS Depositary (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) how to vote the Class A Shares underlying their ADSs at the extraordinary general meeting, subject to and in

v

accordance with the terms of the Deposit Agreement. A copy of the form Deposit Agreement is available free of charge at the SEC’s website at www.sec.gov.
ADS holders registered in the ADS Depositary’s books are strongly urged to sign, complete and return the ADS Voting Instruction Card to the ADS Depositary in accordance with the instructions printed thereon and in the ADS Depositary’s notice, as soon as possible and, in any event, so as to be received by the ADS Depositary no later than 10:00 a.m. (New York City time) on                   (or if the extraordinary general meeting is adjourned, such later date as may be notified by the Company or the ADS Depositary). ADS holders holding through brokers or other securities intermediaries are strongly urged to return voting instructions as instructed and to be received by the cutoff date and time provided by their respective broker or other securities intermediaries. Each broker and other intermediary will set its own cutoff date and time to receive instructions.
As the registered holder of the Shares represented by ADSs, upon the timely receipt from an ADS holder as of the ADS Record Date of voting instructions in the manner specified by the ADS Depositary, the ADS Depositary will endeavor to vote (or to cause the vote of) (in person or by proxy), in so far as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the memorandum and articles of association of the Company and the provisions of the Shares, the Class A Shares represented by ADSs at the extraordinary general meeting in accordance with the voting instructions timely received (or deemed received) from holders of ADSs as of the ADS Record Date. The ADS Depositary will not itself exercise any voting discretion in respect of any Class A Shares represented by ADSs and it will not vote any Class A Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder.
Holders of ADSs will not be able to attend or vote at the extraordinary general meeting directly (whether in person or by proxy) unless they surrender their ADSs to the ADS Depositary for cancellation and delivery of the corresponding Class A Shares and become registered in the Company’s register of members as holders of Class A Shares prior to 5:00 p.m. New York City time on the Share Record Date. ADS holders who wish to surrender their ADSs for cancellation and attend and vote at the extraordinary general meeting need to make arrangements with their broker or custodian to deliver the ADSs to the ADS Depositary for cancellation before the close of business in New York City on                   together with (a) delivery instructions for the corresponding Class A Shares represented by such ADSs (including, if applicable, the name and address of person who will be the registered holder of such Class A Shares), and (b) payment of ADS Depositary’s fees associated with such cancellation (US$0.05 per ADS cancelled), which will not be borne by the Company, and any applicable taxes. If you hold your ADSs in an account with a broker or other securities intermediary, please promptly contact your broker, or other intermediary to find out what actions you need to take to instruct the broker, or other intermediary, to surrender the ADSs on your behalf. Upon surrender of the ADSs, the ADS Depositary will direct Citibank, N.A. — Hong Kong, the custodian holding the Class A Shares, to deliver, or cause the delivery of, the Class A Shares represented by the ADSs so cancelled to or upon the written order of the person(s) designated in the order delivered to the ADS Depositary for such purpose. If you hold ADSs through a broker or other securities intermediary, you should contact that broker or intermediary to determine the date by which you must instruct them to act in order that the necessary processing can be completed in time. If after the registration of Class A Shares in your name you wish to receive a certificate evidencing the Class A Shares registered in your name, you will need to request the Company to issue and mail, or cause to be issued and mailed, a certificate to your attention. If the Merger is not consummated, the Company will continue to be a publicly traded company in the United States and the ADSs will continue to be listed on NYSE. Class A Shares are not listed and cannot be traded on any stock exchange other than NYSE, and in such case only as represented by ADSs. As a result, if you have surrendered your ADSs for cancellation to attend the extraordinary general meeting and the Merger is not consummated and you wish to be able to sell your Class A Shares on a stock exchange, you will need to deposit your Class A Shares into the Company’s ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs (US$0.05 per ADS issued), applicable share transfer taxes (if any), and related charges pursuant to the Deposit Agreement.
Shareholders who dissent from the Merger will have the right to seek appraisal and payment of the fair value of their Shares as determined by the Grand Court of the Cayman Islands pursuant to Section 238 of the Cayman Islands Companies Act if the Merger takes effect, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and comply with all subsequent procedures and requirements of Section 238 of the Cayman Islands Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to the accompanying proxy statement. The fair value of your Shares as determined by the Grand Court of the Cayman Islands under the Cayman Islands Companies Act could be more than, the same as, or less than the Merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares.
ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE CLASS A SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS FOR AND ON BEHALF OF THE ADS HOLDERS WITH RESPECT TO ANY OF THE CLASS A SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs FOR CANCELLATION BEFORE 5:00 P.M. (NEW YORK CITY TIME) ON                   TO THE ADS DEPOSITARY FOR CONVERSION INTO CLASS A SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING CLASS A SHARES IN THE COMPANY’S REGISTER OF MEMBERS AND DELIVERY INSTRUCTIONS FOR THE CORRESPONDING SHARES, AND CERTIFY THAT THEY EITHER (I) BENEFICIALLY OWNED THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR HAVE CANCELLED ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN) OR HAVE GIVEN VOTING INSTRUCTIONS TO THE ADS DEPOSITARY AS TO THE ADSs BEING CANCELLED BUT UNDERTAKE NOT TO VOTE THE CORRESPONDING CLASS A SHARES AT THE EXTRAORDINARY GENERAL MEETING, OR (II) DID NOT BENEFICIALLY OWN THE RELEVANT ADSs AS OF THE ADS RECORD DATE AND UNDERTAKE NOT TO VOTE THE CORRESPONDING CLASS A SHARES AT THE EXTRAORDINARY GENERAL MEETING, AND BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE TO AUTHORIZE AND APPROVE THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. FOR THE AVOIDANCE OF DOUBT, ANY ADS HOLDERS WHO CONVERT THEIR ADSs INTO CLASS A SHARES AFTER THE SHARE RECORD DATE WILL NOT BE ENTITLED TO ATTEND OR TO VOTE AT THE EXTRAORDINARY GENERAL MEETING, BUT WILL BE ENTITLED TO EXERCISE DISSENTERS’ RIGHTS IF THEY BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING, IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. AFTER CONVERTING THEIR ADSs AND BECOMING REGISTERED HOLDERS OF CLASS A SHARES, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE CLASS A SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES ACT. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A PUBLICLY TRADED COMPANY IN THE UNITED STATES AND THE ADSs WOULD CONTINUE TO BE LISTED ON NYSE. THE COMPANY’S CLASS A SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS SURRENDERED HIS, HER OR ITS ADSs FOR CANCELLATION TO THE ADS DEPOSITARY IN ORDER TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT CONSUMMATED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS CLASS A SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WILL NEED TO DEPOSIT HIS, HER OR ITS CLASS A SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (US$0.05 PER ADS ISSUED), APPLICABLE SHARE TRANSFER TAXES (IF ANY), AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.
Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the extraordinary general meeting or proxy statement. Any representation to the contrary is a criminal offense.
If you have any questions or need assistance voting your Shares or ADSs, please contact our Going Private Working Group by email at best-egm@best-inc.com. ADS holders who have any questions should contact the ADS Depositary using the contact details provided on the ADS Voting Instruction Card. ADS holders who hold ADSs indirectly should contact their bank, broker, financial institution or administrator through which such ADSs are held.
Thank you for your cooperation and continued support.
Sincerely,	Sincerely,
Ying Wu Chairman of the Special Committee	Shao-Ning Johnny Chou Chairman of the Board
The accompanying proxy statement is dated               , and is first being mailed to the Company’s shareholders and ADS holders on or about                              .

BEST Inc.
NOTICE OF EXTRAORDINARY GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON
Dear Shareholder:
Notice is hereby given that an extraordinary general meeting of the shareholders of BEST Inc. (referred to herein alternately as the “Company”, “us”, “we” or other terms correlative thereto) will be held on         at     a.m. (Beijing Time) at 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China.
Only registered holders of class A ordinary shares of the Company, par value US$0.01 per share (each, a “Class A Share”), class B ordinary shares of the Company, par value US$0.01 per share (each, a “Class B Share”), and class C ordinary shares of the Company, par value US$0.01 per share (each, a “Class C Share”, together with Class A Share and Class B Share, each a “Share” and collectively, the “Shares”), as of 5:00 p.m. New York City time on        (the “Share Record Date”) or their proxy holders are entitled to attend and vote at this extraordinary general meeting or any adjournment thereof. At the extraordinary general meeting, you will be asked to consider and vote upon the following resolutions:
•
as special resolutions:

THAT the Agreement and Plan of Merger, dated as of June 19, 2024 (the “Merger Agreement”), among the Company, BEST Global Partners, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Phoenix Global Partners, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and cease to exist, with the Company continuing as the surviving company and becoming a wholly-owned subsidiary of Parent (such Merger Agreement being in the form attached as Annex A to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), be approved, authorized, confirmed and ratified; the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”) (such Plan of Merger being in the form attached as Annex B to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), be authorized, approved and confirmed in all respects and any director of the Company is authorized to sign and enter into the Plan of Merger; and the consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”), including the Merger, be approved and authorized by the Company;
•
as an ordinary resolution:

THAT each director of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger; and
•
if necessary, as an ordinary resolution:

THAT the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.
Please refer to the accompanying proxy statement, which is attached to and made a part of this notice. A list of the Company’s shareholders will be available at its principal executive offices at 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China, during ordinary business hours for the two business days immediately prior to the extraordinary general meeting.
Pursuant to the Interim Consortium Agreement, dated June 19, 2024 and entered into among Parent, Merger Sub, the Initial Sponsors, and the Initial Rollover Shareholders, which was joined by the Other Sponsor and the Other Rollover Shareholders on October 11, 2024 by way of delivering joinder agreements (the “Interim Consortium Agreement”), each Buyer Group Member, to the extent applicable, has agreed to vote all Shares they held as of June 19, 2024 and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Buyer Group Member after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 96.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise or vesting of Company Options and/or Company RSU Awards within 60 days of the date hereof). Accordingly, assuming the Buyer Group Members’ compliance with their voting obligations under the Interim Consortium Agreement to vote all their Shares (including Shares represented by ADSs) in favor of the special resolutions, to the extent applicable, a quorum will be present at the extraordinary general meeting and sufficient votes will be cast to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions, without any further vote of any other shareholder.
After careful consideration and upon the unanimous recommendation of the Special Committee, the Board (other than Mr. Chou, Chen Shen, former director Xiao Hu and Mr. Chow, who voluntarily abstained from the vote due to affiliation with the Buyer Group) (a) determined that the terms of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to and in the best interests of the Company and its shareholders and ADS holders, other than shareholders and ADS holders who are affiliates of the Company and the holders of Excluded Shares (as defined in the Merger Agreement) (such unaffiliated shareholders and ADS holders are referred to herein as the “Unaffiliated Security Holders”), and it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and to consummate the Transactions, (b) authorized and approved the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, and (c) resolved to recommend the approval and authorization of the Merger Agreement, the Plan of Merger, and the consummation of the Transactions to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions be submitted to a vote of the shareholders of the Company for authorization and approval. After careful consideration and upon the unanimous recommendation of the Special Committee composed solely of directors unaffiliated to any member of the management of the Company or any other participant of the Transactions, the Board recommends that you vote FOR the proposal to authorize and approve the execution, delivery and performance of the Merger Agreement and the Plan of Merger and the consummation of the Transactions, including the Merger, FOR the proposal to authorize each director of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.
Regardless of the number of Shares that you own, your vote is very important. The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions are authorized and approved by a special resolution (as defined in the Cayman Islands Companies Act) of the Company passed by an affirmative vote of holders of Shares (including Shares represented by ADSs) representing at least two-thirds of the votes cast by such holders as, being entitled to do so, voting in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting or any adjournment or postponement thereof. Pursuant to that certain Interim Consortium Agreement, each Buyer Group Member, to the extent applicable, has agreed to vote all of the Shares it/he/she owned as of the date thereof and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Buyer Group Member after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 96.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise or vesting of Company Options and/or Company RSU Awards within 60 days of the date hereof).
Regardless of whether you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card as promptly as possible. To be valid, your proxy card must be completed, signed, scanned and returned to the Company’s offices (to the attention of: Coco Chen) at 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China, no later than     a.m. (Beijing Time),         . The proxy card is the “instrument of proxy” and the “instrument appointing a proxy” as referred to in the Company’s articles of association. Rollover Shareholders who are registered shareholders of the Company have the right to demand poll voting at the meeting, and will exercise such right

x

during the meeting. Accordingly, the voting is expected to take place by poll voting. The effect of poll voting is that the number of votes each holder has will depend on the number of votes represented by Shares held by such holder. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card. Each registered holder of Shares has one vote for each Class A Share, fifteen votes for each Class B Share and thirty votes for each Class C Share held as of 5:00 p.m. New York City time on     , the Share Record Date.
Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name.
If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted.
When proxies are properly dated, executed and returned by holders of Shares, the Shares they represent will be voted at the extraordinary general meeting in accordance with the instructions of such shareholders. If no specific instructions are given by such shareholders, such Shares will be voted “FOR” the proposals as described above, unless you appoint a person other than the chairman of the meeting as your proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.
If you own ADSs as of the close of business in New York City on           (the “ADS Record Date”) (and do not surrender such ADSs for cancellation and become a registered holder of the Shares underlying such ADSs before 5:00 p.m. New York City time on the Share Record Date, as explained below), you cannot vote at the extraordinary general meeting directly, but you may give voting instructions to Citibank, N.A., (the “ADS Depositary”) (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs), in its capacity as the ADS Depositary and the holder of the Shares underlying your ADSs, how to vote the Shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible. The ADS Depositary must receive your instructions no later than 10:00 a.m. (New York City time) on           in order to ensure the Class A Shares underlying your ADSs are properly voted at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other securities account, you must rely on the procedures of the broker, bank or other securities intermediary through which you hold your ADSs if you wish to vote. Your broker or other securities intermediary should inform you of the cutoff date and time for giving voting instructions.
Alternatively, if you own ADSs as of the close of business in New York City on the ADS Record Date, you may vote at the extraordinary general meeting directly if you surrender your ADSs to the ADS Depositary for cancellation and become a registered holder of the Class A Shares underlying your ADSs prior to 5:00 p.m. New York City time on          , the Share Record Date. If you wish to surrender your ADSs to the ADS Depositary for cancellation for the purpose of voting Shares directly, you need to make arrangements to deliver your ADSs to the ADS Depositary for cancellation before the close of business in New York City on           together with (a) delivery instructions for the corresponding Class A Shares (name and address of person who will be the registered holder of such Class A Shares), and (b) payment of the ADS cancellation fees (US$0.05 per ADS to be cancelled pursuant to the terms of the deposit agreement, dated as of September 22, 2017 (as amended), by and among the Company, the ADS Depositary, and the holders and beneficial owners of ADSs issued thereunder (the “Deposit Agreement”)), which will not be borne by the Company, and any applicable taxes. If you hold your ADSs in an account with a broker or other securities intermediary, please promptly contact your broker, bank or other securities intermediary to find out what actions you need to take to instruct the broker, bank or other securities intermediary to surrender the ADSs for cancellation on your behalf. Upon surrender of the ADSs, the ADS Depositary will direct Citibank, N.A. — Hong Kong, the custodian holding the Shares, to deliver, or cause the delivery of, the Class A Shares represented by the ADSs so cancelled to or upon the written order of the person(s) designated in the order delivered to the ADS Depositary for such purpose. It is difficult to predict how long the steps described above may take. ADS holders that wish to surrender the ADSs for cancellation to become registered holders of Class A Shares are advised to take action as soon as possible.
Shareholders who dissent from the Merger in accordance with the Cayman Islands Companies Act will have the right to receive payment of the fair value of their Shares as determined by the Grand Court of the Cayman Islands pursuant to Section 238 of the Cayman Islands Companies Act if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to the accompanying proxy statement. The fair value of their Class A Shares as determined by the Grand Court of the Cayman Islands under the Cayman Islands Companies Act could be more than, the same as, or less than the Merger consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Class A Shares. The proxy statement is not to be construed or taken as legal advice on Cayman Islands law. Shareholders who wish to exercise any rights under Section 238 of the Cayman Islands Companies Act, or otherwise, should obtain their own copy of the complete Cayman Islands Companies Act and seek legal advice from a law firm authorized to practice Cayman Islands law without delay.
ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE CLASS A SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS FOR AND ON BEHALF OF THE ADS HOLDERS WITH RESPECT TO ANY OF THE CLASS A SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs FOR CANCELLATION BEFORE 5:00 P.M. (NEW YORK CITY TIME) ON             TO THE ADS DEPOSITARY FOR CONVERSION INTO CLASS A SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING CLASS A SHARES IN THE COMPANY’S REGISTER OF MEMBERS AND DELIVERY INSTRUCTIONS FOR THE CORRESPONDING SHARES, AND CERTIFY THAT THEY EITHER (I) BENEFICIALLY OWNED THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR HAVE CANCELLED ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN) OR HAVE GIVEN VOTING INSTRUCTIONS TO THE ADS DEPOSITARY AS TO THE ADSs BEING CANCELLED BUT UNDERTAKE NOT TO VOTE THE CORRESPONDING CLASS A SHARES AT THE EXTRAORDINARY GENERAL MEETING, OR (II) DID NOT BENEFICIALLY OWN THE RELEVANT ADSs AS OF THE ADS RECORD DATE AND UNDERTAKE NOT TO VOTE THE CORRESPONDING CLASS A SHARES AT THE EXTRAORDINARY GENERAL MEETING, AND BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE TO AUTHORIZE AND APPROVE THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. FOR THE AVOIDANCE OF DOUBT, ANY ADS HOLDERS WHO CONVERT THEIR ADSs INTO CLASS A SHARES AFTER THE SHARE RECORD DATE WILL NOT BE ENTITLED TO ATTEND OR TO VOTE AT THE EXTRAORDINARY GENERAL MEETING, BUT WILL BE ENTITLED TO EXERCISE DISSENTERS’ RIGHTS IF THEY BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING, IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. AFTER CONVERTING THEIR ADSs AND BECOMING REGISTERED HOLDERS OF CLASS A SHARES, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE CLASS A SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES ACT. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A PUBLICLY TRADED COMPANY IN THE UNITED STATES AND THE ADSs WOULD CONTINUE TO BE LISTED ON NYSE. THE COMPANY’S CLASS A SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS SURRENDERED HIS, HER OR ITS ADSs FOR CANCELLATION TO THE ADS DEPOSITARY IN ORDER TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT CONSUMMATED AND

SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS CLASS A SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WILL NEED TO DEPOSIT HIS, HER OR ITS CLASS A SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (US$0.05 PER ADS ISSUED), APPLICABLE SHARE TRANSFER TAXES (IF ANY), AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.
If you have any questions or need assistance voting your Shares, please contact our Going Private Working Group by email at best-egm@best-inc.com.
The Merger Agreement, the Plan of Merger and the Transactions are described in the accompanying proxy statement. Copies of the Merger Agreement and the Plan of Merger are included as Annex A and Annex B, respectively, to the accompanying proxy statement. We urge you to read the entire accompanying proxy statement carefully.
Notes:
1.
In the case of joint holders, any one of such joint holder may vote, either in person or by proxy (or in the case of corporations, by their duly authorized representatives), in respect of such share as if he, she or it were solely entitled thereto, but if more than one of such joint holders be present at the extraordinary general meeting, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holders.

2.
The instrument appointing a proxy must be in writing under the hand of the appointer or of his or her attorney duly authorized in writing or, if the appointer is a corporation, either under its seal or under the hand of an officer, attorney or other person duly authorized to sign the same.

3.
A proxy need not be a member (registered shareholder) of the Company.

4.
The proxy card must be deposited in the manner set out in the notice of the extraordinary general meeting. A proxy card that is not deposited in the manner permitted will be invalid.

5.
Votes given in accordance with the terms of a proxy card will be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer was received by the Company at 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China, Attention: Coco Chen, at least two hours before the commencement of the extraordinary general meeting, or adjourned meeting at which such proxy is used.

BY ORDER OF THE BOARD OF DIRECTORS,

Shao-Ning Johnny Chou

PROXY STATEMENT
Dated
SUMMARY VOTING INSTRUCTIONS
Ensure that your shares of BEST Inc. can be voted at the extraordinary general meeting by submitting your proxy or contacting your broker, bank or other nominee.
If your shares are registered in the name of a broker, bank or other nominee:   check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares are voted at the extraordinary general meeting.
If your shares are registered in your name:   submit your proxy as soon as possible by signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope, so that your shares can be voted at the extraordinary general meeting in accordance with your instructions.
If you submit your signed proxy card without indicating how you wish to vote, the shares represented by your proxy will be voted in favor of the resolutions to be proposed at the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as your proxy, in which case the shares represented by your proxy will be voted (or not submitted for voting) as your proxy determines.
If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please contact our Going Private Working Group at best-egm@best-inc.com.

SUMMARY TERM SHEET
This “Summary Term Sheet” and the “Questions and Answers About the Extraordinary General Meeting and the Merger” highlight selected information contained in this proxy statement regarding the Merger (as defined below) and may not contain all of the information that may be important to your consideration of the Merger and other transactions contemplated by the Merger Agreement (as defined below) and the Plan of Merger (as defined below) (such transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger, collectively, the “Transactions”). You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the extraordinary general meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in “Where You Can Find More Information” beginning on page 107. In this proxy statement, the terms “the Company”, “us”, “we” or other terms correlative thereto refer to BEST Inc. All references to “dollars”, “US$” and “$” in this proxy statement are to U.S. dollars. All references to “PRC” and “China” are to the People’s Republic of China.
The Parties Involved in the Merger
The Company
The Company is a leading integrated smart supply chain service provider in China. The Company’s multi-sided platform combines integrated logistics and supply chain services, last-mile services, value-added services and proprietary technology infrastructure. The Company’s integrated logistics and supply chain services encompass B2B and B2C supply chain management, less-than-truckload delivery, cross-border supply chain management, Southeast Asia local delivery, and a real-time bidding platform to source truckload capacity. The Company’s last-mile services include online merchandise sourcing and store management for convenience stores as well as B2C services. In addition, the Company provides value-added services to support its ecosystem participants and help them grow. BEST Cloud, the Company’s proprietary technology platform that seamlessly connects its systems with those of its ecosystem participants, is the backbone that powers the Company’s integrated services and solutions.
The Company’s principal executive offices are located at 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China. The Company’s telephone number at this address is +86-571-8899-5656. The Company’s registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.
For a description of the Company’s history, development, business, and organizational structure, please see the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024 (the “Annual Report”), which is incorporated herein by reference. Please see “Where You Can Find More Information” beginning on page 107 for a description of how to obtain a copy of the Company’s Annual Report.
The Company is the issuer of class A ordinary shares, par value US$0.01 per share (each, a “Class A Share”), including the Class A Shares represented by American depositary shares, each representing twenty (20) Class A Shares (each, an “ADS”), class B ordinary shares, par value US$0.01 per share (each, a “Class B Share”) and class C ordinary shares, par value US$0.01 per share (each, a “Class C Share”, together with Class A Share and Class B Share, each a “Share”). The Company is the subject company of the transaction.
Parent
BEST Global Partners (“Parent”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands. Parent was formed solely for the purpose of entering into the Merger Agreement and the related financing and investor agreements and consummating the transactions contemplated by such agreements. The registered office of Parent is located at 190 Elgin Avenue, George Town Grand Cayman KY1-9008 Cayman Islands.

Merger Sub
Phoenix Global Partners (“Merger Sub”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of Parent. Merger Sub was formed by Parent solely for the purpose of entering into the Merger Agreement and consummating the Transactions. The registered office and telephone number of Merger Sub is the same as Parent.
Shao-Ning Johnny Chou
Shao-Ning Johnny Chou (“Mr. Chou”) is a citizen of the United States of America. Mr. Chou has been a director, and the chairman and chief executive officer of the Company since 2007. The business address of Mr. Chou is c/o BEST Inc., 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China.
George Chow
George Chow (“Mr. Chow”) is a citizen of Hong Kong. Mr. Chow has been a director, and the chief strategy and investment officer of the Company since 2017. The business address of Mr. Chow is c/o BEST Inc., 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China.
Denlux Logistics Technology Invest Inc.
Denlux Logistics Technology Invest Inc. (“Denlux”) is a company organized under the laws of the Marshall Islands. Its business address is Trust Company Complex, Ajeltake Road, Ajelake Island, Majuro, Marshall Islands MH96960.
Hong Chen
Hong Chen (“Mr. Chen”) is a citizen of the United States of America. His business address is 14F, Tower Two, China Centre Place, No. 79 Jianguo Road, Chaoyang District, Beijing, China.
Sau Hung Kiu
Sau Hung Kiu (“Ms. Kiu”) is a citizen of the Hong Kong. Her business address is C3 Hillgrove, 18 Cape Dr. Chung Hom Kok, Hong Kong.
Alibaba Investment Limited
Alibaba Investment Limited (“AIL”) is a company organized under the laws of the British Virgin Islands. AIL is a direct wholly-owned subsidiary of Alibaba Group Holding Limited, and principally engages in investment activities on behalf of Alibaba Group Holding Limited. The business address of AIL is c/o Alibaba Group Services Limited, 26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong.
BJ Russell Holdings Limited
BJ Russell Holdings Limited (“BJ Russell”) is a company organized under the laws of the British Virgin Islands. Its business address is Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.
Cainiao Smart Logistics Investment Limited
Cainiao Smart Logistics Investment Limited (“CIL”) is a company organized under the laws of the British Virgin Islands, and is a direct wholly-owned subsidiary of Cainiao Smart Logistics Network Limited. CIL principally engages in investment activities on behalf of Cainiao Smart Logistics Network Limited. The business address of CIL is North Cainiao Post Station, No. 501 Fengxin Road, Yuhang District, Hangzhou, Zhejiang Province, People’s Republic of China 310000.
Shaohan Joe Chou
Shaohan Joe Chou is a citizen of the United States of America. His address is 9 Hawkes Court, Bridgewater NJ 08807-2305, United States of America.

David Hsiaoming Ting
David Hsiaoming Ting is a citizen of the United States of America. His address is 248 Polhemus Ave., Atherton CA 94027, United States of America.
The 2012 MKB Irrevocable Trust
The 2012 MKB Irrevocable Trust is a trust formed under the laws of the State of California, the United States of America. The trustee of the trust is Michael Chang, a citizen of the United States of America, and his address is 26228 Scarff Way, Los Altos Hills CA 94022, United States of America.
Ting Childrens Irrevocable Trust
Ting Childrens Irrevocable Trust is a trust formed under the laws of the State of California, the United States of America. The trustee of the trust is Michael Chang, a citizen of the United States of America, and his address is 26228 Scarff Way, Los Altos Hills CA 94022, United States of America.
Ting Family Trust
Ting Family Trust is a trust formed under the laws of the State of California, the United States of America. The trustees of the trust are David Hsiaoming Ting and Linda Chang Ting. Their address is 248 Polhemus Ave., Atherton CA 94027, United States of America.
Sunshui Hopeson Capital Limited
Sunshui Hopeson Capital Limited (“Sunshui Hopeson”) is a company organized under the laws of the British Virgin Islands. Its business address is Unit 710, 7/F., Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.
IDG-Accel China Capital II L.P.
IDG-Accel China Capital II L.P. (“IDG-Accel”) is a limited partnership organized under the laws of the Cayman Islands with its principal business in investment holding. Its business address is Unit 5505, The Center, 99 Queen’s Road Central, Hong Kong.
IDG-Accel China Capital II Investors L.P.
IDG-Accel China Capital II Investors L.P. (“IDG-Accel Investors”) is a limited partnership organized under the laws of the Cayman Islands with its principal business in investment holding. Its business address is Unit 5505, The Center, 99 Queen’s Road Central, Hong Kong.
IDG-Accel China Capital II Associates L.P.
IDG-Accel China Capital II Associates L.P. is a limited partnership organized under the laws of the Cayman Islands with its principal business in investment holding. Its business address is Unit 5505, The Center, 99 Queen’s Road Central, Hong Kong. It is the general partner of IDG-Accel China Capital II L.P.
IDG-Accel China Capital GP II Associates Ltd.
IDG-Accel China Capital GP II Associates Ltd. is a company organized under the laws of the Cayman Islands with its principal business in investment holding. Its business address is Unit 5505, The Center, 99 Queen’s Road Central, Hong Kong. It is the ultimate general partner of IDG-Accel China Capital II L.P. and IDG-Accel China Capital II Investors L.P.
Michael Chang
Michael Chang is a citizen of the United States of America, and his address is 26228 Scarff Way, Los Altos Hills CA 94022, United States of America.

Linda Chang Ting
Linda Chang Ting is a citizen of the United States of America. Her address is 248 Polhemus Ave., Atherton CA 94027, United States of America.
Shanghai Yihao Stock Equity Investment Fund Partnership Enterprise (Limited Partnership)
Shanghai Yihao Stock Equity Investment Fund Partnership Enterprise (Limited Partnership) is a limited partnership organized under the laws of the People’s Republic of China. Its business address is Unit 710, 7/F., Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.
Junbo Hu
Junbo Hu is a citizen of Hong Kong. His business address is Unit 710, 7/F., Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.
Yanbo Deng
Yanbo Deng is a citizen of the People’s Republic of China. His business address is Unit 710, 7/F., Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.
Genesis Capital Enterprise Inc.
Genesis Capital Enterprise Inc. is a company incorporated under the laws of the British Virgin Islands, with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
Jimei Liu
Jimei Liu is a permanent resident of the United States of America. Ms. Jimei Liu serves as the Company’s senior vice president of human resources and administration. Her business address is BEST Inc., 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China. Her business telephone number is +86-571-88995656-88825.
Peng Chen
Peng Chen is a citizen of the People’s Republic of China. He currently serves as the Company’s vice president of cloudsoft business and general manager of the Company’s software division. His business address is BEST Inc., 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China. His business telephone number is +86-571-88995656.
Mangli Zhang
Mangli Zhang is a permanent resident of the United States of America. She currently serves as the senior vice president and general manager of the Company’s supply chain management service line. Her business address is BEST Inc., 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China. Her business telephone number is +86-571-88995656-88826.
Yanbing Zhang
Yanbing Zhang is a citizen of the People’s Republic of China. He currently serves as the Company’s senior vice president of engineering and the general manager of the Company’s cloud service line. His business address is BEST Inc., 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China. His business telephone number is +86-571-88995656-88830.

Tao Liu
Tao Liu is a citizen of the People’s Republic of China. Mr. Tao Liu serves as the senior vice president and general manager of the Company’s freight service line. His business address is BEST Inc., 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China. His business telephone number is +86-571-88995656.
Xiaoqing Wang
Xiaoqing Wang is a citizen of the People’s Republic of China. Mr. Xiaoqing Wang serves as the vice president and general manager of the Company’s global service line. Prior to that, he had been general manager of our express service line since the end of 2020 and general manager of the Company’s Jiangsu province branch since 2009. His business address is BEST Inc., 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China. His business telephone number is +86-571-88995656.
Lili He
Lili He is a citizen of the People’s Republic of China. Ms. Lili He serves as the vice president of the strategic clients department of the Company. Her business address is BEST Inc., 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China.
Bo Liu
Bo Liu is a permanent resident of the United States of America. His business address is 14662 Franklin Ave. H, Tustin, CA 92780, United States of America. His business telephone number is +1 949 300 8728.
Yidong Xu
Yidong Xu is a citizen of the People’s Republic of China. His business address is Room 2402, Bund International Mansion, Lucheng District, Wenzhou City, Zhejiang Province, People’s Republic of China.
Robert Zhu
Robert Zhu is a citizen of France. His business address is Room 3-210 Cathay View, No. 1 Guantang East Road, Beijing 100102, People’s Republic of China.
Broad Street Principal Investments, L.L.C.
Broad Street Principal Investments, L.L.C. is a limited liability company organized under the laws of the State of Delaware, the United States of America. Its business address is 200 West Street, New York, NY 10282, United States of America.
MBD 2014 Holdings, L.P.
MBD 2014 Holdings, L.P. is a limited partnership organized under the laws of the Cayman Islands. Its business address is 200 West Street, New York, NY 10282, United States of America.
Stone Street 2014 Holdings, L.P.
Stone Street 2014 Holdings, L.P. is a limited partnership organized under the laws of the Cayman Islands. Its business address is 200 West Street, New York, NY 10282, United States of America.
Bridge Street 2014 Holdings, L.P.
Bridge Street 2014 Holdings, L.P. is a limited partnership organized under the laws of the Cayman Islands. Its business address is 200 West Street, New York, NY 10282, United States of America.

The Goldman Sachs Group, Inc.
The Goldman Sachs Group, Inc. (“GS Group”) is a company organized under the laws of the state of Delaware, United States of America. Its business address is 200 West Street, New York, NY 10282, United States of America.
Goldman Sachs & Co. LLC
Goldman Sachs & Co. LLC (“GS & Co.”) is a limited liability company organized under the laws of the state of New York, United States of America. Its business address is 200 West Street, New York, NY 10282, United States of America.
CBLC Investment Limited
CBLC Investment Limited (“CBLC”) is a company incorporated under the laws of the British Virgin Islands, with its registered address at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.
CCAP Best Logistics Holdings Limited
CCAP Best Logistics Holdings Limited is a company incorporated under the laws of the British Virgin Islands, with its registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
CDIB Capital Investment I Limited
CDIB Capital Investment I Limited (“CDIB”) is a company incorporated under the laws of the British Virgin Islands, with its registered address at CITGO B.V.I. LIMITED of Flemming House, P.O. Box 662, Wickhams Cay, Road Town, Tortola, VG1110 British Virgin Islands.
KGI Financial Holding Co., Ltd.
KGI Financial Holding Co., Ltd. (formerly known as China Development Financial Holding Corporation) (“KGI Financial”) is a company organized under the laws of Taiwan. Its business address is No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.
Citron PE Funds II Limited
Citron PE Funds II Limited is a company organized under the laws of the Cayman Islands. Its business address is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
Shanghai Guangshi Investment Center (Limited Partnership)
Shanghai Guangshi Investment Center (Limited Partnership) is a limited partnership organized under the laws of the PRC. Its business address is Room 368, Part 302, 211 North Futer Road, China (Shanghai) Pilot Free Trade Zone.
Everbright (Tianjin) Industrial Investment Fund Management Co., Ltd.
Everbright (Tianjin) Industrial Investment Fund Management Co., Ltd. is a company organized under the laws of the PRC. Its business address is No. 83, Qiwei Road, Dawangzhuang, East District (Room 604, 6th Floor, Section C), Tianjin, the PRC. It is the general partner of Shanghai Guangshi Investment Center (Limited Partnership).
Throughout this proxy statement, each of Mr. Chou, Mr. Chow, Denlux, Mr. Chen and Ms. Kiu is referred to herein as an “Initial Sponsor” and collectively, the “Initial Sponsors.” The 2012 MKB Irrevocable Trust is referred to herein as the “Other Sponsor” and, together with the Initial Sponsors, the “Sponsors.” Each of Mr. Chou, Mr. Chow, AIL, BJ Russell, CIL, Shaohan Joe Chou, David Hsiaoming Ting, The 2012 MKB Irrevocable Trust, Ting Childrens Irrevocable Trust, Ting Family Trust, Sunshui Hopeson, IDG-Accel,

and IDG-Accel Investors is referred to herein as an “Initial Rollover Shareholder” and collectively, the “Initial Rollover Shareholders.” Each of Broad Street Principal Investments, L.L.C., MBD 2014 Holdings, L.P., Stone Street 2014 Holdings, L.P., Bridge Street 2014 Holdings, L.P., Peng Chen, Jimei Liu, Mangli Zhang, Yanbing Zhang, Tao Liu, Xiaoqing Wang, Lili He, Bo Liu, CCAP Best Logistics Holdings Limited, CDIB, CBLC, Yidong Xu, Robert Zhu, Shanghai Guangshi Investment Center (Limited Partnership), and Genesis Capital Enterprise Inc. is referred to herein as an “Other Rollover Shareholder” and collectively, the “Other Rollover Shareholders,” together with the Initial Rollover Shareholders, the “Rollover Shareholders.” Parent, Merger Sub, the Sponsors, the Rollover Shareholders, and (a) IDG-Accel China Capital II Associates L.P., (b) IDG-Accel China Capital GP II Associates Ltd., (c) Michael Chang, (d) Linda Chang Ting, (e) Shanghai Yihao Stock Equity Investment Fund Partnership Enterprise (Limited Partnership), (f) Hu Junbo, (g) Deng Yanbo, (h) The Goldman Sachs Group, Inc., (i) Goldman Sachs & Co. LLC, (j) KGI Financial Holding Co., Ltd., (k) Citron PE Funds II Limited, and (l) Everbright (Tianjin) Industrial Investment Fund Management Co., Ltd. are referred to herein as the “Buyer Group” and each of them as a “Buyer Group Member”.
During the last five years, none of the persons referred to above under the heading “The Parties Involved in the Merger”, and their directors and executive officers as listed in Annex E of this proxy statement has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) except as set forth below, a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
On October 22, 2020, GS Group entered into an order instituting cease and desist proceedings with the SEC, which alleged GS Group failed to reasonably maintain a sufficient system of internal accounting controls between 2012 and 2015 with respect to the process by which it reviewed and approved the commitment of firm capital in large, significant and complex transitions, such as the three bond offerings for 1Malaysia Development Berhad (“1MDB”), and that documentation prepared in connection with the 1MDB transactions did not accurately reflect certain aspects of the bond offerings, including the involvement of a third party intermediary in the offerings. GS Group has agreed to pay a civil money penalty in the amount of $400,000,000 and disgorgement of $606,300,000.
On September 27, 2022, the SEC entered an order in which it settled charges against GS & Co. for violating certain recordkeeping and supervisory provisions of the Exchange Act by failing to maintain or preserve certain written business communications that were conducted on unapproved communication methods and failing to implement its policies and procedures that prohibit such communications. GS & Co. has agreed to pay a civil monetary penalty in the amount of $125,000,000 to the SEC in connection with these charges. Also on September 27, 2022, the Commodity Futures Trading Commission (the “CFTC”) issued an order filing and settling charges with GS & Co. for failing to maintain, preserve or produce records that were required to be kept under CFTC recordkeeping requirements and failing to diligently supervise matters related to its business as a CFTC registrant. GS & Co. has agreed to pay a civil monetary penalty of $75,000,000 to the CFTC.
On September 22, 2023, GS & Co. entered into a settlement with the SEC to resolve charges that, from November 2012 through March 2022, GS & Co. submitted at least 22,192 blue sheets to the SEC that inaccurately reported one or more of 43 separate types of issues that impacted its electronic blue sheets reporting. Under the SEC settlement, GS & Co. agreed to pay $6 million to the SEC and to cease and desist from violating recordkeeping provisions of the Exchange Act and SEC regulations. On the same day, GS & Co. entered into a settlement with Financial Industry Regulatory Authority (“FINRA”) to resolve similar charges. Under the FINRA settlement, GS & Co. consented to a censure and paid a fine of $6 million.
The Merger (Page 76)
You are being asked to vote to authorize and approve the Agreement and Plan of Merger dated as of June 19, 2024 among the Company, Parent and Merger Sub (the “Merger Agreement”), and the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) in connection with the Merger (the “Plan of Merger”), pursuant to which, once the Merger Agreement and the Plan of Merger are approved and authorized by the requisite vote of the shareholders of the Company and the other conditions to the completion of the transactions contemplated by the Merger

Agreement and the Plan of Merger are satisfied or waived in accordance with the terms of the Merger Agreement and the Plan of Merger, Merger Sub will be merged with and into the Company and cease to exist (the “Merger”), with the Company continuing as the surviving company (the “Surviving Company”).
The Surviving Company will be wholly owned by Parent, and will continue to do business under the name “BEST Inc.” following the Merger. Copies of the Merger Agreement and the form of the Plan of Merger are attached as Annex A and Annex B, respectively, to this proxy statement. You should read the Merger Agreement and the Plan of Merger in their entirety because they, and not this proxy statement, are the legal documents that govern the Merger.
Merger Consideration (Page 76)
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share of the Company (not represented by ADS), issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares (as defined below) and Dissenting Shares (as defined below) will be cancelled in exchange for the right to receive US$0.144 in cash per Share without interest and net of any applicable withholding taxes (the “Per Share Merger Consideration”) and each ADS issued and outstanding immediately prior to the Effective Time, other than ADSs representing the Excluded Shares, if any, will represent the right to receive US$2.88 in cash per ADS, without interest and net of any applicable withholding taxes and fees and expenses provided under the Deposit Agreement (the “Per ADS Merger Consideration”). Notwithstanding the foregoing, if the Merger is completed, the following Shares will be cancelled and cease to exist at the Effective Time but will not entitle the holders thereof to receive the consideration described in the immediately preceding sentence:
(a)
(i) 104,008,540 Class A Shares (including Shares represented by ADSs), 94,075,249 Class B Shares and 47,790,698 Class C Shares beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act, but excluding, for purpose of this calculation, the Class A Shares they may acquire through the exercise or vesting of Company Options and/or Company RSU Awards (each as defined below) within 60 days of the date of the accompanying proxy statement) by the Initial Rollover Shareholders as of June 19, 2024 and by Other Rollover Shareholders as of October 11, 2024 (collectively, the “Rollover Shares”), which will be cancelled and cease to exist without payment of consideration from the Company but will be exchanged for newly issued shares of Parent as contemplated by and in accordance with the Rollover and Contribution Agreement, dated June 19, 2024 and entered into among Parent and the Initial Rollover Shareholders, which was joined by Other Rollover Shareholders on October 11, 2024 by way of delivering joinder agreements (the “Rollover Agreement”), (ii) Shares (including Shares represented by ADSs) held by Parent, the Company or any of their respective subsidiaries, and (iii) Shares (including Shares represented by ADSs) held by the ADS Depositary and reserved for issuance, settlement and allocation upon exercise or vesting of Company Options and/or Company RSU Awards (each as defined below) granted pursuant to 2008 Equity and Performance Incentive Plan and 2017 Equity Incentive Plan (collectively, the “Company Share Plans”), in each case for (ii) and (iii), issued and outstanding immediately prior to the Effective Time, which will be cancelled and cease to exist at the Effective Time without payment of any consideration or distribution therefor (such Shares in (i), (ii) and (iii) collectively, the “Excluded Shares”); and

(b)
Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger, or dissenter rights, pursuant to Section 238 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) (collectively, the “Dissenting Shares”, and holders of the Dissenting Shares collectively, the “Dissenting Shareholders”) will be cancelled and cease to exist at the Effective Time and the Dissenting Shareholders will not be entitled to receive the Per Share Merger Consideration and will be entitled to receive only the payment of the fair value of their Dissenting Shares as determined by the Grand Court of the Cayman Islands (the “Grand Court”) pursuant to Section 238 of the Cayman Islands Companies Act.

Treatment of Company Share Awards (Page 77)
In addition to the foregoing, at the Effective Time, the Company will provide for the treatment of (i) each vested or unvested option granted under the Company Share Plans to a current employee (as of the Effective

Time) of the Company or a subsidiary of the Company or each vested option granted under Company Share Plans to a person set forth in the Merger Agreement (a “Qualified Company Option”), (ii) each unvested RSU award granted under Company Share Plans to a current employee (as of the Effective Time) of the Company or a subsidiary of the Company (a “Qualified Company RSU Award”), (iii) each vested or unvested option of the Company granted under Company Share Plans that is not a Qualified Company Option (a “Non-qualified Company Option,” together with Qualified Company Options, “Company Options”), and (iv) each unvested RSU award that is not a Qualified Company RSU Award (a “Non-qualified Company RSU Award,” together with Qualified Company RSU Award, “Company RSU Awards”), as described below.
At the Effective Time, (A) each vested Non-qualified Company Option will be cancelled and immediately converted into the right to receive in exchange for an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Non-qualified Company Option; provided that if the exercise price of any such vested Non-qualified Company Option is equal to or greater than the Per Share Merger Consideration, such Non-qualified Company Option will be cancelled without any payment therefor, (B) each unvested Non-qualified Company Option will be canceled without any payment therefor, (C) each Non-qualified Company RSU Award will be cancelled without any payment therefor, and (D) each Qualified Company Option will be cancelled and immediately converted into the right to receive in exchange for an award of option to purchase (i) the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company Option immediately prior to the Effective Time (ii) at a per-share exercise price equal to the exercise price of such Qualified Company Option immediately prior to the Effective Time (such award, a “Parent Option”), provided that the number of Parent’s class A ordinary shares subject to such Parent Option and/or the exercise price of such Parent Option may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company Options, and (E) each Qualified Company RSU Award will be cancelled and immediately converted into the right to receive in exchange for an award of Parent’s restricted share units to acquire the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company RSU Award immediately prior to the Effective Time (such award, a “Parent RSU Award”), provided that the number of Parent’s class A ordinary shares subject to such Parent RSU Award may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company RSU Awards.
Dissenters’ Rights of Shareholders and ADS Holders (Page 93)
Shareholders who elect to dissent from the Merger will have the right to receive payment of the fair value of their Dissenting Shares as determined by the Grand Court pursuant to Section 238 of the Cayman Islands Companies Act if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Act for the exercise of dissenters’ rights, which is attached as Annex D to this proxy statement. The fair value of your Class A Shares as determined by the Grand Court under the Cayman Islands Companies Act could be more than, the same as, or less than the Per Share Merger Consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Dissenting Shares.
ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND SEEK APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE CLASS A SHARES UNDERLYING THEIR ADSs AS DETERMINED BY THE GRAND COURT. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS FOR AND ON BEHALF OF THE ADS HOLDERS WITH RESPECT TO ANY OF THE CLASS A SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST, BEFORE 5:00 P.M. (NEW YORK CITY TIME) ON          , 2024, SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, AND PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING CLASS A SHARES IN THE COMPANY’S REGISTER OF MEMBERS, AND CERTIFY THAT THEY EITHER

(I) BENEFICIALLY OWNED THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THE ADSs BEING CANCELLED (OR HAVE CANCELLED ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN), OR HAVE GIVEN VOTING INSTRUCTIONS TO THE ADS DEPOSITARY AS TO THE ADSs BEING CANCELLED BUT UNDERTAKES NOT TO VOTE THE CORRESPONDING SHARES AT THE EXTRAORDINARY GENERAL MEETING, OR (II) DID NOT BENEFICIALLY OWN THE RELEVANT ADSs AS OF THE ADS RECORD DATE AND UNDERTAKE NOT TO VOTE THE CORRESPONDING SHARES AT THE EXTRAORDINARY GENERAL MEETING, AND BECOME REGISTERED HOLDERS OF SHARES BY          IN THE CAYMAN ISLANDS ON THE SHARE RECORD DATE. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES ACT.
We encourage you to read the section of this proxy statement entitled “Dissenters’ Rights” beginning on page 93 as well as “Annex D — Cayman Islands Companies Act (As Revised) — Section 238” to this proxy statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenters’ rights.
Purposes and Effects of the Merger (Page 48)
The purpose of the Merger is to enable Parent to acquire 100% ownership and control of the Company in a transaction in which the Company’s shareholders and ADS holders, other than holders of the Excluded Shares and Dissenting Shares, will be cashed out in exchange for the Per Share Merger Consideration or the Per ADS Merger Consideration, as applicable, so that Parent will bear the rewards and risks of the ownership of the Company after the Merger, including any future earnings and growth of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses. See “Special Factors — Purposes of and Reasons for the Merger” beginning on page 48 for additional information.
The ADSs are currently listed on the New York Stock Exchange (“NYSE”) under the symbol “BEST”. Following the consummation of the Merger, the Company will cease to be a publicly traded company and will be a privately held company wholly owned by Parent. Following the completion of the Merger, the ADSs will no longer be listed on any securities exchange or quotation system, including NYSE. See “Special Factors — Effects of the Merger on the Company” beginning on page 49 for additional information.
Plans for the Company after the Merger (Page 53)
Parent anticipates that the Company’s operations will, after the Effective Time, be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent. Please see “Special Factors — Plans for the Company after the Merger” beginning on page 53 for additional information.
Subsequent to the completion of the Merger, and following the completion of the anticipated deregistration of the Company’s ordinary shares and the ADSs, the delisting from the NYSE and the termination of the Company’s reporting obligations under the Exchange Act, the Company will no longer be subject to the Exchange Act or the compliance and reporting requirements of the NYSE and the related direct and indirect costs and expenses, and therefore may experience positive effects on profitability as a result of the elimination of such costs and expenses.
Recommendation of the Special Committee and the Board (Page 30)
The special committee of the board of directors of the Company (the “Board”), composed solely of independent and disinterested directors (the “Special Committee”), reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Special Committee, after consultation with its financial advisor and legal counsel and due consideration, unanimously (i) determined that the terms of the Merger Agreement and the Plan of Merger and the proposed Transactions are fair to, and in the best interests of, the Company and the unaffiliated security holders (as such term is defined in Rule 13e-3 of the Exchange Act, the “Unaffiliated Security Holders”), and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger and the consummation of the Transactions and (ii) recommended the approval and authorization of the Merger Agreement and the Plan of Merger substantially in the form presented to the Special Committee, and recommended the approval of the consummation of the Transactions by the shareholders of the Company, and unanimously recommended such to the Board and its audit committee and compensation committee.
The Board (other than Mr. Chou, Chen Shen, former director Xiao Hu and Mr. Chow, who voluntarily abstained from the vote due to affiliation with the Buyer Group), acting upon the unanimous recommendation of the Special Committee, at a duly held meeting, has (i) determined that the terms of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to and in the best interests of the Company and the Unaffiliated Security Holders, and it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and to consummate the Transactions, (ii) resolved that the execution, delivery and performance of the Merger Agreement and the Plan of Merger and the consummation of the Transactions contemplated thereby be and each of them was, authorized and approved, and (iii) resolved to direct that the Merger Agreement, the Plan of Merger and the Transactions be submitted to the shareholders of the Company for their approval and authorization at an extraordinary general meeting of the Company’s shareholders, with the recommendation of the Board that the shareholders of the Company authorize and approve the Merger Agreement, the Plan of Merger and the Transactions.
ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE AND APPROVE THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE CONSUMMATION OF THE TRANSACTIONS, INCLUDING THE MERGER, FOR THE PROPOSAL TO AUTHORIZE EACH DIRECTOR OF THE COMPANY TO DO ALL THINGS NECESSARY TO GIVE EFFECT TO THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE CONSUMMATION OF THE TRANSACTIONS, INCLUDING THE MERGER, AND FOR THE PROPOSAL TO ADJOURN THE EXTRAORDINARY GENERAL MEETING IN ORDER TO ALLOW THE COMPANY TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT PROXIES RECEIVED AT THE TIME OF THE EXTRAORDINARY GENERAL MEETING TO PASS THE SPECIAL RESOLUTIONS TO BE PROPOSED AT THE EXTRAORDINARY GENERAL MEETING.
For a detailed discussion of the material factors considered by the Special Committee and the Board in determining to recommend the approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and in determining that the Merger is fair to and in the best interests of the Company and the Unaffiliated Security Holders, see “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 30 and “Special Factors — Effects of the Merger on the Company — Primary Benefits and Detriments of the Merger” beginning on page 51. The foregoing summary is qualified in its entirety by reference to these sections.
Position of the Buyer Group as to the Fairness of the Merger (Page 36)
The Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Buyer Group as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder or holder of ADSs of the Company as to how that shareholder or holder of ADSs should vote on the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Buyer Group has interests in the Merger that are different from, and/or in addition to, those of the other shareholders or holders of ADSs of the Company by virtue of its continuing interests in the Surviving Company after the completion of the Merger. These interests are described under the section entitled “Special Factors — Interests of Certain Persons in the Merger — Interests of the Buyer Group” beginning on page 56.
The Buyer Group believes that the Merger is both substantively and procedurally fair to the Unaffiliated Security Holders. The Buyer Group’s belief is based upon the factors discussed under the section entitled “Special Factors — Position of the Buyer Group as to the Fairness of the Merger” beginning on page 36.
Financing of the Merger (Page 55)
The Company and the Buyer Group estimate that the total amount of funds necessary to complete the Merger and related transactions and pay related fees and expenses will be approximately US$26.1 million

(assuming no exercise of dissenters’ rights by shareholders of the Company). This amount includes the merger consideration to be paid to the Company’s shareholders and ADS holders (other than with respect to any Rollover Shares), as well as the fees and expenses in connection with the Merger and related transactions. In calculating this amount, the Company and the Buyer Group did not consider the value of the Rollover Shares, which will be canceled for no consideration from the Company pursuant to the Merger Agreement.
The Buyer Group expects to fund this amount through cash contributions from Mr. Chou, Mr. Chow, Denlux, Mr. Chen, Ms. Kiu and The 2012 MKB Irrevocable Trust pursuant to their respective Equity Commitment Letters as currently in effect, under which, subject to the terms and conditions thereof, the foregoing persons will provide equity financing in an aggregate amount of approximately US$18.8 million to Parent to complete the Merger, and from payment by the Surviving Company of the Buyer Group’s fees and expenses incurred in connection with the Merger and related transactions. Please see “Special Factors — Financing of the Merger” beginning on page 55 for additional information.
Rollover Agreement (Page 56)
On June 19, 2024, Parent and the Initial Rollover Shareholders entered into the Rollover and Contribution Agreement, which was joined by Other Rollover Shareholders on October 11, 2024 by way of delivering joinder agreements (the “Rollover Agreement”). Pursuant to the Rollover Agreement, among others, (i) each Rollover Shareholder irrevocably agreed and elected to contribute, assign and deliver his/her/its Rollover Shares in exchange for the subscription for newly issued shares of Parent immediately prior to the completion of the Merger; (ii) Parent agreed to issue such shares to such Rollover Shareholder or his/her/its designated affiliate in the amount set forth in the Rollover Agreement; and (iii) each Rollover Shareholder agreed and acknowledged that the issuance of such shares as provided in the preceding sentence constitutes complete satisfaction of all obligations towards or sums due to such Rollover Shareholder by Parent with respect to the rollover of the Rollover Shares held by him/her/it, and upon the issuance, each Rollover Shareholder shall have no right to the Merger Consideration (as defined in the Merger Agreement) with respect to the Rollover Shares.
Interim Consortium Agreement (Page 56)
On June 19, 2024, Parent, Merger Sub, the Initial Sponsors, and the Initial Rollover Shareholders entered into an Interim Consortium Agreement, which was joined by the Other Sponsor and the Other Rollover Shareholders on October 11, 2024 by way of delivering joinder agreements (the “Interim Consortium Agreement”). Pursuant to the Interim Consortium Agreement, the parties thereto agreed to certain terms and conditions that will govern the actions of such parties and the relationships among such parties with respect to the Merger during the period prior to and including the Effective Time, including, among other things and subject to certain limitations or exceptions therein, (i) the mechanism for the Buyer Group to make decisions relating to the Merger Agreement, (ii) the mechanism for admitting additional investors to the Buyer Group, (iii) certain fees and expense sharing arrangements among the Buyer Group Members, and (iv) the obligations of the Rollover Shareholders to vote in favor of the approval and authorization of the Merger Agreement and transactions contemplated thereunder.
Opinion of the Special Committee’s Financial Advisor (Page 40)
Pursuant to an engagement letter dated November 16, 2023 (the “Kroll Engagement Letter”), the Special Committee engaged Kroll, LLC (“Kroll”), operating through its Duff & Phelps Opinions Practice, to serve as its independent financial advisor and to provide a fairness opinion in connection with the Merger. On June 19, 2024, Kroll rendered its oral opinion (which was subsequently confirmed in writing by the delivery of Kroll’s written opinion, dated as of June 19, 2024, addressed to the Special Committee) to the Special Committee, to the effect that, as of that date and based upon and subject to the procedures followed, assumptions made, factors and matters considered and qualifications and limitations on the review undertaken by Kroll as set forth in its opinion, the Per Share Merger Consideration to be received by the holders of Shares (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares) in the Merger, were fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular holder of Shares or ADSs other than in their capacity as holders of Shares or ADSs).

The opinion of Kroll was addressed to the Special Committee and only addressed the fairness from a financial point of view of the Per Share Merger Consideration to be received by holders of Shares (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by holders of ADSs (other than ADSs representing the Excluded Shares) in the Merger, and does not address any other aspect or implication of the Merger. The summary of the opinion of Kroll in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, factors and matters considered and qualifications and limitations on the review undertaken by Kroll in preparing its opinion. We encourage holders of Shares and ADSs to read carefully the full text of the written opinion of Kroll. However, the opinion of Kroll, the summary of the opinion and the related analyses set forth in this proxy statement are not intended to be, and do not constitute, advice or a recommendation to any shareholder or holder of ADSs, of the Company as to how to act or vote with respect to the Merger or any other matter.
See “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 40 for additional information.
Interests of Certain Persons in the Merger (Page 57)
In considering the recommendation of the Special Committee and the Board, the Company’s shareholders should be aware that certain of the Company’s directors and executive officers have interests in the Transactions that are different from, and/or in addition to, the interests of the Company’s shareholders and ADS holders generally. These interests include:
•
the beneficial ownership of equity interests in Parent by Mr. Chou, Mr. Chow and certain other executive officers who are Rollover Shareholders as a result of the Merger (if approved and consummated);

•
the potential enhancement or decline of the share value of the Surviving Company, of which Mr. Chou, Mr. Chow and certain other executive officers who are Rollover Shareholders will have beneficial ownership as a result of the completion of the Merger, and future performance of the Surviving Company;

•
the assumption by the Surviving Company of outstanding Company Options and Company RSU Awards held by certain executive officers of the Company, as a result of which such executive officers will continue to hold an equity interest in the Surviving Company and be able to enjoy the benefits from future earnings and growth of the Surviving Company after the completion of the Merger;

•
continued indemnification rights which will continue to be provided to the existing directors and officers of the Company following the completion of the Merger;

•
affiliation of certain directors of the Company with AIL; and

•
the expected continuation of service of the executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements with the Surviving Company.

As of the date of this proxy statement, the directors and executive officers of the Company hold an aggregate of 13,658,587 Class A Shares, nil Class B Share, 47,790,698 Class C Shares, and 471,000 Company Options or Company RSU Awards that are exercisable or will be vested within 60 days after the date of this proxy statement.
The Special Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters. See “Special Factors — Interests of Certain Persons in the Merger” beginning on page 56 for additional information.
Conditions to the Merger (Page 89)
The obligations of each party to effect the Merger are subject to the satisfaction or waiver (if permitted by law) of the following conditions:

•
the approval of the Company’s shareholders shall have been obtained in accordance with the Cayman Islands Companies Act and the Company’s memorandum and articles of association;

•
No governmental entity of competent jurisdiction (in a jurisdiction material to the business of the Company or Parent) shall have issued, promulgated, enforced or entered any order that is in effect and enjoins or prohibits the consummation of the Transactions, or imposes a non-required remedy; and

•
The consent of each holder of a fixed or floating security interest of the Company (if any) to the Merger shall have been obtained.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of the Company set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Time (other than certain representations and warranties that speak as of a specific date), either in all material respects, in all respects (except for de minimis inaccuracies in certain cases) or except where any failures of any such representations and warranties to be true and correct have not had and would not reasonably be expected to have, a Material Adverse Effect (as defined below), as applicable;

•
the Company shall have performed or complied in all material respects with all agreements or obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•
no Material Adverse Effect shall have occurred that is continuing;

•
the aggregate amount of the Dissenting Shares shall have been no more than 7.5% of total outstanding Shares of the Company; and

•
the Company shall have delivered to Parent a certificate, dated as of the closing date, certifying to the satisfaction of the foregoing conditions.

The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Time (other than certain representations and warranties that speak as of a specific date), except where any failures of any such representations and warranties to be true and correct would not and would not reasonably to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a duly authorized executive officer of Parent and Merger Sub to the foregoing effect; and

•
Parent and Merger Sub shall have performed or complied in all material respects with all agreements and obligations required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a duly authorized executive officer of Parent and Merger Sub certifying to the satisfaction of the foregoing condition.

Termination of the Merger Agreement (Page 90)
The Merger Agreement may be terminated and the Merger and the other transactions contemplated by the Merger Agreement and Plan of Merger may be abandoned, at any time prior to the Effective Time, as follows:
•
by mutual written consent of the Company (acting upon the recommendation of the Special Committee) and Parent;

•
by either Parent or the Company (acting upon the recommendation of the Special Committee), if there has been a breach or failure to perform by the other party or parties of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach or failure would result in certain conditions precedent not being satisfied, and such breach is not curable prior to the Outside Date (as defined below), or if curable prior to the Outside Date, has not been cured within the earlier of (x) thirty (30) calendar days after the receipt of written notice thereof by the defaulting party from the non-defaulting party, or (y) three (3) business days before the Outside Date; provided, however, that the Merger Agreement may not be terminated pursuant to this provision by any party if such party is in material breach of the Merger Agreement;
•
by either Parent or the Company, if the Effective Time shall not have occurred by the Outside Date; provided, however, that the right to so terminate the Merger Agreement shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement in any manner shall have been the primary cause of the Effective Time not occurring on or prior to the Outside Date;

•
by Parent at any time prior to the receipt of the approval of the Company’s shareholders (including holders of the ADSs), if a change of recommendation shall have occurred;

•
by the Company at any time prior to the receipt of the approval of the Company’s shareholders (including holders of the ADSs), if (i) the Company’s Board (acting upon the recommendation of the Special Committee) shall have effected a change of recommendation in light of a Superior Proposal (as defined below) and authorized the Company to enter into an Alternative Acquisition Agreement (as defined below) effecting such Superior Proposal and (ii) the Company concurrently with, or immediately after, the termination of the Merger Agreement enters into such Alternative Acquisition Agreement; provided, that the Company shall not be entitled to terminate the Merger Agreement pursuant to this provision unless the Company has complied in all material respects with the requirements with respect to such Superior Proposal and Alternative Acquisition Agreement;

•
by either the Company or Parent if a governmental entity of competent jurisdiction shall have issued a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or other Transactions; provided, however, that the party seeking to terminate the Merger Agreement pursuant to this provision shall have used reasonable best efforts to prevent the entry of and to remove such order provided, further, that the right to terminate the Merger Agreement pursuant to this provision shall not be available to any party whose failure to comply with any provision of the Merger Agreement has been the primary cause of such order;

•
by either the Company or Parent, if the approval of the Company’s shareholders (including holders of the ADSs) shall not have been obtained after the final adjournment of the Shareholder Meeting at which a vote on such approval was taken, provided that Parent may not terminate the Merger Agreement pursuant to this provision if such failure to obtain the approval of the Company’s shareholders (including holders of the ADSs) is a result of a breach of Parent or Merger Sub of the Merger Agreement or a breach by any Rollover Shareholder of the Interim Consortium Agreement;

•
by the Company if (i) all of the conditions to closing for the obligations of Parent and Merger Sub to consummate the Merger have been satisfied (other than those conditions that are to be satisfied at the closing), (ii) the Company has irrevocably confirmed by written notice to Parent that all conditions to closing for the obligations of the Company have been satisfied, or that it is willing to waive any unsatisfied condition, and that the Company is ready, willing and able to complete the Merger, and (iii) Parent shall have failed to effect the closing within ten (10) business days following its receipt of the written notice from the Company; or

•
by the Company at any time prior to the receipt of the approval of the Company’s shareholders (including holders of the ADSs) if the Company’s Board (acting upon the recommendation of the Special Committee) shall have effected a change of recommendation in light of an Intervening Event (as defined in the Merger Agreement).

U.S. Federal Income Tax Considerations (Page 61)
The receipt of cash by a U.S. Holder (as defined below) in exchange for its Shares and/or ADSs pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. As indicated in its Annual Report, the Company believes that it was a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for its 2023 taxable year. Similarly, the Company believes that it was a PFIC for

U.S. federal income tax purposes for its 2022 taxable year and that there was a significant risk that it was a PFIC for U.S. federal income tax purposes for its 2021 taxable year, as indicated on its prior annual reports on Form 20-F for the fiscal years ended December 31, 2022 and 2021, respectively (such prior annual reports, together with the Annual Report, the “Prior Annual Reports”). Moreover, the Company anticipates that it will be a PFIC for its 2024 taxable year and in future taxable years, which may result in adverse U.S. federal income tax consequences to U.S. investors, including increased tax liability on gains on the disposition of the Shares and/or ADSs pursuant to the Merger and additional reporting requirements. For a discussion of the U.S. federal income tax consequences of the Merger, including the applicable PFIC rules, see “Special Factors — U.S. Federal Income Tax Considerations” beginning on page 61. Each U.S. Holder should consult its own tax advisor for a full understanding of the U.S. federal, state, local, non-U.S., and other tax consequences of the Merger to it and of the application of the PFIC rules.
PRC Income Tax Consequences (Page 64)
The Company does not believe that it is a “resident enterprise” defined and regulated by the PRC Enterprise Income Tax Law or that the gains recognized on the receipt of cash for the Shares or ADSs by non-PRC tax resident holders should otherwise be subject to PRC income tax. However, there has not been a definitive determination of the Company’s status by the PRC tax authorities. If the PRC tax authorities were to determine that the Company should be considered a resident enterprise, then gains recognized on the receipt of cash for the Shares or ADSs pursuant to the Merger by our shareholders or ADS holders who are not PRC residents could be treated as PRC-sourced income that would be subject to PRC income tax at a rate of 10% in the case of enterprises or 20% in the case of individuals (subject to applicable tax treaty relief, if any), and even in the event that the Company is not considered a resident enterprise, gains recognized on the receipt of cash for the Shares or ADSs will be subject to PRC tax if the holders of such Shares or ADSs are PRC residents. It is unclear whether in practice non-PRC tax resident holders of our Shares or ADSs will be able to obtain the benefits of any applicable tax treaty relief if the Company is considered a resident enterprise for PRC tax purposes. The Company does not believe that the Merger is without reasonable commercial purpose for purposes of Bulletin 37 (as defined below) and Bulletin 7 (as defined below), and, as a result, the Company will not withhold any PRC tax under Bulletin 7 and Bulletin 37 from the Merger consideration to be paid to the holders of Shares or ADSs. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences. Please see “Special Factors — PRC Income Tax Consequences” beginning on page 64 for additional information.
Cayman Islands Tax Consequences (Page 66)
The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for the Shares and ADSs under the terms of the Merger Agreement. This is subject to the qualification that (a) Cayman Islands stamp duty may be payable if any transaction documents are brought into or executed or produced before a court in the Cayman Islands, (b) registration fees will be payable to the Cayman Registrar to register the Plan of Merger, and any consequential changes to the authorized share capital of the Company and amendments to its memorandum and articles of association, and (c) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette.
Regulatory Matters (Page 61)
The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with effecting the Merger other than (a) the approvals, filings or notices required under the federal securities laws and applicable listing rules of NYSE, (b) the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Islands Companies Act) with the Cayman Registrar and, in the event the Merger becomes effective, a copy of the Certificate of Merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of the Merger being published in the Cayman Islands Government Gazette, and (c) filing, permits, authorizations, consents and approvals as may be required under any applicable PRC laws.

Litigation Related to the Merger (Page 60)
We are not aware of any lawsuit that challenges the Merger, the Merger Agreement or the Transactions.
Accounting Treatment of the Merger (Page 60)
The Merger is expected to be accounted for as a business combination by Parent in accordance with Accounting Standards Codification 805 “Business Combinations”, initially at the fair value of the Company as of the date of the closing of the Merger, which is the date of the acquisition.

QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING AND
THE MERGER
The following questions and answers address briefly some questions you may have regarding the extraordinary general meeting and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:
When and where will the extraordinary general meeting be held?

A:
The extraordinary general meeting will take place on            , at        a.m. (Beijing Time) at 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China.

Q:
What am I being asked to vote on?

A:
You will be asked to consider and vote on the following proposals:

•
as a special resolution, that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be authorized and approved;

•
as an ordinary resolution, that each of the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger; and

•
if necessary, as an ordinary resolution, that the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Q:
What is the Merger?

A:
The Merger is a going private transaction pursuant to which Parent will acquire the Company. Once the Merger Agreement and the Plan of Merger are approved and authorized by the Company’s shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company and cease to exist, with the Company continuing as the Surviving Company after the Merger. If the Merger is consummated, the Company will continue its operations as a privately held company beneficially owned by Parent and, as a result of the Merger, the ADSs will no longer be listed on NYSE.

Q:
When do you expect the Merger to be completed?

A:
We are working toward consummating the Merger as soon as possible and currently expect the Merger to consummate during the first quarter of 2025, after all conditions to the Merger have been satisfied or waived.

Q:
How does the Board recommend that I vote on the proposals?

A:
After careful consideration, and upon the unanimous recommendation of the Special Committee, the Board recommends you to vote:

•
FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger;

•
FOR the proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger; and

•
FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Q:
What vote of the Company’s shareholders is required to authorize and approve the Merger Agreement and the Plan of Merger?

A:
An affirmative vote of holders of Shares (including Class A Shares represented by ADSs) representing at least two-thirds of the votes cast by such holders as, being entitled to do so, voting in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting of the Company or any adjournment thereof is required to authorize and approve the Merger Agreement and the Plan of Merger, and the consummation of the Transactions.

Pursuant to the Interim Consortium Agreement, each Buyer Group Member, to the extent applicable, has agreed to vote all of the Shares it/he/she owned as of the date thereof and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Buyer Group Member after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, which, as of the date of this proxy statement, collectively represent approximately 96.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise or vesting of Company Options and/or Company RSU Awards within 60 days of the date of this proxy statement).
Q:
What vote of the Company’s shareholders is required to approve the proposal to adjourn the extraordinary general meeting, if necessary, to solicit additional proxies?

A:
An affirmative vote of holders of Shares (including Class A Shares represented by ADSs) representing a simple majority of the votes cast by such holders as, being entitled to do so, voting in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting is required.

Q:
How do I vote if my Shares are registered in my name?

A:
If Shares are registered in your name as of 5:00 p.m. New York City time on         (the “Share Record Date”), you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the accompanying return envelope as soon as possible so that it is received by the Company no later than        a.m. (Beijing Time),         , which is the deadline to lodge your proxy card for it to be valid, so that your Shares may be represented and voted at the extraordinary general meeting.

Alternatively, you can attend the extraordinary general meeting and vote in person. If your Shares are held by your broker, bank or other nominee, please see below for additional information.
Q: How do I vote if I own ADSs?
A:
If you own ADSs as of the close of business in New York City on the ADS Record Date, you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS Depositary (as the holder of Shares underlying your ADSs) (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) how to vote the Class A Shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible. The ADS Depositary must receive such instructions no later than 10:00 a.m. (New York City time) on          in order to ensure the Class A Shares underlying your ADSs are properly voted at the extraordinary general meeting. If you hold ADSs through a broker or other securities intermediary, you must follow the instructions you receive from that intermediary as to how to give instructions and the cutoff date and time by which those instructions must be received.

Alternatively, if you own ADSs as of the close of business in New York City on the ADS Record Date, you may vote at the extraordinary general meeting directly if you surrender your ADSs for cancellation to the ADS Depositary and become a holder of the Shares underlying your ADSs prior to 5:00 p.m. New York City time on the Share Record Date.
Q:
If my Class A Shares or ADSs are held in a brokerage, bank or other securities account, will my broker, bank or other securities intermediary vote my Class A Shares or ADSs on my behalf?

A:
Your broker, bank or other securities intermediary will only vote your Class A Shares or give voting instruction with respect to Class A Shares underlying your ADSs on your behalf if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or other securities intermediary regarding how to instruct it to vote your Class A Shares or ADSs. If you do not instruct your broker, bank or other securities intermediary how to vote your Class A Shares that it holds, those Class A Shares or ADSs will not be voted.

Q:
What will happen if I abstain from voting or fail to vote on the proposal to authorize and approve the Merger Agreement?

A:
If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to the ADS Depositary, your broker, bank, or other securities intermediary, your vote will not be counted.

Q:
May I change my vote?

A:
Yes. If you are a holder of Shares, you may change your vote in one of the following three ways:

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First, you may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting at least two hours before the commencement of the extraordinary general meeting. Any written notice revoking a proxy should also be sent to the Company’s offices at 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, the People’s Republic of China, Attention: Coco Chen, at least two hours before the commencement of the extraordinary general meeting.

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Second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company so that it is received by the Company no later than         a.m. (Beijing Time) on          , which is the deadline to lodge your proxy card.

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Third, you may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

Holders of ADSs may revoke their voting instructions by notification to the ADS Depositary in writing at any time prior to 10:00 a.m. (New York City time) on         . A holder of ADSs on the ADS Depositary’s register can do this in one of two ways:
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First, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS Depositary.

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Second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS Depositary bearing a later date than the ADS voting instruction card sought to be revoked.

If you hold your Shares or ADSs through a broker, bank or other securities intermediary and you have instructed your broker, bank or other securities intermediary to vote your Shares or ADSs, you must follow directions received from the broker, bank or other securities intermediary to change your instructions.
Q:
What should I do if I receive more than one set of voting materials?

A:
If you are a holder of record and your Shares or ADSs are registered in more than one name, you will receive more than one proxy or voting instruction or voting instruction card. Please submit each proxy card that you receive.

Q:
If I am a holder of certificated Class A Shares or American depositary receipts (“ADRs”), should I send in my share certificates or my ADRs now?

A:
No, please do NOT send in your certificates or ADRs now. After the Merger is completed, holders of certificated Class A Shares will be sent a form of letter of transmittal with detailed written instructions for exchanging your share certificates for the Per Share Merger Consideration. Similarly, after the Merger is completed, ADR holders will be sent a form of letter of transmittal with detailed written instructions for exchanging your ADRs for the Per ADS Merger Consideration.

All holders of uncertificated Class A Shares and uncertificated ADSs whose Class A Shares or ADSs are held in book entry will automatically receive their net Merger consideration shortly after the Merger is completed without any further action required on the part of such holders. If your ADSs are held in a securities account with a broker or other securities intermediary, your broker or other securities intermediary will credit the net Merger consideration to your account.
Q:
Am I entitled to dissenters’ rights?

A:
Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares as determined by the Grand Court pursuant to Section 238 of the Cayman Islands Companies Act if the Merger is consummated, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to this proxy statement. The fair value of each of their Shares as determined by the Grand Court under the Cayman Islands Companies Act could be more than, the same as, or less than the Per Share Merger Consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares.

ADS holders will not have the right to exercise dissenters’ rights and seek appraisal and payment of the fair value of the Class A Shares underlying their ADSs. The ADS Depositary will not attempt to exercise any dissenters’ rights for and on behalf of the ADS holders with respect to any of the Class A Shares that it holds, even if an ADS holder requests the ADS Depositary to do so. ADS holders wishing to exercise dissenters’ rights must surrender their ADSs to the ADS Depositary for cancellation, pay the ADS Depositary’s fees required for the cancellation of their ADSs, provide instructions for the registration of the corresponding Class A Shares in the Company’s register of members, and certify that they have not given, and will not give, voting instructions as to their ADS (or, alternatively, that they will not vote the corresponding Shares) before 5:00 p.m. (New York City time) on             , and become registered holders of Class A Shares prior to the vote to authorize and approve the Merger is taken at the extraordinary general meeting. Thereafter, such former ADS holders must comply with the procedures and requirements for exercising dissenters’ rights with respect to the Class A Shares under Section 238 of the Cayman Islands Companies Act.
We encourage you to read the section of this proxy statement entitled “Dissenters’ Rights” beginning on page 93 as well as “Annex D — Cayman Islands Companies Act (As Revised) — Section 238” to this proxy statement carefully. This proxy statement is not to be construed or taken as legal advice on Cayman Islands law. Shareholders who wish to exercise any rights under Section 238 of the Cayman Islands Companies Act, or otherwise, should obtain their own copy of the complete Cayman Islands Companies Act and seek legal advice from a law firm authorized to practice Cayman Islands law without delay.
Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the Merger affects you as a shareholder. After you have done so, please vote as soon as possible.

Q:
Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:
No.

Q:
Who can help answer my questions?

A:
If you have any questions about the Merger or if you need additional copies of this proxy statement or the accompanying proxy card, you should contact our Going Private Working Group at best-egm@best-inc.com.

In order for you to receive timely delivery of any additional copy of this proxy statement or the accompanying proxy card in advance of the extraordinary general meeting, you must make your request no later than ten days prior to the date of the extraordinary general meeting.

SPECIAL FACTORS
Background of the Merger
Events leading to the execution of the Merger Agreement described in this “Background of the Merger” occurred primarily in the PRC and Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), and all dates and times referenced in this “Background of the Merger” refer to China Standard Time.
The Board and senior management of the Company periodically review the Company’s long-term strategic plans with the goal of maximizing shareholder value. As part of this ongoing process, the Board and senior management of the Company also have, from time to time, considered strategic corporate transactions that may be available to the Company with the objective of increasing shareholder value, including potential commercial and strategic business partnerships, acquisition transactions, new business lines, and capital market events.
In March 2023, Mr. Chou and representatives of AIL engaged in preliminary discussions of the possibility of a potential going-private transaction of the Company and AIL providing support therefor. Such discussions were resumed in August 2023 when Mr. Chou and Mr. Chow also engaged representatives of CIL, BJ Russell and Denlux to further explore the possibility of AIL, CIL, BJ Russell and Denlux (together with Mr. Chou and Mr. Chow, the “Initial Buyer Group Members”) providing their support for a potential going-private transaction of the Company. The discussions from August 2023 included attorneys from Fangda Partners (“Fangda”), serving as U.S. legal counsel to the Buyer Group, and Kirkland & Ellis, serving as U.S. legal counsel to AIL and CIL.
On November 3, 2023, the Initial Buyer Group Members entered into a Consortium Term Sheet regarding the cooperation and participation in the evaluation, negotiation and consummation of an acquisition of all the outstanding Shares of the Company or a similar transaction.
On the same date, the Initial Buyer Group Members jointly submitted to the Board a preliminary non-binding proposal letter (the “Proposal”), proposing to acquire all of the outstanding Shares (including Shares represented by ADSs) of the Company not already beneficially owned by the Initial Buyer Group Members or their affiliates for US$2.88 per ADS or US$0.144 per Share in cash (the “Proposed Transaction”). The Proposal also stated that the Initial Buyer Group Members intended to fund the Proposed Transaction with equity capital from the Initial Buyer Group Members in the form of rollover equity in the Company and cash contributions.
On November 5, 2023, the Board held a meeting via conference telephone call to discuss the Proposal. During the meeting, the attending directors discussed the need to establish a special committee of the Board, composed solely of independent and disinterested directors of the Company, to review and evaluate the Proposed Transaction. After the discussion, the Board determined that it was in the best interests of the Company to establish a special committee consisting solely of independent directors (the “Special Committee”) to consider the Proposal. Wenbiao Li, Ying Wu and Klaus Anker Petersen were then designated as the members of the Special Committee, with Ying Wu serving as the chairman of the Special Committee. The Board then granted the Special Committee the full power and authority to, among other things, (i) make such investigation of the Proposal, the Proposed Transaction and any matters relating thereto as the Special Committee, in its sole discretion, deems appropriate, (ii) evaluate the terms of the Proposal, (iii) discuss and negotiate with the Buyer Group and its representatives the proposed terms of the Proposed Transaction, (iv) explore and pursue any alternatives to the Proposed Transaction as the Special Committee, in its sole discretion, deems appropriate, including maintaining the Company’s current status as a public company or a potential change of control transaction involving an alternative buyer (an “Alternative Transaction”), (v) if and when appropriate, negotiate definitive agreements with respect to the Proposed Transaction or any Alternative Transaction, (vi) report to the Board the recommendations and conclusions of the Special Committee with respect to the Proposed Transaction or any Alternative Transaction and any recommendation as to whether the final terms of the Proposed Transaction or any Alternative Transaction are fair to and in the best interests of the shareholders of the Company and should be approved by the Board and, if applicable, by the Company’s shareholders, and (vii) retain, in its sole discretion, and on terms and conditions acceptable to the Special Committee, such advisors, including legal counsel, financial advisors and outside consultants, as the Special Committee deems appropriate to assist the Special Committee in discharging its responsibilities.
On November 6, 2023, the Company issued a press release regarding its receipt of the Proposal, as well as the formation of the Special Committee, and furnished the press release to the SEC as an exhibit to its current report on Form 6-K.
Following its formation, the Special Committee considered and interviewed law firms, including Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), to act as U.S. legal counsel to the Special Committee. Noting the fact that Skadden had extensive experience in advising China-based issuers and/or independent committees of such issuers’ board of directors in going-private transactions and other significant corporate transactions, and that Skadden had no material relationship with the Initial Buyer Group Members, the Company or the Company’s management members, the Special Committee decided to retain Skadden to act as its U.S. legal counsel in connection with its review and evaluation of the Proposed Transaction and Alternative Transactions.
During the same period of time, the Special Committee considered and interviewed financial advisory firms, including Kroll, to act as independent financial advisor to the Special Committee. After considering the extensive experience of Kroll in advising issuers and/or independent committees of such issuers’ board of directors in going-private transactions and other significant corporate transactions, its in-depth knowledge of the industry in which the Company operates, as well as the fact that Kroll had no material relationship with the Initial Buyer Group Members, the Company or the Company’s management members in the past two years, the Special Committee decided to retain Kroll as its independent financial advisor in connection with the review and evaluation of the Proposal or any Alternative Transaction and to provide the Special Committee with such financial advice and assistance as may be appropriate in connection with the Proposal or any Alternative Transaction.
On November 17, 2023, the Special Committee convened an organizational meeting via conference telephone call with representatives of Kroll and Skadden. During the meeting, the Special Committee discussed with Kroll and Skadden the general process for its review and consideration of the Proposal. As directed by the Special Committee, representatives of Skadden made an introduction to the Special Committee of the U.S. securities laws and SEC regulations with respect to the roles and purposes of the Special Committee in connection with its review and evaluation of the Proposed Transaction, and discussed with the members of the Special Committee the best practice for them to discharge their duties with respect thereto. Representatives of Kroll then provided a summary of their roles and proposed work plan in assisting the Special Committee in its assessment of the Proposal, which covered the financial due diligence on, and financial analyses of, the Company, and communications with the Buyer Group. The Special Committee also formally approved the engagement of Skadden as the U.S. legal counsel and Kroll as the independent financial advisor to the Special Committee, and directed Kroll to work with the Company to proceed with its financial due diligence on the Company.
Following the meeting, Skadden prepared a draft non-disclosure agreement, which it sent to Fangda on November 20, 2023. Fangda sent back to Skadden its comments to the draft non-disclosure agreement on November 24, 2023. Skadden and Fangda continued to negotiate the terms of the draft non-disclosure agreement in the following weeks. On December 13, 2023, the Company, at the direction of the Special Committee, entered into a non-disclosure agreement with the Initial Buyer Group Members that contained customary confidentiality and transaction procedure management terms, which would allow such Initial Buyer Group Members to conduct due diligence on the Company.
On November 23, 2023, the Company issued a press release announcing the engagement by the Special Committee of Kroll as its independent financial advisor and Skadden as its U.S. legal counsel, and later furnished the press release to the SEC as an exhibit to its current report on Form 6-K.
On January 19, 2024, representatives of the Company’s management team presented the Special Committee with a draft one-year historical financial results for the fiscal year 2023 and two-year projected financial results of the Company for the fiscal years 2024 and 2025 (the “Preliminary Management Projections”). The Special Committee approved the sharing of such information with the Buyer Group. Kroll also started to conduct its financial analyses on the basis of the Preliminary Management Projections.

On January 24, 2024, Fangda provided Skadden with an initial draft of the Merger Agreement.
On February 1, 2024, the Special Committee convened a meeting via conference telephone call. Representatives of Maples and Calder (Hong Kong) LLP, the Cayman legal counsel to the Company (“Maples”) firstly briefly introduced the fiduciary duties and duties of care to be discharged by the members of the Special Committee in connection with their review and evaluation of the Proposed Transaction under the Cayman Islands law and the memorandum and articles of association of the Company. Representatives of Skadden then discussed with the Special Committee key issues in the draft Merger Agreement and the effect and implications of various positions as to those key issues, and offered recommendations regarding the positions to be taken by the Special Committee. The Special Committee and Skadden discussed, among other things, (i) the approach to be taken by the Company with respect to the “non-solicitation” obligation and the “fiduciary out” options in relation thereto, (ii) the shareholder approval requirement (the so-called “majority-of-the-minority-approval” condition), (iii) the approach to be taken by the Company on the risk allocation between the Company and Parent/Merger Sub with respect to certain closing conditions to the Proposed Transaction, (iv) termination rights of the parties and the applicable termination fees in relation thereto, and (v) the Company’s position with respect to its representations, warranties and covenants to be made in the Merger Agreement. The Special Committee also instructed (i) Skadden to send a revised draft Merger Agreement incorporating changes agreed by the Special Committee to the Buyer Group and Fangda, and to discuss with Fangda the applicable PRC regulatory approvals, and (ii) the Company’s management team to review and consider if any further edits on the Company’s representations and covenants are preferred.
On the same date, Skadden provided Fangda with a revised draft of the Merger Agreement, which reflected changes as per discussion with the Special Committee, such as (i) the incorporation of the Company’s rights as a part of the “fiduciary out” should an “Intervening Event” happen, (ii) the incorporation of the “majority-of-the-minority-approval” condition to the Proposed Transaction, (iii) the incorporation of the Parent termination fee payable upon certain termination events, with the Parent termination fee set at US$2 million, and a counter proposal that the Company termination fee be set at US$1 million, (iv) changing the threshold of the percentage of shares held by Dissenting Shareholders electing to initiate the Cayman shareholder appraisal actions in the Company’s total issued and outstanding Shares (the “Dissenting Shareholder Threshold”), as a closing condition, from no more than 5% to no more than 20%, and (v) the incorporation of certain materiality and other applicable qualifiers to the Company’s representations, warranties and covenants that are customary for the similar transactions, subject to the Company’s continuing review at the advice of its legal counsel.
On March 4, 2024, Fangda provided Skadden with an updated draft of the Merger Agreement. On March 11, 2024, representatives of Fangda and Skadden convened a meeting via conference telephone call to discuss issues identified in the updated draft of the Merger Agreement.
On March 13, 2024, Fangda provided Skadden with drafts of Form of Equity Commitment Letter and Form of Limited Guarantee.
On March 15, 2024, the Special Committee convened a meeting via conference telephone call. Representatives of Maples first discussed certain developments with respect to Cayman Islands shareholders actions in connection with a going private transaction and reiterated the key considerations with respect to the discharge of duties of the Special Committee members in reviewing the Proposal and negotiating a transaction that is fair to the public shareholders. Representatives of Skadden then discussed with the Special Committee the key remaining issues identified in the updated draft of the Merger Agreement and the effect and implications of various positions as to those issues in light of the discussion between Skadden and Fangda on March 11, 2024. The Special Committee and representatives of Skadden discussed, among other things, (i) the revised closing condition provisions proposed by the Buyer Group, including (x) to have the receipt by the Company of each applicable PRC regulatory approval and third-party consent required for the Company to consummate the Proposed Transaction as a closing condition of Parent/Merger Sub, (y) to reset the Dissenting Shareholder Threshold to no more than 5%, and (z) to remove the “majority-of-the-minority-approval” as a closing condition, (ii) termination rights of the parties and the applicable termination fees in relation thereto, (iii) the approach to be taken by the Company with respect to the “non-solicitation” obligation and the “fiduciary out” in relation thereto, especially the Company’s “fiduciary out” options in case of an “Intervening Event”, (iv) Parent’s obligation to cause the voting by Buyer Group Members in favor of the Proposed Transaction at an extraordinary general meeting and the Company’s obligation to convene an extraordinary general meeting despite the receipt of a potential superior proposal (the “force-the-vote” provision), and (v) the Company’s position with respect to certain of its and Parent/Merger Sub’s respective representations, warranties and covenants to be made in the Merger Agreement. Representatives of Skadden also discussed with the Special Committee key issues of the draft Form of Equity Commitment Letter and Form of Limited Guarantee and proposed edits.
On the same date, Skadden provided Fangda with comments to the draft Merger Agreement, including among others, (i) stetting back the Company’s rights as a part of the “fiduciary out” should an “Intervening Event” happen, (ii) (x) the removal of PRC regulatory approvals and third-party consents conditions to the Proposed Transaction, (y) the change of the Dissenting Shareholder Threshold to 10% with a tiered Parent termination fee for Parent’s termination due to the failure of such condition, and (z) the acceptance of the removal of the “majority-of-the-minority-approval” condition proposed by the Buyer Group, (iii) reinstating the Parent termination fee payable upon certain termination events, with a tiered Parent termination fee set at US$2 million and US$1 million (solely for termination due to the failure of Dissenting Shareholder closing condition), and the proposal that the Company termination fee be set at US$1 million, (iv) the acceptance of the force-the-vote provision on the condition that Parent accepts the obligation to cause the voting in favor of the Proposed Transaction at any extraordinary general meeting convened for the approval of the Proposed Transaction, and (v) the incorporation of certain materiality and other applicable qualifiers to the Company’s representations, warranties and covenants that are customary for the similar transactions, and reinstating certain representations and warranties of Parent/Merger Sub. Skadden also provided Fangda with comments to other transaction documents, including among others, (i) adding the Company as an express third-party beneficiary under the Equity Commitment Letter, (ii) adding clarifications on the funding conditions under the Equity Commitment Letter, and (iii) adding clarifications on the nature and terms of the guarantee under the Form of Limited Guarantee.
On March 20, 2024, Fangda provided Skadden with an updated draft of Merger Agreement. On the following day, Fangda provided Skadden with updated drafts of Form of Equity Commitment Letter and Form of Limited Guarantee.
In the following days, representatives of Skadden discussed with the Special Committee members the key issues identified in the further revised draft of Merger Agreement and other transaction documents via exchange of emails. Upon instruction of the Special Committee, on March 28, 2024, Skadden provided Fangda with comments to the draft Merger Agreement, including among others, (i) reinstating the Parent termination fee payable upon certain termination events, with a tiered Parent termination fee set at US$2 million and US$1 million (solely for termination due to the failure of Dissenting Shareholder closing condition with the Dissenting Shareholder Threshold set by Fangda at 7.5% in its draft of Merger Agreement circulated on March 20, 2024), and the proposal that the Company termination fee be set at US$1 million, (ii) reinstating the Special Committee approval requirement for any “Change of Recommendation” by the Company, (iii) the removal of “no-due-diligence” requirement for any Superior Proposal, and (iv) reinstating certain qualifiers for the bringdown of the Company’s representations for closing purposes. In the Special Committee’s negotiations and decision-making process with respect to the Dissenting Shareholder Threshold, the Special Committee considered multiple factors relating to the reasonableness of such condition and factors that may impact the number of Dissenting Shareholders, including (a) market practice in precedent transactions, including whether parties in precedent transactions agreed to such a condition and the percentage threshold in precedent transactions, (b) the availability and desirability of other alternative transactions, (c) the public float of the Shares, including Shares represented by ADSs, and (d) various other factors set out in the section entitled “Reasons for the Merger and Recommendation of the Special Committee and the Board.”
On April 21, 2024, Fangda provided Skadden with an updated draft of the Merger Agreement.
In the following weeks, representatives of Skadden discussed with the Special Committee members and the management team of the Company (other than Mr. Chou, Chen Shen, former director Xiao Hu and Mr. Chow) certain terms of the draft Merger Agreement. Among other things, the Special Committee instructed Skadden to reinstate (i) the Special Committee approval requirement for any “Change of Recommendation” and (ii) certain qualifiers for the bringdown of the Company’s representations for closing purposes. Meanwhile, in light of the fact that the Buyer Group continues to strongly push back on the payment of any Parent termination fee and the fact that Buyer Group agreed to forego the Company termination fee in exchange, the Special Committee decided to agree on eliminating the termination fee concept for both sides.

On April 30, 2024, the Company filed its Annual Report. Following such filing, the management team of the Company discussed with Kroll certain adjustments the management team proposed to make to the Company’s Preliminary Management Projections to reflect, among others, management’s latest estimates based on the Company’s operating results as of and for the year ended December 31, 2023 and factors expected to affect future operating results.
On May 8, 2024, Skadden shared with Fangda comments to the draft Merger Agreement reflecting the Special Committee’s instructions as well as the adjustments made to the Company’s representations and interim operating covenants based on the operating results of the Company for the fiscal year ended December 31, 2023. Skadden also shared the first draft of Company Disclosure Schedule under the draft Merger Agreement and certain materials required to be delivered by the Company pursuant to the terms of the draft Merger Agreement.
On May 9, 2024, Fangda shared a draft Interim Consortium Agreement and a draft Rollover Agreement with Skadden. Based on the earlier instruction of the Special Committee, Skadden shared comments on the draft Rollover Agreement with respect to the Company’s third-party beneficiary rights on May 13, 2024.
From May 17, 2024 through June 19, 2024, Skadden and Fangda continued to negotiate and exchange drafts of the Merger Agreement and other transaction documents to narrow down the remaining open issues with the view to finalizing the Merger Agreement and such other documents, including reaching agreement on the inclusion of, among other things, (i) the Special Committee approval requirement for any “Change of Recommendation,” (ii) certain qualifiers for the bringdown of the Company’s representations for closing purposes under the Merger Agreement, and (iii) the Company’s third-party beneficiary rights under the Rollover Agreement. Representatives of Fangda and Skadden also discussed treatment of certain incentive awards of the Company and shared information in relation thereto.
On May 28, 2024, the management team of the Company sent a consolidated financial projection for the years ending December 31, 2024 through December 31, 2030 (the “Management Projections”) for the Special Committee’s review, which was approved by the Special Committee.
On June 6, 2024, the Company announced its unaudited financial results for the first quarter of fiscal year 2024.
On June 8, 2024, Fangda shared updated transaction documents, which reflect the joining of other Initial Rollover Shareholders and Initial Sponsors to the Buyer Group.
On June 19, 2024, the Special Committee convened a meeting via conference telephone call together with representatives of Kroll and Skadden. Representatives of Kroll reviewed and discussed its financial analyses with respect to the Company and the Merger and then delivered its oral opinion (which was subsequently confirmed in writing by the delivery of Kroll’s written opinion, dated as of June 19, 2024, addressed to the Special Committee) to the Special Committee to the effect that, as of June 19, 2024 and based on and subject to the assumptions and other matters described in Kroll’s written opinion, the Per Share Merger Consideration of US$0.144 to be received by the holders of Shares (other than holders of the Excluded Shares, the Dissenting Shares and Class A Shares represented by ADSs) and the Per ADS Merger Consideration of US$2.88 to be received by the holders of ADSs (other than the holders of ADSs representing the Excluded Shares) in the Proposed Transaction was fair, from a financial point of view, to such holders (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs). The full text of Kroll’s written opinion dated June 19, 2024, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Kroll, is attached as Annex C to this proxy statement. Representatives of Skadden then summarized for the Special Committee the key terms and final resolution of the issues that had been negotiated in the Merger Agreement and other ancillary transaction agreements. After considering the proposed terms of the Merger Agreement and such other ancillary transaction agreements and the various presentations of Kroll and Skadden, including receipt of Kroll’s oral opinion, and taking into account the other factors described below under the section entitled “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board,” the Special Committee then unanimously (i) determined that the terms of the Merger Agreement and the Plan of Merger and the Proposed Transactions are fair to, and in the best interests of, the Company and the Unaffiliated Security Holders, and it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and to consummate the Transactions, and (ii) recommended the approval and authorization of the Merger Agreement and the Plan of Merger substantially in the form presented to the Special Committee, and recommended the approval of the consummation of the Transactions by the shareholders of the Company, and unanimously recommended such to the Board and its audit committee and compensation committee.
Following the meeting of the Special Committee, on the same date, the Board held a meeting together with representatives of Kroll and Skadden. At this meeting, the Special Committee presented its recommendation, described above, to the Board. After considering the proposed terms of the Merger Agreement and the Plan of Merger and taking into account the other factors described below under the section entitled “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board,” and that members of the audit committee and compensation committee of the Board, in their capacities thereof, approved the Merger Agreement and the Transactions, the Board (other than Mr. Chou, Chen Shen, former director Xiao Hu and Mr. Chow, who voluntarily abstained from the vote due to affiliation with the Buyer Group) (i) determined that the terms of the Merger Agreement and the Plan of Merger and the Proposed Transactions are fair to and in the best interests of the Company and the Unaffiliated Security Holders, and it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and to consummate the Transactions, (ii) resolved that the execution, delivery and performance of the Merger Agreement and the Plan of Merger and the consummation of the Transactions contemplated thereby be and each of them was, authorized and approved, and (iii) resolved to direct that the Merger Agreement, the Plan of Merger and the Transactions be submitted to the shareholders of the Company for their approval and authorization at an extraordinary general meeting of the Company’s shareholders, with the recommendation of the Board that the shareholders of the Company authorize and approve the Merger Agreement, the Plan of Merger and the Transactions.
On the same date, the Company, Parent and Merger Sub executed and delivered the Merger Agreement.
On June 20, 2024, the Company issued a press release announcing that it had entered into the Merger Agreement with Parent and Merger Sub, and furnished the press release to the SEC as an exhibit to its current report on Form 6-K.
Effective from September 5, 2024, former director Xiao Hu resigned from her position as a director of the Company due to personal reasons. On the same date, Alibaba Group Holding Limited (“AGHL”) (including Cainiao Smart Logistics Network Limited) appointed Lei Jin as a director of the Company pursuant to the Company’s amended and restated memorandum and articles of incorporation.
Reasons for the Merger and Recommendation of the Special Committee and the Board
At a meeting on June 19, 2024, the Special Committee, in consultation with Skadden and Kroll, and after considering and weighing various factors, and evaluating the proposed terms of the Merger and the related transactions, unanimously determined that the terms of the Merger Agreement and the Plan of Merger and the Proposed Transactions are fair to and in the best interests of the Company and the Unaffiliated Security Holders, and recommended the approval and authorization of the Merger Agreement and the Plan of Merger substantially in the form presented to the Special Committee, recommended the approval of the consummation of the Transactions by the shareholders of the Company, and unanimously recommended such to the Board and its audit committee and compensation committee.
At a meeting later on the same day, the Board (other than Mr. Chou, Chen Shen, former director Xiao Hu and Mr. Chow, who voluntarily abstained from the vote due to affiliation with the Buyer Group), acting on the unanimous recommendation of the Special Committee, and after each director duly disclosed his or her interests in the Transactions, including the Merger, as required by the memorandum and articles of association of the Company as amended to date and the Cayman Islands Companies Act, among other resolutions, (i) determined that the terms of the Merger Agreement and the Plan of Merger and the Proposed Transactions are fair to and in the best interests of the Company and the Unaffiliated Security Holders, and it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and to consummate the Transactions, (ii) resolved that the execution, delivery and performance of the Merger Agreement and the Plan of Merger and the consummation of the Transactions contemplated thereby be and each of them was, authorized and approved, and (iii) resolved to direct that the Merger Agreement, the Plan of Merger and the

Transactions be submitted to the shareholders of the Company for their approval and authorization at an extraordinary general meeting of the Company’s shareholders, with the recommendation of the Board that the shareholders of the Company authorize and approve the Merger Agreement, the Plan of Merger and the Transactions.
In reaching their determination, the Special Committee and the Board considered the factors and potential benefits of the Merger discussed below, each of which the Special Committee and the Board believe supported their decision to approve the Merger Agreement and their determination that the Merger is fair to the Unaffiliated Security Holders. These factors and potential benefits are not listed in any relative order of importance.
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the Special Committee’s and the Board’s knowledge of the Company’s business, financial condition, results of operations, prospects and competitive position and their respective belief that the Merger is financially more favorable to the Unaffiliated Security Holders than any other alternative reasonably available to the Company and the Unaffiliated Security Holders;

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the challenges faced by the Company, including, among others:

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the increased competition in the Company’s industry;

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the potential adverse effects on the Company’s business, financial condition and results of operations caused by the general economic slowdown globally and regional instabilities and the challenges in the macroeconomic environment; and

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the recent volatility and uncertainties in global equity markets;

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the estimated forecasts of the Company’s future financial performance prepared by the Company’s management, together with the management’s view of the Company’s financial condition, results of operations, business, prospects and competitive position;

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the current and historical market prices of the ADSs, and the fact that the Per ADS Merger Consideration of US$2.88 offered to the Unaffiliated Security Holders represents a premium of 25.2% to the closing price of the ADSs on November 2, 2023, the last day before the Company received the preliminary non-binding proposal letter from the Initial Buyer Group Members, a premium of approximately 30.9% to the volume-weighted average closing price of the ADSs during the last 15 trading days, and a premium of approximately 28.7% to the volume-weighted average closing price of the ADSs during the last 30 trading days, in each case prior to November 3, 2023, and that the merger consideration represents a premium of approximately 25.2% to the closing price of the Company’s ADSs on June 18, 2024, the last trading day prior to entering into the Merger Agreement and ancillary transaction documents;

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the limited trading volume of the ADSs on NYSE;

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the historical closing price of the ADSs was as low as US$1.75 per ADS during the 52-week period prior to the date on which the Company announced its receipt of the Proposal;

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the costs and administrative burdens associated with the Company’s status as a U.S. publicly traded company, including the costs associated with regulatory filings and compliance requirements, will be reduced. The Company has estimated that no longer being subject to such requirements will result in a saving of direct costs of approximately US$1.3 million per year on a recurring basis;

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the recognition that, as an SEC-reporting company, the Company’s management and accounting staff must devote significant time to SEC reporting and compliance matters;

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the recognition that, as a privately held entity, the Company’s management may have greater flexibility to focus on improving the Company’s long-term financial performance without the pressures created by the public equity market’s emphasis on short-term period-to-period financial performance;

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the recognition that, as an SEC-reporting company, the Company is required to disclose a considerable amount of business and financial information to the public, some of which would otherwise be considered competitively sensitive and would not be disclosed by a non-reporting company and which may help our actual or potential competitors, customers, lenders and vendors compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be;

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the fact that the consideration payable in the Merger is entirely in cash, which will allow the Unaffiliated Security Holders to immediately realize liquidity for their investment and provide them with certainty of the value of their Shares or ADSs;

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the possibility that it could take a considerable period of time before the trading price of the ADSs would reach and sustain at least the Per ADS Merger Consideration of US$2.88, as adjusted for present value, and the possibility that such value might never be obtained;

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the likelihood that the Merger would be consummated based on, among other things (not in any relative order of importance):

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the absence of a financing condition in the Merger Agreement;

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the fact that each Sponsor delivered an Equity Commitment Letter, committing sufficient equity financing to complete the Merger; and

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the Company’s ability, as set out in the Merger Agreement and the Equity Commitment Letters, to seek specific performance to prevent breaches of such agreements and to enforce specifically the terms of such agreements;

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the financial analyses reviewed by Kroll with the Special Committee, as well as the oral opinion of Kroll rendered to the Special Committee on June 19, 2024, (which was subsequently confirmed in writing by delivery of Kroll’s written opinion, dated June 19, 2024, to the Special Committee), as to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the holders of Shares (other than the Excluded Shares, the Dissenting Shares and Class A Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares), as of the date thereof, based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Kroll in preparing its opinion and without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs (See “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 40 for additional information); and

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the possible alternative transaction to the proposed sale of the Company to the Buyer Group, the perceived potential benefits and risks of the possible alternative transaction and the timing and the likelihood of accomplishing the goals of such alternative transaction, and the assessment by the Special Committee that no alternative transaction was reasonably available nor likely to present superior opportunities for the Company or to create greater value for the Unaffiliated Security Holders than the Merger, taking into account (i) the business, competitive, industry and market risks, (ii) the fact that, since the Company’s announcement of its receipt of the Proposal on November 6, 2023, and prior to the execution of the Merger Agreement, no third party had submitted a competing proposal, and (iii) the fact that the Buyer Group controls over 90% of the voting power of the Company and their position not to sell any Shares to any third party. In addition, the Special Committee and the Board considered, as an alternative to the Merger, the Company remains as a public company. However, based on the considerations set forth in this section, the Special Committee and the Board have concluded that it is more beneficial to the Unaffiliated Security Holders for the Company to enter into the Merger Agreement and pursue the consummation of the Transactions, and become a private company rather than to remain a public company.

In addition, the Special Committee and the Board believed that sufficient procedural safeguards were and are present to ensure that the Merger is procedurally fair to the Unaffiliated Security Holders and to permit the Special Committee and the Board to represent effectively the interests of such Unaffiliated Security Holders, which procedural safeguards include the following, which are not listed in any relative order of importance:
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the consideration and negotiation of the Merger Agreement were conducted entirely under the control and supervision of the Special Committee, which consists of three independent directors, and that no limitations were placed on the Special Committee’s authority;

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in considering the transaction with the Buyer Group, the Special Committee acted solely to represent the interests of the Unaffiliated Security Holders, and the Special Committee had full control of the extensive negotiations with the Buyer Group and its advisors on behalf of the Unaffiliated Security Holders;

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all members of the Special Committee during the entire process were and are independent directors and free from any affiliation with any member of the Buyer Group; in addition, no member of the Special Committee is or ever was an employee of the Company or any of its subsidiaries, and no member has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders other than (a) the members’ receipt of Board compensation in the ordinary course, and (b) their indemnification and liability insurance rights under their respective indemnification agreement entered into with the Company and the Merger Agreement;

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the Special Committee was assisted in negotiations with the Buyer Group and in its evaluation of the Merger by Kroll as its financial advisor, and Skadden as its U.S. legal advisor;

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the Special Committee was empowered to, among other things, review, evaluate and negotiate the terms of the Merger and to recommend to the Board what action should be taken by the Company, including not to engage in the Proposed Transaction;

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the terms and conditions of the Merger Agreement were the product of extensive negotiations between the Special Committee and its advisors, on the one hand, and the Buyer Group and their advisors, on the other hand;

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the Special Committee held meetings on multiple occasions to consider and review the terms of the Merger Agreement and the Transactions, and exchanged information and opinions through other means during the negotiation of the Proposed Transaction;

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the recognition by the Special Committee that the Special Committee had no obligation to recommend the Merger or any other Transactions;

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the fact that the Company is able, subject to compliance with the terms and conditions of the Merger Agreement, to terminate the Merger Agreement prior to the receipt of the approval of the Company’s shareholders (including holders of the ADSs) of the Merger Agreement and the Transactions at the shareholder meeting convened for such purpose (a) in order to enter into an alternative agreement with respect to an acquisition proposal that is a Superior Proposal (as defined below) or (b) in the event that the Board changes its recommendation of the Merger as required by directors’ fiduciary duties in connection with an Intervening Event;

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the ability of the Special Committee to change, withhold, withdraw, qualify or modify its recommendation that the shareholders vote to approve the Merger Agreement in the event of a Superior Proposal or an Intervening Event;

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the ability of the Special Committee to evaluate bona fide unsolicited alternative acquisition proposals that may arise between the date of the Merger Agreement and the date of the approval of the Merger by the Company’s shareholders, to furnish confidential information to and conduct negotiations with such third parties and, in certain circumstances, to terminate the Merger Agreement and accept a Superior Proposal where failures to do so would be expected to breach the Special Committee’s fiduciary obligations; and

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the availability of dissenters’ rights to the Unaffiliated Security Holders who comply with all of the required procedures under the Cayman Islands Companies Act for exercising dissenters’ rights, which allow such shareholders to receive payment of the fair value of their Shares as determined by the Grand Court.

The Special Committee and the Board also considered a variety of potentially negative factors concerning the Merger Agreement and the Merger, including the following, which are not listed in any relative order of importance:
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the inclusion of a condition to closing of the Merger, pursuant to which Parent or Merger Sub would not be required to close the Merger if the Company’s shareholders holding 7.5% or more of the Shares exercise their dissenters’ rights;

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the Unaffiliated Security Holders will have no on-going equity participation in the Company following the Merger, and they will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of Shares, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company, which could include a dividend to shareholders;
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the restrictions on the conduct of the Company’s business prior to the consummation of the Merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending the consummation of the Merger;

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the risks and costs to the Company if the Merger is not consummated, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on the Company’s business and customer relationships;

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the Company will not be entitled to a reverse termination fee or reimbursement of expenses at all;

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the fact that members of the Buyer Group may have interests in the Merger that are different from, or in addition to, those of the Unaffiliated Security Holders (see “Special Factors — Interests of Certain Persons in the Merger” beginning on page 56 for additional information);

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the significant portion of the voting power of the Shares owned by the Buyer Group, and Mr. Chow’s and Mr. Chou’s participation in the Buyer Group, may have deterred, and may continue to deter, other potentially interested parties from proposing to acquire the Company at a price that is higher than US$0.144 per Share or US$2.88 per ADS;

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that while the Special Committee expects to complete the Merger, there can be no assurance that all conditions to the parties’ obligations to complete the Merger under the Merger Agreement will be satisfied and, as a result, it is possible that the Merger may not be completed even if the Company’s shareholders approve it;

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the possibility that the Merger might not be consummated and the negative impact of such a public announcement on the Company’s operating results, and the Company’s ability to attract and retain key management, marketing and technical personnel; and

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the taxability of an all-cash transaction to the Unaffiliated Security Holders who are U.S. Holders (as defined under “Special Factors — U.S. Federal Income Tax Considerations”) for U.S. federal income tax purposes, and the likely taxability of such a transaction to the Unaffiliated Security Holders in other jurisdictions.

The foregoing discussion of information and factors considered by the Special Committee and the Board is not intended to be exhaustive, but includes all material factors considered by the Special Committee and the Board. In view of the wide variety of factors considered by the Special Committee and the Board, neither the Special Committee nor the Board found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the Special Committee and the Board may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Special Committee recommended that the Board authorize and approve, and the Board authorized and approved, the Merger Agreement, the Plan of Merger and the Transactions, based upon the totality of the information presented to and considered by it.
The Special Committee and the Board noted that the authorization and approval of the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions are not subject to approval by a majority of the Unaffiliated Security Holders. Nevertheless, the Special Committee and the Board believe the Merger is procedurally fair to the Unaffiliated Security Holders given, among other things, (i) that various safeguards and protective measures as discussed above in this section have been adopted to ensure the procedural fairness of the Transactions, (ii) that the majority-of-the-minority voting requirement is not customary in going-private transactions involving Cayman Islands companies, and (iii) the financial analysis performed by Kroll.
In reaching its conclusion regarding the fairness of the Merger to the Unaffiliated Security Holders and its decision to recommend the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, the Special Committee considered financial analyses presented by Kroll. All of the material financial analyses as presented to the Special Committee on June 19, 2024 are summarized below under the section entitled “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 40. The Special Committee and the Board expressly adopted these analyses and opinions, among other factors considered, in reaching their respective determination as to the fairness of the Transactions.
Neither the Special Committee nor the Board considered the liquidation value of the Company’s assets because each considers the Company to be a viable going-concern business where value is derived from cash flows generated from its continuing operations. In addition, the Special Committee and the Board believe that the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going-concern value for the reasons that (i) liquidation sales generally result in proceeds substantially less than the sales of a going concern; (ii) it is impracticable to determine a liquidation value given the significant execution risk involved in any breakup of a company; (iii) an ongoing operation has the ability to continue to earn profit, while a liquidated company does not, such that the “going-concern value” will be higher than the “liquidation value” of a company because the “going concern value” includes the liquidation value of a company’s tangible assets as well as the value of its intangible assets, such as goodwill; and (iv) a liquidation process would involve additional legal fees, costs of sale and other expenses that would reduce any amounts that shareholders might receive upon liquidation. Furthermore, the Company has no intention of liquidation and the Merger will not result in the liquidation of the Company. Each of the Special Committee and the Board believes the analyses and additional factors it reviewed provided an indication of the Company’s going-concern value. Each of the Special Committee and the Board also considered the historical market prices of the ADSs as described under the section entitled “Market Price of the Company’s ADSs, Dividends and Other Matters — Market Price of the ADSs” beginning on page 67. Each of the Special Committee and the Board considered the purchase prices paid in previous purchases as described under “Transactions in the Shares and ADSs” beginning on page 100.
Neither the Special Committee nor the Board, however, consider the Company’s net book value, which is defined as total assets minus total liabilities, attributable to the Company’s shareholders, as a factor. The Special Committee and the Board believe that net book value is not a material indicator of the value of the Company as a going concern as it does not take into account the future prospects of the Company, market conditions, trends in the industry or the business risks inherent in competing with larger companies in that industry. The Special Committee and the Board note, however, that the Per ADS Merger Consideration of US$2.88 and the Per Share Merger Consideration of US$0.144 are significantly higher than the net book value per Share as of December 31, 2023, which is negative US$0.10.
The Company is not aware of any firm offers made by any unaffiliated person, other than the filing persons, during the past two years for (i) the merger or consolidation of the Company with or into another company, (ii) the sale of all or a substantial part of the Company’s assets, or (iii) the purchase of the Company’s voting securities that would enable the holder to exercise control over the Company.
In reaching its determination that the Merger Agreement, the Plan of Merger and the Transactions are fair to, and in the best interests of, the Company and the Unaffiliated Security Holders and its decision to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, and recommend the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, by the Company’s shareholders, the Board, on behalf of the Company, considered the analysis and factors described above under this section and under “Special Factors — Background of the Merger” and “Special Factors — Opinion of the Special Committee’s Financial Advisor” and expressly adopted such determination, recommendation and analysis. During its consideration of the Merger Agreement and the Transactions, the Board was also aware that some of the Company’s shareholders, including the Rollover Shareholders and certain directors and employees of the Company, have interests with respect to the Merger that are, or may be, different from, or in addition to those of the Unaffiliated Security Holders generally, as described under the section entitled “Special Factors — Interests of Certain Persons in the Merger” beginning on page 56.
Except as set forth under “Special Factors — Background of the Merger” beginning on page 25, “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 30 and “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 40, no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of Unaffiliated Security Holders for purposes of negotiating the terms of the Transactions and/or preparing a report concerning the fairness of the Transactions.

For the foregoing reasons, the Special Committee and the Board believe that the Merger Agreement, the Plan of Merger and the Transactions are fair to, and in the best interests of, the Company and the Unaffiliated Security Holders.
Position of the Buyer Group as to the Fairness of the Merger
Under the SEC rules governing going-private transactions, each member of the Buyer Group is required to express its/his/her belief as to the fairness of the Merger to the Unaffiliated Security Holders. The Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Buyer Group as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder or holder of ADSs of the Company as to how that shareholder or holder of ADSs should vote on the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Buyer Group has interests in the Merger that are different from, and/or in addition to, those of the other shareholders or holders of ADSs of the Company by virtue of its continuing interests in the Surviving Company after the completion of the Merger. These interests are described under the section entitled “Special Factors — Interests of Certain Persons in the Merger — Interests of the Buyer Group” beginning on page 56.
The Buyer Group believes that the interests of the Unaffiliated Security Holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. The Buyer Group attempted to negotiate a transaction that would be most favorable to it, and not to the Unaffiliated Security Holders and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were substantively or procedurally fair to the Unaffiliated Security Holders. None of the Buyer Group Members or their respective affiliates participated in the deliberations of the Special Committee regarding, nor received any advice from the Special Committee’s independent legal or financial advisors as to, the fairness of the Merger to the Unaffiliated Security Holders.
Furthermore, none of the Buyer Group Members or their respective affiliates undertook a formal evaluation of the fairness of the Merger to the Unaffiliated Security Holders. No financial advisor provided any of the Buyer Group Members or their affiliates with any analysis or opinion with respect to the fairness of the merger consideration to the Unaffiliated Security Holders. The Buyer Group did not receive any independent reports, opinions or appraisals from any third party that is materially related to the Merger in connection with the merger consideration or the fairness of the merger consideration offered to the Unaffiliated Security Holders, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the merger consideration to the Unaffiliated Security Holders.
Based on their knowledge and analysis of available information relating to the Company, discussions with the Company’s senior management regarding the Company and its business, the factors considered by, and findings of, the Special Committee and the Board discussed under “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 30, and the following factors, which are considered material and not listed in any relative order of importance, the Buyer Group believes that the Merger is both substantively and procedurally fair to the Unaffiliated Security Holders:
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the merger consideration of US$0.144 per Ordinary Share and US$2.88 per ADS represents a premium of approximately 25.2% to the closing price of the ADSs on November 2, 2023, the last trading day prior to the Company’s announcement of its receipt of the “going-private” proposal, a premium of approximately 30.9% to the volume-weighted average closing price of the ADSs during the last 15 trading days prior to its receipt of the “going-private” proposal, and a premium of approximately 28.7% to the volume-weighted average closing price of the ADSs during the last 30 trading days prior to its receipt of the “going-private” proposal;

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the lowest closing price of the Company’s ADSs during the 52-week period prior to June 19, 2024, the date that the Company entered into the Merger Agreement, was US$1.75;

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notwithstanding that the fairness opinion of Kroll was delivered to the Special Committee only and none of the Buyer Group Members or any of their affiliates was entitled to rely or relied on such opinion, the fact that the Special Committee received an opinion from Kroll to the effect that, as of the date of the opinion and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Kroll set forth in its written opinion, the merger consideration was fair, from a financial point of view, to Unaffiliated Security Holders;
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the Special Committee was established and given authority to, among other things, review, evaluate and negotiate the terms of the Merger and to recommend to the Board what action should be taken by the Company, including not to engage in the Merger;

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the Special Committee consists solely of directors who are unaffiliated with any member of the Buyer Group or any member of the management of the Company and do not have any interests in the Merger different from, or in addition to, those of the Unaffiliated Security Holders, other than (i) the members’ receipt of Board compensation in the ordinary course, which is not contingent upon the completion of the Merger or the Special Committee’s or the Board’s recommendation of the Merger, and (ii) their indemnification and liability insurance rights under the Merger Agreement. In addition, none of the members of the Special Committee is or was an employee of the Company or any of its subsidiaries or affiliates;

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the Special Committee retained and was advised by its legal and financial advisors who are experienced in advising committees such as the Special Committee in similar transactions;

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the Special Committee had the opportunity to meet to consider and review the terms of the Merger Agreement and the Transactions;

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the terms and conditions of the Merger Agreement were the product of extensive negotiations between the Special Committee and its advisors, on the one hand, and the Buyer Group and its advisors, on the other hand, over the course of approximately five months;

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the Special Committee was empowered to exercise any power or authority of the Board that the Special Committee determined was necessary or advisable in carrying out and fulfilling its duties and responsibilities;

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the Special Committee and the Board had no obligation to recommend the approval and authorization of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, or any other transaction, and under the delegation of authority by the Board to the Special Committee, the Merger Agreement, the Plan of Merger and the Transactions require approval from the Special Committee;

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none of the Buyer Group Members participated in or sought to influence the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

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the Special Committee and the Board were fully informed about the extent to which the interests of certain shareholders of the Company who are also members of the Buyer Group in the Merger differed from those of the Unaffiliated Security Holders;

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the Merger was unanimously approved by the Special Committee;

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the Special Committee and, acting upon the unanimous recommendation of the Special Committee, the Board determined that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to and in the best interests of the Unaffiliated Security Holders;

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under the terms of the Merger Agreement, in certain circumstances prior to obtaining the requisite shareholder approval of the Merger, the Company is permitted to provide information to and participate in discussions or negotiations with persons making acquisition proposals (in accordance with the terms of the Merger Agreement);

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the ability of the Company to terminate the Merger Agreement (in accordance with the terms of the Merger Agreement) in order to enter into an acquisition agreement relating to a Superior Proposal (as defined in the Merger Agreement and further explained under “The Merger Agreement — Termination of the Merger Agreement”);

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the Board’s ability, under certain circumstances, to change, withhold, withdraw, qualify or modify the recommendation of the Board that the Company’s shareholders vote to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

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the Merger is not conditioned on any financing being obtained by Parent or Merger Sub, thus increasing the likelihood that the Merger will be consummated and the merger consideration will be paid to the Unaffiliated Security Holders;

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the consideration to be paid to the Unaffiliated Security Holders in the Merger is all cash, allowing the Unaffiliated Security Holders to immediately realize a certain and fair value for all of their Shares (including those represented by the ADSs), without incurring brokerage and other costs typically associated with market sales;

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the potential adverse effects on the Company’s business, financial condition and results of operations caused by the recent economic slowdown in the PRC and globally and challenges in the macroeconomic environment;

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the possibility that PRC-based U.S.-listed public companies would be subject to additional costs and burden of regulatory compliance by reason of any newly enacted law or regulation similar in substance to the Holding Foreign Companies Accountable Act;

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the Company has the ability, under certain circumstances, to specifically enforce the terms of the Merger Agreement; and

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under the law of the Cayman Islands, shareholders have the right to dissent from the Merger and to receive payment of the fair value of their Shares, which if not agreed will be determined by the Grand Court.

The Buyer Group did not consider the Company’s net book value as an important factor in determining the fairness of the merger consideration to the Unaffiliated Security Holders. The Buyer Group believes that net book value, as an accounting concept based on historical costs, is not a material indicator of the Company’s value as a going-concern as it does not take into account the future prospects of the Company, market conditions, trends in the industry or the business risks inherent in competing with other companies in that industry, but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the merger consideration to the Unaffiliated Security Holders.
While the Buyer Group considered the Company’s current and anticipated business, financial condition, results and operations, prospects and other forward-looking matters, the Buyer Group did not seek to establish a pre-Merger going-concern value for the Shares or ADSs because the Company will have a significantly different capital structure following the Merger. Therefore, the Buyer Group does not believe that the going-concern value of the Company is an appropriate indicator to determine the fairness of the Per Share Merger Consideration and Per ADS Merger Consideration payable in the Merger to the Unaffiliated Security Holders. However, the Buyer Group believes that the volume-weighted average closing price of the Company’s ADSs of US$2.24 during the 30 trading days prior to its receipt of the “going-private” proposal on November 3, 2023, is indicative of the Company’s going-concern value. The Buyer Group relied principally on the fact that the US$2.88 Per ADS Merger Consideration represents a premium of approximately 28.7% over such indicative going-concern value.
The Buyer Group did not consider the Company’s liquidation value as it does not believe liquidation value to be relevant in the determination as to the fairness of the merger consideration to the Unaffiliated Security Holders, mainly because it considers the Company to be a viable going-concern where value is derived from cash flows generated from its continuing operations and the Company will continue to operate its business following the Merger. Moreover, the Buyer Group believes that the value of the Company’s assets that might be realized in the case of a liquidation would be significantly less than its going-concern value.
Other than as disclosed in “TRANSACTIONS IN THE SHARES AND ADSS — Buyer Group Transactions” beginning on page 100, the Buyer Group did not purchase any of the Company’s securities during the past two years, and therefore did not consider purchase price paid in any purchase of the Company’s securities by any member of the Buyer Group during the past two years. In addition, the Buyer Group is not aware of, and thus did not consider, any firm offers made by any unaffiliated person, other than the Buyer Group, during the past two years for (i) the merger or consolidation of the Company with or into another company, or vice versa, (ii) the sale of all or a substantial part of the Company’s assets or (iii) the purchase of the Company’s voting securities that would enable the holder to exercise control over the Company.

In addition, the Buyer Group noted that the consummation of the Merger is not subject to approval by a majority of the Unaffiliated Security Holders as Cayman Islands Companies Act does not require such approval.
The foregoing is a summary of the information and factors considered by the Buyer Group in connection with its evaluation of the fairness of the merger consideration to the Unaffiliated Security Holders. The Buyer Group did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the merger consideration to the Unaffiliated Security Holders. Rather, its fairness determination was made after consideration of all of the foregoing factors as a whole.
Certain Financial Projections
The Company’s management prepared the Management Projections for the Special Committee and Kroll in connection with the financial analysis for the Merger. These financial projections, which were based on the Company management’s estimates of the Company’s future financial performance as of the date provided, were prepared by the Company’s management for internal use and for use by Kroll in their respective financial analyses, and were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC regarding forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles in the United States (“GAAP”).
The Management Projections are not a guarantee of performance. They involve significant risks, uncertainties and assumptions. In compiling the projections, the Company’s management took into account historical performance, combined with estimates regarding revenue, operating loss and net loss. Although the projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by the management that the management believed were prepared on a reasonable basis, reflected the best estimates and judgments available at that time and presented, to the best of the management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results, and shareholders are cautioned not to place undue reliance on the prospective financial information. In addition, factors such as industry performance, the market for the Company’s existing and new products, the competitive environment, expectations regarding future acquisitions or any other transactions and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause actual future results to differ materially from the results forecasted in these financial projections.
In addition, the projections generally do not take into account any circumstances or events occurring after the date that they were prepared. For instance, the projections do not give effect to completion of the Merger or any changes to the Company’s operations or strategy that may be implemented after the time the projections were prepared. As a result, there can be no assurance that the projections will be realized, and actual results may be significantly different from those contained in the projections.
Neither the Company, its independent registered public accounting firm, nor any other independent accounts have examined, compiled, or performed any procedures with respect to the financial projections or any amounts derived therefrom or built thereupon, nor have they given any opinion or any other form of assurance on such information or its achievability. The financial projections included in this proxy statement are included solely to give shareholders access to certain information that was made available to the Special Committee and Kroll, and are not included in this proxy statement in order to induce any shareholders to vote in favor of approval of the Merger Agreement or to elect not to seek appraisal for its, his or her Shares.
The following table sets forth a summary of the Management Projections prepared by the Company’s management and considered by the Special Committee and Kroll in connection with their analysis of the Proposed Transaction. For descriptions of business of the Company, please see the Company’s Annual Report. These projections have been considered by the Special Committee in connection with their analysis of the Merger and Kroll in connection with the delivery of its fairness opinion:

	Management Projections
	2024P	2025P	2026P	2027P	2028P	2029P	2030P
	(in RMB thousands except percentages)
Revenues	9,284,950	10,406,499	11,039,642	11,657,723	12,217,747	12,720,291	13,217,043
Cost of Revenue	8,565,444	9,441,258	10,019,050	10,528,510	10,992,904	11,427,797	11,853,431
Gross Profit	719,506	965,241	1,020,592	1,129,212	1,224,842	1,292,494	1,363,612
Margin%	7.7%	9.3%	9.2%	9.7%	10.0%	10.2%	10.3%
Non-GAAP Net Income (Loss)	(291,924)	33,191	46,546	113,549	166,209	189,464	214,404
Capital Expenditures(1)	119,185	133,034	140,814	148,516	155,713	162,415	169,144
Net Working Capital	(472,436)	(366,760)	(387,498)	(400,554)	(413,158)	(427,580)	(441,356)

(1)
Capital expenditures include acquisition of property, plant and equipment and intangible assets.

In preparing the Management Projections, the Company’s management necessarily made certain assumptions about future financial factors affecting the Company’s business, including, primarily:
•
the Company will be able to successfully deliver its services while maintaining consistent and high quality services;

•
the demand for services relating to the industry will continue in line with management’s expectations;

•
China’s overall economy will remain relatively stable, with no material change in competition adversely affecting the Company;

•
the Company’s effective tax rate is assumed to be in line with management’s expectations;

•
the Renminbi and the overall economy in China will generally remain stable, and that there will be no material adverse change in the competition, the industry, and relevant regulations affecting the Company; and

•
the Chinese economy will continue to recover from the COVID-19 pandemic and there will be no material deterioration of the COVID-19 pandemic globally.

Opinion of the Special Committee’s Financial Advisor
In connection with its opinion, Kroll has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Kroll also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Kroll’s procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:
•
reviewed the Company’s audited consolidated financial statements as of and for the years ended December 31, 2019 through December 31, 2023 included in the Company’s annual reports on Form 20-Fs filed with the SEC and the Company’s unaudited consolidated financial statements as of and for the three months ended March 31, 2022, March 31, 2023 and March 31, 2024 included in the Company’s Form 6-Ks furnished to the SEC;

•
reviewed certain unaudited and segment consolidated financial information for the Company as of and for the years ended December 31, 2019 through December 31, 2023, and as of and for the three months ended March 31, 2022, March 31, 2023 and March 31, 2024, provided by the management of the Company;

•
reviewed the Management Projections (a detailed consolidated financial projection model for the Company as of and for the years ending December 31, 2024 through December 31, 2030), prepared and provided to Kroll by the management of the Company, upon which Kroll has relied, with the Company’s and the Special Committee’s consent, in performing its analysis;

•
reviewed other internal documents relating to the history, current operations, and probable future outlook of the Company, and its subsidiaries, variable interest entities (“VIEs”) and VIEs’ subsidiaries (collectively, the “Group”) provided to Kroll by the management of the Company;

•
reviewed a letter dated June 14, 2024 from the management of the Company, which made certain representations as to the Company’s historical consolidated financial information, the Management Projections and the underlying assumptions of such projections (the “Management Representation Letter”);

•
reviewed a draft of the Merger Agreement dated June 14, 2024;

•
reviewed a draft of the Rollover Agreement by and among Parent and the parties listed as “Rollover Shareholders” in Schedule A thereto dated June 14, 2024;

•
discussed the information referred to above and the background and other elements of the Merger with the management of the Company;

•
discussed with the management of the Company its plans and intentions with respect to the management and operation of the Group’s business;

•
reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Kroll deemed relevant;

•
performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Kroll deemed relevant, and an analysis of selected transactions that Kroll deemed relevant; and

•
conducted such other analyses and considered such other factors as Kroll deemed appropriate.

In performing its analyses and rendering its opinion with respect to the Merger, Kroll, with the Company’s and the Special Committee’s consent:
•
relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the management of the Company, and did not independently verify such information;

•
relied upon the fact that the Special Committee, the Board and the Company have been advised by counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger have been duly, validly and timely taken;

•
assumed that any estimates, evaluations, forecasts and projections furnished to Kroll, including, without limitation, the Management Projections, were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Kroll expresses no opinion with respect to such estimates, evaluations, forecasts or projections or the underlying assumptions thereof;

•
assumed that information supplied and representations made by the management of the Company are substantially accurate regarding the Group and the Merger;

•
assumed that the representations and warranties made in the Merger Agreement, ancillary transaction documents and the Management Representation Letter are accurate in all material respects;

•
assumed that the final versions of all documents reviewed by Kroll in draft form conform in all material respects to the drafts reviewed;

•
assumed that there has been no material change in the assets, liabilities (contingent or otherwise), financial condition, results of operations, business, or prospects of the Group since the respective dates of the most recent financial statements and other information made available to Kroll, and that there is no information or facts that would make the information reviewed by Kroll inaccurate, incomplete or misleading;

•
assumed that all of the conditions required to implement the Merger will be satisfied and that the Merger will be completed in accordance with the Merger Agreement and ancillary transaction documents without any amendments thereto or any waivers of any terms or conditions thereof; and

•
assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Merger.

To the extent that any of the foregoing assumptions or any of the facts on which Kroll’s opinion is based prove to be untrue in any material respect, such opinion cannot and should not be relied upon. Furthermore, in Kroll’s analysis and in connection with the preparation of its opinion, Kroll has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger.
Kroll prepared its opinion effective as of June 19, 2024. Its opinion was necessarily based upon market, economic, financial, and other conditions as they existed and can be evaluated as of June 19, 2024, and Kroll disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Kroll after June 19, 2024. The credit, financial and stock markets have been experiencing unusual volatility and Kroll expresses no opinion or view as to any potential effects of such volatility on the Company or the Merger.
Kroll did not evaluate the Company’s solvency or the solvency of any other entity in the Group or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of the Group. Kroll has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of the Group, or any alternatives to the Merger, (ii) negotiate the terms of the Merger, and therefore, Kroll has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Merger, or (iii) advise the Special Committee or any other party with respect to alternatives to the Merger. Kroll did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any other entity in the Group is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.
Kroll is not expressing any opinion as to the market price or value of the Company’s Shares or ADSs (or anything else) after the announcement or the consummation of the Merger. Kroll’s opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Kroll has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. The issuance of Kroll’s opinion was approved by an authorized opinion review committee of Kroll.
In rendering its opinion, Kroll was not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Per Share Merger Consideration or Per ADS Merger Consideration, or with respect to the fairness of any such compensation.
Kroll’s opinion was furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Kroll’s express consent, except that a copy of its opinion may be provided to the Board and included in the filings with the SEC in relation to the Merger. Kroll’s opinion (i) does not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; (ii) does not address any transaction related to the Merger; (iii) is not a recommendation as to how the Special Committee, the Board or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction; and (iv) does not indicate that the Per Share Merger Consideration or Per ADS Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Per Share Merger Consideration or Per ADS Merger Consideration is within or above a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the opinion is based. Kroll’s opinion should not be construed as creating any fiduciary duty on the part of Kroll to any party.

Kroll’s opinion is solely that of Kroll, and Kroll’s liability in connection with the opinion shall be limited in accordance with the terms set forth in Kroll Engagement Letter. Kroll’s opinion is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Kroll Engagement Letter.
Summary of Financial Analysis
Set forth below is a summary of the material analyses performed by Kroll in connection with the delivery of its opinion to the Special Committee. This summary is qualified in its entirety by reference to the full text of Kroll’s opinion, attached hereto as Annex C. While this summary describes the analyses and factors that Kroll deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Kroll. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its opinion, Kroll did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Kroll believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the fairness opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Kroll was based on all analyses and factors taken as a whole, and also on the application of Kroll’s own experience and judgment.
The financial analyses summarized below include information presented in tabular format. In order for Kroll’s financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Kroll’s financial analyses.
Discounted Cash Flow Analysis
Kroll performed a discounted cash flow analysis of the projected future unlevered free cash flows attributable to the Company for the fiscal years ending December 31, 2024 through December 31, 2030, with unlevered “free cash flow” defined as cash that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows using a weighted average cost of capital as the applicable discount rate. For the purposes of its discounted cash flow analysis, Kroll used and relied upon the Management Projections, which are described in this proxy statement in the section entitled “Special Factors  —  Certain Financial Projections” beginning on page 39. The costs associated with the Company being a publicly-listed company, as provided by the management of the Company, were excluded from the Management Projections because such costs would likely be eliminated as a result of the Merger.
Kroll compared the projected 2030 growth and margin metrics of the Company to the latest twelve months (“LTM”) and near-term projected growth and margin metrics of selected public companies in freight industry. Kroll estimated the net present value of all cash flows attributable to the Company after fiscal year 2030 (the “Terminal Value”) using a perpetuity growth formula assuming a 3.0% terminal growth rate, which took into consideration an estimate of the expected long-term growth rate of the selected public companies in the freight industry and the Company’s business. Kroll used discount rates ranging from 15.0% to 17.0% to discount the projected free cash flows and the Terminal Value. Kroll estimated the Company’s discount rates by considering several factors including the Company’s: (1) current stage of its life cycle, (2) projected growth and financial performance, and (3) risks to achieve the projections, including execution, and competitive risks, among others. Kroll believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.
Based on these assumptions, Kroll’s discounted cash flow analysis resulted in an estimated enterprise value for the Company of RMB800.0 million to RMB960.0 million.

Selected Public Companies and Merger and Acquisition Transactions Analyses
Kroll analyzed selected public companies and selected merger and acquisition transactions for purposes of estimating valuation multiples with which to calculate a range of implied enterprise values of the Company. This collective analysis was based on publicly available information and is described in more detail in the sections that follow.
The companies used for comparative purposes in the following analysis were not directly comparable to the Company, and the transactions used for comparative purposes in the following analysis were not directly comparable to the Merger. Kroll does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Merger cannot rely solely upon a quantitative review of the selected public companies and selected transactions, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the selected public companies and the selected merger and acquisition transactions analyses are subject to certain limitations.
Selected Public Companies Analysis.   Kroll compared certain financial information of the Company to corresponding data and ratios from publicly traded companies in the express and freight industry that Kroll deemed relevant to its analysis. For purposes of its analysis, Kroll used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. The four companies in the express industry in China, four companies in freight industry in China, five companies in the express and freight industry in US and Europe, and five companies in the express and freight industry in Southeast Asia included in the selected public company analysis were:
China Express Companies
•
ZTO Express (Cayman) Inc.

•
J&T Global Express Limited

•
JD Logistics, Inc.

•
Hangzhou SF Intra-city Industrial Co., Ltd.

China Freight Companies
•
Kerry Logistics Network Limited

•
ANE (Cayman) Inc.

•
Shengfeng Development Limited

•
CN Logistics International Holdings Limited

US & Europe Companies
•
United Parcel Service, Inc.

•
FedEx Corporation

•
Deutsche Post AG

•
Expeditors International of Washington, Inc.

•
Forward Air Corporation

SEA Companies
•
Triple i Logistics Public Company Limited

•
Infinity Logistics and Transport Ventures Limited

•
Wice Logistics Public Company Limited

•
Sonic Interfreight Public Company Limited

•
Vibrant Group Limited

Kroll selected these companies for its analysis based on their relative similarity, primarily in terms of business model, to that of the Company.
The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies. The estimates for 2024, 2025 and 2026 in the tables below with respect to the selected public companies were derived based on information for the 12-month periods ending closest to the calendar year ends for which information was available. Data related to the Company’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) were adjusted for purposes of this analysis to eliminate public company costs and non-recurring income (expenses).
Due to the limited comparability of the selected public companies’ financial metrics relative to the Company, rather than applying a range of selected multiples from a review of the public companies, Kroll reviewed various valuation multiples for the Company implied by the valuation range determined from the discounted cash flow analysis in the context of the Company’s relative size, growth in revenue and profits, profit margins, capital spending and other characteristics that it deemed relevant.
	Revenue Growth					EBITDA Growth					EBITDA Margin
Company Name	3-YR CAGR	LTM	2024	2025	2026	3-YR CAGR	LTM	2024	2025	2026	3-YR AVG	LTM	2024	2025	2026
China & HK Express Companies
ZTO Express (Cayman) Inc.	15.1%	8.1%	12.1%	12.8%	11.0%	25.4%	18.6%	18.0%	14.7%	13.1%	29.6%	34.1%	35.6%	36.2%	36.9%
J&T Global Express Limited	79.3	21.8	13.6	24.3	13.9	NM	NM	NM	NM	NM	-20.9	-16.8	-9.2	-8.0	-7.5
JD Logistics, Inc.	31.4	21.3	13.6	9.9	10.2	34.6	71.8	40.8	17.8	15.8	1.5	3.1	3.9	4.2	4.4
Hangzhou SF Intra-city Industrial Co., Ltd.	36.8	21.1	20.9	18.1	14.6	NM	NM	231.8	59.8	40.6	-4.1	0.5	1.2	1.7	2.1
Group Median	34.1%	21.2%	13.6%	15.5%	12.4%	30.0%	45.2%	40.8%	17.8%	15.8%	-1.3%	1.8%	2.6%	2.9%	3.2%
China & HK Freight Companies
Kerry Logistics Network Limited	-1.5%	-44.7%	9.5%	5.6%	5.5%	1.1%	-52.9%	17.5%	5.1%	3.5%	7.5%	6.6%	7.1%	7.0%	6.9%
ANE (Cayman) Inc.	11.9	9.6	13.4	8.1	8.5	13.4	217.4	22.5	13.5	14.2	6.5	11.7	11.1	11.7	12.3
Shengfeng Development Limited	12.0	9.1	NA	NA	NA	22.4	20.9	NA	NA	NA	4.7	5.2	NA	NA	NA
CN Logistics International Holdings Limited	1.4	-24.5	NA	NA	NA	-25.4	-63.5	NA	NA	NA	5.7	3.2	NA	NA	NA
Group Median	6.6%	-7.7%	11.4%	6.8%	7.0%	7.2%	-16.0%	20.0%	9.3%	8.9%	6.1%	5.9%	9.1%	9.4%	9.6%
US & Europe Companies
United Parcel Service, Inc.	2.4%	-9.2%	2.3%	5.8%	5.3%	8.3%	-23.1%	-0.1%	14.1%	12.0%	15.9%	13.8%	14.1%	15.2%	16.2%
FedEx Corporation	9.2	-5.5	-2.7	3.3	4.5	18.7	23.5	-1.2	10.1	8.5	12.1	12.9	11.9	12.7	13.2
Deutsche Post AG	7.0	-12.3	1.8	4.1	4.2	7.2	-31.3	4.9	11.4	6.4	10.6	9.3	9.8	10.5	10.8
Expeditors International of Washington, Inc.	-1.0	-40.6	-2.7	4.2	5.2	0.3	-44.4	-6.2	4.2	0.7	11.4	10.6	10.4	10.4	10.0
Forward Air Corporation	2.6	-1.0	82.6	7.1	NA	22.3	-40.3	10.7	37.8	NA	15.1	10.8	9.0	11.6	NA
Group Median	2.6%	-9.2%	1.8%	4.2%	4.9%	8.3%	-31.3%	-0.1%	11.4%	7.4%	12.1%	10.8%	10.4%	11.6%	12.0%
SEA Companies
Triple i Logistics Public Company Limited	3.2%	-26.4%	6.7%	7.6%	5.7%	43.7%	-37.3%	3.2%	19.1%	7.3%	6.7%	6.2%	5.7%	6.3%	6.4%
Infinity Logistics and Transport Ventures Limited	18.4	4.0	NA	NA	NA	5.7	-0.5	NA	NA	NA	16.6	13.7	NA	NA	NA
Wice Logistics Public Company Limited	-1.5	-37.3	1.2	0.9	NA	-3.6	-59.1	18.3	6.0	NA	10.5	7.9	10.4	10.9	NA
Sonic Interfreight Public Company Limited	5.5	-46.3	NA	NA	NA	21.0	-49.9	NA	NA	NA	10.4	10.6	NA	NA	NA
Vibrant Group Limited	5.2	-28.9	NA	NA	NA	NM	-23.0	NA	NA	NA	13.7	14.7	NA	NA	NA
Group Median	5.2%	-28.9%	3.9%	4.2%	5.7%	13.4%	-37.3%	10.7%	12.5%	7.3%	10.5%	10.6%	8.0%	8.6%	6.4%
Mean	13.2%	-10.1%	13.3%	8.6%	8.0%	13.0%	-4.6%	30.0%	17.8%	12.2%	8.5%	8.8%	9.3%	10.0%	10.2%
Median	6.2%	-7.4%	9.5%	7.1%	5.7%	13.4%	-27.2%	14.1%	13.8%	10.3%	10.4%	10.0%	9.8%	10.5%	10.0%
Best Inc.	-7.6%	11.6%	11.7%	12.1%	6.1%	NM	NM	NM	NM	17.8%	-11.6%	-6.9%	-0.9%	1.5%	1.7%

	Enterprise Value as Multiple of
Company Name	LTM EBITDA	2024 EBITDA	2025 EBITDA	2026 EBITDA	LTM Revenue
China & HK Express Companies
ZTO Express (Cayman) Inc.	8.1x	7.1x	6.2x	5.5x	2.76x
J&T Global Express Limited	NM	NM	NM	NM	0.91
JD Logistics, Inc.	3.7	3.0	2.6	2.3	0.29
Hangzhou SF Intra-city Industrial Co., Ltd.	NM	33.9	22.1	16.1	0.60
Group Median	5.9x	7.1x	6.2x	5.5x	0.75x
China & HK Freight Companies
Kerry Logistics Network Limited	4.0x	3.5x	3.3x	3.2x	0.37x
ANE (Cayman) Inc.	4.1	3.8	3.4	3.1	0.71
Shengfeng Development Limited	4.9	NA	NA	NA	0.25
CN Logistics International Holdings Limited	10.0	NA	NA	NA	0.64
Group Median	4.5x	3.7x	3.4x	3.1x	0.50x
US & Europe Companies
United Parcel Service, Inc.	10.6x	10.0x	8.8x	7.8x	1.46x
FedEx Corporation	6.7	7.2	6.6	6.1	0.87
Deutsche Post AG	6.2	5.8	5.3	5.0	0.75
Expeditors International of Washington, Inc.	17.0	17.0	16.3	16.2	1.80
Forward Air Corporation	15.1	11.3	8.2	NA	1.63
Group Median	10.6x	10.0x	8.2x	6.9x	1.46x
SEA Companies
Triple i Logistics Public Company Limited	15.1x	15.3x	13.2x	12.4x	1.35x
Infinity Logistics and Transport Ventures Limited	9.8	NA	NA	NA	1.64
Wice Logistics Public Company Limited	10.0	9.0	8.5	NA	0.97
Sonic Interfreight Public Company Limited	4.3	NA	NA	NA	0.46
Vibrant Group Limited	2.4	NA	NA	NA	0.55
Group Median	9.8x	12.1x	10.9x	12.4x	0.97x
Mean	8.3x	10.6x	8.7x	7.8x	1.00x
Median	7.4x	8.1x	7.4x	5.8x	0.81x

Notes:
LTM = Latest Twelve Months
The Company’s EBITDA is adjusted to exclude public company costs and non-recurring items as provided by the management of the Company.
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) — (Cash & Equivalents) — (Net Non-Operating Assets)
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, Bloomberg, company Filings, annual and interim Reports.
Selected M&A Transactions Analysis.   Kroll compared the Company to the target companies involved in the selected merger and acquisition transactions listed in the table below. The selection of these transactions was based on, among other things, the target company’s industry, the relative size of the transaction compared to the Merger, and the availability of public information related to the transaction. The selected transactions indicated enterprise value to LTM revenue multiples ranging from 0.27x to 1.04x with a median of 0.67x, enterprise value to LTM EBITDA multiples ranging from 3.3x to 17.0x with a median of 7.8x.
The Company is not directly comparable to the target companies in the selected M&A transactions analysis given certain characteristics of the transactions and the target companies, including business and industry comparability and lack of recent relevant transactions. Therefore, although it reviewed the selected M&A transactions analysis, Kroll did not select valuation multiples for the Company based on the selected M&A transactions analysis.
Announced	Target Name	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	LTM EBIT	EBITDA Margin	EV / Revenue	EV / EBITDA
4/9/2024	International Distributions Services plc (nka: International Distribution Services plc)	EP Corporate Group, a.s.	$6,665	$16,013	$962	$355	6.0%	0.42x	6.9x
2/29/2024	Wincanton plc	GXO Logistics, Inc.	$1,213	$1,712	$139	$132	8.1%	0.71x	8.7x
9/11/2023	DX (Group) plc	H.I.G. Europe Realty Partners	$496	$599	$74	$68	12.3%	0.83x	6.7x
9/28/2022	Promontoria Holding 243 B.V.	SATS International SAS	$1,211	$1,661	$224	NA	13.5%	0.73x	5.4x
5/12/2022	Kintetsu World Express, Inc.	Kintetsu Group Holdings Co., Ltd.	$2,164	$7,977	$653	$493	8.2%	0.27x	3.3x
3/11/2022	DEPPON LOGISTICS Co., LTD.	JD Logistics, Inc.	$2,346	$4,936	$388	$222	7.9%	0.48x	6.0x
10/29/2021	Chinese express delivery business of BEST Inc.	J&T Global Express Limited	$1,062	$2,796	NA	NA	NA	0.38x	NA
9/9/2021	Echo Global Logistics, Inc.	TJC LP	$1,369	$3,181	$83	$66	2.6%	0.43x	16.5x
2/9/2021	Kerry Logistics Network Limited	S.F. Holding Co., Ltd.	$5,353	$8,033	$577	$452	7.2%	0.67x	9.3x
1/16/2019	Panalpina Welttransport (Holding) AG	DSV A/S (nka:DSV A/S)	$4,714	$6,134	$278	$250	4.5%	0.77x	17.0x
11/2/2018	CaseStack, Inc.	Hub Group, Inc.	$252	$242	$22	NA	9.1%	1.04x	11.5x
Mean	0.61x	9.1x
Median	0.67x	7.8x

Notes:
LTM = Latest Twelve Months
Source: Capital IQ, Bloomberg, company filings, press releases
Summary of Selected Public Companies and M&A Transactions Analyses
Kroll noted that while it reviewed the selected public companies and the selected M&A transactions, it did not select valuation multiples for the Company based on the selected public companies analysis and the selected M&A transactions analysis for the reasons described in the sections entitled “Selected Public Companies Analysis” and “Selected M&A Transactions Analysis” above, respectively.
Summary of Discounted Cash Flow Analysis and Selected Public Companies and M&A Transactions Analyses
The range of estimated enterprise values for the Company that Kroll derived from its discounted cash flow analysis was within a range of RMB800.00 million to RMB960.00 million based on the analyses described above.
Based on the concluded enterprise value, Kroll estimated the range of common equity value of the Company to be RMB351.62 million to RMB511.62 million by:
•
adding cash and cash equivalents of RMB294.67 million;

•
adding restricted cash of RMB1,801.14 million;

•
adding lease receivable of RMB129.42 million;

•
adding long-term investments of RMB156.86 million;

•
subtracting notes payable of RMB881.82 million; and

•
subtracting borrowings of RMB1,948.65 million.

Based on the foregoing analysis, Kroll estimated the value of each ADS to range from US$2.56 to US$3.73.
Kroll noted that the Per Share Merger Consideration to be received by the holders of the Shares (other than the Excluded Shares, the Rollover Shares, the Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing Excluded Shares and Rollover Shares) in the Merger was within the range of the per Share and per ADS value indicated by its analyses.
Kroll’s opinion was only one of the many factors considered by the Special Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Special Committee.
Fees and Expenses
As compensation for Kroll’s services in connection with the rendering of its opinion to the Special Committee, the Company agreed to pay Kroll a fee of US$500,000, consisting of a non-refundable retainer of US$250,000 payable upon engagement, and US$250,000 payable upon Kroll rendering the opinion at the request of the Special Committee.
No portion of Kroll’s fee is refundable or contingent upon the consummation of a transaction, including the Merger, or the conclusion reached in the opinion. The Company has also agreed to indemnify Kroll for certain liabilities arising out of its engagement. In addition, the Company has agreed to reimburse Kroll for its reasonable out-of-pocket expense (including the fees and expenses of outside counsel) incurred in connection with the rendering of its opinion, not to exceed US$50,000.
The terms of the fee arrangements with Kroll, which the Company believes are customary in transactions of this nature, were negotiated at arm’s length, and the Special Committee and the Company’s Board are aware of these fee arrangements. Other than this engagement to render its opinion to the Special Committee, during the two years preceding the date of its opinion, Kroll has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.
Purposes of and Reasons for the Merger
The Buyer Group
Under the SEC rules governing going-private transactions, each member of the Buyer Group is deemed to be engaged in a going-private transaction and, therefore, required to express his, her or its reasons for the Merger to the Unaffiliated Security Holders. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
For the Buyer Group, the purpose of the Merger is to enable the Buyer Group to acquire, directly or indirectly, 100% control of the Company in a transaction in which the Unaffiliated Security Holders will be cashed out in exchange for the Per Share Merger Consideration and the Per ADS Merger Consideration, as applicable, such that the Buyer Group will benefit from the rewards and bear the risks of sole ownership of the Company after the Merger, including any future earnings and growth of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses. In addition, the Merger will allow members of the Buyer Group which are currently shareholders of the Company to maintain their investment in the Company through their ownership in Parent, as further described in this proxy statement under the section entitled “Special Factors — Interests of Certain Persons in the Merger — Interests of the Buyer Group” beginning on page 56.
The Buyer Group believes that the operating environment has changed in a significant manner since the Company’s initial public offering in 2017. There is greater domestic competition in the businesses in which the

Company operates. These changes have increased the uncertainty and volatility inherent in the business models of companies similar to the Company. As a result, the Buyer Group is of the view that there is potential for considerably greater short- and medium-term volatility in the Company’s earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company’s business and a willingness to make business decisions focused on improving the Company’s long-term profitability. The Buyer Group believes that these strategies would be most effectively implemented in the context of a private company structure. Following the Merger, the Company’s management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the public market’s valuation of the Company and its emphasis on short-term period-to-period performance.
The need for the management of the Company to be responsive to Unaffiliated Security Holders’ concerns and to engage in an ongoing dialogue with Unaffiliated Security Holders can distract management’s time and attention from the effective operation and improvement of the business. As a privately held company, the Company will be relieved of many of the other expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002.
In light of the Buyer Group’s evaluation of the competitive landscape and the challenges faced by the Company as described above, including the pressure on the Company’s operating and financial performance as a result of the recent economic slowdown in China, each member of the Buyer Group decided to undertake the Merger at this time as it/he/she wants to take advantage of the benefits of the Company being a privately held company as described above. In the course of considering the going-private transaction, the Buyer Group did not consider alternative transaction structures. The Buyer Group believed the Merger was the most direct and effective way to enable the Buyer Group to acquire ownership and control of the Company.
The Company
The Company’s purpose for engaging in the Merger is to enable its shareholders and ADS holders to receive US$0.144 per Class A Share and US$2.88 per ADS (less cancellation fee of US$0.05 per ADS cancelled and cash distribution fee of US$0.05 per ADS held payable pursuant to the Deposit Agreement), in each case, in cash, without interest and net of any applicable withholding taxes, which represents (i) a premium of 25.2% to the closing price of the ADSs on November 2, 2023, the last day before the Company received the preliminary non-binding proposal letter from the Initial Buyer Group Members, a premium of approximately 30.9% to the volume-weighted average closing price of the ADSs during the last 15 trading days, and a premium of approximately 28.7% to the volume-weighted average closing price of the ADSs during the last 30 trading days, in each case prior to November 3, 2023, and (ii) a premium of approximately 25.2% to the closing price of the Company’s ADSs on June 18, 2024, the last trading day prior to entering into the Merger Agreement and ancillary transaction documents. The Company believes its long-term objectives can best be pursued as a private company. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee and the Board described in detail under the caption “— Reasons for the Merger and Recommendation of the Special Committee and the Board.”
Effects of the Merger on the Company
Private Ownership
ADSs representing Class A Shares are currently listed on NYSE under the symbol “BEST”. It is expected that, following the consummation of the Merger, the Company’s ADS program for Class A Shares maintained pursuant to the Deposit Agreement will be terminated, and the Company, as the Surviving Company, will cease to be a publicly traded company and will instead become a private company beneficially owned by the Buyer Group.
Following the completion of the Merger, ADSs will no longer be listed on any securities exchange or quotation system, including NYSE, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of Class A Shares under the Exchange Act may be terminated upon the Company’s application to the SEC if Class A Shares are not listed on a national securities exchange and there are fewer than 300 record holders of Class A Shares. Ninety days after the filing of Form 15 in connection with the completion of the Merger or such longer period as may be determined by the SEC, registration of the ADSs and the underlying Class A Shares under the Exchange Act will be terminated and/or suspended and the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002, applicable to public companies. As a result, the Company will no longer incur the costs and expenses of complying with such requirements. After the completion of the Merger, the Company’s shareholders will no longer enjoy the rights or protections that the U.S. federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.
Upon completion of the Merger, (a) each Share not represented by an ADS, other than Excluded Shares or Dissenting Shares, issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist in exchange for the right to receive the Per Share Merger Consideration in cash without interest and net of any applicable withholding taxes, and (b) each ADS, other than each ADS representing the Excluded Shares, issued and outstanding immediately prior to the Effective Time, will represent the right to receive the Per ADS Merger Consideration (less cancellation fee of US$0.05 per ADS cancelled and cash distribution fee of US$0.05 per ADS held payable pursuant to the terms of the Deposit Agreement), in cash, without interest and net of any applicable withholding taxes. At the Effective Time, (a) the Excluded Shares (including Excluded Shares represented by ADSs) will be cancelled for no cash consideration or distribution therefor, and (b) the Dissenting Shares will be cancelled and cease to exist in exchange for the right to receive the fair value of such Shares as determined by the Grand Court pursuant to the provisions of Section 238 of the Cayman Islands Companies Act. At the Effective Time, each share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable ordinary share of the Surviving Company. As a result, current shareholders of the Company, other than the Rollover Shareholders, will no longer have any equity interest in, or be shareholders of the Company upon completion of the Merger and the ADSs will represent only a right to receive cash consideration. As a result, the Company’s shareholders and ADS holders, other than the Rollover Shareholders, will not have the opportunity to participate in the earnings and growth of the Company and they will not have the right to vote on corporate matters. Similarly, the Company’s current shareholders and ADS holders, other than the Rollover Shareholders, will not be exposed to the risk of loss in relation to their investment in the Company.
In addition to the foregoing, at the Effective Time, the Company will provide for the treatment of (i) each Qualified Company Option, (ii) each Qualified Company RSU Award, (iii) each Non-qualified Company Option, and (iv) each Non-qualified Company RSU Award, as described below.
At the Effective Time, (A) each vested Non-qualified Company Option will be cancelled and immediately converted into the right to receive in exchange for an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Non-qualified Company Option; provided that if the exercise price of any such vested Non-qualified Company Option is equal to or greater than the Per Share Merger Consideration, such Non-qualified Company Option will be cancelled without any payment therefor, (B) each unvested Non-qualified Company Option will be canceled without any payment therefor, (C) each Non-qualified Company RSU Award will be cancelled without any payment therefor, (D) each Qualified Company Option will be cancelled and immediately converted into the right to receive in exchange for an award of option to purchase (i) the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company Option immediately prior to the Effective Time (ii) at a per-share exercise price equal to the exercise price of such Qualified Company Option immediately prior to the Effective Time, provided that the number of Parent’s class A ordinary shares subject to such Parent Option and/or the exercise price of such Parent Option may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company Options, and (E) each Qualified Company RSU Award will be cancelled and immediately converted into the right to receive in exchange for an award of Parent’s restricted share units to acquire the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company RSU Award immediately prior to the Effective Time, provided that the number of Parent’s class A ordinary shares subject to such Parent RSU Award may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company RSU Awards.

Directors and Management of the Surviving Company
If the Merger is completed, the current memorandum and articles of association of the Company will be replaced in their entirety by the memorandum and articles of association in the form then attached to the Plan of Merger. In addition, the directors of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the initial directors of the Surviving Company, and the officers of the Company immediately prior to the Effective Time will, from and after the Effective Time, be the initial officers of the Surviving Company, in each case, unless otherwise determined by Parent.
Primary Benefits and Detriments of the Merger
The primary benefits of the Merger to the Unaffiliated Security Holders include the following:
•
The receipt by the Unaffiliated Security Holders of US$0.144 per Ordinary Share or US$2.88 per ADS, representing a premium of approximately 25.2% to the closing price of the ADSs on November 2, 2023, the last trading day prior to the Company’s announcement of its receipt of the “going-private” proposal, a premium of approximately 30.9% to the volume-weighted average closing price of the ADSs during the last 15 trading days prior to its receipt of the “going-private” proposal, and a premium of approximately 28.7% to the volume-weighted average closing price of the ADSs during the last 30 trading days prior to its receipt of the “going-private” proposal.

•
The avoidance of the risk associated with any possible decrease in our future revenues and free cash flow, growth or value following the Merger.

The primary detriments of the Merger to the Unaffiliated Security Holders include the following:
•
Such shareholders and ADS holders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Company’s ordinary shares.

•
In general, the receipt of cash pursuant to the Merger or through the exercise of dissenters’ rights will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. See “Special Factors — U.S. Federal Income Tax Considerations” beginning on page 61.

•
Since the Company became publicly listed in September 2017, the highest historical closing price of our ADSs ($258.40 per ADS, on a split-adjusted basis) exceeds the Per ADS Merger Consideration.

The primary benefits of the Merger to the Buyer Group include the following:
•
If the Company successfully executes its business strategies, the value of their equity investment could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent;

•
The Company will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded company, the Company currently faces public shareholders and investment analyst pressure to make decisions that may produce better short-term results, but which may not over the long-term lead to a maximization of its equity value;

•
The Company will have more freedom to focus on long-term strategic planning in a highly competitive business;

•
The Company will have more flexibility to change its capital spending strategies without public market scrutiny or analysts’ quarterly expectations;

•
The Company will be able to deploy new services or change its pricing strategies to attract customers without public market scrutiny; and

•
The Buyer Group will benefit from a reduction of the costs in the amount of approximately US$1.3 million per year and administrative burden associated with operating the Company as a U.S. publicly traded company, including the costs associated with regulatory filings and compliance requirements.

The primary detriments of the Merger to the Buyer Group include the following:
•
All of the risk of any possible decrease in our revenues, free cash flow or value following the Merger will be borne by the Buyer Group;

•
The business risks facing the Company will be borne by the Buyer Group;

•
Risks associated with any legal or regulatory proceedings against the Company will be borne by the Buyer Group; and

•
An equity investment in the Surviving Company by Parent following the completion of the Merger will involve substantial risk resulting from the limited liquidity of such an investment since there will be no trading market for the equity securities of the Surviving Company.

The primary benefits of the Merger to the Company’s directors and executive officers (other than members of the Buyer Group) include, without limitation, the following:
•
The continuation of service of certain executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions;

•
Continued indemnification rights and directors and officers liability insurance to be provided by the Surviving Company to former directors and officers of the Company; and

•
The termination and conversion of certain Qualified Company Options and Qualified Company RSU Awards held by certain of the Company’s executive officers into the right to receive future equivalent equity incentive awards of Parent.

The primary detriments of the Merger to the Company’s directors and executive officers (other than members of the Buyer Group) include, without limitation, the following:
•
Certain directors and officer of the Company, to the extent and in their capacity as shareholders of the Company, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and

•
In general, the receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws.

The Company’s Net Book Value and Net Earnings
After the closing of the Merger, each Buyer Group Member will have a direct or indirect interest in the Company’s net book value and net earnings in proportion to such Buyer Group Member’s direct or indirect ownership interest in the Surviving Company. The Company’s net losses attributable to shareholders for the fiscal year ended December 31, 2023 was approximately US$114.7 million and the Company’s net book value as of December 31, 2023 was approximately negative US$36.9 million.
The table below sets forth the indirect beneficial interest in the Company’s net book value and net losses for the Buyer Group before and after the Merger, based on the historical net book value and net losses of the Company as of and for the fiscal year ended December 31, 2023.
	Ownership Prior to the Merger				Ownership After the Merger
	Net Book Value		Net Losses		Net Book Value		Net Losses
Name	$’000%		$’000%		$’000%		$’000%
AIL	(8,399)	22.78	26,130	22.78	(8,399)	22.78	26,130	22.78
CIL	(1,785)	4.84	5,552	4.84	(1,785)	4.84	5,552	4.84
Mr. Chou	(5,014)	13.60	15,600	13.60	(7,629)	20.69	23,733	20.69
Mr. Chow	(671)	1.82	2,088	1.82	(774)	2.10	2,409	2.10
BJ Russell	(3,285)	8.91	10,220	8.91	(3,282)	8.90	10,209	8.90
Shaohan Joe Chou	(498)	1.35	1,549	1.35	(498)	1.35	1,549	1.35

	Ownership Prior to the Merger				Ownership After the Merger
	Net Book Value		Net Losses		Net Book Value		Net Losses
Name	$’000%		$’000%		$’000%		$’000%
David Hsiaoming Ting, The 2012 MKB Irrevocable Trust, Ting Childrens Irrevocable Trust, and Ting Family Trust	(151)	0.41	470	0.41	(321)	0.87	998	0.87
IDG-Accel China Capital II L.P. and IDG-Accel China Capital II Investors L.P.	(406)	1.10	1,262	1.10	(406)	1.10	1,262	1.10
Sunshui Hopeson Capital Limited	(218)	0.59	677	0.59	(218)	0.59	677	0.59
Denlux		—		—	(8,834)	23.96	27,484	23.96
Mr. Chen		—		—	(409)	1.11	1,273	1.11
Ms. Kiu		—		—	(678)	1.84	2,111	1.84
CBLC Investment Limited	(1,408)	3.82	4,382	3.82	(704)	1.91	2,191	1.91
CCAP Best Logistics Holdings Limited and CDIB Capital Investment I Limited	(579)	1.57	1,801	1.57	(579)	1.57	1,801	1.57
Mangli Zhang	(55)	0.15	172	0.15	(55)	0.15	172	0.15
Bo Liu	(18)	0.05	57	0.05	(18)	0.05	57	0.05
Bridge Street 2014 Holdings, L.P., Broad Street Principal Investments, L.L.C., MBD 2014 Holdings, L.P., and Stone Street 2014 Holdings, L.P.	(911)	2.47	2,833	2.47	(911)	2.47	2,833	2.47
Shanghai Guangshi Investment Center (Limited Partnership)	(929)	2.52	2,891	2.52	(793)	2.15	2,466	2.15
Genesis Capital Enterprise Inc	(387)	1.05	1,204	1.05	(387)	1.05	1,204	1.05
Robert Zhu	(26)	0.07	80	0.07	(26)	0.07	80	0.07
Yidong Xu	(15)	0.04	46	0.04	(15)	0.04	46	0.04
Other Rollover RSU Shareholders excluding Mr. Chou and Mr. Chow	(147)	0.40	459	0.40	(147)	0.40	459	0.40
Total	(24,903)	67.54	77,474	67.54	(36,871)	100	114,708	100
Plans for the Company after the Merger
Parent anticipates that the Company’s operations will, after the Effective Time, be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent.
Other than as described in this proxy statement and transactions already under consideration by the Company, there are no present plans or proposals that relate to or would result in an extraordinary corporate transaction involving the Company’s corporate structure, business, or management, such as a merger, reorganization, liquidation, relocation of any material operations, or sale or transfer of a material amount of assets. However, the Buyer Group will continue to evaluate the Company’s entire business and operations from time to time, and may propose or develop plans and proposals which they consider to be in the best interests of the Company and its equity holders, including the disposition or acquisition of material assets, alliances, joint ventures, and other forms of cooperation with third parties or other extraordinary transactions, including the possibility of relisting the Company or a substantial part of its business on another stock exchange. At this time, however, no actual agreement or understanding as to the particulars of the abovementioned plans has been determined or agreed upon.

Subsequent to the completion of the Merger, and following the completion of the anticipated deregistration of the Company’s Shares and the ADSs, the delisting from the NYSE and the termination of the Company’s reporting obligations under the Exchange Act, the Company will no longer be subject to the Exchange Act or the compliance and reporting requirements of the NYSE and the related direct and indirect costs and expenses, and therefore may experience positive effects on profitability as a result of the elimination of such costs and expenses.
Alternatives to the Merger
The Board did not independently determine to initiate a process for the sale of the Company. The Special Committee was formed on November 5, 2023 in response to the Board’s receipt on November 3, 2023 of the Proposal. The Special Committee noted that the Proposal was publicly announced on November 6, 2023 and was therefore known to the market in general, and would continue to be known to the market through and after the execution of the Merger Agreement. As of June 19, 2024, the Company had not received and has not since received from any other third parties any actionable offer for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets, or the purchase of all of the Shares, including Shares represented by ADSs, or a sufficient number of Shares and ADSs to enable such third party to exercise control of or significant influence over the Company. Taking these considerations into account, the Special Committee decided that there was no viable alternative to the proposed sale of the Company to the Buyer Group. The Special Committee also took into account that prior to the receipt of shareholder approval, the Company can terminate the Merger Agreement in order to enter into an acquisition agreement with respect to a Superior Proposal. In this regard, the Special Committee recognized that it has flexibility under the Merger Agreement to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a Superior Proposal, including the ability to provide information to and engage in discussions and negotiations with such party (and, if such proposal is a Superior Proposal, recommend such proposal to the Company’s shareholders).
The Special Committee and the Board also considered the advisability of rejecting the Proposal and allowing the Company to remain as a publicly-traded company. However, based on the considerations set forth in “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board”, the Special Committee and the Board concluded that remaining as a public company would be less favorable than the Merger as a means to enhance the value of the Unaffiliated Security Holders’ interests in the Company.
Effects on the Company if the Merger Is Not Completed
The Company is not currently aware of any reason why the Merger will not be completed as contemplated by the Merger Agreement. If the Merger were not completed for any reason, however, holders of Class A Shares and ADSs would not receive the Per Share Merger Consideration or Per ADS Merger Consideration that is contemplated by the Merger Agreement and the Plan of Merger. Instead, the Company would remain a publicly-traded company and the ADSs would continue to be listed and traded on NYSE for so long as the Company continued to meet the NYSE’s listing requirements. The Unaffiliated Security Holders would therefore continue to be subject to opportunities and risks similar to those to which they are currently subject with respect to their ownership of the Class A Shares and ADSs. The effect of these risks and opportunities on the future value of the Unaffiliated Security Holders’ Shares and ADSs cannot be predicted with any certainty. There is also a risk that the market price of the ADSs would decline if the Merger were not completed, based on an assumption that the current market price reflects an expectation on the part of investors that the Merger will be completed.
If the Merger Agreement is terminated, neither the Company nor Parent will be required to pay any termination fee.
If the Merger were not completed for any reason, the Board could be expected from time to time thereafter to evaluate and review the business, operations, dividend policy, and capitalization of the Company and make such changes as it deemed appropriate. If the Merger were not completed for any reason, it is possible that no other comparable transaction acceptable to the Company would be offered, and that the Company’s business, prospects, and results of operations would be adversely affected.

Financing of the Merger
The Company and the Buyer Group estimate that the total amount of funds necessary to complete the Merger and related transactions and pay related fees and expenses will be approximately US$26.1 million (assuming no exercise of dissenters’ rights by shareholders of the Company). This amount includes the merger consideration to be paid to the Company’s shareholders and ADS holders (other than with respect to any Rollover Shares), as well as the fees and expenses in connection with the Merger and related transactions. In calculating this amount, the Company and the Buyer Group did not consider the value of the Rollover Shares, which will be canceled for no consideration from the Company pursuant to the Merger Agreement.
The Buyer Group expects to fund this amount through cash contributions from Mr. Chou, Mr. Chow, Denlux, Mr. Chen, Ms. Kiu (the foregoing persons, collectively, the “Initial Sponsors”) and The 2012 MKB Irrevocable Trust (the “Other Sponsor,” together with the Initial Sponsors, the “Sponsors”) pursuant to their respective Equity Commitment Letters as currently in effect, under which, subject to the terms and conditions thereof, the foregoing persons will provide equity financing in an aggregate amount of approximately US$18.8 million to Parent to complete the Merger, and from payment by the Surviving Company of the Buyer Group’s fees and expenses incurred in connection with the Merger and related transactions.
Equity Commitment Letters
Concurrently with the execution of the Merger Agreement on June 19, 2024, each of the Initial Sponsors entered into an Equity Commitment Letter with Parent. On October 11, 2024, The 2012 MKB Irrevocable Trust entered into an Equity Commitment Letter with Parent and each of the Initial Sponsors entered into an amended and restated Equity Commitment Letter with Parent, which each amended and restated the corresponding Equity Commitment Letter dated June 19, 2024 in its entirety. Pursuant to these Equity Commitment Letters as currently in effect, each of Mr. Chou, Mr. Chow, Denlux, Mr. Chen, Ms. Kiu and The 2012 MKB Irrevocable Trust has committed to contribute cash in the amount of approximately US$3.8 million, US$150,000, US$13 million, US$0.6 million, US$1 million and US$250,000, respectively, to Parent (or any other person as directed by Parent for the Specified Purpose (as defined below)) to complete the Merger, in exchange for newly issued equity securities of Parent to be held by such Sponsor or its/his/her designated affiliates respectively. Such funds are to be used solely for the purpose of funding the merger consideration and any other amounts required to be paid by Parent pursuant to the Merger Agreement and paying fees and expenses incurred by Parent, the Company and following the closing of the Merger, the Surviving Company in connection with the Transactions (the “Specified Purpose”).
The funding of each Sponsor’s commitment under its/his/her Equity Commitment Letter, as currently in effect, is conditioned upon, in addition to the execution and delivery of the Merger Agreement by the Company, (i) the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to complete the Merger under the Merger Agreement, (ii) the substantially contemporaneous consummation of the closing of the Merger, and (iii) the substantially contemporaneous funding to Parent of the contributions as contemplated by the other Equity Commitment Letters.
The obligation of each of the Sponsors to fund the equity commitment under its/his/her Equity Commitment Letter, as currently in effect, will terminate automatically and immediately upon the earliest to occur of (i) the closing of the Merger, at which time all obligations are fulfilled, (ii) the valid termination of the Merger Agreement in accordance with its terms, or (iii) the assertion by the Company or any of its controlled affiliates of a claim against such Sponsor, Parent, Merger Sub or any of the Non-Recourse Parties (as defined in the Equity Commitment Letters) in connection with the Equity Commitment Letters, the Merger Agreement, the Rollover Agreement or any of the transactions contemplated thereby (other than a claim seeking specific performance or other equitable relief in accordance with the terms of the Equity Commitment Letters, the Rollover Agreement or the Merger Agreement).
Rollover Agreement
On June 19, 2024, Parent and the Initial Rollover Shareholders entered into the Rollover and Contribution Agreement, which was joined by the Other Rollover Shareholders on October 11, 2024 by way of delivering joinder agreements (the “Rollover Agreement”). Pursuant to the Rollover Agreement, among others, (i) each Rollover Shareholder irrevocably agreed and elected to contribute, assign and deliver his/her/its Rollover

Shares in exchange for the subscription for newly issued shares of Parent immediately prior to the completion of the Merger; (ii) Parent agreed to issue such shares to such Rollover Shareholder or his/her/its designated affiliate in the amount set forth in the Rollover Agreement; and (iii) each Rollover Shareholder agreed and acknowledged that the issuance of such shares as provided in the preceding sentence constitutes complete satisfaction of all obligations towards or sums due to such Rollover Shareholder by Parent with respect to the rollover of the Rollover Shares held by him/her/it, and upon the issuance, each Rollover Shareholder shall have no right to the Merger Consideration (as defined in the Merger Agreement) with respect to the Rollover Shares.
Interim Consortium Agreement
On June 19, 2024, Parent, Merger Sub, the Initial Sponsors, and the Initial Rollover Shareholders entered into an Interim Consortium Agreement, which was joined by the Other Sponsor and the Other Rollover Shareholders on October 11, 2024 by way of delivering joinder agreements (the “Interim Consortium Agreement”). Pursuant to the Interim Consortium Agreement, the parties thereto agreed to certain terms and conditions that will govern the actions of such parties and the relationships among such parties with respect to the Merger during the period prior to and including the Effective Time, including, among other things and subject to certain limitations or exceptions therein, (i) the mechanism for the Buyer Group to make decisions relating to the Merger Agreement, (ii) the mechanism for admitting additional investors to the Buyer Group, (iii) certain fees and expense sharing arrangements among the Buyer Group Members, and (iv) the obligations of the Rollover Shareholders to vote in favor of the approval and authorization of the Merger Agreement and transactions contemplated thereunder.
Remedies
The Company, Parent and Merger Sub are entitled to seek specific performance of the terms and provisions of the Merger Agreement, including to seek an injunction to prevent breaches of the Merger Agreement by the other parties and, in the case of the Company, to seek an injunction, specific performance or other equitable relief to enforce Parent’s and Merger Sub’s obligations to consummate the Merger or to cause the consummation of the financing contemplated in the Equity Commitment Letters, in addition to any other remedy by law or equity. However, the Company has the right to obtain an injunction, specific performance or other equitable relief to enforce Parent’s and Merger Sub’s obligations to consummate the Merger only if (i) all of the conditions to closing for the obligations of Parent and Merger Sub to consummate the Merger have been satisfied or duly waived and (ii) the Company has irrevocably confirmed by notice to Parent that all conditions to closing for the obligations of the Company have been satisfied, or that it is willing to waive any unsatisfied condition.
Interests of Certain Persons in the Merger
In considering the recommendation of the Special Committee and the Board with respect to the Merger, you should be aware that each of Buyer Group Members has interests in the transaction that are different from, and/or in addition to, the interests of the Unaffiliated Security Holders generally. The Board and the Special Committee were aware of such interests and considered them, among other matters, in reaching their decisions to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, and recommend that our shareholders vote in favor of authorizing and approving the Merger Agreement, the Plan of Merger and the Transactions.
Interests of the Buyer Group
As a result of the Merger, Parent will own 100% of the equity interest in the Surviving Company and the Buyer Group will own, directly or indirectly, 100% of the equity interest in Parent immediately following the completion of the Merger. Concurrently with the execution and delivery of the Merger Agreement, the Initial Rollover Shareholders entered into the Rollover Agreement with Parent, which was joined by the Other Rollover Shareholders on October 11, 2024. Pursuant to the Rollover Agreement, the Rollover Shareholders have agreed to contribute the Rollover Shares to Parent for cancellation without payment of any consideration in accordance with the Merger Agreement, in exchange for receiving newly issued shares of Parent at or immediately prior to the Effective Time. Immediately following the completion of the Merger, Mr. Chou,

Mr. Chow, AIL, CIL, BJ Russell, Denlux, Shaohan Joe Chou, David Hsiaoming Ting, The 2012 MKB Irrevocable Trust, Ting Childrens Irrevocable Trust, Ting Family Trust, Sunshui Hopeson, IDG-Accel, IDG-Accel Investors, Mr. Chen, Ms. Kiu, Broad Street Principal Investments, L.L.C., MBD 2014 Holdings, L.P., Stone Street 2014 Holdings, L.P., Bridge Street 2014 Holdings, L.P., Peng Chen, Jimei Liu, Mangli Zhang, Yanbing Zhang, Tao Liu, Xiaoqing Wang, Lili He, Bo Liu, CCAP Best Logistics Holdings Limited, CDIB Capital Investment I Limited, CBLC, Yidong Xu, Robert Zhu, Genesis Capital Enterprise Inc. and Shanghai Guangshi Investment Center (Limited Partnership) will collectively beneficially own 100% of the equity interest in Parent.
Because of Parent’s equity interest in the Surviving Company, each member of the Buyer Group will directly or indirectly enjoy the benefits from any future earnings and growth of the Company after the Merger which, if the Company is successfully managed, could exceed the value of its/his/her original investment in the Company. The Buyer Group will also directly bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company. The investment by the Buyer Group in the Surviving Company will be illiquid, with no public trading market for the Surviving Company’s shares and no certainty that an opportunity to sell its shares in the Surviving Company at an attractive price, or that dividends paid by the Surviving Company, will be sufficient to recover its investment.
The Merger may also provide additional means to enhance shareholder value for the Buyer Group, including improved profitability due to the elimination of the expenses associated with the reporting and compliance obligations of a publicly traded company, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to the Buyer Group, such as through dividends or other distributions.
Interests of the Company’s Executive Officers and Directors in the Merger
In considering the recommendation of the Special Committee and the Board, the Company’s shareholders should be aware that certain of the Company’s directors and executive officers have interests in the Transactions that are different from, and/or in addition to, the interests of the Company’s shareholders and ADS holders generally. These interests include:
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the beneficial ownership of equity interests in the Surviving Company by Mr. Chou, Mr. Chow and certain other executive officers who are Rollover Shareholders, and the potential increase or decrease in value of the shares of the Surviving Company of which such directors and executive officers will have beneficial ownership as a result of the completion of the Merger, and future performance of the Company;

•
the assumption by the Surviving Company of outstanding Company Options and Company RSU Awards held by certain executive officers of the Company, as a result of which such executive officers will continue to hold an equity interest in the Surviving Company and be able to enjoy the benefits from future earnings and growth of the Surviving Company after the completion of the Merger;

•
continued indemnification rights and directors and officers liability insurance to be provided by the Surviving Company to former directors and officers of the Company;

•
the directors’ receipt of Board compensation in the ordinary course;

•
affiliation of certain directors of the Company with AIL; and

•
the expected continuation of service of the executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements with the Surviving Company.

The Special Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters.

Treatment of Company Share Awards
In addition to the foregoing, at the Effective Time, the Company will provide for the treatment of (i) each Qualified Company Option, (ii) each Qualified Company RSU Award, (iii) each Non-qualified Company Option, and (iv) each Non-qualified Company RSU Award, as described below.
At the Effective Time, (A) each vested Non-qualified Company Option will be cancelled and immediately converted into the right to receive in exchange for an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Non-qualified Company Option; provided that if the exercise price of any such vested Non-qualified Company Option is equal to or greater than the Per Share Merger Consideration, such Non-qualified Company Option will be cancelled without any payment therefor, (B) each unvested Non-qualified Company Option will be canceled without any payment therefor, (C) each Non-qualified Company RSU Award will be cancelled without any payment therefor, (D) each Qualified Company Option will be cancelled and immediately converted into the right to receive in exchange for an award of option to purchase (i) the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company Option immediately prior to the Effective Time (ii) at a per-share exercise price equal to the exercise price of such Qualified Company Option immediately prior to the Effective Time, provided that the number of Parent’s class A ordinary shares subject to such Parent Option and/or the exercise price of such Parent Option may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company Options, and (E) each Qualified Company RSU Award will be cancelled and immediately converted into the right to receive in exchange for an award of Parent’s restricted share units to acquire the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company RSU Award immediately prior to the Effective Time, provided that the number of Parent’s class A ordinary shares subject to such Parent RSU Award may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company RSU Awards.
The table below sets forth the numbers of outstanding Shares (including Class A Shares represented by ADSs), Company Options and Company RSU Awards (in each of the foregoing cases, excluding Excluded Shares) beneficially held as of the date of this proxy statement by the directors and executive officers of the Company and the amounts of cash that such directors and executive officers will receive pursuant to the Merger Agreement.
	Shares (Excluding Excluded Shares)		Company Options (Excluding Excluded Shares)			Company RSU Awards (Excluding Excluded Shares)		Total Cash Payment at Effective Time (US$)
Name	Shares beneficially owned	Cash Payment (US$)	Underlying Shares	Exercise Price (US$)	Cash Payment (US$)	Underlying Shares	Cash Payment (US$)
Shao-Ning Johnny Chou	0	0	0	—	—	644,060	—	—
Chen Shen	0	0	0	—	—	0	—	—
Lei Jin	0	0	0	—	—	0	—	—
George Chow	0	0	350,000	0.75	—	325,000	—	—
Wenbiao Li	130,000	18,720	0	—	—	0	—	18,720
Ying Wu	150,000	21,600	50,000	0.75	—	0	—	21,600
Klaus Anker Petersen	150,000	21,600	0	—	—	0	—	21,600
Gloria Chien-Yi Fan	709,820	102,214	0	—	—	305,000	—	102,214
Mangli Zhang	0	0	29,040	0.75	—	265,000	—	—
Xiaoqing Wang	22,900	3,298	2,700	0.75	—	97,500	—	3,298
Tao Liu	111,360	16,036	5,980	0.75	—	342,500	—	16,036
Yanbing Zhang	143,840	20,713	10,580	0.75	—	290,000	—	20,713
Jimei Liu	0	0	0	—	—	295,000	—	—

	Shares (Excluding Excluded Shares)		Company Options (Excluding Excluded Shares)			Company RSU Awards (Excluding Excluded Shares)		Total Cash Payment at Effective Time (US$)
Name	Shares beneficially owned	Cash Payment (US$)	Underlying Shares	Exercise Price (US$)	Cash Payment (US$)	Underlying Shares	Cash Payment (US$)
Peng Chen	1,500	216	22,700	0.75	—	52,500	—	216
Total	1,419,420	204,396	471,000	—	—	2,616,560	—	204,396
Indemnification; Directors’ and Officers’ Insurance
See “The Merger Agreement — Indemnification; Directors’ and Officers’ Insurance” beginning on page 88.
The Special Committee
On November 5, 2023, the Board established the Special Committee to consider the Proposal from the Buyer Group and to take any actions it deems appropriate to assess the fairness and viability of the Proposal. The Special Committee is composed of three independent directors, Ying Wu (serving as chairman of the Special Committee), Wenbiao Li and Klaus Anker Petersen. All of Ying Wu, Wenbiao Li and Klaus Anker Petersen are free from any affiliation with the Buyer Group and none of them has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders other than (i) their receipt of the Board compensation in the ordinary course as members of the Board, and (ii) their rights as members of the Board, including as members of the Special Committee, to the directors’ indemnification and liability insurance rights under the Merger Agreement. The Board did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the Merger.
Position with the Surviving Company
After completion of the Merger, Mr. Chou expects to continue to serve as the chief executive officer and director of the Surviving Company; Mr. Chow expects to continue to serve as the chief strategy and investment officer of the Surviving Company; Peng Chen expects to continue to serve as vice president of cloudsoft business and general manager of the software division of the Surviving Company; Jimei Liu expects to continue to serve as senior vice president of human resources and administration of the Surviving Company; Mangli Zhang expects to continue to serve as senior vice president and general manager of supply chain management service line of the Surviving Company; Yanbing Zhang expects to continue to serve as senior vice president of engineering and general manager of cloud service line of the Surviving Company; Tao Liu expects to continue to serve as senior vice president and general manager of freight service line of the Surviving Company; Xiaoqing Wang expects to continue to serve as vice president and general manager of global service line of the Surviving Company; and Lili He expects to continue to serve as vice president of the strategic clients department of the Surviving Company.
Related Party Transactions
The Company has adopted an audit committee charter that requires the audit committee to review on an ongoing basis and approve all related party transactions as defined in Item 404 of Regulation S-K. For a description of related party transactions for the years ended December 31, 2022 and 2023, see “Item 7. Major Shareholders and Related Party Transactions — 7.B. Related Party Transactions” included in the Company’s Annual Report, which is incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 107 for a description of how to obtain a copy of the Annual Report.
In April 2024, Alibaba.com China Limited exercised its right to require the Company to repurchase US$15,000,000 in the total outstanding principal amount of the 4.5% Convertible Senior Notes Due 2025 (the “2025 Convertible Notes”) with interest, resulting in a repurchase by the Company of US$3,000,000 in outstanding principal amount of the 2025 Convertible Notes on August 28, 2024, followed by the repurchase by the Company of an additional US$12,000,000 in outstanding principal amount of the 2025 Convertible Notes, together with accrued interest on all such repurchased 2025 Convertible Notes, on September 25, 2024.

The remaining outstanding principal amount of the 2025 Convertible Notes (i.e., US$60,000,000) will be repurchased with interest by the Company on May 10, 2025.
Fees and Expenses
Fees and expenses incurred or to be incurred by the Company and the Buyer Group in connection with the Merger are estimated at the date of this proxy statement and set forth in the table below. Such fees are subject to change pending completion of the Merger.
Description	Amount (US$)
Legal fees and expenses	US$	1,375,000
Financial advisory fees and expenses	US$	600,000
Filing fees	US$	2,885
Miscellaneous (e.g., ADS program termination fees, printer and mailing costs)	US$	5,300,000
Total	US$	7,277,885
These expenses (other than the ADS cancellation fees at US$0.05 per ADS cancelled and cash distribution fee of US$0.05 per ADS held) will not reduce the Merger consideration to be received by the Company’s shareholders and ADS holders. If the Merger is completed, the party incurring any costs and expenses in connection with the Merger and the Merger Agreement will pay those costs and expenses.
Voting by the Rollover Shareholders and Certain Other Persons at the Extraordinary General Meeting
Pursuant to the Interim Consortium Agreement, the Rollover Shareholders have each agreed to, at the extraordinary general meeting, vote all of the Shares (including Shares represented by ADSs) they beneficially own, which represent approximately 96.0% of the voting rights attached to all the outstanding Shares as of the date of this proxy statement, and equity securities of the Company acquired by such Rollover Shareholders after the date of the Interim Consortium Agreement and prior to the Effective Time, in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.
After making reasonable inquiry, the Company understands that the executive officers, directors and affiliates of the Company, to the extent that they beneficially own or have proxy authority for Shares, currently intend to vote in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. Shares that are beneficially owned by the executive officers, directors and affiliates of the Company or for which the executive officers, directors and affiliates of the Company have proxy authority, including Shares beneficially owned by those who are Rollover Shareholders, represent approximately 96.0% of the voting rights attached to all the outstanding Shares as of the date of this proxy statement. See “Security Ownership of Certain Beneficial Owners and Management of the Company” beginning on page 101 for additional information.
Litigation Related to the Merger
We are not aware of any lawsuit that challenges the Merger Agreement, the Plan of Merger, or any of the Transactions, including the Merger.
Accounting Treatment of the Merger
The Merger is expected to be accounted for as a business combination by Parent in accordance with Accounting Standards Codification 805 “Business Combinations”, initially at the fair value of the Company as of the date of the closing of the Merger, which is the date of the acquisition.
Regulatory Matters
The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with effecting the Merger other than (a) the approvals, filings or notices required under the federal securities laws and applicable listing rules of NYSE, (b) the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Islands Companies Act) with the Cayman Registrar and, in the event the Merger becomes effective, a copy of the Certificate of Merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of the Merger being published in the Cayman Islands Government Gazette, and (c) filing, permits, authorizations, consents and approvals as may be required under any applicable PRC laws.
Dissenters’ Rights
Registered holders of Shares who dissent from the Merger will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements for the exercise of dissenters’ rights set forth in Section 238 of the Cayman Islands Companies Act, a copy of which is attached as Annex D to this proxy statement. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the Per Share Merger Consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares.
We encourage you to read the section of this proxy statement entitled “Dissenters’ Rights” as well as Annex D to this proxy statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenters’ rights.
U.S. Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the disposition of our ADSs or Shares by a U.S. Holder (as defined below) for cash pursuant to the Merger. This discussion applies only to U.S. Holders (as defined below) that hold our ADSs or Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Merger will be consummated in accordance with the Merger Agreement and as described in this proxy statement. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. In addition, there can be no assurance that the Internal Revenue Service (the “IRS”) or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift or other non-income tax considerations, any minimum tax, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations relating to the disposition of our ADSs or Shares for cash pursuant to the Merger.
The following summary does not address all aspects of U.S. federal income taxation that may be important to a U.S. Holder in light of its individual circumstances, nor does it address the consequences to U.S. Holders subject to special treatment under U.S. federal income tax laws, such as:
•
a bank or financial institution;

•
an insurance company;

•
a pension plan;

•
a cooperative;

•
a regulated investment company;

•
a real estate investment trust;

•
a dealer in securities;

•
a trader that elects to use a mark-to-market method of tax accounting;

•
one of certain former U.S. citizens or long-term residents;

•
a tax-exempt entity (including a private foundation);

•
a person who acquired ADSs or Shares pursuant to any employee share option or otherwise as compensation;

•
a person that will hold ADSs or Shares as part of a straddle, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•
a person that has a functional currency other than the U.S. dollar;

•
a person that actually or constructively owns ADSs or Shares representing 10% or more of our stock (by vote or value);

•
a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, or a person holding ADSs or Shares through such an entity; or

•
a person holding ADSs or Shares in connection with a trade or business conducted outside the United States or in connection with a permanent establishment or other fixed place of business outside the United States.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships are urged to consult their tax advisors regarding the specific tax consequences of the Merger. Moreover, this discussion does not address any U.S. federal income tax consequences applicable to Dissenting Shareholders or Rollover Shareholders.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATIONAL PURPOSES ONLY. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or Shares that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (i) that is subject to the primary supervision of a court within the United States and for which one or more U.S. persons (as defined in Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (ii) that has validly elected under applicable Treasury Regulations to be treated as a United States person as defined in Section 7701(a)(30) of the Code.

Consequences of the Merger to U.S. Holders
The receipt of cash by a U.S. Holder in exchange for its Shares or ADSs pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received in the Merger and its adjusted tax basis in the Shares or ADSs surrendered therefor. Subject to the rules discussed below under “— Passive Foreign Investment Company Considerations,” such gain or loss will generally be long-term capital gain or loss if a U.S. holder has held its Shares or ADSs, as applicable, for more than one year as of the effective date of the Merger. Long-term capital gain recognized by certain non-corporate U.S. Holders is generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for its Shares or ADSs. If a U.S. Holder acquired different blocks of Shares or ADSs, as applicable, at different times or different prices, such U.S. Holder must determine its tax basis and holding period separately for each block of Shares or ADSs, respectively.

However, as discussed below under “— Passive Foreign Investment Company Considerations,” the Company believes that there was a significant risk that it was a PFIC for U.S. federal income tax purposes for its 2021 taxable year and that it was a PFIC for U.S. federal income tax purposes for its 2022 and 2023 taxable years. The Company anticipates that it will be a PFIC for its 2024 taxable year and in future taxable years. Accordingly, it is expected that any gain on the disposition of a U.S. Holder’s Shares or ADSs pursuant to the Merger will not be treated as capital gain, and the preferential rates for long-term capital gains will not be available. The deductibility of capital losses is subject to limitations under the Code. If a U.S. Holder acquired different blocks of Shares or ADSs at different times or different prices, the adjusted tax basis and holding period must be separately determined with respect to each block of such Shares or ADSs.
As described below under “PRC Income Tax Consequences,” there is a risk that gain from the disposition of the ADSs or Shares pursuant to the Merger may be subject to PRC tax. In general, a U.S. Holder is entitled to use foreign tax credits to offset only the portion of U.S. federal income tax liability attributable to foreign-source income. Because under the Code, any gain or loss recognized by a U.S. Holder pursuant to the Merger generally will be treated as U.S.-source gain or loss, this limitation may preclude a U.S. Holder from claiming a credit for all or a portion of PRC taxes imposed on the gain. However, if a U.S. Holder is eligible for the benefits of the income tax treaty between the United States and the PRC (the “Treaty”), such U.S. Holder may elect to treat the gain as PRC-source income for foreign tax credit limitation purposes. Under certain Treasury regulations, if a U.S. Holder does not elect to apply the benefits of the Treaty, such U.S. Holder is generally precluded from claiming foreign tax credits with respect to PRC income taxes on disposition gains. However, the IRS released a notice allowing taxpayers to defer the application of certain aspects of such regulations under certain conditions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Even if these Treasury regulations do not prohibit a U.S. Holder from claiming a foreign tax credit with respect to PRC income taxes, if any, on disposition gains, other limitations under the foreign tax credit rules may preclude such U.S. Holder from claiming a foreign tax credit with respect some or all of such taxes. If a U.S. Holder is precluded from claiming a foreign tax credit, it is possible that any PRC income taxes on disposition gains may either be deductible or reduce the amount realized on the disposition. The rules governing foreign tax credits are very complex, and U.S. Holders should consult their tax advisor regarding the tax consequences of the imposition of any PRC tax on disposition gains, including the Treaty’s resourcing rule, any reporting requirements with respect to a Treaty-based return position and the creditability or deductibility of the PRC tax in their particular circumstances (including any applicable limitations).
Passive Foreign Investment Company Considerations
For U.S. federal income tax purposes, a non-U.S. corporation, such as the Company, will be treated as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash generally are categorized as passive assets, and the Company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. For purposes of the PFIC rules, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
As indicated in our Prior Annual Reports, we believe that there was a significant risk that we were a PFIC for U.S. federal income tax purposes for our 2021 taxable year and that we were a PFIC for U.S. federal income tax purposes for our 2022 and 2023 taxable years. We anticipate that we will be a PFIC for our 2024 taxable year and in future taxable years. The determination of whether we are a PFIC is made annually. Accordingly, changes in our asset or income composition may affect our PFIC status. For these purposes, fluctuations in the market price of our Shares and ADSs (which may be volatile) may affect the value of our goodwill, and thus the composition of our assets, and accordingly, may affect our PFIC status. The composition of our assets and income may also be affected by how, and how quickly, we use the cash and liquid assets that we currently hold. Because our PFIC status is a factual annual determination that can be made only after the end of the relevant taxable year, our PFIC status for 2024 cannot be determined with certainty before the end of our 2024 taxable year. Moreover, we do not intend to publish our financial statements for our 2024 fiscal year or determine our PFIC status for the 2024 taxable year if the Merger occurs, and accordingly, a U.S. Holder will likely not have the information that is generally necessary in order to determine our PFIC status for our 2024 taxable year. U.S. Holders should consult their own tax advisors regarding the determination of our PFIC status.
If we are or were a PFIC for any year during which a U.S. Holder holds or held our ADSs or Shares, we will generally continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which such U.S. Holder holds our ADSs or Shares, even if we ceased to meet the threshold requirements for PFIC status. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on any gain realized on the sale or other disposition of ADSs or Shares pursuant to the Merger. Under the PFIC rules:
•
such gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Shares;

•
the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income;

•
the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are or were a PFIC for any taxable year in which a U.S. Holder held our ADSs (but not our Shares directly) and certain conditions relating to the regular trading of our ADSs have been met in the past, a U.S. Holder of ADSs (but not our Shares directly) may have been able to make a so called “mark-to-market” election with respect to its ADSs. If a U.S. Holder made this election in a timely fashion, then instead of the tax treatment described in the preceding paragraph, any gain recognized by the U.S. Holder in the Merger would generally be treated as ordinary income or ordinary loss (limited to the extent of the net amount of previously included income as a result of the mark-to-market election, if any). Because a mark-to-market election cannot be made for any of our subsidiaries that is or may have been a PFIC, a U.S. Holder may continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by the Company that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
Furthermore, we do not intend to provide information necessary for a U.S. Holder to make a qualified electing fund election or, accordingly, a “deemed sale” election. If a U.S. Holder owns our ADSs or Shares during any taxable year that we are a PFIC, such U.S. Holder must generally file an annual IRS Form 8621, including with respect to the disposition of the Shares or ADSs pursuant to the Merger, subject to certain exceptions.
U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to disposing of our ADSs or Shares pursuant to the Merger and any resulting U.S. federal income tax consequences and reporting requirements.
PRC Income Tax Consequences
Under the PRC Enterprise Income Tax Law (the “EIT Law”), which took effect on January 1, 2008 and was amended on February 24, 2017 and December 29, 2018, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in the PRC may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. The State Council adopted the Regulation on the Implementation of Enterprise Income Tax Law (the “Implementation Regulation”), effective as of January 1, 2008 and as amended on April 23, 2019, which defines the “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“SAT Circular 82”) on April 22, 2009 and amended it on December 29, 2017. SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Under the EIT Law and the Implementation Regulation, the PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of cash by a “non-resident enterprise” from transfer of its equity in a PRC resident enterprise, provided that the “non-resident enterprise” does not have a de facto management body in the PRC and also (a) does not have an establishment or place of business in the PRC or (b) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business, to the extent such gain is derived from sources within the PRC. Under the PRC Individual Income Tax Law, a “non-resident individual” who disposes of a capital asset in the PRC is subject to PRC individual income tax on any gain at the rate of 20%, to the extent such gain is derived from sources within the PRC. Reduction of or relief from these taxes may be sought under applicable tax treaties with the PRC.
The Company does not believe that it is a “resident enterprise” defined and regulated by the aforesaid laws and regulations or that the gains recognized on the receipt of cash for your Shares or ADSs by non-PRC tax resident holders should otherwise be subject to PRC income tax. However, as there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company cannot confirm whether it would be considered a PRC resident enterprise under the EIT Law or whether the gains recognized on the receipt of cash for the Shares or ADSs by non-PRC tax resident holders would otherwise be subject to PRC tax.
In addition, pursuant to the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises (“Bulletin 7”) issued by the State Administration of Taxation, which became effective on February 3, 2015, and the Bulletin on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“Bulletin 37”) issued by the State Administration of Taxation, which became effective on December 1, 2017, if a non-PRC resident enterprise transfers PRC taxable assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC taxable assets without any reasonable commercial purpose, the non-PRC resident enterprise may be subject to a 10% PRC income tax on the gain from such equity transfer, unless (i) the non-PRC resident enterprise derives income from the indirect transfer of PRC taxable assets by acquiring and selling shares of an overseas listed company which holds such PRC taxable assets on a public market or (ii) where there is an indirect transfer of PRC taxable assets, but if the non-PRC resident enterprise had directly held and disposed of such PRC taxable assets, the income from the transfer would have been exempted from PRC enterprise income tax under an applicable tax treaty or arrangement (“Safe Harbor Rules”). According to Bulletin 7, where a non-PRC resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, a list of factors set out by Bulletin 7 should be taken into consideration to assess whether the transfer arrangement would be deemed as having a reasonable commercial purpose. Where non-PRC resident enterprises indirectly transfer PRC resident enterprises’ equity and avoid obligations to pay enterprise income tax through arrangement without a reasonable commercial purpose, PRC tax authorities have the power to redefine and deem the transaction as a direct transfer of PRC resident enterprises’ equity and impose a 10% income tax on the gain from such offshore share transfer unless the Safe Harbor Rules under Bulletin 7 are satisfied. Pursuant to Bulletin 37, where the party responsible to withhold such income tax did not or was unable to withhold, and non-PRC resident enterprises receiving such income failed to declare and pay the taxes that should have been withheld to the relevant tax authority, both the transferor and the transferee may be subject to penalties under PRC tax laws. Bulletin 37 or Bulletin 7 may be determined by the PRC tax authorities to be applicable to the Merger where non-PRC resident enterprise shareholders and ADS holders were involved, if the Merger is determined by the PRC tax authorities to lack reasonable commercial purpose.
The Company does not believe that the Merger is without reasonable commercial purpose for purposes of Bulletin 37 and Bulletin 7, and, as a result, the Company will not withhold any PRC tax under Bulletin 7 and Bulletin 37 from the Merger consideration to be paid to the holders of Shares or ADSs. However, if PRC tax authorities were to invoke Bulletin 37 or Bulletin 7 and impose tax on the receipt of cash for Shares or ADSs, then any gains recognized on the receipt of cash for such Shares or ADSs pursuant to the Merger by the Company’s non-PRC resident enterprise shareholders or ADS holders could be treated as PRC-sourced income and thus be subject to PRC income tax at a rate of 10% (subject to applicable tax treaty relief).
You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences.

Cayman Islands Tax Consequences
The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for the Class A Shares and ADSs under the terms of the Merger Agreement. This is subject to the qualification that (a) Cayman Islands stamp duty may be payable if any transaction documents are brought into or executed or produced before a court in the Cayman Islands, (b) registration fees will be payable to the Cayman Registrar to register the Plan of Merger, and the consequential changes to the authorized share capital of the Company and amendments to its memorandum and articles of association, and (c) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette.

MARKET PRICE OF THE COMPANY’S ADSS, DIVIDENDS AND OTHER MATTERS
Market Price of the ADSs
The following table provides the high and low sales prices for ADSs, each representing twenty Class A Shares, on the NYSE under the symbol “BEST” for the periods indicated:
	Sales Price Per ADS (in US$)
	High	Low
Quarterly
2022
First quarter	22.60	8.80
Second quarter	13.96	3.96
Third quarter	6.30	2.60
Fourth quarter	3.27	2.00
2023
First quarter	3.72	2.24
Second quarter	3.22	2.01
Third quarter	2.94	1.68
Fourth quarter	2.75	2.10
2024
First quarter	2.60	1.99
Second quarter	2.77	1.85
Third quarter	2.76	2.66
Fourth quarter (through October 10, 2024)	2.75	2.70
On November 2, 2023, the last day before the Company received the preliminary non-binding proposal letter from the Initial Buyer Group Members, the reported closing price of the ADSs on NYSE was US$2.3 per ADS. The Per ADS Merger Consideration of US$2.88 represents a premium of approximately 25.2% to the closing trading price of the ADSs on November 2, 2023, the last day before the Company received the preliminary non-binding proposal letter from the Initial Buyer Group Members, a premium of approximately 30.9% to the volume-weighted average closing price of the ADSs during the last 15 trading days prior to November 3, 2023, a premium of approximately 28.7% to the volume-weighted average closing price of the ADSs during the last 30 trading days prior to November 3, 2023, and a premium of approximately 25.2% to the closing trading price of the ADSs on June 18, 2024, the last trading day before the Company entered into the Merger Agreement. You are urged to obtain a current market price quotation for your Shares in connection with voting your Shares.
Dividend Policy
The Company has not declared or paid any cash dividend or dividend in kind since its incorporation through the date of this proxy statement.
Under the terms of the Merger Agreement, the Company is not permitted to pay any dividends pending consummation of the Merger.
Any future determination to pay dividends will be made at the discretion of the Board, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if the Company decides to pay dividends, the form, frequency and amount of dividends will be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. If the Company pays any dividends on its Shares, it will pay those dividends which are payable in respect of the underlying Class A Shares represented by the ADSs to the depositary, as the registered holder of such Class A Shares, and the depositary then will pay such amounts to the ADS holders in proportion to the underlying Class A Shares represented by the ADSs held by such ADS holders, subject to the terms of the Deposit Agreement, including the fees and expenses payable thereunder. Cash dividends on the Class A Shares, if any, will be paid in U.S. dollars.
The Company is a holding company incorporated in the Cayman Islands. In order for the Company to distribute any dividends to its shareholders and ADS holders, the Company would rely on dividends distributed by its subsidiaries in China and other jurisdictions. Distributions from the subsidiaries to the Company itself may be subject to various local taxes, such as withholding tax. In addition, regulations in China currently permit payment of dividends of a Chinese company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China.

THE EXTRAORDINARY GENERAL MEETING
We are furnishing this proxy statement to you, as a holder of the Shares, as part of the solicitation of proxies by the Special Committee for use at the extraordinary general meeting described below.
Date, Time and Place of the Extraordinary General Meeting
The extraordinary general meeting will be held on            , at     a.m. (Beijing Time) at 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China.
Proposals to be Considered at the Extraordinary General Meeting
At the meeting, you will be asked to consider and vote upon:
•
as a special resolution:

THAT the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be authorized and approved;
•
as an ordinary resolution:

THAT each of the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger; and
•
if necessary, as an ordinary resolution:

THAT the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.
At the Effective Time, all Shares will be cancelled and cease to exist. If the Merger is consummated, each Share issued and outstanding immediately prior to the Effective Time not represented by an ADS, other than Excluded Shares or Dissenting Shares, will be cancelled in exchange for the right to receive US$0.144 in cash per Share without interest and net of any applicable withholding taxes, and each ADS issued and outstanding immediately prior to the Effective Time, other than the ADSs representing the Excluded Shares, if any, will represent the right to receive US$2.88 in cash per ADS, without interest and net of any applicable withholding taxes and fees and expenses provided under the Deposit Agreement, in accordance with the terms and conditions set forth in the Merger Agreement. The Excluded Shares will be cancelled and cease to exist without payment of any cash consideration or distribution therefor. The Dissenting Shares will thereafter represent only the right to receive the fair value of each Share as determined by the Grand Court under Section 238 of the Cayman Islands Companies Act.
In addition to the foregoing, at the Effective Time, the Company will provide for the treatment of (i) each Qualified Company Option, (ii) each Qualified Company RSU Award, (iii) each Non-qualified Company Option, and (iv) each Non-qualified Company RSU Award, as described below.
At the Effective Time, (A) each vested Non-qualified Company Option will be cancelled and immediately converted into the right to receive in exchange for an amount of cash equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the applicable exercise price, multiplied by (ii) the number of Shares underlying such Non-qualified Company Option; provided that if the exercise price of any such vested Non-qualified Company Option is equal to or greater than the Per Share Merger Consideration, such Non-qualified Company Option will be cancelled without any payment therefor, (B) each unvested Non-qualified Company Option will be canceled without any payment therefor, (C) each Non-qualified Company RSU Award will be cancelled without any payment therefor, (D) each Qualified Company Option will be cancelled and immediately converted into the right to receive in exchange for an award of option to purchase (i) the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company Option immediately prior to the Effective Time (ii) at a per-share exercise price equal to the exercise price of such Qualified Company Option immediately prior to the Effective Time, provided that the number of Parent’s class A ordinary shares subject to such Parent Option and/or the exercise price of such Parent Option may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company Options, and (E) each Qualified Company RSU Award will be cancelled and immediately converted into the right to receive in exchange for an award of Parent’s restricted share units to acquire the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company RSU Award immediately prior to the Effective Time, provided that the number of Parent’s class A ordinary shares subject to such Parent RSU Award may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company RSU Awards.
The Board’s Resolutions and Recommendation
The Board (other than Mr. Chou, Chen Shen, former director Xiao Hu and Mr. Chow, who voluntarily abstained from the vote due to affiliation with the Buyer Group), acting on the unanimous recommendation of the Special Committee:
•
determined that the terms of the Merger Agreement and the Plan of Merger and consummation of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Security Holders, and declared that it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and consummate the Transactions,

•
authorized and approved the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions, including the Merger, and

•
resolved to direct that the Merger Agreement and the Plan of Merger, and the consummation of the Transactions, including the Merger, be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including the Merger.

Record Date; Shares and ADSs Entitled to Vote
You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name as of 5:00 p.m. New York City time on the Share Record Date. If you own Shares as of 5:00 p.m. New York City time on the Share Record Date, you should lodge your proxy card so that the proxy card is received by the Company no later than            a.m. (Beijing Time) on
If you own ADSs as of the close of business in New York City on the ADS Record Date (and do not cancel such ADSs and become a registered holder of the Class A Shares underlying such ADSs before 5:00 p.m. New York City time on the Share Record Date, as explained below), you cannot vote directly nor are you able to attend the extraordinary general meeting, but you may instruct the ADS Depositary (as the holder of the Class A Shares underlying your ADSs) (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) how to vote the Class A Shares underlying your ADSs. The ADS Depositary must receive your instructions no later than 10:00 a.m. (New York City time) on                   in order to ensure the Class A Shares underlying your ADSs are properly voted at the extraordinary general meeting. Each broker and other intermediary will announce its own cutoff date and time by which voting instructions must be received.
Each registered holder of Shares has one vote for each Class A Share, fifteen votes for each Class B Share and thirty votes for each Class C Share held as of 5:00 p.m. New York City time on the Share Record Date. We expect that, as of the Share Record Date, there will be            Class A Shares,            Class B Shares and            Class C Shares entitled to be voted at the extraordinary general meeting. See “The Extraordinary General Meeting — Procedures for Voting” below for additional information.
Quorum
A quorum shall be at least one shareholder holding Shares which carry in aggregate not less than one-third of all votes attaching to all Shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorised representative.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.
Vote Required
Under the Cayman Islands Companies Act, the memorandum and articles of association of the Company and the Merger Agreement, in order for the Merger to be consummated, the Merger Agreement and the Plan of Merger must be approved by a special resolution (as defined in the Cayman Islands Companies Act and the memorandum and articles of association of the Company) of the Company passed by an affirmative vote of holders of Shares (including Shares represented by ADSs) representing at least two-thirds of the votes cast by such holders as, being entitled to do so, voting in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting or any adjournment or postponement thereof. If this vote is not obtained, the Merger will not be effective. The consummation of the Transactions is not structured so that the approval of at least a majority of Unaffiliated Security Holders is required.
As of the date of this proxy statement, there are 234,854,799 Class A Shares (excluding any treasury shares and Shares issued to Citibank, N.A., (the “ADS Depositary”) for issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the Company Share Plans), 94,075,249 Class B Shares and 47,790,698 Class C Shares issued and outstanding, all of which are entitled to vote on the proposals at the extraordinary general meeting, subject to the procedures described below under “Procedures for Voting”. We expect that, as of the Share Record Date, there will be           Class A Shares,           Class B Shares and           Class C Shares issued and outstanding, all of which will be entitled to vote on the proposals at the extraordinary general meeting, subject to the procedures described below under “The Extraordinary General Meeting — Procedures for Voting”.
Pursuant to the Interim Consortium Agreement, each Buyer Group Member, to the extent applicable, has agreed to vote all of the Shares it/he/she owned as of the date thereof and any other Shares or equity securities of the Company acquired, whether beneficially or of record, by such Buyer Group Member after the date thereof and prior to the Effective Time in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 96.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise or vesting of Company Options and/or Company RSU Awards within 60 days of the date hereof). Accordingly, assuming the Buyer Group Members’ compliance with their voting obligations under the Interim Consortium Agreement to vote all their Shares (including Shares represented by ADSs) in favor of the special resolutions, to the extent applicable, a quorum will be present at the extraordinary general meeting and sufficient votes will be cast to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions, without any further vote of any other shareholder.
Procedures for Voting
Shares
Only shareholders registered in the register of members of the Company as of 5:00 p.m. New York City time on the Share Record Date will receive the final proxy statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of 5:00 p.m. New York City time on the Share Record Date or their proxy holders are entitled to vote and may participate in the extraordinary general meeting or any adjournment thereof. Shareholders who have acquired Shares after 5:00 p.m. New York City time on the Share Record Date may not attend or vote at the extraordinary general meeting unless they receive a proxy from the person or entity who was the registered holder of such Shares as of the Share Record Date. Each registered holder of Shares has one vote for each Class A Share, fifteen votes for each Class B Share and thirty votes for each Class C Share held as of 5:00 p.m. New York City time on the Share Record Date.
Shareholders wanting to vote by proxy should indicate on their proxy card how they want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible so that it is received

by the Company no later than           a.m. (Beijing Time) on           , the deadline to lodge the proxy card for it to be valid. Shareholders can also attend the extraordinary general meeting and vote in person.
Shareholders who have questions or requests for assistance in completing and submitting proxy cards or need additional copies of this proxy statement or the accompanying proxy card should contact our Going Private Working Group at best-egm@best-inc.com.
ADSs
Holders of ADSs as of the close of business in New York City on the ADS Record Date will receive the final proxy statement and ADS voting instruction card either directly from the ADS Depositary (in the case of registered holders of ADSs) or these materials will be forwarded to them by a third party service provider (in the case of beneficial owners of ADSs who are not registered holders of ADSs). Holders of ADSs as of the close of business on the ADS Record Date (New York City time) (who do not surrender such ADSs for cancellation and become registered holders of the Class A Shares underlying such ADSs before 5:00 p.m. New York City time on the Share Record Date, as explained in the following paragraph) cannot attend or vote at the extraordinary general meeting directly, but may instruct the ADS Depositary how to vote the Class A Shares underlying the ADSs (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) by completing and signing an ADS voting instruction card provided by the ADS Depositary and returning it in accordance with the instructions printed on the form. The ADS Depositary must receive the ADS voting instruction card no later than 10:00 a.m. (New York City time) on            . The ADS Depositary will endeavor to vote (or to cause the vote of) (in person or by proxy), in so far as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the memorandum and articles of association of the Company and the provisions of the Shares, the Class A Shares represented by ADSs at the extraordinary general meeting in accordance with the voting instructions timely received (or deemed received) from holders of ADSs as of the ADS Record Date. The ADS Depositary will not itself exercise any voting discretion in respect of any Class A Shares represented by ADSs and it will not vote any Class A Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder. Each broker and other intermediary will announce its own cutoff date and time by which voting instructions must be received.
Holders of ADSs will not be able to attend or vote at the extraordinary general meeting directly (whether in person or by proxy) unless they surrender their ADSs to the ADS Depositary for cancellation, conversion into, and delivery of the corresponding, Class A Shares and become registered in the Company’s register of members as holders of Class A Shares prior to 5:00 p.m. New York City time on the Share Record Date. ADS holders who wish to surrender their ADSs for cancellation and attend and vote at the extraordinary general meeting need to make arrangements with their broker or custodian to deliver the ADSs to the ADS Depositary for cancellation before the close of business in New York City on            together with (a) delivery instructions for the corresponding Class A Shares represented by such ADSs (including, if applicable, the name and address of the person who will be the registered holder of such Class A Shares), and (b) payment of ADS Depositary’s fees associated with such cancellation (US$0.05 per ADS cancelled), which will not be borne by the Company, and any applicable taxes. If you hold your ADSs in a brokerage, bank or other nominee account, please promptly contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to surrender the ADSs on your behalf. Upon surrender of the ADSs, the ADS Depositary will direct Citibank, N.A. — Hong Kong, the custodian holding the Class A Shares, to deliver, or cause the delivery of, the Class A Shares represented by the ADSs so cancelled to or upon the written order of the person(s) designated in the order delivered to the ADS Depositary for such purpose. If you hold ADSs through a broker or other securities intermediary, you should contact that broker or intermediary to determine the date by which you must instruct them to act in order that the necessary processing can be completed in time. If after the registration of Class A Shares in your name you wish to receive a certificate evidencing the Class A Shares registered in your name, you will need to request the Company to issue and mail, or cause to be issued and mailed, a certificate to your attention. If the Merger is not completed, the Company will continue to be a publicly traded company in the United States and the ADSs will continue to be listed on NYSE. Class A Shares are not listed and cannot be traded on any stock exchange other than NYSE, and in such case only as represented by ADSs. As a result, if you have surrendered your ADSs for cancellation to attend the extraordinary general meeting and the Merger is not completed and you wish to be able to sell your Class A Shares on a stock exchange, you will need to deposit your Class A Shares into the Company’s ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs (US$0.05 per ADS issued), applicable share transfer taxes (if any), and related charges pursuant to the Deposit Agreement.
Proxy Holders for Registered Shareholders
Shareholders registered in the register of members of the Company as of 5:00 p.m. New York City time on the Share Record Date who are unable to participate in the extraordinary general meeting may appoint as a representative another person or the chairman of the extraordinary general meeting as proxy holder by completing and returning the form of proxy in accordance with the instructions printed thereon. With regard to the items listed on the agenda and without any explicit instructions to the contrary, the chairman of the extraordinary general meeting as proxy holder will vote in favor of the resolutions proposed at the extraordinary general meeting according to the recommendation of the Special Committee. If new proposals (other than those on the agenda) are put forth before the extraordinary general meeting, the chairman of the extraordinary general meeting as proxy holder will vote in accordance with the position of the Board.
Voting of Proxies and Failure to Vote
All Shares represented by valid proxies will be voted at the extraordinary general meeting in the manner specified by the shareholder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, FOR the proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions during the extraordinary general meeting, unless the shareholder appoints a person other than the chairman of the meeting as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines. If a shareholder fails to vote by proxy or in person, it may be more difficult for the Company to obtain required votes described in “The Extraordinary General Meeting — Vote Required”. Brokers, banks or other nominees who hold Shares in “street name” for customers who are the beneficial owners of such Shares may not give a proxy to vote those customers’ Shares in the absence of specific instructions from those customers. Abstentions by holders of Shares are included in the determination of the number of Shares present but are not counted as votes for or against a proposal. If no proxy is given by such holders of Shares, broker non-votes will be counted toward a quorum but will not be treated as voted on any proposals at the extraordinary general meeting.
If holders of ADSs do not timely deliver specific voting instructions to the ADS Depositary, the ADS Depositary will not vote or attempt to exercise the right to vote any Class A Shares underlying such holders’ ADSs. Brokers, banks and other securities intermediaries that hold ADSs in “accounts” for their customers may not have discretionary authority to provide the ADS Depositary with voting instructions on how to vote the Class A Shares underlying the ADSs with respect to the adoption of the Merger Agreement. Accordingly, if banks, brokers or other securities intermediaries do not receive specific voting instructions from the beneficial owner of ADSs, they may not provide the ADS Depositary with voting instructions on how to vote the Class A Shares underlying the ADSs with respect to the adoption of the Merger Agreement.
Revocability of Proxies
Registered holders of our Shares may revoke their proxies in one of three ways:
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First, a registered shareholder can revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting at least two hours before the commencement of the extraordinary general meeting. Any written notice revoking a proxy should also be sent to the Company’s offices at 5th Floor, Block A, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, the People’s Republic of China, Attention: Coco Chen, at least two hours before the commencement of the extraordinary general meeting.

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Second, a registered shareholder can complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company so that the new proxy card is received by the Company no later than           a.m. (Beijing Time) on           , the deadline for shareholders to lodge proxy cards for them to be valid.

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Third, a registered shareholder can attend the meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the registered shareholder attends and actually votes in person at the extraordinary general meeting.

If a shareholder holds Shares through a broker, bank or other nominee and has instructed the broker, bank or other nominee to vote the shareholder’s Shares, the shareholder must follow directions received from the broker, bank or other nominee to change those instructions.
Holders of ADSs may revoke their voting instructions by notification to the ADS Depositary in writing at any time prior to 10:00 a.m. (New York City time) on            . A holder of ADSs on the ADS Depositary’s register can do this in one of two ways:
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First, a holder of ADSs can revoke its voting instruction by written notice of revocation timely delivered to the ADS Depositary.

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Second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS Depositary bearing a later date than the ADS voting instruction card sought to be revoked.

If you hold your ADSs through a broker, bank or other securities intermediary and you have instructed your broker, bank or other securities intermediary to give ADS voting instructions to the ADS Depositary, you must follow the directions of your broker, bank or other securities intermediary to change those instructions.
Rights of Shareholders Who Wish to Dissent from the Merger
Shareholders who dissent from the Merger in accordance with the requirements of the Cayman Islands Companies Act will have the right to seek appraisal and payment of the fair value of their Shares as determined by the Grand Court pursuant to Section 238 of the Cayman Islands Companies Act if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Act, a copy of which is attached as Annex D to this proxy statement, for the exercise of dissenters’ rights. The fair value of your Shares as determined by the Grand Court under the Cayman Islands Companies Act could be more than, the same as, or less than the Merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares. This proxy statement is not to be construed or taken as legal advice on Cayman Islands law. Registered shareholders who wish to exercise any rights under Section 238 of the Cayman Islands Companies Act, or otherwise, should obtain their own copy of the complete Cayman Islands Companies Act and seek legal advice from a law firm authorized to practice Cayman Islands law without delay.
ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND SEEK APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE CLASS A SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS FOR AND ON BEHALF OF THE ADS HOLDERS WITH RESPECT TO ANY OF THE CLASS A SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs FOR CANCELLATION BEFORE 5:00 P.M. (NEW YORK CITY TIME) ON            TO THE ADS DEPOSITARY FOR CONVERSION INTO CLASS A SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING CLASS A SHARES IN THE COMPANY’S REGISTER OF MEMBERS AND DELIVERY INSTRUCTIONS FOR THE CORRESPONDING SHARES, AND CERTIFY THAT THEY EITHER (I) BENEFICIALLY OWNED THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR HAVE

CANCELLED ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN) OR HAVE GIVEN VOTING INSTRUCTIONS TO THE ADS DEPOSITARY AS TO THE ADSs BEING CANCELLED BUT UNDERTAKE NOT TO VOTE THE CORRESPONDING CLASS A SHARES AT THE EXTRAORDINARY GENERAL MEETING, OR (II) DID NOT BENEFICIALLY OWN THE RELEVANT ADSs AS OF THE ADS RECORD DATE AND UNDERTAKE NOT TO VOTE THE CORRESPONDING CLASS A SHARES AT THE EXTRAORDINARY GENERAL MEETING, AND BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE TO AUTHORIZE AND APPROVE THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. FOR THE AVOIDANCE OF DOUBT, ANY ADS HOLDERS WHO CONVERT THEIR ADSs INTO CLASS A SHARES AFTER THE SHARE RECORD DATE WILL NOT BE ENTITLED TO ATTEND OR TO VOTE AT THE EXTRAORDINARY GENERAL MEETING, BUT WILL BE ENTITLED TO EXERCISE DISSENTERS’ RIGHTS IF THEY BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING, IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. AFTER CONVERTING THEIR ADSs AND BECOMING REGISTERED HOLDERS OF CLASS A SHARES, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE CLASS A SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES ACT. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A PUBLICLY TRADED COMPANY IN THE UNITED STATES AND THE ADSs WOULD CONTINUE TO BE LISTED ON NYSE. THE COMPANY’S CLASS A SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS SURRENDERED HIS, HER OR ITS ADSs FOR CANCELLATION TO THE ADS DEPOSITARY IN ORDER TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT CONSUMMATED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS CLASS A SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WILL NEED TO DEPOSIT HIS, HER OR ITS CLASS A SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (US$0.05 PER ADS ISSUED), APPLICABLE SHARE TRANSFER TAXES (IF ANY), AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.
Whom to Contact for Assistance
If you need assistance, including help in changing or revoking your proxy, please contact our Going Private Working Group at best-egm@best-inc.com.
Solicitation of Proxies
This proxy solicitation is being made by the Company on behalf of the Board and will be paid for by the Company. The Company’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The Company will also request brokers, dealers, commercial banks, trust companies and other nominees to forward proxy solicitation material to the beneficial owners of the Company’s Shares that the brokers, dealers, commercial banks, trust companies and other nominees hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses.
Other Business
We are not currently aware of any business to be acted upon at the extraordinary general meeting other than the matters discussed in this proxy statement.

THE MERGER AGREEMENT
The following summary describes the material provisions of the Merger Agreement. This summary may not include all of the information about the Merger Agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A, and the Plan of Merger, which is attached as Annex B, and incorporated by reference into this section of this proxy statement. You are urged to read the Merger Agreement and the Plan of Merger carefully and in their entirety, as they are the legal documents governing the Merger.
The summary of the Merger Agreement below is included in this proxy statement only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information regarding the Company, Parent, Merger Sub (or any other members of the Buyer Group) or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 107.
Structure and Consummation of the Merger
The Merger Agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the Merger Agreement, with the Company as the Surviving Company of the Merger. If the Merger is consummated, the Company will cease to be a publicly traded company. The closing of the Merger will occur on no later than the tenth business day after all of the conditions to the Merger have been satisfied or waived. On the closing date of the Merger, Merger Sub and the Company will execute and file the Plan of Merger and other related documents with the Cayman Registrar as required by the Cayman Islands Companies Act. The Merger will become effective at the time when it is registered by the Cayman Registrar (or at such later date as may be specified in the Plan of Merger).
We expect that the Merger will be consummated in the first quarter of 2025, after all conditions to the Merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the Merger will be satisfied or waived; however, we intend to complete the Merger as promptly as practicable.
Memorandum and Articles of Association; Directors and Officers of the Surviving Company
At the Effective Time, in accordance with the terms of the Plan of Merger and without any further action on the part of the parties to the Merger Agreement, the memorandum and articles of association of the Company, as in effect immediately prior to the Effective Time, will continue as the memorandum and articles of association of the Surviving Company, until thereafter amended in accordance with applicable law and the applicable provisions of such memorandum and articles of association.
The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Company upon the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Company upon the Effective Time, in each case, unless otherwise determined by Parent prior to the Effective Time, and will hold office until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Company.
Merger Consideration
At the Effective Time, (a) each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) will be cancelled in exchange for the right to receive US$0.144 in cash per Share without interest and net of any applicable withholding taxes, (b) each ADS, each representing twenty (20) Class A Shares, issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares), together with the underlying Class A Shares represented by such ADS, will be cancelled in exchange for the right to receive US$2.88 in cash per ADS without interest and net of any applicable withholding taxes and fees and expenses provided under the Deposit Agreement pursuant to the terms and conditions set forth in the Merger Agreement and the Deposit Agreement, (c) each Excluded Share, and each ADS representing Excluded Shares, issued and outstanding immediately prior to the Effective Time, will automatically be cancelled and cease to exist, without payment of any consideration or distribution therefor, and (d) each Dissenting Share will be automatically cancelled and cease to exist, and will carry no rights other than the right to receive the payment of the fair value of such Dissenting Shares as determined in accordance with the Cayman Islands Companies Act.
At the Effective Time, each share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable Class A Shares of the Surviving Company. Such Class A Shares of the Surviving Company will constitute the only issued and outstanding share capital of the Surviving Company upon the Effective Time.
Treatment of Company Share Awards
As of the Effective Time, each vested Non-qualified Company Option outstanding immediately prior to the Effective Time will be cancelled and immediately converted into the right to receive in exchange therefor an amount of cash equal to (A) the excess, if any, of (1) US$0.144 over (2) the applicable exercise price, multiplied by (B) the number of Shares underlying such vested Non-qualified Company Option, which amount will be paid as promptly as practicable (and in any event no more than 30 days) following the Effective Time by the Surviving Company; if the exercise price of any such vested Non-qualified Company Option is equal to or greater than US$0.144, such vested Non-qualified Company Option will be cancelled without any payment therefor. Each unvested Non-qualified Company Option outstanding immediately prior to the Effective Time will be cancelled without any payment therefor.
As of the Effective Time, each Non-qualified Company RSU Award outstanding immediately prior to the Effective Time will be cancelled without any payment therefor.
As of the Effective Time, each Qualified Company Option outstanding immediately prior to the Effective Time will be cancelled and immediately converted into the right to receive in exchange therefor an award of option to purchase (A) the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company Option immediately prior to the Effective Time, (B) at a per-share exercise price equal to the exercise price immediately prior to the Effective Time, subject to and in accordance with the terms of the applicable Company Share Plan and Company Option agreement in effect immediately prior to the Effective Time (with continuation of the applicable vesting terms), provided that the number of Parent’s class A ordinary shares subject to such Parent Option and/or the exercise price of such Parent Option may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company Options.
As of the Effective Time, each Qualified Company RSU Award outstanding immediately prior to the Effective Time will be cancelled and immediately converted into the right to receive in exchange therefor an award of Parent’s restricted share units to acquire the same number of Parent’s class A ordinary shares as the total number of Shares subject to such Qualified Company RSU Award immediately prior to the Effective Time, subject to and in accordance with the terms of the applicable Company Share Plans and Company RSU Award agreement in effect immediately prior to the Effective Time (with continuation of the applicable vesting terms) (such award, a “Parent RSU Award”); provided that the number of Parent’s class A ordinary shares subject to such Parent RSU Award may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company RSU Awards.
Exchange Procedures
Prior to the Effective Time, Parent will select and appoint, with the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), a bank or trust company to act as paying agent for all payments of merger consideration. At or prior to the Effective Time, or in the case of payments of merger consideration to Dissenting Shareholders who have failed to exercise or who effectively have withdrawn or lost their dissenter rights, when ascertained pursuant to the terms of the Merger Agreement, Parent shall deposit, or cause to be deposited, with the paying agent, for the benefit of the holders of Shares

(other than Excluded Shares) and ADSs (other than ADSs representing Excluded Shares), cash in immediately available funds in an amount sufficient to pay the Merger Consideration.
Promptly following the Effective Time, the Surviving Company will cause the paying agent to mail (and make available for collection by hand) to each person who was, at the Effective Time, a registered holder of Shares entitled to receive the Per Share Merger Consideration (excluding Excluded Shares and Dissenting Shares): (i) a letter of transmittal, and (ii) instructions for use in effecting the surrender of any issued share certificates representing Shares (or affidavits and indemnities of loss in lieu of the share certificates). Each registered holder of Shares which are represented by a Share Certificate, subject to the surrender of such Share Certificate (or delivery of an affidavit and indemnity of loss in lieu of the Share Certificate) for cancellation and/or such other documents as may be required pursuant to such instructions to the paying agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, and each registered holder of non-certificated Shares represented by book entry, will be entitled to receive in exchange therefor the Per Share Merger Consideration payable in respect of such Shares (excluding, for the avoidance of doubt, Excluded Shares and Dissenting Shares). Any Share Certificates so surrendered will forthwith be cancelled. No interest will be paid or will accrue on the cash payable upon the cancellation of any Shares or the surrender or transfer of any Share Certificates.
Prior to the Effective Time, Parent and the Company will establish procedures with the paying agent and the ADS Depositary to ensure that (A) the paying agent will transmit to the ADS Depositary as promptly as reasonably practicable following the Effective Time an amount in cash in immediately available funds equal to the Per ADS Merger Consideration payable in respect of the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs and the underlying Shares representing Excluded Shares), and (B) the ADS Depositary will distribute the Per ADS Merger Consideration to holders of ADSs pro rata to their holdings of ADSs (other than ADSs representing Excluded Shares) upon surrender by them of the ADSs. Pursuant to the terms of the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expenses of the ADS Depositary and government charges (other than withholding Taxes, if any) due to or incurred by the ADS Depositary in connection with the cancellation of their ADSs (and the underlying Class A Shares) and the distribution of the Per ADS Merger Consideration. The Surviving Company will pay any applicable fees, charges and expenses of the ADS Depositary and government charges (other than withholding Taxes, if any) due to or incurred by the ADS Depositary in connection with the termination of the ADS program or facility (other than any fees in relation to the cancellation of ADS and the distribution of Per ADS Merger Consideration, including the ADS cancellation fee and cash distribution fee, which shall be payable in accordance with the Deposit Agreement). No interest will be paid or will accrue on the cash payable upon the cancellation of any ADSs or the underlying Class A Shares represented by such ADSs.
Representations and Warranties
The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in negotiating the terms of the Merger Agreement. In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risks between the parties to the Merger Agreement rather than establishing matters as facts. The representations and warranties made by the Company were also qualified by its public disclosure and filings with the SEC to the date of the Merger Agreement and a disclosure letter delivered by the Company to the Parent and Merger Sub contemporaneously with the execution of the Merger Agreement. Information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:
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due organization, valid existence, good standing and qualification or license to carry on the Company’s business;

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the Company’s capitalization, the absence of options or other rights, agreements (other than disclosed in the Merger Agreement), to which the Company or any of its subsidiaries is a party. The Company or one of its subsidiaries owns, directly or indirectly, all of the issued and outstanding shares or other equity interests of each of the Company’s subsidiaries (except for the ordinary shares of BEST Asia Inc. and BEST CloudSoft Inc. that could be purchased upon the exercise of options under the 2020 Equity Incentive Plan adopted by BEST Asia Inc. (the “BEST Asia Plan”) and the 2022 Equity Incentive Plan adopted by BEST CloudSoft Inc. (the “BEST CloudSoft Plan”), respectively), free and clear of any liens, subject to certain exceptions, and all such shares or other equity interests have been duly authorized and validly issued and are fully paid and nonassessable;

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the Company’s corporate power and authority to execute, deliver, and perform its obligations under the Merger Agreement and to consummate the transactions contemplated thereby, and the enforceability of the Merger Agreement against the Company;

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the determination by the Board (acting upon the unanimous recommendation of the Special Committee) that the execution by the Company of the Merger Agreement and the Plan of Merger and consummation of the Transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and the Unaffiliated Security Holders, and the Board’s authorization and approval, and recommending to the shareholders of the Company the authorization and approval, of the Merger Agreement, the Plan of Merger and the Transactions to the holders of Shares, and to include such recommendation in the proxy statement;

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the absence of (a) any conflict with the governing documents of the Company or any of its subsidiaries, (b) required filing or obtaining of any governmental or regulatory consents and approvals by the Company or any of its subsidiaries; (c) required consent or waiver under, any modification, violation or breach of, or default under, any of the terms, conditions or provisions of any material contract; (d) creation or imposition of any lien on any asset of the Company or any of its subsidiaries; (e) violation of any applicable laws or judicial orders by the Company, any of its subsidiaries, or any of their respective properties, assets or operations, in each case as a result of the execution, delivery and performance of the Merger Agreement by the Company, except, with respect to clauses (b), (c), (d) and (e), for such that has not had and would not reasonably be expected to have a Material Adverse Effect (as defined below in this section of the proxy statement);

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the Company’s SEC filings since January 1, 2024 and the financial statements included or incorporated by reference in such SEC filings; the absence of SEC review and unresolved SEC comments, inquiry and information request;

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compliance with the applicable provisions of the United States Sarbanes-Oxley Act of 2002;

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the Company’s disclosure controls and procedures and internal control over financial reporting;

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the absence of Material Adverse Effect since December 31, 2023;

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the absence of material undisclosed liabilities;

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all approvals of, and filings and registrations and other requisite formalities with, governmental entities in the PRC required to be made by the Company or its subsidiaries in respect of the Company and its subsidiaries and their capital structure and operations are valid and have been duly approved or issued (as applicable) by a competent PRC governmental entity; the Company controls its VIEs through VIE contracts, which constitute the legal, binding and enforceable obligations of the relevant parties thereto under the prevailing interpretation of applicable PRC laws as of the date of the Merger Agreement; any filings and registrations with governmental entities in the PRC required to be made by the Company or its PRC subsidiaries have been made in accordance with applicable laws; the enforceability of the VIE agreements; no violation of constitutive documents and applicable laws and no conflict with any order or agreement as a result of the execution, delivery and performance by the Company’s PRC subsidiaries of their obligations under VIE contracts; compliance with any applicable PRC laws when describing ownership structures in SEC documents; the absence of legal proceedings that challenge the validity or enforceability of VIE contracts and VIE structure or ownership structure, or claim any ownership or equity interest in VIE; except, in each case, for such that would not have a Material Adverse Effect (as defined below in this section of the proxy statement);
•
the absence of any legal proceedings and orders against the Company or any of its subsidiaries, which would have a Material Adverse Effect;

•
employee benefit and compensation plans;

•
labor and employment matters;

•
taxes;

•
material contracts and the absence of any default under, or breach or violation of, any material contract;

•
environmental matters;

•
intellectual property;

•
compliance with applicable laws and licenses, except for any non-compliance that would not have a Material Adverse Effect, and no bribery or other improper payment to government officials;

•
properties;

•
no untrue or misleading information in the proxy statement;

•
the receipt of a fairness opinion from Kroll, as financial advisor to the Special Committee;

•
insurance;

•
interested party transactions;

•
the absence of any broker’s or finder’s fees, other than with respect to the financial advisors to the Special Committee;

•
the absence of a shareholder rights agreement or plan and the inapplicability of certain anti-takeover laws to the Merger Agreement and the transactions contemplated, including the Merger;

•
the absence of any other representations and warranties by the Company to the Parent or Merger Sub, other than the representations and warranties made by the Company in the Merger Agreement.

Many of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, a “Material Adverse Effect” means any effect that, individually or in the aggregate, is or would reasonably be expected to become materially adverse to the assets, properties, liabilities, condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole, or the ability of the Company to consummate the Transactions contemplated hereby on or prior to the first anniversary of the date of the Merger Agreement (the “Outside Date”); provided, however, that any effect to the extent resulting or arising from the following will not be deemed to constitute a Material Adverse Effect or be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:
(a)
conditions (or changes therein) that are the result of factors generally affecting any industry or industries in which the Company operates;

(b)
general economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, including changes in interest or exchange rates;

(c)
any change in GAAP or interpretation thereof;

(d)
any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, or other change in any applicable law of or by any governmental entity;

(e)
any actions taken, or the failure to take any action, as required by the terms of the Merger Agreement or at the written request or with the written consent of Parent or Merger Sub;

(f)
the negotiation, execution or announcement of the Merger Agreement and the Transactions (including the Merger), including any litigation arising therefrom and any adverse change in relationship with any customer, employee (including employee departures), supplier, financing source or joint venture partner resulting therefrom;

(g)
changes in the price or trading volume of the Shares and/or ADSs;

(h)
any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period;

(i)
epidemic-induced public health crises, changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, earthquakes, tornados, hurricanes, or other weather conditions or natural calamities or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the Merger Agreement;

(j)
any deterioration in the credit rating of the Company or its subsidiaries; and

(k)
effects resulting solely from the identity of Parent, Merger Sub, the Rollover Shareholders, Denlux, or any of their respective affiliates;

provided that any effect described in clauses (a), (b), (c), (d), and (i) shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company compared to other participants in the industry or industries in which the Company and its subsidiaries operate, in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect.
The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:
•
their due organization, valid existence, good standing and qualification or license to carry on their respective business;

•
the capitalization of Merger Sub and Parent’s ownership of Merger Sub;

•
their corporate power and authority to execute, deliver and perform their obligations under the Merger Agreement and to consummate the transactions contemplated thereby, and the enforceability of the Merger Agreement against them;

•
the absence of (a) any conflict with the governing documents of Parent or Merger Sub, (b) required filing or obtaining of any governmental or regulatory consents or approvals by Parent or Merger Sub; (c) any modification, violation or breach of, or default under, any of the terms, conditions or provisions of any contract; (d) violation of any applicable laws or judicial orders by Parent or Merger Sub, or any of their respective properties, assets or operations, in each case as a result of the execution, delivery and performance of the Merger Agreement by Parent or Merger Sub, except, with respect to clauses (b), (c) or (d), for such that has not had and would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions;

•
the delivery of the Equity Commitment Letters of the Initial Sponsors and validity and enforceability of such financing documents;

•
sufficiency of funds to pay the merger consideration and any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby and all related fees and expenses associated therewith and the absence of any contractual conditions other than those contained in the Equity Commitment Letters of the Initial Sponsors;

•
absence of default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any other parties thereunder, under the Equity Commitment Letters of the Initial Sponsors;

•
absence of any untrue statement of a material fact or omit to state any material fact supplied by or on behalf of Parent or Merger Sub in the Schedule 13E-3 and the proxy statement to be filed with the SEC or be mailed to the Company’s shareholders;

•
none of Parent, Merger Sub or, to the knowledge of Parent, Denlux or the Rollover Shareholders beneficially owns any Shares, ADSs, Company Options or Company RSU Awards, other than as a result of the Merger Agreement or as disclosed;

•
the absence of undisclosed agreements, arrangements or understandings between Parent, Merger Sub, the Rollover Shareholders, Denlux, or any of their respective affiliates (excluding the Company and its subsidiaries), on the one hand, and any directors, officers, employees or shareholders of the Company or any subsidiary of the Company in their capacities as such, on the other hand, in each case relating to the Transactions;

•
the absence of legal proceedings and governmental orders against Parent or Merger Sub that would reasonably be expected to prevent or materially impair or delay the consummation of the Merger;

•
the absence of any broker’s, finder’s or financial advisor’s fees;

•
the independent investigation of the Company and its subsidiaries by Parent and Merger Sub; and

•
non-reliance by Parent or Merger Sub on any estimates, forecasts, projections, plans and budget information provided by the Company and its subsidiaries.

Conduct of Business Pending the Merger
Except as expressly contemplated by the Merger Agreement, as required by applicable laws, or as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, the Company (x) will, and will cause its subsidiaries to, conduct its business in all material respects in the ordinary course of business and use commercially reasonable efforts to preserve its business organization intact, and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors and those persons with whom the Company or any of its subsidiaries has business relationships that are material to the Company and its subsidiaries, taken as a whole, (y) shall, and shall cause its subsidiaries to, use commercially reasonable efforts to keep available the services of their current officers and key employees, and (z) shall not, and shall cause its subsidiaries not to:
•
amend its memorandum and articles of association or equivalent organizational documents;

•
(A) split, combine, subdivide or reclassify any equity interests of the Company or any of its subsidiaries; (B) declare, set aside or pay any dividend on or make any other distributions with respect to equity interests of the Company or any of its subsidiaries, except for the declaration and payment of dividends or other distributions (x) pursuant to the previously announced dividend policy or dividend declared prior to the date of the Merger Agreement and made available to Parent prior to the date of the Merger Agreement or (y) by the Company’s wholly owned subsidiaries to the Company or to another wholly owned subsidiary of the Company; and (C) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any equity interests, except (x) as required by any benefit plan under which any current or former director, officer, consultant or employee of the Company or any of its subsidiaries has any right to benefits, and which is maintained, sponsored, administered, contributed to or funded by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries makes or is required to make contributions with respect to such directors, officers, consultants or employees, other than any employment contract or compensatory agreement with a current or former employee, director or officer of the Company or any of its subsidiaries (collectively, the “Company Benefit Plans”) (including the Company Share Plans) in accordance with its terms as in effect on the date of the Merger Agreement, (y) from holders of Company RSU Awards or Company Options or holders of the options or other types of awards under the BEST Asia Plan and the BEST CloudSoft Plan to purchase ordinary shares of BEST Asia Inc. and BEST CloudSoft Inc., respectively, in full or partial payment of any purchase price and any applicable taxes payable by such holder upon the lapse of restrictions on, or exercise, settlement or vesting of, the Company RSU Awards, Company Options or any awards under the BEST Asia Plan and the BEST CloudSoft Plan, or (z) as agreed by the Company, Mr. Chou and Alibaba.com China Limited (“ACL,” a wholly-owned subsidiary of AGHL) in April 2024 for the Company to repurchase in 2024 and 2025 the remaining half, or US$75 million aggregate principal amount, of the 2025 Convertible Notes held by ACL, or as may be agreed by the Company, Mr. Chou and/or ACL, or their respective successors and assigns, with respect to the remaining half of the 2025 Convertible Notes from time to time;
•
except for (A) issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary thereof, (B) the transfer or other disposition of securities solely between or among the Company and its wholly owned subsidiaries, (C) issuances of restricted Shares or issuances as a result of the exercise of Company Options or settlement of Company RSU Awards in each case in accordance with their respective terms as in effect on the date of the Merger Agreement, or (D) issuances of Shares or ADSs as a result of the conversion of the 2025 Convertible Notes or the 1.75% convertible senior notes due 2024 in each case in accordance with their respective terms as in effect on the date of the Merger Agreement, issue, sell, pledge, dispose, encumber or grant any Shares, ADSs or any of the Company’s subsidiaries’ equity interests;

•
acquire or agree to acquire any assets, property, securities, interests or businesses at a total annual cost in excess of US$5 million in any single transaction or related series of transactions, in each case other than in the ordinary course of business;

•
sell, pledge, lease, assign, license or otherwise transfer, dispose of or encumber or create or incur any lien (other than a permitted lien) on any property or assets of the Company or any of its subsidiaries, except (A) increased obligations under existing liens resulting from indebtedness incurred in accordance with Section 6.1(vi) of the Merger Agreement, (B) with respect to (x) entering into new leases or new subleases of property or assets with an annual rent of no more than US$2 million in any single transaction, (y) any renewals of existing subleases, or (z) renewals of existing leases of property or assets with an annual rent of no more than US$4 million in any single transaction, (C) other than leases or subleases, with respect to property or assets with a value of less than US$5 million in any single transaction or related series of transactions, or (D) in the ordinary course of business;

•
incur, create, assume, refinance or replace any indebtedness for borrowed money in an amount in excess of US$5 million under any single instrument, issue or amend or modify the terms of any debt securities in an amount in excess of US$5 million, or assume, guarantee or endorse, or otherwise become responsible for the indebtedness of any other person in an amount in excess of US$5 million, in each case other than inter-company indebtedness to, for or otherwise for the benefit of the Company or any of its subsidiaries or in the ordinary course of business, except (A) indebtedness incurred under the Company’s or its subsidiaries’ existing credit facilities as in effect on the date of the Merger Agreement, or (B) the refinancing of any existing indebtedness of the Company or any of its subsidiaries to the extent that (x) the material terms and conditions of any newly incurred indebtedness are reasonable market terms, and (y) the aggregate principal amount of such indebtedness is not increased as a result of such refinancing;

•
make any material loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants) in an amount in excess of US$3 million per annum, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, in each case other than in the ordinary course of business of the Company or any of its subsidiaries or by the Company or a subsidiary thereof to the Company or a subsidiary thereof;

•
enter into, renew, materially modify or amend, terminate, or waive, release, compromise or assign any rights or claims under, any material contract in each case not in the ordinary course of business, other than (A) any termination or renewal in accordance with the terms of any existing material contract that occur automatically without any action by the Company or any of its subsidiaries, (B) as may be reasonably necessary to comply with the terms of the Merger Agreement, or (C) actions permitted under Section 6.1(v) of the Merger Agreement;

•
settle or compromise any legal action, suit or arbitration proceeding, in each case made or pending against the Company or any of its subsidiaries, including any such matter relating to taxes or the ownership of the Shares or ADSs, other than settlements (A) requiring the Company or its subsidiaries to pay monetary damages not exceeding US$500,000, (B) covered by existing insurance, and (C) not involving the admission of any wrongdoing by the Company or any of its subsidiaries;

•
(A) establish, adopt, enter into, materially amend or terminate any Company Benefit Plan or collective bargaining agreement or arrangement that would be a Company Benefit Plan, (B) materially increase the compensation, severance, perquisites or fringe benefits payable or to become payable to any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries, (C) pay any bonus or severance pay to any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries other than in the ordinary course of business or in accordance with the terms of a Company Benefit Plan as in effect on the date of the Merger Agreement, (D) grant any stock options, stock appreciation rights, restricted shares, restricted stock units or equity-based compensatory awards, (E) accelerate the payment, right to payment or vesting of any compensation or benefits, including any Company Options or Company RSU Awards, other than as contemplated by Section 3.4 of the Merger Agreement, or (F) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan of the Company or any plan, program, policy, practice or arrangement that would be a Company Benefit Plan; except, in the case of each of clauses (A) through (F), as required by applicable law;

•
make any material change to its methods of accounting in effect at March 31, 2024, except as required by a change in GAAP (or any interpretation thereof) or in applicable law, or make any change with respect to accounting policies, unless required by GAAP or a competent governmental entity;

•
enter into any new line of business that is material to the Company and its subsidiaries taken as a whole;

•
make or change any material tax election, materially amend any tax return (except as required by applicable law), enter into any material closing agreement with respect to taxes, surrender any right to claim a material refund of taxes, settle or finally resolve any material controversy with respect to taxes or materially change any method of tax accounting;

•
adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization of the Company or any of its subsidiaries;

•
amend or modify the compensation terms or any other obligations of the Company contained in the engagement letters entered into with Kroll, in a manner materially adverse to the Company, any of its subsidiaries or Parent or engage other financial advisers in connection with the Transactions;

•
make or incur any capital expenditures except for ordinary course capital expenditures not to exceed US$5 million in a single instance per annum;

•
transfer or license from any person any rights to any intellectual property, or transfer or license to any person any intellectual property rights used or owned by the Company or its subsidiaries (other than non-exclusive end-user licenses in connection with the sale of the Company’s products), or transfer or provide a copy of any source code in relation to the Company’s intellectual property rights or products to any person, in each case not in the ordinary course of business;

•
abandon, fail to maintain or allow to lapse, including by failure to pay the required fees in any jurisdiction, or disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any material intellectual property rights used or owned by the Company or its subsidiaries or develop, create or invent any material intellectual property jointly with any third party;

•
fail to keep in force insurance policies that (x) provide insurance coverage with respect to the assets, operations and activities of the Company or any of its subsidiaries and (y) each obligates the Company or any of its subsidiaries to pay, or under each of which the Company or any of its subsidiaries expects to incur an annual insurance premium in excess of US$2 million as are currently in effect and are material to the Company or any such subsidiary of the Company;

•
take any action that is intended or would reasonably be expected to, result in any of the conditions to the Merger not being satisfied;

•
fail to make any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or

•
agree, resolve or authorize or commit to do any of the foregoing.

Nothing contained in the Merger Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of its subsidiaries prior to the Effective Time. Prior to the Effective Time, each of the Company and its subsidiaries shall exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its respective subsidiaries’ operations.
Shareholder Meeting
As soon as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 and this proxy statement, but in any event no later than twenty (20) days after such confirmation, the Company will (i) establish a record date for determining shareholders of the Company entitled to vote at the Shareholder Meeting (the “Record Date”) and shall not change such Record Date or establish a different record date for the shareholder meeting without the prior written consent of Parent, unless required to do so by applicable laws; and in the event that the date of the shareholder meeting as originally called is for any reason adjourned or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing or as required by applicable laws or stock exchange requirements, the Company shall, if possible, implement such adjournment or other delay in such a way that the Company does not need to establish a new Record Date for the shareholder meeting, as so adjourned or delayed, (ii) mail or cause to be mailed the proxy statement to the holders of Shares, including Shares represented by ADSs, as of the Record Date, for the purpose of voting upon the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, and (iii) instruct the ADS Depositary to (A) fix the Record Date as the record date for determining the holders of ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to the Shares represented by ADSs (the “Record ADS Holders”), (B) provide all proxy solicitation materials to all Record ADS Holders and (C) vote all Shares represented by ADSs in accordance with the instructions of such corresponding Record ADS Holders.
As soon as practicable but in any event no later than fifty (50) days after the date of mailing this proxy statement, the Company shall hold the shareholder meeting. Subject to certain agreed exceptions, the Company’s Board will recommend to holders of the Shares that they authorize and approve the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, and will include such recommendation in this proxy statement and the Company will use its reasonable best efforts to solicit from its shareholders proxies in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated thereby and shall take all other action necessary or advisable to secure the approval by the Company’s shareholders (including holders of ADSs).
After consultation in good faith with Parent, the Company may recommend the adjournment of the shareholder meeting to its shareholders (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the holders of Shares within a reasonable amount of time in advance of the shareholder meeting, (ii) as otherwise required by applicable laws, (iii) if as of the time for which the shareholder meeting is scheduled as set forth in this proxy statement, there are insufficient Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the shareholder meeting, or (iv) if an Intervening Event has occurred or the Company has received an Acquisition Proposal (as defined below), and the Special Committee determines that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties. If the shareholder meeting is adjourned, the Company will convene and hold the shareholder meeting as soon as reasonably practicable thereafter, subject to the immediately preceding sentence; provided that the Company shall not recommend to its shareholders the adjournment of the shareholder meeting to a date that is less than five (5) business days prior to the Outside Date.

No Solicitation of Transactions; Change of Recommendation
From the date of the Merger Agreement until the Effective Time or, if earlier, the valid termination of the Merger Agreement, the Company and its subsidiaries shall not, and shall cause their respective representatives not to, directly or indirectly:
(a)
solicit, initiate or take any other action knowingly to facilitate or encourage any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

(b)
engage in, continue or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal;

(c)
provide any non-public information or data with the intent to induce the making, submission or announcement of an Acquisition Proposal;

(d)
approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (other than an acceptable confidentiality agreement) providing for, relating to, or reasonably be expected to result in any Acquisition Proposal (each, an “Alternative Acquisition Agreement”);

(e)
amend or grant any waiver or release under any confidentiality, standstill or similar agreement, to which the Company or any of its subsidiaries is a party, with respect to any class of equity interests of the Company or any of its subsidiaries in connection with any Acquisition Proposal, subject to certain exceptions under the Merger Agreement; or

(f)
resolve, propose or agree to do any of the foregoing.

The Company and its subsidiaries shall, and shall cause its subsidiaries and its and their respective directors and officers to, and shall direct their respective representatives to, promptly cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal.
Notwithstanding the foregoing, if, at any time on or after the date of the Merger Agreement and prior to obtaining the shareholder approval, the Company or any of its representatives receives an unsolicited, bona fide written competing proposal from any person, (i) the Company, its subsidiaries and their representatives may contact such person solely to request clarification of the terms and conditions thereof or notify such person of such restrictions, or (ii) the Company’s Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with an independent financial advisor and outside legal counsel, that such competing proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined below) and failure to take the following actions would reasonably be expected to breach the fiduciary duties, then the Company, its subsidiaries and their representatives may (A) furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to the Company and its subsidiaries to the person who has made such competing proposal, and (B) engage in or otherwise participate in discussions or negotiations with the person making such Acquisition Proposal.
At any time prior to obtaining the approval of the Company’s shareholders (including holders of the ADSs), the Company’s Board or the Special Committee may effect a change of recommendation in connection with an Acquisition Proposal, if and only if the Company’s Board (upon the recommendation of the Special Committee) or the Special Committee determines in its good faith judgment after consultation with its independent financial advisor and outside legal counsel, in response to an unsolicited bona fide Acquisition Proposal that did not result from any breach of Section 6.5 of the Merger Agreement, that such Acquisition Proposal constitutes a Superior Proposal and that failure to effect a change of recommendation with respect to such Acquisition Proposal would reasonably be expected to constitute a breach of the directors’ fiduciary duties under applicable laws. Prior to effecting a change of recommendation in connection with an Acquisition Proposal, the Company shall have provided prior written notice to Parent that the Company’s Board has resolved to effect a change of recommendation, and shall negotiate with Parent and its representatives in good faith any proposed modifications to the Merger Agreement or the equity financing and permit Parent and its representatives to make a presentation to the Company’s Board or the Special Committee regarding the Merger Agreement or the equity financing and any adjustments with respect thereto. Following such notice period, the Company’s Board (upon the recommendation of the Special Committee) or the Special Committee determines in its good faith judgment after consultation with its independent financial advisor and outside legal counsel, after considering the foregoing adjustments, that such Acquisition Proposal continues to constitute a Superior Proposal and that failure to effect a change of recommendation would reasonably be expected to constitute a breach of the directors’ fiduciary duties under applicable laws.
However, under certain circumstances prior to the time the approval of the Company’s shareholders (including holders of the ADSs) is obtained, the Company’s Board (acting upon recommendation of the Special Committee) or the Special Committee may make a change of recommendation with respect to an Intervening Event, if prior to taking such action, the Company’s Board (acting upon recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with an independent financial advisor and outside legal counsel, (i) that failure to make a change of recommendation would or would be reasonably expected to violate the directors’ fiduciary duties under applicable laws, (ii) the Company shall have provided a prior written notice to Parent regarding the Company’s Board intends to effect a change of recommendation; (iii) after providing such notice and prior to making such change of recommendation in connection, the Company (A) shall, and shall cause its representatives to negotiate in good faith with Parent and its representatives (to the extent that Parent desires to negotiate) any proposed modifications to the terms and conditions of the Merger Agreement or the equity financing in a manner that obviates the need for such change of recommendation or so that failure to effect a change of recommendation would no longer reasonably be expected to constitute a breach of the directors’ fiduciary duties under applicable laws, and (B) shall permit Parent and its representatives to make a presentation to the Company’s Board or the Special Committee regarding the Merger Agreement or the equity financing and any adjustments with respect thereto (to the extent Parent desires to make such presentation); and (iv) following the end of such period, the Company’s Board (upon the recommendation of the Special Committee) or the Special Committee shall have determined in its good faith judgment (after consultation with its independent financial advisor and outside legal counsel), after considering the terms of any proposed amendment or modification to the Merger Agreement or the equity financing, and any other information provided by Parent, that failure to effect a change of recommendation with respect to such Intervening Event would still be reasonably expected to constitute a breach of the directors’ fiduciary duties under applicable laws.
The Company shall notify Parent promptly after it or, to the Company’s knowledge, its representative becomes aware that any Acquisition Proposal (or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal) is received by, any non-public information in connection with any Acquisition Proposal (or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal) is requested from, or any discussions or negotiations in connection with any Acquisition Proposal (or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal) are sought to be initiated or continued with, the Company, the Company’s Board (or any committee thereof) or any representative of the foregoing.
“Acquisition Proposal” means any inquiry, proposal or offer from any person (other than Parent and Merger Sub) relating to (A) any direct or indirect acquisition, license or purchase of a business that constitutes twenty percent (20%) or more of the total revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (B) any direct or indirect acquisition, purchase or issuance of twenty percent (20%) or more of any class of equity interests of the Company, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning twenty-percent (20%) or more of any class of equity interests of the Company, or (D) any merger, amalgamation, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary of the Company whose business constitutes twenty percent (20%) or more of the total revenues, net income or assets of the Company and its subsidiaries, taken as a whole); provided that the Merger shall not be deemed an Acquisition Proposal.
“Superior Proposal” means an unsolicited bona fide and written Acquisition Proposal (provided that each reference to twenty percent (20%) in the definition of Acquisition Proposal should be replaced with fifty percent (50%)), which the Company’s Board (upon the recommendation of the Special Committee) or the Special Committee, in its good faith judgement, determines (A) would be reasonably likely to be consummated in accordance with its terms and (B) would, if consummated, result in a transaction that is more favorable to the shareholders of the Company (other than holders of the Excluded Shares) than the Transactions, in each case, after (x) consultation with its independent financial advisor and outside legal counsel and (y) taking into account all such factors and matters deemed relevant in good faith by the Company’s Board or the Special Committee, including legal, financial, regulatory or other aspects of such Acquisition Proposal (including any consent or approval required by any governmental entity, shareholders of the Company or any person, breakup or termination fee and expense reimbursement provisions, expected timing, risk and likelihood of consummation, the sources, availability, terms and certainty of any financing, financing market conditions and the existence of any financing contingency) and the Transactions and after taking into account any changes to the terms of the Merger Agreement offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with Section 6.5(c) of the Merger Agreement; provided, however, that any such Acquisition Proposal shall not be deemed to be a “Superior Proposal” if the consummation of the transaction contemplated by such offer is conditional upon (1) such Acquisition Proposal is subject to the conduct of any due diligence review or investigation of the Company or any of its subsidiaries by the party making the offer or (2) receipt of financing.
Indemnification; Directors’ and Officers’ Insurance
Parent shall, and shall cause the Surviving Company and each of the Company’s subsidiaries to, for a period of six (6) years after the Effective Time, honor and fulfill in all respects the obligations of such person to the fullest extent permissible under applicable laws, the Company’s governing documents and corresponding organizational or governing documents of such subsidiary, in each case, as in effect on the date hereof and under any indemnification or other similar agreements in effect on the date of the Merger Agreement, to the individuals entitled to indemnification, exculpation and/or advancement of expenses under the Company’s governing documents, other organizational or governing documents or indemnification agreements (including each present and former director and officer of the Company and its subsidiaries) (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the Effective Time, including in connection with the consideration, negotiation and approval of the Merger Agreement.
For a period of six (6) years after the Effective Time, the organizational and governing documents of the Surviving Company and each of the Company’s subsidiaries will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to and including the Effective Time than are currently set forth in the Company’s governing documents and the organizational and governing documents of each of the Company’s subsidiaries in effect on the date of the Merger Agreement (as the case may be). The indemnification agreements with Covered Persons that survive the Merger will continue in full force and effect in accordance with their terms.
For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to claims arising from or related to facts or events which occurred at or before the Effective Time. Parent will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date of the Merger Agreement by the Company for such insurance (such 300% amount, the “Base Premium”). In lieu of the foregoing insurance, the Company may elect to purchase a directors’ and officers’ liability insurance “tail” or “runoff” insurance for a period of six (6) years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the Effective Time, with the annual premium not exceeding the Base Premium.
Certain Additional Covenants
The Merger Agreement contains additional agreements relating to, among other things:
•
access by Parent and its representatives to the offices, properties, books, records of the Company and other information between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement (subject to all applicable legal or contractual obligations and restrictions);

•
each of the Company, Parent and Merger Sub will use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action to consummate and make effective the Transactions as promptly as practicable, (ii) obtain, or cause their affiliates to obtain, from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders in connection with the consummation of the Transactions, and (iii) cause their affiliates to make, all necessary filings, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to the Merger Agreement, the Transactions under other applicable law. The Company and Parent will furnish, and cause their affiliates to furnish, to each other all information required for any application or other filing under the rules and regulations of any applicable law in connection with the Transactions;
•
consultation with respect to public announcements relating to the Merger Agreement and the transactions contemplated by the Merger Agreement;

•
notification of certain events;

•
elimination or minimization of the effects of certain takeover statutes;

•
resignation of the directors of the Company and its subsidiaries pursuant to Parent’s request;

•
participation in the defense and settlement of any shareholder litigation relating to the Merger Agreement or the transactions contemplated thereby; or

•
delisting and deregistration of the Shares (including the ADSs).

Conditions to the Merger
The obligations of each party to effect the Merger are subject to the satisfaction or waiver (if permitted by law) of the following conditions:
•
the approval of the Company’s shareholders shall have been obtained in accordance with the Cayman Islands Companies Act and the Company’s memorandum and articles of association;

•
No governmental entity of competent jurisdiction (in a jurisdiction material to the business of the Company or Parent) shall have issued, promulgated, enforced or entered any order that is in effect and enjoins or prohibits the consummation of the Transactions, or imposes a non-required remedy; and

•
The consent of each holder of a fixed or floating security interest of the Company (if any) to the Merger shall have been obtained.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of the Company set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Time (other than certain representations and warranties that speak as of a specific date), either in all material respects, in all respects (except for de minimis inaccuracies in certain cases) or except where any failures of any such representations and warranties to be true and correct have not had and would not reasonably be expected to have, a Material Adverse Effect;

•
the Company shall have performed or complied in all material respects with all agreements or obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•
no Material Adverse Effect shall have occurred that is continuing;

•
the aggregate amount of the Dissenting Shares shall have been no more than 7.5% of total outstanding Shares of the Company; and

•
the Company shall have delivered to Parent a certificate, dated as of the closing date, certifying to the satisfaction of the foregoing conditions.

The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Time (other than certain representations and warranties that speak as of a specific date), except where any failures of any such representations and warranties to be true and correct would not and would not reasonably to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a duly authorized executive officer of Parent and Merger Sub to the foregoing effect; and
•
Parent and Merger Sub shall have performed or complied in all material respects with all agreements and obligations required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a duly authorized executive officer of Parent and Merger Sub certifying to the satisfaction of the foregoing condition.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger and the other transactions contemplated by the Merger Agreement and Plan of Merger may be abandoned, at any time prior to the Effective Time, as follows:
•
by mutual written consent of the Company (acting upon the recommendation of the Special Committee) and Parent;

•
by either Parent or the Company (acting upon the recommendation of the Special Committee), if there has been a breach or failure to perform by the other party or parties of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach or failure would result in certain conditions precedent not being satisfied, and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (x) thirty (30) calendar days after the receipt of written notice thereof by the defaulting party from the non-defaulting party, or (y) three (3) business days before the Outside Date; provided, however, that the Merger Agreement may not be terminated pursuant to this provision by any party if such party is in material breach of the Merger Agreement;

•
by either Parent or the Company, if the Effective Time will not have occurred by the Outside Date; provided, however, that the right to so terminate the Merger Agreement shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement in any manner shall have been the primary cause of the Effective Time not occurring on or prior to the Outside Date;

•
by Parent at any time prior to the receipt of the approval of the Company’s shareholders (including holders of the ADSs), if a change of recommendation will have occurred;

•
by the Company at any time prior to the receipt of the approval of the Company’s shareholders (including holders of the ADSs), if (i) the Company’s Board (acting upon the recommendation of the Special Committee) will have effected a change of recommendation in light of a Superior Proposal and authorized the Company to enter into an Alternative Acquisition Agreement effecting such Superior Proposal and (ii) the Company concurrently with, or immediately after, the termination of the Merger Agreement enters into such Alternative Acquisition Agreement; provided, that the Company shall not be entitled to terminate the Merger Agreement pursuant to this provision unless the Company has complied in all material respects with the requirements with respect to such Superior Proposal and Alternative Acquisition Agreement;

•
by either the Company or Parent if a governmental entity of competent jurisdiction will have issued a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or other Transactions; provided, however, that the party seeking to terminate the Merger Agreement pursuant to this provision shall have used reasonable best efforts to prevent the entry of and to remove such order provided, further, that the right to terminate the Merger Agreement pursuant to this provision shall not be available to any party whose failure to comply with any provision of the Merger Agreement has been the primary cause of such order;

•
by either the Company or Parent, if the approval of the Company’s shareholders (including holders of the ADSs) will not have been obtained after the final adjournment of the Shareholder Meeting at which a vote on such approval was taken, provided that Parent may not terminate the Merger Agreement pursuant to this provision if such failure to obtain the approval of the Company’s shareholders (including holders of the ADSs) is a result of a breach of Parent or Merger Sub of the Merger Agreement or a breach by any Rollover Shareholder of the Interim Consortium Agreement;
•
by the Company if (i) all of the conditions to closing for the obligations of Parent and Merger Sub to consummate the Merger have been satisfied (other than those conditions that are to be satisfied at the closing), (ii) the Company has irrevocably confirmed by written notice to Parent that all conditions to closing for the obligations of the Company have been satisfied, or that it is willing to waive any unsatisfied condition, and that the Company is ready, willing and able to complete the Merger, and (iii) Parent will have failed to effect the closing within ten (10) business days following its receipt of the written notice from the Company; or

•
by the Company at any time prior to the receipt of the approval of the Company’s shareholders (including holders of the ADSs) if the Company’s Board (acting upon the recommendation of the Special Committee) will have effected a change of recommendation in light of an Intervening Event.

Remedies
The Company, Parent and Merger Sub are entitled to seek specific performance of the terms and provisions of the Merger Agreement, including to seek an injunction to prevent breaches of the Merger Agreement by the other parties and, in the case of the Company, to seek an injunction, specific performance or other equitable relief to enforce Parent’s and Merger Sub’s obligations to consummate the Merger or to cause the consummation of the financing contemplated in the Equity Commitment Letters, in addition to any other remedy by law or equity. However, the Company has the right to obtain an injunction, specific performance or other equitable relief to enforce Parent’s and Merger Sub’s obligations to consummate the Merger only if (i) all of the conditions to closing for the obligations of Parent and Merger Sub to consummate the Merger have been satisfied or duly waived and (ii) the Company has irrevocably confirmed by notice to Parent that all conditions to closing for the obligations of the Company have been satisfied, or that it is willing to waive any unsatisfied condition.
Amendment
Subject to applicable laws and except as otherwise provided in the Merger Agreement, the Merger Agreement may be amended, modified and supplemented, whether before or after receipt of the approval of the Company’s shareholders (including holders of the ADSs), as applicable, by written agreement of the parties to the Merger Agreement by action taken (i) with respect to Parent and Merger Sub, by or on behalf of their respective board of directors, and (ii) with respect to the Company, by the Board (acting upon recommendation of the Special Committee). However, that after the approval of the Merger by the shareholders of the Company, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS
No provision has been made to (a) grant the Unaffiliated Security Holders access to corporate files of the Company or any Buyer Group Member or (b) obtain counsel or appraisal services at the expense of the Company or any Buyer Group Member.

DISSENTERS’ RIGHTS
The following is a brief summary of the rights of holders of Shares to dissent from the Merger and receive payment of the fair value of their Shares (“Dissenters’ Rights”). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the Cayman Islands Companies Act, a copy of which is attached as Annex D to this proxy statement. If you are contemplating the possibility of dissenting from the Merger, you should carefully review the text of Annex D, particularly the procedural steps required to exercise your Dissenters’ Rights. These procedures are complex and you should consult your Cayman Islands legal counsel if you are considering exercising such right. If you do not fully and precisely satisfy the procedural requirements of the Cayman Islands Companies Act, you will lose the ability to assert Dissenters’ Rights.
Requirements for Exercising Dissenters’ Rights
A dissenting registered shareholder of the Company is entitled to seek appraisal and payment of the fair value of its, his or her Shares upon dissenting from the Merger in pursuant to Section 238 of the Cayman Islands Companies Act.
The valid exercise of your Dissenters’ Rights will preclude the exercise of any other rights by virtue of holding Shares in connection with the Merger, other than the right to participate fully in proceedings to determine the fair value of Shares held by such persons and to seek relief on the grounds that the Merger is void or unlawful. To exercise your Dissenters’ Rights, the following procedures must be followed:
•
You must give written notice of objection to the Merger (“Notice of Objection”) to the Company prior to the vote to authorize and approve the Merger at the Shareholders Meeting. The Notice of Objection must include a statement that you propose to demand payment for your Shares if the Merger is authorized by the vote at the Shareholders Meeting.

•
Within 20 days immediately following the date on which the vote authorizing the Merger is made, the Company must give written notice of the authorization (“Authorization Notice”) to all Dissenting Shareholders who have served a Notice of Objection.

•
Within 20 days immediately following the date on which the Authorization Notice is given (the “Dissent Period”), any Dissenting Shareholder who elects to dissent must give a written notice of its, his or her decision to dissent (a “Notice of Dissent”) to the Company stating its, his or her name and address and the number and classes of the Shares with respect to which it, he or she dissents and demanding payment of the fair value of its, his or her Shares. A Dissenting Shareholder must dissent in respect of all the Shares which it, he or she holds. Upon the giving of such Notice of Dissent, the Dissenting Shareholder will cease to have any of the rights of a shareholder, except for (a) the right to be paid the fair value of its, his or her Shares, (b) the right to participate fully in proceedings to determine the fair value of his or her Shares, and (c) the right to institute proceedings to obtain relief on the grounds that the Merger is unlawful or void.

•
Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the Plan of Merger is filed with the Cayman Registrar, whichever is later, the Company, as the Surviving Company, must make a written offer (a “Fair Value Offer”) to each Dissenting Shareholder to purchase its, his or her Shares at a price determined by the Company to be the fair value of such Shares.

•
If, within 30 days immediately following the date of the Fair Value Offer, the Company and the Dissenting Shareholder fail to agree on the price to be paid for the Shares owned by the Dissenting Shareholder, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the Dissenting Shareholder may, file a petition with the Grand Court for a determination of the fair value of the Shares held by all Dissenting Shareholders who have served a Notice of Dissent and who have not agreed the fair value of their Shares with the Company, which petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filed a Notice of Dissent and who have not agreed the fair value of their Shares with the Company and if a Dissenting Shareholder files a petition the Company must file such verified list within 10 days of service of such petition on the Company.

•
If a petition is timely filed and served, the Grand Court will determine at a hearing, at which Dissenting Shareholders are entitled to participate, (a) the fair value of such Shares held by those shareholders as the Grand Court finds are involved together with a fair rate of interest, if any, to be paid by the Company upon the amount determined to be the fair value and (b) the costs of the proceeding and the allocation of such costs upon the parties.

All notices and petitions must be executed by the registered shareholder or a person duly authorized on behalf of the registered shareholder, fully and correctly, as such shareholder’s name appears on the register of members of the Company. If Shares are held by a fiduciary, such as by a trustee, guardian or custodian, such notices and petitions must be executed by or for the fiduciary. If Shares are held by or for more than one person, such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a registered shareholder; however, the agent must identify the registered owner and expressly disclose the fact that, in executing the notice or petition, he or she is acting as duly authorized agent for the registered owner. A person having a beneficial interest in Shares registered in the name of another person, such as a broker or other nominee, must act promptly to cause the registered holder to follow the steps summarized above and in a timely manner to exercise the Dissenters’ Rights attached to such Shares.
You must be a registered holder of Shares in order to exercise your dissenter rights in respect of such shares. If you do not satisfy each of these requirements and comply strictly with all procedures required by the Cayman Islands Companies Act with regard to the exercise of dissenter rights, you will not be entitled to exercise your Dissenters’ Rights and will be bound by the terms of the Merger Agreement and the Plan of Merger. Submitting a signed proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to authorize and approve the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, will not alone satisfy the notice requirement referred to above. You must send all notices to the Company to the Company’s offices at 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China; Attention: Coco Chen.
If you are considering dissenting, you should be aware that the fair value of your Shares determined under Section 238 of the Cayman Islands Companies Act could be more than, the same as, or less than the Per Share Merger Consideration that you would otherwise receive as consideration pursuant to the Merger Agreement if you do not exercise Dissenters’ Rights with respect to your Shares. In addition, in any proceedings for determination of the fair value of the Shares covered by a Notice of Dissent, the Company and the Buyer Group intend to assert that the Per Share Merger Consideration represents at least or more than the fair value of each of your Shares. You may also be responsible for the cost of any appraisal proceedings.
The provisions of Section 238 of the Cayman Islands Companies Act are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you will lose your Dissenters’ Rights. You should consult your Cayman Islands legal counsel if you wish to exercise Dissenters’ Rights.

FINANCIAL INFORMATION
Selected Historical Financial Information
The following tables set forth certain selected historical consolidated financial information of the Company. The following selected consolidated statements of comprehensive income data for the fiscal years ended December 31, 2021, 2022 and 2023 and the selected consolidated balance sheet data as of December 31, 2022 and 2023 have been derived from the Company’s consolidated financial statements, which are included in the Company’s Annual Report, beginning on page F-1. The Company’s historical results for any period are not necessarily indicative of results to be expected for any future period. The selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, the Company’s audited consolidated financial statements and related notes and “Item 5. Operating and Financial Review and Prospects” in the Company’s Annual Report, which are incorporated into this proxy statement by reference. See “Where You Can Find More Information” for a description of how to obtain a copy of such report.

BEST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”), except for number of shares and per share data)
	For the Years ended December 31,
	2021	2022	2023	2023
	RMB	RMB	RMB	US$
Revenue from third parties
Freight delivery	8,244,435	4,843,121	5,314,447	748,524
Supply chain management	1,476,743	1,678,619	1,824,984	257,043
Global	992,518	708,745	783,952	110,418
Others	172,442	116,812	106,307	14,973
	10,886,138	7,347,297	8,029,690	1,130,958
Revenue from related parties
Freight delivery	—	45,157	89,948	12,669
Supply chain management	338,361	143,456	33,645	4,739
Global	201,337	208,162	162,561	22,896
	539,698	396,775	286,154	40,304
Total revenue	11,425,836	7,744,072	8,315,844	1,171,262
Cost of revenue
Freight delivery	(8,506,738)	(5,114,937)	(5,206,967)	(733,386)
Supply chain management	(1,741,832)	(1,711,818)	(1,700,467)	(239,506)
Global	(1,258,511)	(1,081,587)	(1,131,484)	(159,366)
Others	(118,143)	(99,288)	(26,489)	(3,731)
Total cost of revenue	(11,625,224)	(8,007,630)	(8,065,407)	(1,135,989)
Gross (loss) profit	(199,388)	(263,558)	250,437	35,273
Selling expenses	(260,219)	(237,918)	(256,621)	(36,144)
General and administrative expenses (including operating costs paid to a related party of RMB13,608, RMB9,041 and RMB6,845 (US$964) for the years ended December 31, 2021, 2022 and 2023, respectively)	(881,498)	(889,345)	(737,775)	(103,913)
Research and development expenses	(180,204)	(144,181)	(115,917)	(16,327)
Impairment of long-lived assets	—	—	(94,699)	(13,338)
Other operating income, net	58,337	108,817	2,658	374
Total operating expenses	(1,263,584)	(1,162,627)	(1,202,354)	(169,348)
Loss from operations	(1,462,972)	(1,426,185)	(951,917)	(134,075)
Interest income	49,658	80,361	83,810	11,805
Interest expense (including interest expense to related parties of RMB63,561, RMB62,192 and RMB35,108 (US$4,945) for the years ended December 31, 2021, 2022 and 2023, respectively)	(142,751)	(89,058)	(64,283)	(9,055)
Foreign exchange gain (loss)	44,556	(132,730)	(14,010)	(1,974)
Other income, net	265,822	31,677	6,613	931
(Loss) Gain on change in fair value of derivative assets and derivative liabilities	(14,918)	71,619	32,322	4,553
Loss before income taxes and share of net loss of equity investees	(1,260,605)	(1,464,316)	(907,465)	(127,815)

BEST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Continued)
(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”), except for number of shares and per share data)
	For the Years ended December 31,
	2021	2022	2023	2023
	RMB	RMB	RMB	US$
Income tax expense	(3,198)	(511)	(1,141)	(161)
Loss before share of net loss of equity investees	(1,263,803)	(1,464,827)	(908,606)	(127,976)
Share of net loss of equity investees	(58)	—	—	—
Net loss from continuing operations	(1,263,861)	(1,464,827)	(908,606)	(127,976)
Net income (loss) from discontinued operations, net of tax	1,473,489	(38,464)	15,222	2,144
Net income (loss)	209,628	(1,503,291)	(893,384)	(125,832)
Net loss from continuing operations attributable to non-controlling interests	(52,279)	(39,980)	(78,982)	(11,124)
Net income (loss) attributable to BEST Inc.	261,907	(1,463,311)	(814,402)	(114,708)
Net earnings (loss) per Class A, Class B and Class C ordinary share:
Basic and diluted
Continuing operations	(3.12)	(3.63)	(2.18)	(0.31)
Discontinued operations	3.80	(0.10)	0.04	0.01
Basic and diluted net earnings (loss) per share attributable to Class A, Class B and Class C ordinary shareholders	0.68	(3.73)	(2.14)	(0.30)
Net earnings (loss) per ADS (1 ADS equals 20 Class A Shares)
Basic and diluted net earnings (loss) per ADS	13.60	(74.60)	(42.70)	(6.01)
Shares used in net earnings (loss) per share computation:
Class A Shares:
Basic	246,207,464	250,326,701	239,563,290	239,563,290
Diluted	388,073,411	392,192,648	381,429,237	381,429,237
Class B Shares:
Basic	94,075,249	94,075,249	94,075,249	94,075,249
Diluted	94,075,249	94,075,249	94,075,249	94,075,249
Class C Shares:
Basic	47,790,698	47,790,698	47,790,698	47,790,698
Diluted	47,790,698	47,790,698	47,790,698	47,790,698
Other comprehensive (loss) income, net of tax of nil
Foreign currency translation adjustments	(44,298)	17,085	(5,295)	(746)
Comprehensive loss from continuing operations	(1,308,159)	(1,447,742)	(913,901)	(128,722)
Comprehensive income (loss) from discontinued operations	1,473,489	(38,464)	15,222	2,144
Comprehensive loss from continuing operations attributable to non-controlling interests	(52,279)	(39,980)	(78,982)	(11,124)
Comprehensive income (loss) attributable to BEST Inc.	217,609	(1,446,226)	(819,697)	(115,454)

BEST INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”), except for number of shares and per share data)
	As at December 31
	2022	2023	2023
	RMB	RMB	US$
ASSETS
Current assets:
Cash and cash equivalents (including cash and cash equivalents of the consolidated VIEs that can be used only to settle obligations of the consolidated VIEs of RMB5,042 and RMB27 (US$4) as of December 31, 2022 and 2023, respectively)	533,481	425,976	59,997
Restricted cash	399,337	1,008,318	142,019
Short-term investments	725,043	35,888	5,055
Accounts and notes receivable, net of allowance of RMB263,956 and RMB250,104 (US$35,226) as of December 31, 2022 and 2023, respectively	691,324	829,802	116,875
Prepayments and other current assets (including prepayments and other current assets of the consolidated VIEs that can be used only to settle obligations of the consolidated VIEs of RMB17,909 and nil as of December 31, 2022 and 2023, respectively)	777,842	674,100	94,945
Lease rental receivables	43,067	47,925	6,750
Amounts due from related parties	76,368	60,394	8,506
Inventories	16,480	7,794	1,098
Total current assets	3,262,942	3,090,197	435,245
Non-current assets:
Restricted cash	1,545,605	812,371	114,420
Non-current deposits	50,767	81,869	11,531
Operating lease right-of-use assets	1,743,798	1,293,526	182,189
Lease rental receivables	40,188	314	44
Long-term investments	156,859	156,859	22,093
Property and equipment, net	784,732	624,205	87,917
Intangible assets, net	75,553	93,173	13,123
Goodwill	54,135	54,135	7,625
Other non-current assets	75,666	46,913	6,608
Total non-current assets	4,527,303	3,163,365	445,550
Total assets	7,790,245	6,253,562	880,795
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and notes payable (including accounts and notes payable of the consolidated VIEs without recourse to the primary beneficiary of RMB22,379 and RMB45,719 (US$6,456) as of December 31, 2022 and 2023, respectively)	1,430,004	1,640,864	231,110

BEST INC.
CONSOLIDATED BALANCE SHEETS (Continued)
(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”), except for number of shares and per share data)
	As at December 31
	2022	2023	2023
	RMB	RMB	US$
Accrued expenses and other liabilities (including accrued expenses and other liabilities of the consolidated VIEs without recourse to the primary beneficiary of RMB20,741 and RMB33,230 (US$4,690) as of December 31, 2022 and 2023, respectively)	1,145,654	1,091,573	153,745
Customer advances and deposits and deferred revenue (including customer advances and deposits and deferred revenue of the consolidated VIEs without recourse to the primary beneficiary of nil and RMB34 (US$5) as of December 31, 2022 and 2023, respectively)	277,737	288,184	40,590
Operating lease liabilities (including operating lease liabilities of the consolidated VIEs without recourse to the primary beneficiary of RMB376 and nil as of December 31, 2022 and 2023, respectively)	544,262	523,790	73,774
Financing lease liabilities (including financing lease liabilities of the consolidated VIEs without recourse to the primary beneficiary of RMB10,383 and RMB20 (US$3) as of December 31, 2022 and 2023, respectively)	11,873	418	59
Amounts due to related parties	1,315	1,119	158
Income tax payable	1,563	2,777	391
Short-term bank loans (including short-term bank loans of the consolidated VIEs without recourse to the primary beneficiary of RMB110,142 and RMB144,755(US$20,438) as of December 31, 2022 and 2023, respectively)	183,270	401,755	56,586
Long-term bank loan – current portion	—	794,679	111,928
Long-term borrowings – current portion	79,148	721	102
Convertible senior notes held by a related party-current	522,744	106,240	14,964
Convertible senior notes held by third parties-current	77	78	11
Total current liabilities	4,197,647	4,852,198	683,418

Net Book Value per Company Share
The net book value per Share as of December 31, 2023 was negative US$0.10 based on 370,748,906 Shares issued and outstanding as of that date, and the exchange rate of Renminbi to U.S. dollars of RMB7.0999 to US$1.00.

TRANSACTIONS IN THE SHARES AND ADSS
Buyer Group Transactions
On September 24, 2024, Robert Zhu and Xu Yidong received 281,100 Class A Shares and 168,660 Class A Shares, respectively, from Hongkong Jiashi Int’l Group Limited, a company organized under the laws of the People’s Republic of China of which they are each a shareholder, by way of an in-kind distribution.
Purchases by the Company
In March 2023, the Company announced the adoption of a share repurchase program in an aggregate amount of up to US$20 million worth of its outstanding ADSs from time to time over a period of 12 months. The Board terminated the share repurchase program, effective as of September 25, 2023. Prior to the program’s termination and during the year ended December 31, 2023, the Company repurchased a total of 1,265,685 ADSs, representing 25,313,700 Class A Shares.
The following table sets forth the repurchases of ADSs by the Company under its share repurchase programs for each applicable period during the past two years.
Period	Total Number of ADSs Purchased	Range of Prices Paid per ADS	Average Price Paid per ADS
2023 Q1	210,125	$2.97 ~ 3.34	$3.11
2023 Q2	475,990	$2.10 ~ 3.01	$2.63
2023 Q3	579,570	$1.81 ~ 2.88	$2.46
Prior Public Offerings
The Company did not make any underwritten public offering of the Company’s securities during the past three years.
Transactions in Prior 60 Days
Other than the Merger Agreement and agreements entered into in connection therewith including the Rollover Agreement, the Interim Consortium Agreement and the Equity Commitment Letters, and as disclosed above, there have been no transactions in the Company’s Shares or ADSs during the past 60 days by the Company, any of the Company’s officers or directors, the Buyer Group or any other person with respect to which disclosure is provided in Annex E or any associate or majority-owned subsidiary of the foregoing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF THE COMPANY
The following table sets forth information with respect to the beneficial ownership of Shares, as of the date of this proxy statement, by:
•
each of the Company’s directors and executive officers;

•
the Company’s directors and executive officers as a group;

•
each person known to the Company to beneficially own more than 5.0% of the total issued and outstanding Shares; and

•
each filing person, as applicable.

The calculations in the table below are based on (i) 234,854,799 Class A Shares, (ii) 94,075,249 Class B Shares, and (iii) 47,790,698 Class C Shares, that were issued and outstanding as of the date of this proxy statement. The aforesaid 234,854,799 Class A Shares excludes 25,313,700 treasury shares or 1,479,953 Class A Shares issued to the ADS Depositary as of the date of this proxy statement and reserved for future issuances of ADSs upon exercise or vesting of awards granted under the Company’s share incentive plans that are not deemed outstanding for the purpose of calculating percentage ownership and voting power in this proxy statement.
	Class A		Class B		Class C		Voting Power****
	Number	Percentage	Number	Percentage	Number	Percentage
Shao-Ning Johnny Chou	3,451,520	1.5	—	—	47,790,698	100.0	46.7
Chen Shen	—	—	—	—	—	—	—
Lei Jin	—	—	—	—	—	—	—
George Chow	7,202,907(1)	3.1	—	—	—	—	**
Wenbiao Li	*	*	—	—	—	—	**
Ying Wu	*	*	—	—	—	—	**
Klaus Anker Petersen	*	*	—	—	—	—	**
Gloria Chien-Yi Fan	*	*	—	—	—	—	**
Mangli Zhang	*	*	—	—	—	—	**
Xiaoqing Wang	*	*	—	—	—	—	**
Tao Liu	*	*	—	—	—	—	**
Yanbing Zhang	*	*	—	—	—	—	**
Jimei Liu	*	*	—	—	—	—	**
Peng Chen	*	*	—	—	—	—	**
Directors and Executive officers as a Group	14,129,587	6.0	—	—	47,790,698	100.0	47.0
Alibaba Group Holding Limited(2)	19,886,383	8.5	94,075,249	100.0	—	—	46.5
BJ Russell Holdings Limited(3)	33,548,304	14.3	—	—	—	—	1.1
The Goldman Sachs Group, Inc.(4)	9,332,420	4.0	—	—	—	—	**
Shaohan Joe Chou	5,081,395	2.2	—	—	—	—	**
The 2012 MKB Irrevocable Trust	*	*	—	—	—	—	**
Ting Childrens Irrevocable Trust	*	*	—	—	—	—	**
Ting Family Trust	*	*	—	—	—	—	**
David Hsiaoming Ting	*	*	—	—	—	—	**
Sunshui Hopeson Capital Limited	*	*	—	—	—	—	**
IDG-Accel China Capital II L.P.	3,970,760	1.7	—	—	—	—	**
IDG-Accel China Capital II Investors L.P.	*	*	—	—	—	—	**
CBLC Investment Limited	14,373,711	6.1	—	—	—	—	**

	Class A		Class B		Class C		Voting Power****
	Number	Percentage	Number	Percentage	Number	Percentage
CDIB Capital Investment I Limited	5,922,681	2.5	—	—	—	—	**
Shanghai Guangshi Investment Center	9,478,182	4.0	—	—	—	—	**
Genesis Capital Enterprise Inc.	3,959,760	1.7	—	—	—	—	**
Robert Zhu	*	*	—	—	—	—	**
Yidong Xu	*	*	—	—	—	—	**

*
Beneficially owns less than 1% of our total ordinary shares outstanding on an as-converted basis.

**
Holds less than 1% of voting power of our total ordinary shares outstanding.

***
The business address for our directors and executive officers is 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China.

****
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A Shares, Class B Shares and Class C Shares as a single class. In respect of matters requiring a shareholder vote, each Class A Share is entitled to one vote, each Class B Share is entitled to 15 votes, and each Class C Share is entitled to 30 votes. Each Class B Share or Class C Share is convertible into one Class A Share at any time by the holder thereof. Class A Shares are not convertible into Class B Shares or Class C Shares, Class B Shares are not convertible to Class C Shares, and Class C Shares are not convertible into Class B Shares under any circumstances.

(1)
Represents (i) 6,532,907 Class A Shares, including 505,000 Class A Shares acquired by Mr. Chow pursuant to the terms of the Company RSU Awards granted to him under the 2017 Equity Incentive Plan, (ii) 320,000 Class A Shares represented by ADSs, and (iii) 350,000 Class A Shares Mr. Chow may purchase upon exercise of Company Options or vesting of Company RSU Awards within 60 days of the date of this proxy statement.

(2)
Represents (i) 10,000,000 Class A Shares represented by ADSs held by AIL, (ii) 75,831,692 Class B Shares held by AIL, (iii) 18,243,557 Class B Shares held by CIL, and (iv) US$60,000,000 in outstanding principal amount of the 2025 Convertible Notes held by ACL, which will be convertible into 9,600,000 Class A Shares (or in the form of ADSs) at any time after 30 consecutive trading days after May 27, 2020 at the option of the holder thereof, subject to the adjustment as provided under the 2025 Convertible Notes. We subsequently determined that, upon the aforesaid adjustment, a total of 9,886,383 Class A Shares will be convertible from the 2025 Convertible Notes pursuant to the adjustment mechanism thereunder. In April 2024, ACL exercised its right to require the Company to repurchase US$15,000,000 in the total outstanding principal amount of the 2025 Convertible Notes with interest, resulting in a repurchase by the Company of US$3,000,000 in outstanding principal amount of the 2025 Convertible Notes on August 28, 2024, followed by the repurchase by the Company of an additional US$12,000,000 in outstanding principal amount of the 2025 Convertible Notes, together with accrued interest on all such repurchased 2025 Convertible Notes, on September 25, 2024. The remaining outstanding principal amount of the 2025 Convertible Notes (i.e., US$60,000,000) will be repurchased with interest by the Company on May 10, 2025. AGHL is a public company listed on the New York Stock Exchange and The Stock Exchange of Hong Kong Limited. AIL is a British Virgin Islands company wholly owned by AGHL. CIL is a British Virgin Islands company wholly owned by Cainiao Smart Logistics Network Limited, a company incorporated under the laws of the Cayman Islands and a controlled subsidiary of AGHL. Beneficial ownership of the Class B Shares held by CIL is attributed to AGHL as a result of its ownership of a majority of the equity interest in Cainiao Smart Logistics Network Limited. ACL is a Hong Kong company wholly owned by AGHL. The registered address of AGHL is the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands.

(3)
Represents 33,548,304 Class A Shares held beneficially by BJ Russell. Hung Chris Hui owns 100% of the share capital of BJ Russell and may be deemed to own beneficially all of the shares held by BJ Russell. Yahong Liang is the sole director of BJ Russell and may also be deemed to beneficially own all of the shares held BJ Russell, but hereby disclaims beneficial ownership of any of such shares. BJ Russell is a limited liability company established in the British Virgin Islands. The address of the principal business office of each of BJ Russell, Hung Chris Hui and Yahong Liang is Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.
(4)
Represents an aggregate of 9,332,420 Class A Shares represented by ADSs owned by GS&Co. and GS Group, inclusive of 9,323,280 shares held by Broad Street Principal Investments, L.L.C., Bridge Street 2014 Holdings, L.P., Stone Street 2014 Holdings, L.P., MBD 2014 Holdings, L.P., which may be deemed to be, or to have been, beneficially owned by GS&Co. and GS Group. MBD Advisors, L.L.C. is a wholly-owned subsidiary of GS Group and is the general partner of MBD 2014 Holdings, L.P., and Bridge Street Opportunity Advisors, L.L.C. is a wholly-owned subsidiary of GS Group and is the general partner of Bridge Street 2014 Holdings, L.P. and Stone Street 2014 Holdings, L.P. GS&Co. is a subsidiary of GS Group. GS&Co. owns certain of the shares on behalf of managed accounts and is the investment manager of Bridge Street 2014 Holdings, L.P., Stone Street 2014 Holdings, L.P. and MBD 2014 Holdings, L.P. Broad Street Principal Investments, L.L.C. is a limited liability company organized in Delaware. GS Group is a corporation incorporated in Delaware. Each of MBD 2014 Holdings, L.P., Bridge Street 2014 Holdings, L.P. and Stone Street 2014 Holdings, L.P. is a Cayman Islands limited partnership. GS&Co. is a limited liability company organized in New York.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is consummated, we will not have public shareholders and there will be no public participants in any future shareholders’ meeting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference into this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the Merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the Merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as “believes”, “anticipates”, “expects”, “estimates”, “intends”, “may”, “plans”, “predicts”, “projects”, “will”, “would”, and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.
The following factors, among others, could cause actual results or matters related to the Merger to differ materially from what is expressed or forecasted in the forward-looking statements:
•
the satisfaction of the conditions to the consummation of the Merger;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•
the effect of the announcement or pendency of the Merger on our business relationships, results of operations and business generally;

•
the risk that the Merger may not be consummated in a timely manner or at all, which may adversely affect our business and the prices of our Class A Shares and ADSs;

•
the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the Merger Agreement;

•
inability to manage the expanding operations effectively, which could harm our business;

•
inability to hire or retain key personnel;

•
the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of the financings that will be obtained for the Merger;

•
our failure to comply with regulations and changes in regulations;

•
the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the Merger; and

•
other risks detailed in our filings with the SEC, including the information set forth under the section entitled “Item 3D. Risk Factors” in the Company’s Annual Report. See “Where You Can Find More Information” beginning on page 107 for additional information.

Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, forward-looking statements involve inherent risks, uncertainties and assumptions. In addition, many of the factors that will determine our future results are, however, beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers and we file or furnish our annual and current reports and other information with the SEC. The information we file or furnish is also available free of charge on the SEC’s website at http://www.sec.gov.
You may also obtain free copies of the documents the Company files with the SEC by going to the “Financial Information” section of our website at https://www.best-inc.com/#/investor/home. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.
Because the Merger is a going private transaction, the Company and the Buyer Group have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document attached as an exhibit hereto. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. The Company’s Annual Report is incorporated herein by reference. The Company’s reports on Form 6-K furnished to the SEC since April 30, 2024 are incorporated herein by reference. To the extent that any of the periodic reports incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going private transaction described in this proxy statement.
We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first-class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.
Requests for copies of our filings should be directed to our Going Private Working Group at the address and phone numbers provided in this proxy statement.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.
THIS PROXY STATEMENT IS DATED                 . YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
by and among
BEST Global Partners
Phoenix Global Partners
and
BEST Inc.
dated as of
June 19, 2024

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated June 19, 2024, is by and among BEST Global Partners, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“Parent”), Phoenix Global Partners, an exempted company incorporated with limited liability under the Laws of the Cayman Islands and a wholly owned Subsidiary of Parent (“Merger Sub”), and BEST Inc., an exempted company incorporated with limited liability under the Laws of the Cayman Islands (the “Company”). Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties.” All capitalized terms used in this Agreement shall have the meaning ascribed to such terms in Section 1.1 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise.
RECITALS
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Part XVI of the Companies Act (As Revised) of the Cayman Islands (the “CICA”), it is proposed that Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving company (as defined in the CICA) and becoming a wholly owned Subsidiary of Parent as a result of the Merger;
WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a special committee established by the Company Board (the “Special Committee”), has (a) determined that the execution by the Company of this Agreement and the Plan of Merger and consummation of the transactions contemplated by this Agreement and the Plan of Merger, including the Merger (collectively, the “Transactions”), are fair to and in the best interests of the Company and its shareholders (other than shareholders and ADS holders who are affiliates of the Company including the holders of Excluded Shares), (b) approved and declared advisable the Merger, the other Transactions, this Agreement and the Plan of Merger, and (c) resolved to recommend in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions to the holders of Shares (the “Company Board Recommendation”) and to include such recommendation in the Proxy Statement (as defined herein) and direct that this Agreement, the Plan of Merger and the Transactions be submitted to the holders of Shares for authorization and approval at the Shareholder Meeting;
WHEREAS, (i) the respective board of directors of each of Parent and Merger Sub has each unanimously (a) approved the execution, delivery and performance by Parent and Merger Sub, as applicable, of this Agreement, the Plan of Merger and the consummation of the Transactions upon the terms and subject to the conditions set forth herein, and (b) declared it advisable for Parent and Merger Sub, as applicable, to enter into this Agreement and the Plan of Merger and to consummate the Transactions upon the terms and subject to the conditions set forth herein, and (ii) Parent, as the sole shareholder of Merger Sub, has approved the execution, delivery and performance by Merger Sub of this Agreement, the Plan of Merger and the consummation of the Transactions upon the terms and subject to the conditions set forth herein;
WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, prior to or substantially concurrently with the execution and delivery of this Agreement, each of Mr. Shao-Ning Johnny Chou (“Mr. Chou”), Mr. George Chow (“Mr. Chow”), Alibaba Investment Limited, Cainiao Smart Logistics Investment Limited, BJ Russell Holdings Limited, Mr. Shaohan Joe Chou, David Hsiaoming Ting, The 2012 MKB Irrevocable Trust, Ting Childrens Irrevocable Trust, Ting Family Trust, Sunshui Hopeson Capital Limited, IDG-Accel China Capital II L.P. and IDG-Accel China Capital II Investors L.P. has executed and delivered a rollover agreement (as the same may be amended from time to time in accordance with its terms, the “Rollover Agreement”) pursuant to which each such Person has agreed to contribute its Rollover Shares to Parent and to subscribe for or otherwise receive newly issued shares of Parent at or immediately prior to the Effective Time and to take actions in furtherance of the Transactions, in each case on the terms and subject to the conditions set forth therein (each such Person, together with any shareholders of the Company who become a party to the Rollover Agreement in accordance with its terms following the date of this Agreement, are collectively referred to herein as the “Rollover Shareholders”);
WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, prior to or substantially concurrently with the execution and delivery of this Agreement, each of the Rollover Shareholders named in the preceding paragraph has executed and delivered the Interim Consortium

Agreement (as defined below) pursuant to which such Rollover Shareholder has agreed to vote in favor of the approval and authorization of this Agreement, the Plan of Merger and the other Transaction Documents, and the consummation of the Transactions and to take actions in furtherance of the Transactions, in each case on the terms and subject to the conditions set forth therein; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.1   Certain Definitions.   For the purposes of this Agreement, the term:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, that such agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement.
“Affiliate” means, as to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person; provided that (a) the Rollover Shareholders, the Sponsors and their respective Affiliates (other than the Group Companies) shall not be deemed to be Affiliates of the Company and/or any of the Company’s Subsidiaries and vice versa, and (b) the Rollover Shareholders, the Sponsors and their respective Affiliates (taking into account the forgoing clause (a)) shall be deemed to be the Affiliates of Parent and Merger Sub. For purposes of this definition and the definition of “Subsidiary” or “Subsidiaries,” “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting equity, by contract or otherwise.
“Benefit Plan” means any written employment, consulting, termination, severance, change in control, separation, retention, stock option, restricted stock, profits interest unit, outperformance, stock purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, or savings or any other compensation or employee benefit plan, agreement, program, policy or other arrangement for the benefit of any current or former employee, director, officer or consultant of the Company or any of its Subsidiaries.
“BEST Asia Plan” means the 2020 Equity Incentive Plan adopted by the Company’s Subsidiary BEST Asia Inc. on December 31, 2020.
“BEST CloudSoft Plan” means the 2022 Equity Incentive Plan adopted by the Company’s Subsidiary BEST CloudSoft Inc. in March 2022.
“Business Days” means any day other than a Saturday, Sunday or another day on which the banks in New York City, the Cayman Islands, Hong Kong or the PRC are authorized by Law or executive order to be closed.
“Change of Recommendation” means the Company Board (or any of its committees), based on the due approval by the Special Committee, (a) failing to make, or withholding, withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Proxy Statement that is disseminated to the holders of the Shares (including Shares represented by ADSs); (c) adopting, approving, recommending, endorsing, or otherwise declaring advisable an Acquisition Proposal or entering into any Alternative Acquisition Agreement; (d) failing to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of any tender offer or exchange offer for the Shares within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (provided that a customary “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act or a statement that the Company Board has received and is currently evaluating such Acquisition Proposal should not be deemed a Change of Recommendation); (e) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Acquisition Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Acquisition Proposal; (f) making any public statement inconsistent with the Company Board Recommendation; or (g) resolving to effect or publicly announce an intention or resolution to effect, or agreeing to take, any of the foregoing actions.
“Class A Ordinary Share” means a Class A ordinary share of the Company, par value US$0.01 per share.
“Company Equity Plans” means, collectively, (a) the 2008 Equity and Performance Incentive Plan adopted by the Company on June 4, 2008, and (b) the BEST Inc. 2017 Equity Incentive Plan adopted by the Company on September 6, 2017, in each case, including any amendment thereto as disclosed in the SEC Documents.
“Company Financial Advisor” means Kroll, LLC.
“Company Governing Documents” means the Company’s (a) Ninth Amended and Restated Memorandum of Association and (b) Ninth Amended and Restated Articles of Association adopted by a special resolution of shareholders of the Company on September 6, 2017.
“Company IP Rights” means (a) any and all Intellectual Property used in the conduct of the business of the Company or any of its Subsidiaries as currently conducted, and (b) any and all other Intellectual Property owned by the Company or any of its Subsidiaries.
“Company Option” means an option to purchase Shares granted under the Company Equity Plans in accordance with the terms thereof, whether or not such option has become vested on or prior to the Closing Date.
“Company-Owned IP Rights” means Company IP Rights that are owned by the Company or any of its Subsidiaries.
“Company Products” means all products and services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company and all products and services currently under development by the Company or any of its Subsidiaries.
“Company Registered Intellectual Property” means all United States, international and foreign (a) patents and patent applications (including provisional applications), (b) registered trademarks and service marks, applications to register trademarks and service marks (including intent-to-use applications), or other registrations or applications related to trademarks and service marks, (c) registered Internet domain names, (d) registered copyrights and applications for copyright registration, and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental authority owned by, registered or filed in the name of, the Company or any of its Subsidiaries.
“Company RSU Award” means an award of performance units with respect to Shares or a restricted share unit granted under the Company Equity Plans in accordance with the terms thereof, entitling the holder thereof to Ordinary Shares or cash equal to or based on the value of Ordinary Shares, that vests on the basis of time or the achievement of applicable performance goals.
“Company Source Code” means, collectively, any software source code or confidential manufacturing specifications or designs, any material portion or aspect of software source code or confidential manufacturing specifications or designs, or any material proprietary information or algorithm contained in or relating to any software source code or confidential manufacturing specifications or designs, of any Company-Owned IP Rights or Company Products.
“Confidentiality Agreement” means the confidentiality agreement, dated December 13, 2023, by and among the Company, the Sponsors, Alibaba Investment Limited, BJ Russell Holdings Limited, Cainiao Smart Logistics Investment Limited and certain other parties thereto.

“Denlux” means Denlux Logistics Technology Invest Inc., a company duly organized under the laws of the Marshall Islands.
“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.
“Environmental Law” means any and all applicable Laws which (a) regulate or relate to the protection or clean-up of the environment; the presence, use, production, generation, treatment, storage, transportation, handling, disposal, distribution, labeling, testing, processing, discharge, control, clean-up release or threatened release of Hazardous Substances; the preservation or protection of the environment (including waterways, groundwater, drinking water, air, wildlife, plants or other natural resources); public health and safety; occupational health and safety or fire safety, or (b) impose liability or responsibility with respect to any of the foregoing.
“Environmental Permits” means any material permit, license, authorization or approval relating to or required under applicable Environmental Laws.
“Equity Pledge Agreement” means any equity pledge agreement (as amended, restated and supplemented) entered into by and among a WFOE, a VIE and the shareholders of such VIE.
“Excluded Shares” means, collectively, (a) the Rollover Shares, (b) Shares (including Shares represented by ADSs) held by Parent, the Company or any of their respective Subsidiaries, and (c) Shares (including Shares represented by ADSs) held by the Depositary and reserved for issuance, settlement and allocation upon exercise or vesting of Company Options and/or Company RSU Awards.
“Exclusive Call Option Agreement” means any exclusive call option agreement (as amended, restated and supplemented) entered into by and among a VIE, its shareholder(s), the Company and certain other parties thereto.
“Exercise Price” means, with respect to any Company Option, the applicable exercise price per Share underlying such Company Option.
“Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) reasonably incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Schedule 13E-3 and the Proxy Statement, the solicitation of shareholders and shareholder approvals, shareholder litigation, any filing or notice under applicable competition or investment Laws, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.
“Government Official” means any officer, employee or other individual acting in an official capacity for a Governmental Entity or agency or instrumentality thereof (including any state-owned or controlled enterprise).
“Group Companies” means the Company and each of the Company’s Subsidiaries, including any Subsidiary formed or acquired after the date hereof.
“Hazardous Substances” means (i) substances that are defined or listed, in, or otherwise subject to regulation, control or remediation under applicable Law as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” “pollutants,” “contaminants,” or any other similar term intended to define, list, or classify a substance by reason of such substance’s ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “EP toxicity” or adverse effect on human health or the environment, (ii) oil, petroleum, natural gas, natural gas liquids, synthetic gas, drilling fluids and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iii) any explosives or any radioactive materials, (iv) asbestos in any form, (v) polychlorinated biphenyls, (vi) toxic mold, mycotoxins or microbial matter (naturally occurring or otherwise), (vii) infectious waste, and (viii) any other substance capable of causing harm to the environment or human health.
“Indebtedness” means with respect to any Person, (a) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured and whether or not contingent, (b) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (c) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (d) all obligations under capital leases, (e) all obligations in respect of bankers acceptances, letters of credit, or similar instruments, (f) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions, and (g) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.
“Intellectual Property” means any and all proprietary, industrial and intellectual property rights and all rights associated therewith, throughout the world, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, all industrial designs and any registrations and applications therefor, all trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name registrations, Internet and World Wide Web URLs or addresses, social media names, all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, all computer software, including all source code, object code, firmware, development tools, files, records and data, all schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, and all rights in prototypes, breadboards and other devices, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.
“Interim Consortium Agreement” means the Interim Consortium Agreement, dated as of the date hereof, by and among the Rollover Shareholders, Denlux, Parent and Merger Sub, as the same may be amended from time to time in accordance with its terms.
“Knowledge” will be deemed to be, as the case may be, the actual knowledge, following reasonable inquiry, of (a) with respect to the Company, (x) the Chief Financial Officer; and (y) the members of the Special Committee (with respect to Section 6.5); or (b) with respect to Parent or Merger Sub, Mr. Chou and Mr. Chow.
“Law” means any federal, state, local, national, supranational, foreign or administrative law (including common law), statute, code, rule, regulation, rules of the relevant stock exchange on which the relevant parties’ securities are listed, Order, ordinance or other pronouncement of any Governmental Entity.
“Lien” means any lien, pledge, hypothecation, mortgage, charge, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“Material Adverse Effect” means any Effect that, individually or in the aggregate, is or would reasonably be expected to become materially adverse to the assets, properties, liabilities, condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries taken as a whole, or the ability of the Company to consummate the Transactions contemplated hereby on or prior to the Outside Date; provided, however, that any Effect to the extent resulting or arising from the following shall not be deemed to constitute a Material Adverse Effect or be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) conditions (or changes therein) that are the result of factors generally affecting any industry or industries in which the Company operates, (b) general economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, including changes in interest or exchange rates, (c) any change in GAAP or interpretation thereof, (d) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, or other change in any applicable Law of or by any Governmental Entity, (e) any actions taken, or the failure to take any action, as required by the terms of this Agreement or at the written request or with the written consent of Parent or Merger Sub, (f) the negotiation, execution or announcement of this Agreement and the Transactions (including the Merger), including any litigation arising therefrom and any adverse change in relationship with any customer, employee (including employee departures), supplier, financing source or joint venture partner resulting therefrom, (g) changes in the price or trading volume of the Shares and/or ADSs (it being understood that this clause (g) shall not include the facts or occurrences giving rise or contributing to such changes in the price or trading volume of the Shares and/or ADSs), (h) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (it being understood that this clause (h) shall not include the facts or occurrences giving rise or contributing to such failure to meet any projections, estimates or expectations), (i) epidemic-induced public health crises, changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, earthquakes, tornados, hurricanes, or other weather conditions or natural calamities or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, (j) any deterioration in the credit rating of the Company or its Subsidiaries (it being understood that this clause (j) shall not include the facts or occurrences giving rise or contributing to such deterioration), and (k) effects resulting solely from the identity of Parent, Merger Sub, the Rollover Shareholders, Denlux, or any of their respective Affiliates; provided that any Effect described in clauses (a), (b), (c), (d), and (i) shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company compared to other participants in the industry or industries in which the Company and its Subsidiaries operate, in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect.
“Non-Qualified Unvested Company Option” means an unvested Company Option that is not a Qualified Company Option.
“Non-Qualified Vested Company Option” means a vested Company Option that is not a Qualified Company Option.
“Non-Qualified Company RSU Award” means an unvested Company RSU Award that is not a Qualified Company RSU Award.
“Order” means any order, judgment, writ, stipulation, settlement, award, injunction, decree, consent decree, decision, ruling, subpoena, verdict, or arbitration award entered, issued, made or rendered by any arbitrator or Governmental Entity of competent jurisdiction.
“Ordinary Shares” or “Shares” means, collectively, the (i) Class A Ordinary Shares, (ii) Class B ordinary shares of the Company, par value US$0.01 per share, and (iii) Class C ordinary shares of the Company, par value US$0.01 per share.
“Outside Date” means the first anniversary of the date of the Agreement.
“Permitted Liens” means any (a) Liens that result from any statutory or other Liens for Taxes or assessments that are not yet due or payable or subject to penalty or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves (to the extent such reserves are required pursuant to GAAP), (b) zoning regulations, permits and licenses, (c) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s Liens and other similar Liens imposed by Law and incurred in the ordinary course of business that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings, (d) with respect to real property, non-monetary Liens or other minor imperfections of title, (e) rights of parties in possession, (f) ordinary course, non-exclusive licenses of Intellectual Property, (g) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (h) pledges or deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business, (i) Liens securing Indebtedness that are reflected in the SEC Documents filed or furnished prior to the date hereof; and (j) Liens set forth in any Equity Pledge Agreement or any Exclusive Call Option Agreement.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Personally Identifiable Information” means individually-identifiable information from or about an individual, including an individual’s first and last name, home or other physical address, including street name and city or town, telephone number, including home telephone number and mobile telephone number, email address or other online contact information, such as a user identifier or screen name, photograph, financial account number or credit card number, tax identification number, social security number, driver’s license number, passport number or other government-issued identifier, employee identification number; persistent identifier, such as IP address or other unique identifier associated with a person, device or web browser, list of contacts, physical location or any other information deemed to be personally identifiable information pursuant to applicable Law.
“PRC” means the People’s Republic of China, which for the purposes of this Agreement shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan.
“Qualified Company Option” means (a) a vested or unvested Company Option granted under a Company Equity Plan to a current employee (as of the Effective Time) of the Company or a Subsidiary of the Company, or (b) a vested Company Option granted under a Company Equity Plan to a Person specified in Exhibit C of this Agreement.
“Qualified Company RSU Award” means an unvested Company RSU Award granted under a Company Equity Plan to a current employee (as of the Effective Time) of the Company or a Subsidiary of the Company.
“Representatives” means, when used with respect to Parent, Merger Sub or the Company, the directors, officers, financing sources, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of Parent or the Company, as applicable, and their respective Subsidiaries.
“Rollover Shares” means the Ordinary Shares (including Ordinary Shares represented by ADSs) owned by the Rollover Shareholders to be contributed to Parent pursuant to the Rollover Agreement.
“Shareholder Approval” means a special resolution (as defined in the CICA) passed by the holders of the Shares (including Shares represented by ADSs) representing at least two-thirds (2/3) of the votes cast by all the holders of Shares (including Shares represented by ADSs) that vote in person or by proxy at the Shareholder Meeting in accordance with Section 233(6) of the CICA and the Company Governing Documents, to approve and authorize this Agreement, the Plan of Merger and the Transactions.
“Shareholder Meeting” means the meeting of the holders of Shares (including Shares represented by the ADSs) for the purpose of seeking the Shareholder Approval, including any postponement or adjournment thereof.
“Sponsor” means each of (i) Denlux, (ii) Mr. Chou, (iii) Mr. Chow, (iv) Mr. Chen Hong, and (v) Ms. Kiu Sau Hung.
“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, other than any branch offices for the avoidance of doubt, of which (a) at least a majority of the outstanding Equity Interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled (including, for the avoidance of doubt, through contractual arrangement and, specifically, in the case of the Company, the VIEs) by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity that administers Taxes, including income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, or addition thereto, whether disputed or not.
“Tax Return” means any report, return, certificate, claim for refund, election, estimated Tax filing or declaration filed or required to be filed with any Governmental Entity that administers Taxes with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Third-Party Intellectual Property Rights” means any Intellectual Property owned by a Person other than the Company and its Subsidiaries.
“Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, the Rollover Agreement, the Equity Commitment Letters, and any other agreement or document contemplated hereby or thereby or any document or instrument delivered in connection herewith or therewith.
“VIEs” means, collectively, Hangzhou BEST Information Technology Services Co., Ltd. and Hangzhou Baijia Business Management Consulting Co., Ltd., in each case a limited liability company organized under the laws of the PRC.
“WFOEs” means, collectively, BEST Store Network (Hangzhou) Co., Ltd. and BEST Logistics Technologies (China) Co., Ltd., in each case a limited liability company organized under the laws of the PRC.
Section 1.2   Terms Defined Elsewhere.   The following terms are defined elsewhere in this Agreement, as indicated below:
$	Section 1.3(c)
2025 Convertible Notes	Section 6.1(ii)
Acquisition Proposal	Section 6.5(g)(i)
ADS	Section 3.1(b)
ADSs	Section 3.1(b)
Agreement	Preamble
Alibaba China	Section 4.15(a)
Alternative Acquisition Agreement	Section 6.5(a)(i)(D)
Applicable Date	Section 4.6(a)
Arbitrator	Section 10.8(b)
Base Premium	Section 7.4(d)
Change Notice	Section 6.5(c)(ii)
CICA	Recitals
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Benefit Plans	Section 4.12(a)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Disclosure Schedule	ARTICLE IV
Company Material Properties	Section 4.19(b)
Company Permits	Section 4.18(b)
Contract	Section 4.15(a)
Covered Persons	Section 7.4(a)
Deposit Agreement	Section 3.6
Depositary	Section 3.6
Dissenter’s Rights	Section 3.1(d)

Dissenting Shareholders	Section 3.1(d)
Dissenting Shares	Section 3.1(d)
Effective Time	Section 2.3
Enforceability Exceptions	Section 4.3
Equity Commitment Letters	Section 5.5(a)
Equity Financing	Section 5.5(a)
Equity Interests	Section 4.2(a)
Exchange Act	Section 4.5
Exchange Fund	Section 3.2(a)
Financial Statements	Section 4.6(b)
GAAP	Section 4.6(b)
Governmental Entity	Section 4.5
HKIAC	Section 10.8(b)
HKIAC Rules	Section 10.8(b)
Indemnification Agreements	Section 7.4(a)
Intervening Event	Section 6.5(g)(ii)
Intervening Event Notice	Section 6.5(d)
Intervening Event Notice Period	Section 6.5(d)
IP Rights Agreements	Section 4.17(d)
Legal Proceeding	Section 4.11
Material Contract	Section 4.15(b)
Merger	Recitals
Merger Consideration	Section 3.2(a)
Merger Sub	Preamble
Non-Required Remedy	Section 7.2(d)
Notice Period	Section 6.5(c)(ii)
NYSE	Section 4.2(a)
Open Source Materials	Section 4.17(j)
Parent	Preamble
Parent Material Adverse Effect	Section 5.1
Parent Option	Section 3.4(c)(i)
Parent RSU Award	Section 3.4(c)(ii)
Parties	Preamble
Party	Preamble
Paying Agent	Section 3.2(a)
Per ADS Merger Consideration	Section 3.1(b)
Per Share Merger Consideration	Section 3.1(a)
Plan of Merger	Section 2.3
PRC Regulatory Filings	Section 4.5
PRC Subsidiaries	Section 4.10(a)
Protected Information	Section 4.17(i)
Proxy Statement	Section 4.5
Record ADS Holders	Section 6.4(a)
Record Date	Section 6.4(a)

Rollover Agreement	Recitals
Rollover Shareholders	Recitals
Sarbanes-Oxley Act	Section 4.6(a)
Schedule 13E-3	Section 6.3(a)
SEC	Section 4.5
SEC Documents	Section 4.6(a)
Securities Act	Section 4.6(a)
Share Certificates	Section 3.2(b)(i)
Special Committee	Recitals
Superior Proposal	Section 6.5(g)(iii)
Surviving Entity	Section 2.1
Takeover Statute	Section 4.25
Transaction Litigation	Section 7.6
Transactions	Recitals
Uncertificated Shares	Section 3.2(b)(i)
VIE Contracts	Section 4.10(c)
Section 1.3   Interpretation.   Unless the express context otherwise requires:
(a)   the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(b)   terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;
(c)   the term “$” means United States Dollars;
(d)   references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;
(e)   the captions, table of contents and headings included herein are included for convenience of reference only and shall be disregarded in the construction or interpretation hereof.
(f)   wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;
(g)   references herein to any gender shall include each other gender;
(h)   if a term used herein is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);
(i)   references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (i) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;
(j)   references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;
(k)   references herein to any Contract (including this Agreement) mean such Contract as amended, supplemented or modified from time to time in accordance with the terms thereof;
(l)   “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form;
(m)   with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(n)   references herein to a number of days shall be to such number of calendar days unless Business Days are specified; whenever any action must be taken hereunder on or by a day that is not a Business Day, such action may be validly taken on or by the next day that is a Business Day;
(o)   references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;
(p)   references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder;
(q)   any item shall be considered “made available” to Parent or Merger Sub, to the extent such phrase appears in this Agreement, if such item has been provided in writing (including via electronic mail) to such Party, posted by the Company or its Representatives in the electronic data room established by the Company or, in the case of any documents filed with the SEC, filed by the Company with the SEC at least two (2) Business Days prior to the date hereof; and
(r)   the Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
ARTICLE II
THE MERGER
Section 2.1   The Merger.   Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the CICA, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon Merger Sub will cease to exist and will be struck off the register of companies in the Cayman Islands, with the Company surviving the Merger (the Company, as the surviving company (as defined in the CICA) in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that following the Merger, the Surviving Entity will be a wholly owned Subsidiary of Parent.
Section 2.2   Closing.   The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Hong Kong time, in Hong Kong at the offices of Fangda Partners, 26th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong on a date no later than the tenth (10th) Business Day after the satisfaction or waiver of the last of the conditions set forth in ARTICLE VIII to be satisfied or if permissible, waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), or at such other date or place or time as may be agreed to in writing by the Company and Parent. The date on which the Closing actually takes place is referred to as the “Closing Date.”
Section 2.3   Effective Time.   On the Closing Date, the Company and Merger Sub shall (a) cause the plan of merger with respect to the Merger (the “Plan of Merger”) substantially in form set out in Exhibit A attached hereto, to be duly executed and filed with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CICA, and (b) make any other filings, recordings or publications required to be made by the Company or Merger Sub under the CICA in connection with the Merger. The Merger shall become effective at the time when it is registered by the Registrar of Companies of the Cayman Islands (or at such later date as may be specified in the Plan of Merger, being not more than the 90th day after the date of such registration) in accordance with the CICA (the “Effective Time”).
Section 2.4   Effects of the Merger.   At the Effective Time, the Merger shall have the effects specified in the CICA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Company and Merger Sub shall immediately vest in the Surviving Entity and the Surviving Entity shall be liable for and subject in the same manner as the Company and Merger Sub to all mortgages, charges or security interests and all contracts, obligations, claims, debts and liabilities of the Company and Merger Sub in accordance with the CICA and as provided in this Agreement.
Section 2.5   Directors and Officers.   The Parties shall take all actions necessary so that (a) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Entity upon the Effective Time, and (b) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Entity upon the Effective Time, in each case, unless otherwise determined by Parent prior to the Effective Time, and shall hold office until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Entity.
Section 2.6   Governing Documents.   At the Effective Time, in accordance with the terms of the Plan of Merger and without any further action on the part of the Parties, the memorandum and articles of association of the Company, as in effect immediately prior to the Effective Time, shall continue as the memorandum and articles of association of the Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such memorandum and articles of association.
ARTICLE III
TREATMENT OF SECURITIES
Section 3.1   Treatment of Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:
(a)   Treatment of Shares.   Each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled in exchange for the right to receive $0.144 in cash per Share without interest (subject to adjustment pursuant to Section 3.1(f)) (the “Per Share Merger Consideration”). From and after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Share shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration therefor (in the case of any Share represented by a certificate, upon the surrender of such certificate, or an affidavit and indemnity of loss in lieu thereof) in accordance with Section 3.2, and the right to receive any dividends or other distributions with a record date prior to the Effective Time which may have been declared by the Company and which remain unpaid at the Effective Time.
(b)   Treatment of American Depositary Shares.   Each American Depositary Share, representing twenty (20) Class A Ordinary Shares of the Company (each, an “ADS” or collectively, the “ADSs”), issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares), together with the underlying Class A Ordinary Shares represented by such ADS, shall be cancelled in exchange for the right to receive $2.88 in cash per ADS without interest (subject to adjustment pursuant to Section 3.1(f)) (the “Per ADS Merger Consideration”) pursuant to the terms and conditions set forth in this Agreement and the Deposit Agreement; provided that in the event of any conflict between this Agreement and the Deposit Agreement, this Agreement shall prevail. The Per ADS Merger Consideration shall be paid by the Company to the Depositary (in consideration for the cancellation of the Class A Ordinary Shares underlying the ADSs) and distributed by the Depositary to the holder of such ADSs. From and after the Effective Time, all such ADSs (and such underlying Class A Ordinary Shares) shall no longer be outstanding and shall automatically be cancelled, retired and shall cease to exist, and each holder of an ADS shall cease to have any rights with respect thereto, except the right to receive the Per ADS Merger Consideration therefor upon the surrender of such ADS in accordance with Section 3.2, and the right to receive any dividends or other distributions with a record date prior to the Effective Time which may have been declared by the Company and which remain unpaid at the Effective Time.
(c)   Treatment of Excluded Shares.   The Excluded Shares (and all ADSs representing such other Excluded Shares) issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, without payment of any consideration or distribution therefor.
(d)   Treatment of Dissenting Shares.   Each Share that is issued and outstanding immediately prior to the Effective Time and is held by a holder of Shares who shall have validly exercised and not effectively withdrawn or have not otherwise lost their rights to dissent from the Merger (“Dissenter’s Rights”), in accordance with Section 238 of the CICA (collectively, the “Dissenting Shares”, and holders of the Dissenting Shares collectively, the “Dissenting Shareholders”) shall be automatically cancelled and cease to exist at the Effective Time and the Dissenting Shareholders shall not be entitled to receive the Per

Share Merger Consideration (except as provided in this Section 3.1(d)), and each such Dissenting Shareholder shall instead be entitled to receive only the payment of the fair value of such Dissenting Shares held by them determined in accordance with the provisions of Section 238 of the CICA. If any Dissenting Shareholder shall have effectively withdrawn or lost its right to dissent in accordance with the CICA, then as of the later of the Effective Time and the occurrence of such event, the Dissenting Shareholder shall, in respect of its Shares cancelled at the Effective Time, be entitled to receive the Per Share Merger Consideration without interest, pursuant to this Section 3.1(d) and such Shares shall not be deemed to be Dissenting Shares.
(e)   Treatment of Merger Sub Securities.   Each share of Merger Sub issued and outstanding and held by Parent immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and non-assessable Class A Ordinary Share of the Company as the Surviving Entity. Such Class A Ordinary Share(s) of the Company as the Surviving Entity shall constitute the only issued and outstanding share capital of the Surviving Entity upon the Effective Time.
(f)   Adjustment to Merger Consideration.   The Per Share Merger Consideration and Per ADS Merger Consideration, as applicable, shall be adjusted appropriately to reflect the effect of any share sub-division or split, share consolidation, share dividend (including any dividend or other distribution of securities convertible into Shares or ADSs, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Shares or ADSs, as applicable, effected after the date hereof and prior to the Effective Time, so as to provide the holders of Shares or ADSs, as applicable, with the same economic effect as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration or Per ADS Merger Consideration, as applicable. Nothing in this Section 3.1(f) shall be construed to permit the Company to effect any share sub-division or split, share consolidation, share dividend (including any dividend or other distribution of securities convertible into Shares or ADSs, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Shares or ADSs unless such change is effected in accordance with Section 6.1 of this Agreement.
Section 3.2   Payment for Securities; Surrender of Certificates.
(a)   Exchange Fund.   Prior to the Effective Time, Parent shall select and appoint, with the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), a bank or trust company to act as paying agent (the “Paying Agent”) for all payments required to be made pursuant to Section 3.1(a), Section 3.1(b), Section 3.1(d) and Section 3.3 (collectively, the “Merger Consideration”). At or prior to the Effective Time, or in the case of payments pursuant to Section 3.1(d) and Section 3.3, when ascertained pursuant to Section 3.1(d) and Section 3.3 (as applicable), Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares (other than Excluded Shares) and ADSs (other than ADSs representing Excluded Shares), cash in immediately available funds in an amount sufficient to pay the Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”).
(b)   Procedures for Surrender.
(i)   Promptly following the Effective Time (and in any event within five (5) Business Days thereafter), the Surviving Entity shall cause the Paying Agent to mail (and make available for collection by hand) to each Person who was, at the Effective Time, a registered holder of Shares entitled to receive the Per Share Merger Consideration pursuant to Section 3.1(a) (excluding, for the avoidance of doubt, Excluded Shares and Dissenting Shares): (i) a letter of transmittal (which shall be in customary form for a company incorporated in the Cayman Islands, and shall specify the manner in which the delivery of the Per Share Merger Consideration to registered holders of Shares (other than Excluded Shares and Dissenting Shares) shall be effected), and (ii) instructions for use in effecting the surrender of any issued share certificates representing Shares (the “Share Certificates”) (or affidavits and indemnities of loss in lieu of the Share Certificates as provided in Section 3.2(e)) and/or (iii) such other documents as may be required to receive the Per Share Merger Consideration. Each registered holder of Shares which are represented by a Share Certificate, subject to the surrender of such Share Certificate (or delivery of an affidavit and indemnity of loss in lieu of the

Share Certificate as provided in Section 3.2(e)) for cancellation and/or such other documents as may be required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, and each registered holder of non-certificated Shares represented by book entry (“Uncertificated Shares”), shall be entitled to receive in exchange therefor the Per Share Merger Consideration payable in respect of such Shares (excluding, for the avoidance of doubt, Excluded Shares and Dissenting Shares). Any Share Certificates so surrendered shall forthwith be cancelled. No interest shall be paid or shall accrue on the cash payable upon the cancellation of any Shares or the surrender or transfer of any Share Certificates pursuant to this ARTICLE III.
(ii)   Prior to the Effective Time, Parent and the Company shall establish procedures with the Paying Agent and the Depositary to ensure that (A) the Paying Agent will transmit to the Depositary as promptly as reasonably practicable following the Effective Time an amount in cash in immediately available funds equal to the Per ADS Merger Consideration payable in respect of the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs and the underlying Shares representing Excluded Shares), and (B) the Depositary will distribute the Per ADS Merger Consideration to holders of ADSs pro rata to their holdings of ADSs (other than ADSs representing Excluded Shares) upon surrender by them of the ADSs. Pursuant to the terms of the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expenses of the Depositary and government charges (other than withholding Taxes, if any) due to or incurred by the Depositary in connection with the cancellation of their ADSs (and the underlying Class A Ordinary Shares) and the distribution of the Per ADS Merger Consideration. The Surviving Entity will pay any applicable fees, charges and expenses of the Depositary and government charges (other than withholding Taxes, if any) due to or incurred by the Depositary in connection with the termination of the ADS program or facility (other than any fees in relation to the cancellation of ADS and the distribution of Per ADS Merger Consideration, including the ADS cancellation fee and cash distribution fee, which shall be payable in accordance with the Deposit Agreement). No interest shall be paid or shall accrue on the cash payable upon the cancellation of any ADSs or the underlying Class A Ordinary Shares represented by such ADSs pursuant to this ARTICLE III.
(iii)   If payment of Merger Consideration is to be made in respect of a Share which is represented by a Share Certificate to a Person other than the Person in whose name the surrendered Share Certificate is registered, it shall be a condition precedent of payment that (A) the Share Certificate so surrendered shall be accompanied by a proper form of transfer duly executed by the registered holder of such Share, and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Share Certificate surrendered or shall have established to the reasonable satisfaction of the Surviving Entity that such Tax either has been paid or is not required to be paid. Payment of the applicable Merger Consideration with respect to Uncertificated Shares shall only be made to the Person in whose name such Uncertificated Shares are registered in the Company’s register of members.
(iv)   Each Share (including each Share represented by a Share Certificate (subject to surrender of such Share Certificate as contemplated by this Section 3.2), and each Uncertificated Share) and each ADS shall be deemed at any time from and after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by this ARTICLE III and any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time.
(c)   Transfer Books; No Further Ownership Rights in Shares.   At the Effective Time, the register of members of the Company shall be closed with respect to, and thereafter there shall be no further registration of transfers of, those Shares which were outstanding immediately prior to the Effective Time on the records of the Company; provided, that nothing herein shall prevent the Surviving Entity from maintaining a register of members in respect of its shares after the Effective Time and from registering transfers of such shares after the Effective Time. From and after the Effective Time, the holders of Shares or ADSs outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares or ADSs except as otherwise provided for herein or by applicable Law. If, after the Effective

Time, Share Certificates or Uncertificated Shares or ADSs are presented to the Surviving Entity or Depositary for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d)   Termination of Exchange Fund; No Liability.   At any time following six (6) months after the Effective Time, the Surviving Entity shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures, to holders of Shares (whether represented by Share Certificates or book entry), and thereafter such holders shall be entitled to look only to the Surviving Entity and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Merger Consideration, including any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time, payable upon exchange of Shares (subject to surrender of Share Certificates, if applicable) and compliance with the procedures in Section 3.2(b). Notwithstanding the foregoing, none of the Surviving Entity, Parent or the Paying Agent shall be liable to any holder of a Share (whether represented by a Share Certificate or book entry) or ADS for any Merger Consideration or other amounts delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law. If any Share Certificate, Uncertificated Share or ADS has not been surrendered immediately prior to the date on which the Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Share Certificate, Uncertificated Share or ADS shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(e)   Lost, Stolen or Destroyed Certificates.   In the event that any Share Certificates shall have been lost, stolen or destroyed, the Paying Agent shall remit in exchange for such lost, stolen or destroyed Share Certificates, upon the making of an affidavit of that fact by the holder thereof and, if reasonably required by the Surviving Entity, the execution of an indemnity or the posting by such holder of a bond in such reasonable and customary amount as the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the applicable Merger Consideration payable in respect thereof pursuant to Section 3.1 hereof, including any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time.
(f)   Untraceable Shareholders.   Remittances for the Per Share Merger Consideration or the Per ADS Merger Consideration, as the case may be, shall not be sent to holders of Shares or ADSs who are untraceable unless and until they notify the Paying Agent, the Depositary or the Surviving Entity, as applicable, of their current contact details. A holder of Shares or ADSs will be deemed to be untraceable if (i) such Person has no registered address in the register of members maintained by the Company or the books maintained by the Depositary, as applicable, (ii) on the last two (2) consecutive occasions on which a dividend has been paid by the Company, a check payable to such Person by the Company, in respect of such dividend either (x) has been sent to such Person and has been returned undelivered or has not been cashed or (y) has not been sent to such Person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the Depositary, as applicable, or (iii) notice of the Shareholders Meeting convened to vote on the Merger has been sent to such person and has been returned undelivered. Monies due to holders of Shares or ADSs who are untraceable shall be returned to the Surviving Entity on demand and held in a non-interest bearing bank account for the benefit of holders of Shares and ADSs who are untraceable. The Surviving Entity shall not be a trustee in respect of such unclaimed monies and will not be liable to pay interest on it. Monies unclaimed after a period of six (6) years from the Closing Date shall be forfeited, shall cease to remain owing to untraceable holders of Shares or ADSs and shall revert to the Surviving Entity.
Section 3.3   Dissenter’s Rights.   The Company shall give Parent (a) prompt notice of any written notices of objection, notice of authorization of the Merger, notice of dissent to the Merger or demands for appraisal or written offers, under Section 238 of the CICA received by the Company, written withdrawals of such objections, notices, dissents, demands or offers, and any other instruments served pursuant to applicable

Law of the Cayman Islands and received by the Company relating to the exercise of any rights to dissent from the Merger or appraisal rights by the Dissenting Shareholders, and (b) the opportunity and right to direct all negotiations and proceedings with respect to any such notice or demand for appraisal under the CICA. The Company shall not, except with the prior written consent of Parent, make any offers or payment with respect to any exercise by a Dissenting Shareholder of its rights to dissent from the Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such Dissenter’s Rights or demands.
Section 3.4   Treatment of Equity Awards.
(a)   Non-Qualified Company Options.   As of the Effective Time:
(i)   each Non-Qualified Vested Company Option granted under a Company Equity Plan outstanding immediately prior to the Effective Time, by virtue of the Merger and without action by the holder thereof, shall be cancelled and immediately converted into the right to receive in exchange therefor an amount of cash equal to (A) the excess, if any, of (1) the Per Share Merger Consideration over (2) the Exercise Price, multiplied by (B) the number of Ordinary Shares underlying such Non-Qualified Vested Company Option, which amount shall be paid as promptly as practicable (and in any event no more than 30 days) following the Effective Time by the Surviving Entity; provided that if the Exercise Price of any such Non-Qualified Vested Company Option is equal to or greater than the Per Share Merger Consideration, such Non-Qualified Vested Company Option shall be cancelled without any payment therefor; and
(ii)   each Non-Qualified Unvested Company Option granted under a Company Equity Plan outstanding immediately prior to the Effective Time, by virtue of the Merger and without action by the holder thereof, shall be cancelled without any payment therefor.
(b)   Non-Qualified Company RSU Awards.   As of the Effective Time, each Non-Qualified Company RSU Award granted under a Company Equity Plan outstanding immediately prior to the Effective Time, by virtue of the Merger and without action by the holder thereof, shall be cancelled without any payment therefor.
(c)   Treatment of Qualified Company Options and Qualified Company RSU Awards.
(i)   As of the Effective Time, each Qualified Company Option granted under a Company Equity Plan outstanding immediately prior to the Effective Time, by virtue of the Merger and without action by the holder of such Qualified Company Option, shall be cancelled and immediately converted into the right to receive in exchange therefor an award of option to purchase (A) the same number of Parent Class A ordinary shares as the total number of Ordinary Shares subject to such Qualified Company Option immediately prior to the Effective Time, (B) at a per-share exercise price equal to the Exercise Price immediately prior to the Effective Time, subject to and in accordance with the terms of the applicable Company Equity Plan and Company Option agreement in effect immediately prior to the Effective Time (with continuation of the applicable vesting terms) (such award, a “Parent Option”), provided that the number of Parent Class A ordinary shares subject to such Parent Option and/or the exercise price of such Parent Option may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company Options.
(ii)   As of the Effective Time, each Qualified Company RSU Award granted under a Company Equity Plan outstanding immediately prior to the Effective Time, by virtue of the Merger and without action by the holder of such Qualified Company RSU Award, shall be cancelled and immediately converted into the right to receive in exchange therefor an award of Parent restricted share units to acquire the same number of Parent Class A ordinary shares as the total number of Ordinary Shares subject to such Qualified Company RSU Award immediately prior to the Effective Time, subject to and in accordance with the terms of the applicable Company Equity Plan and Company RSU Award agreement in effect immediately prior to the Effective Time (with continuation of the applicable vesting terms) (such award, a “Parent RSU Award”); provided that the number of Parent Class A ordinary shares subject to such Parent RSU Award may be adjusted by Parent to reflect changes in the Company’s or Parent’s capital structure upon or immediately prior to the Effective Time to provide substantially the same economic terms to the holders of such Qualified Company RSU Awards.
(iii)   The Company shall take all corporate actions necessary to effect the treatment of the Company Options and Company RSU Awards as contemplated by this Section 3.4.
Section 3.5   Withholding.   Each of Parent, Merger Sub, the Surviving Entity, the Paying Agent and the Depositary (and any other Person that has a withholding obligation pursuant to the carrying out of this Agreement), as the case may be, without double counting, shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld by applicable Tax Law. In the event that Parent or Merger Sub determines that any deduction or withholding is required by applicable Tax Law to be made from any consideration payable pursuant to this Agreement, Parent or Merger Sub, as applicable, shall promptly inform the Company and the Special Committee in writing of such determination and provide the Company and the Special Committee with a reasonably detailed explanation of such determination. If any such withholding is made, the withholding party shall promptly and appropriately report and pay over the withheld Taxes to the applicable tax authority and provide the Person from who withholding was made evidence of such payment. To the extent such amounts are so deducted and withheld in accordance with this Section 3.5 and remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, ADSs, Company Options or Company RSU Awards in respect of which such deduction and withholding was made.
Section 3.6   Termination of Deposit Agreement.   As soon as reasonably practicable after the Effective Time, the Surviving Entity shall provide notice to Citibank, N.A. (the “Depositary”) to terminate the deposit agreement, dated September 22, 2017, as amended between the Company, the Depositary and all holders from time to time of ADSs issued thereunder (the “Deposit Agreement”) in accordance with its terms, including making any payment of termination or other fees in connection therewith as the Company may agree with the Depositary.
Section 3.7   No Further Dividends.   No dividends or other distributions with respect to the share capital of the Surviving Entity with a record date on or after the Effective Time shall be paid to the holder of any Shares which have been cancelled pursuant to and by virtue of the Merger (including any Shares which were represented by un-surrendered Share Certificates).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The following representations and warranties by the Company are qualified in their entirety by reference to the disclosures (a) in the SEC Documents filed with or furnished to the SEC to date, or (b) set forth on the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with entering into this Agreement attached hereto as Exhibit B (the “Company Disclosure Schedule”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent). Subject to the foregoing, the Company represents and warrants to Parent and Merger Sub that:
Section 4.1   Organization and Qualification; Subsidiaries.
(a)   Each of the Company and its Subsidiaries (x) is an entity duly incorporated or organized, as applicable, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction of its incorporation or organization, (y) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and (z) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, in each case other than, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect. The Company is in compliance with the terms of the Company Governing Documents in all material respects.
(b)   Section 4.1(b) of the Company Disclosure Schedule sets forth a true and correct copy of an organizational chart showing the ownership structure of each of the Company’s Subsidiaries as of the date of this Agreement. Each of the Company’s Subsidiaries is in compliance with the terms of its constituent organizational or governing documents in all material respects.
(c)   The Company has furnished or otherwise made available to Parent a true, correct and complete copy of (i) the memorandum and articles of association of the Company as in effect as of the date of this Agreement, and (ii) any other organizational documents, as amended to date, of each of the Company’s Subsidiaries, and each of the forgoing documents is in full force and effect.
Section 4.2   Capitalization.
(a)   The authorized share capital of the Company consists of 2,000,000,000 Ordinary Shares. As of the date hereof, 376,612,206 Ordinary Shares were issued and outstanding (excluding any treasury shares and Ordinary Shares issued to the depositary bank for issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the Company Equity Plans), which is inclusive of the Ordinary Shares represented by ADSs. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Except for (i) Company Options to acquire 2,324,500 Ordinary Shares and Company RSU Awards representing the right to receive up to 6,922,680 Ordinary Shares, in each case, outstanding under the Company Equity Plans, (ii) the options under the BEST Asia Plan and the BEST CloudSoft Plan to purchase ordinary shares of BEST Asia Inc. and BEST CloudSoft Inc., respectively, (iii) the VIE Contracts, and (iv) as otherwise disclosed in Section 4.2(a) of the Company Disclosure Schedule, there are no (x) options, warrants, compensatory equity-linked awards, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind, including any shareholder rights plan, in each case relating to the issued or unissued capital shares of the Company, obligating the Company or any of its Subsidiaries to issue, reserve, transfer or sell or cause to be issued, reserved, transferred or sold any shares of, or other equity interest in, the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, pre-emptive right, subscription or other similar right, agreement, arrangement or commitment (collectively, “Equity Interests”) or (y) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, ADSs or any shares of, or other Equity Interests in, the Company or any of its Subsidiaries, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any of its Subsidiaries. The Company has made available to Parent, prior to the date hereof, a true and complete schedule setting forth information with respect to each outstanding Company Option and Company RSU Award, including the name of the holder thereof, the number of Shares subject to such award, the vesting schedule applicable to each such award that is not fully vested as of the date hereof, and, if applicable, the maximum term and exercise price thereof. The Company has made available to Parent, prior to the execution of this Agreement, true and complete copies of (1) each Company Equity Plan and each employee equity incentive plan of a Subsidiary of the Company (including the BEST Asia Plan, the BEST CloudSoft Plan) that is in effect as of the date hereof, including any amendments thereto or (2) forms of each Company Option and Company RSU Award and any individual Company Option or Company RSU Award the terms of which vary materially from such forms. Each Company Option and Company RSU Award was granted in accordance with all applicable Laws, all of the terms and conditions of the relevant Company Equity Plan and in compliance with the rules and regulations of the New York Stock Exchange (“NYSE”) as applicable to the Company, in each case in all material respects. All Shares to be issued in connection with the aforesaid Company Options and Company RSU Awards, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.
(b)   Except as described in Section 4.10 hereof, there are no voting trusts, proxies or other similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the Shares or any shares of, or other Equity Interest, of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any of its shares or other Equity Interests. Except for as disclosed in Section 4.2(b) of the Company Disclosure Schedule, there are no bonds, debentures or notes issued by the Company or any of its Subsidiaries that entitle the holder thereof to vote together with shareholders of the Company (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters related to the Company.
(c)   The Company or one of its Subsidiaries owns, directly or indirectly, all of the issued and outstanding shares or other Equity Interests of each of the Company’s Subsidiaries (except for the ordinary shares of BEST Asia Inc. and BEST CloudSoft Inc. that could be purchased upon the exercise of options under the BEST Asia Plan and the BEST CloudSoft Plan, respectively), free and clear of any Liens (other than limitations on transfer and other restrictions imposed by federal or state securities Laws or other applicable Laws and clause (j) of the definition of Permitted Liens), and all such shares or other Equity Interests have been duly authorized and validly issued and are fully paid and nonassessable.
Section 4.3   Authorization; Validity of Agreement; Company Action.   The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and subject to receipt of the Shareholder Approval, to execute and deliver the Plan of Merger and to consummate the Merger and the other Transactions. The execution, delivery and performance by the Company of this Agreement and the Plan of Merger, and the consummation of the Merger and the other Transactions, have been duly and validly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the Plan of Merger, and the consummation by it of the Transactions, subject, in the case of the Plan of Merger and the Merger, to receipt of the Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) ((a) and (b) collectively, the “Enforceability Exceptions”).
Section 4.4   Board Approval.   The Company Board, acting upon the unanimous recommendation of the Special Committee, at a duly held meeting, has (a) determined that the execution by the Company of this Agreement and the Plan of Merger and consummation of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its shareholders (other than shareholders and ADS holders who are affiliates of the Company including the holders of Excluded Shares), (b) approved and declared advisable the Merger, the other Transactions, this Agreement and the Plan of Merger, (c) resolved to recommend in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions to the holders of Shares, and to include such recommendation in the Proxy Statement and directed that this Agreement, the Plan of Merger and the Transactions be submitted to the holders of Shares (including Shares represented by the ADSs) for authorization and approval, and (d) taken all actions as may be required to enter into this Agreement and, as of the Closing Date, shall have taken all actions as may be required to be taken by the Company to effect the Transactions. As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn in any way.
Section 4.5   Consents and Approvals; No Violations.   None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other Transaction or compliance by the Company with any of the provisions of this Agreement will (a) assuming the Shareholder Approval is obtained, conflict with or result in any breach of any provision of the Company Governing Documents or the comparable organizational or governing documents of any of its Subsidiaries, (b) require any filing by the Company or any of its Subsidiaries with, or the obtaining of any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether foreign, federal, state, local or supranational, or any self-regulatory or quasi-governmental authority (each, a “Governmental Entity”) (except for (i) compliance with any applicable requirements of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (ii) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands and the publication of notification of the Merger in the Cayman Islands Government Gazette pursuant to the

CICA, (iii) filing, permits, authorizations, consents and approvals as may be required under any applicable PRC Laws (collectively, “PRC Regulatory Filings”), (iv) such filings with the United States Securities and Exchange Commission (the “SEC”) as may be required to be made by the Company in connection with this Agreement and the Merger, including the joining of the Company in the filing of the Schedule 13E-3, which shall incorporate by reference the proxy statement relating to the authorization and approval of the Merger (including any amendment or supplement thereto, the “Proxy Statement”), and the filing or furnishing of one or more amendments to the Schedule 13E-3 to respond to comments of the SEC, if any, on the Schedule 13E-3, (v) such filings as may be required under the rules and regulations of NYSE in connection with this Agreement or the Merger, (vi) such filings as may be required in connection with state and local transfer Taxes, and (vii) any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder), (c) require any consent or waiver by any Person under, result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Material Contract (as defined below), (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for any Permitted Liens, or (e) violate any Order or Law applicable to the Company, any Subsidiary of the Company, or any of their respective properties, assets or operations; except in each of clauses (b), (c), (d) and (e) where (x) any failure to obtain such permits, authorizations, consents, waivers or approvals, (y) any failure to make such filings, or (z) any such modifications, violations, rights, impositions, breaches or defaults, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect.
Section 4.6   SEC Documents and Financial Statements.
(a)   Since January 1, 2024 (the “Applicable Date”), the Company has timely (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) filed with or furnished to (as applicable) the SEC all forms, reports, schedules, statements and other documents required by it to be filed or furnished (as applicable) under the Exchange Act or the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) (together with all certifications required pursuant to the United States Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) (such forms, reports, schedules, statements and documents and any other forms, reports, schedules, statements and documents filed by the Company with the SEC and all exhibits thereto and documents incorporated by reference therein, as have been amended or modified since the time of filing, collectively, the “SEC Documents”). As of their respective filing dates and except to the extent corrected by a subsequent SEC Document, the SEC Documents (i) did not contain, when filed or furnished, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading in any material respect, and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder.
(b)   All of the audited and unaudited financial statements of the Company included (or incorporated by reference) in the SEC Documents (including the related notes and schedules thereto) (collectively, the “Financial Statements”), (i) were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (ii) fairly presented (except as may be indicated in the notes thereto) in all material respects, the financial position and the results of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries as of the times and for the periods then ended (subject, in the case of unaudited quarterly financial statements, to the absence of notes and normal year-end adjustments that are not material in the aggregate and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements).
(c)   To the Knowledge of the Company, none of the SEC Documents is, as of the date of this Agreement, the subject of ongoing SEC review. As of the date hereof, the Company has not received any comments from the SEC with respect to any of the SEC Documents which remain unresolved, nor has it received any inquiry or information request from the SEC as of the date of this Agreement as to any matters affecting the Company which has not been adequately addressed.

(d)   Except for as disclosed in Section 4.6(d) of the Company Disclosure Schedule, the Company is, and has at all times since the Applicable Date been, in compliance in all material respects with: (i) the applicable rules and regulations of NYSE; and (ii) the applicable listing requirements of NYSE, and, since the Applicable Date, has not received any written notice asserting any material non-compliance with the rules and regulations of NYSE or the listing requirements of NYSE.
Section 4.7   Internal Controls; Sarbanes-Oxley Act.
(a)   The Company has established and maintained a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP. The Company has established and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Except for as disclosed in Section 4.7(a) of the Company Disclosure Schedule, to the Company’s Knowledge, neither the Company nor its independent registered public accounting firm has identified or been made aware of any “significant deficiencies” or “material weaknesses” (as defined by the United States Public Company Accounting Oversight Board) in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information. To the Company’s Knowledge, there is and has been, no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(b)   Since the Applicable Date, neither the Company nor any of its Subsidiaries has received or otherwise has been aware of any written material complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after the Applicable Date (except for any of the foregoing after the date hereof which have no reasonable basis).
Section 4.8   Absence of Certain Changes.   Except as contemplated by this Agreement, since December 31, 2023 and to the Knowledge of the Company:
(a)   the Company and its Subsidiaries have conducted, in all material respects, their businesses in the ordinary course consistent with past practice; and
(b)   no Effects have occurred, which, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect.
Section 4.9   No Undisclosed Liabilities.   Except (a) as reflected or otherwise reserved against on the Financial Statements or referenced in the footnotes thereto set forth in the SEC Documents, (b) for liabilities and obligations incurred in the ordinary course of business since the most recent balance sheet included in the SEC Documents, and (c) for liabilities and obligations incurred in connection with the Transactions, neither the Company nor any of its Subsidiaries is subject to any liabilities or obligations that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than as, individually or in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect.
Section 4.10   PRC Subsidiaries.   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect:
(a)   The constitutional documents and certificates, licenses, permits, approvals and authorizations of each of the Company’s Subsidiaries formed in the PRC (the “PRC Subsidiaries”) including, for the avoidance of doubt, all approvals of, and filings and registrations and other requisite formalities with, Governmental Entities in the PRC required to be made by the Company or its Subsidiaries in respect of the Company and its Subsidiaries and their capital structure and operations, including registrations with the State Administration for Market Regulation, the State Administration of Foreign Exchange, the

State Administration of Taxation and their respective local counterparts, and the value-added telecommunication service license (internet information services) issued by the Ministry of Industry and Information Technology, are valid and have been duly approved or issued (as applicable) by a competent PRC Governmental Entity.
(b)   All filings and registrations with the PRC Governmental Entities required to be made in respect of the PRC Subsidiaries and their operations have been made in accordance with applicable Laws.
(c)   The Company controls its VIEs through a series of contractual arrangements (the underlying Contracts for such arrangements, collectively, the “VIE Contracts”), which constitute the legal, binding and enforceable obligations of the relevant parties thereto under the prevailing interpretation of applicable PRC Laws as of the date hereof, and to the Knowledge of the Company, there is no enforceable agreement or understanding to rescind, amend or change the nature of such captive structure or material terms of such contractual arrangements.
(d)   Other than any violation, conflict or breach fully cured prior to the date hereof, the execution, delivery and performance by each and all of the relevant PRC Subsidiaries of their respective obligations under each and all of the VIE Contracts, and the consummation of the transactions contemplated thereunder, did not and do not (i) result in any violation of their respective articles of association, their respective business licenses or constitutive documents, (ii) result in any violation of any applicable PRC Laws as such applicable PRC Laws are being interpreted and enforced as of the date hereof, or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Order of any court of the PRC having jurisdiction over such PRC Subsidiaries, as the case may be, or any agreement with, or instrument to which any of them is expressed to be a party or which is binding on any of them.
(e)   The ownership structures of the WFOEs, the VIEs and the VIEs’ shareholders as described in the SEC Documents comply with all applicable PRC Laws, and do not violate, breach or otherwise conflict with any applicable PRC Laws as such applicable PRC Laws are being interpreted and enforced as of the date hereof.
(f)   There have been no disputes or any Legal Proceedings of any nature, raised by any Governmental Entity or any other party in writing, pending or, to the Knowledge of the Company, threatened against any of the Company, any WFOE or any VIE that: (i) challenge the validity or enforceability of any part or all of the VIE Contracts taken as whole, (ii) challenge the VIE structure or the ownership structure as set forth in the VIE Contracts and described in the SEC Documents, or (iii) claim any ownership, share, equity or interest in any VIE, or claim any compensation for not being granted any ownership, share, equity or interest in any VIE.
(g)   Except as reflected or otherwise reserved against on the Financial Statements, neither the Company nor any of its Subsidiaries are subject to any liabilities or obligations in connection with any liquidation, dissolution, deregistration or similar corporate event involving any PRC Subsidiary.
Section 4.11   Litigation.   There is no claim, action, suit, arbitration, investigation, alternative dispute resolution action or any other judicial or administrative proceeding, in Law or equity (each, a “Legal Proceeding”), pending against (or to the Knowledge of the Company, threatened in writing against or naming as a defendant thereto), the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.
Section 4.12   Benefits.
(a)   Each Benefit Plan (i) under which any current or former director, officer, consultant or employee of the Company or any of its Subsidiaries has any right to benefits, and (ii) which is maintained, sponsored, administered, contributed to or funded by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries makes or is required to make contributions with respect to such directors, officers, consultants or employees, other than any employment Contract or compensatory agreement with a current or former employee, director or officer of the Company or any of its Subsidiaries

(collectively, the “Company Benefit Plans”), together with related trust, insurance contract or fund, if any, has been established and administered in accordance with its terms and complies in form and operation with applicable Law except as, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect.
(b)   No Company Benefit Plan provides health, medical, life insurance or death benefits to current or former directors, officers, consultants or employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by Law. No Company Benefit Plan is maintained or is for the benefit of directors, officers, consultants or employees of the Company or any of its Subsidiaries outside the jurisdiction of the PRC.
(c)   Except as otherwise provided in this Agreement regarding Company Options and Company RSU Awards, the execution and delivery of this Agreement and the consummation of the Transactions will not (either alone or in combination with another event) (i) result in any material payment or benefit from the Company or any of its Subsidiaries becoming due, or increase the amount of any payment or benefit due, to any current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries, (ii) materially increase any amounts or benefits otherwise payable to any current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries, or (iii) result in the acceleration of the time of payment, vesting or funding of any compensation or benefits or other payment from the Company or any of its Subsidiaries to any current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries.
(d)   There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings against any Company Benefit Plan, other than ordinary claims for benefits by participants and beneficiaries or which, individually or in the aggregate, have not had or would not reasonably be expected to have, a Material Adverse Effect.
(e)   Except as, individually or in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect, all contributions, if applicable (including all employer contributions, employee salary reduction contributions, and social security and other contributions to Governmental Entities), that are required by Law or by the terms of such Company Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices and in compliance with applicable Law.
Section 4.13   Labor.
(a)   Other than as disclosed in Section 4.13(a) of the Company Disclosure Schedule, to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is represented by a union and no union organizing efforts have been conducted within the last two (2) years or are now being conducted, and neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor Contract or similar agreement or arrangement with any labor union, trade union, works council or other employee representative, nor is any such Contract being negotiated. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is currently experiencing, or is there now threatened, a strike, picket, work stoppage, work slowdown or other organized labor dispute. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received written notice of any unfair labor practice charge, grievance or arbitration proceeding, against the Company that is pending or threatened before any federal, state, provincial, local or foreign labor relations board or Governmental Entity.
(b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect, (i) each of the Company and its Subsidiaries is in compliance with all applicable Laws relating to the employment of labor, including all applicable Laws relating to wages, hours, labor relations, collective bargaining, employment discrimination, civil rights, human rights, classification of service providers as employees and/or independent contractors, employment of minors, severance and termination benefits, safety and health, workers’ compensation, pay equity and the collection and payment or withholding of social security Taxes, and (ii) to the Knowledge of the Company, there are no pending or in progress or threatened suits, actions, complaints, investigations, orders or charges or other proceedings in connection with the Company under any applicable employment, social security or labor Laws.

Section 4.14   Taxes.
(a)   All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely (taking into account any extension of time within which to file) filed and all such Tax Returns are true, correct, and complete in all material respects and all entitlements of material Tax exemption, Tax holidays, Tax incentive or other preferential treatments or financial subsidies enjoyed by the Company or any of its Subsidiaries have been obtained in compliance with applicable Laws in all material respects, other than as disclosed in Section 4.14(a) of the Company Disclosure Schedule.
(b)   All material Taxes of the Company and its Subsidiaries due and payable have been timely paid, other than such payments as are being contested in good faith by appropriate proceedings. The Financial Statements reflect an adequate reserve for all material Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such Financial Statements. Except as would not reasonably be expected to have a Material Adverse Effect, since the date of such Financial Statements, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. No material Liens for Taxes exist with respect to any of the assets of the Company or any of its Subsidiaries, except for Permitted Liens. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (other than commercial Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).
(c)   Each of the Company and its Subsidiaries has timely paid or withheld all material amounts of Taxes required by applicable Law to be paid or withheld with respect to their employees and independent contractors (and timely paid over such Taxes to the appropriate Governmental Entity).
(d)   Neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations or outstanding extension of the period, for the assessment or collection of any material Tax and there has been no request by any Governmental Entity to execute such a waiver or extension. Other than as disclosed in Section 4.14(a) of the Company Disclosure Schedule, (x) no audit or other examination or administrative, judicial or other proceeding of, or with respect to, any material Tax Return or material Taxes of the Company or any of its Subsidiaries is currently in progress, and neither the Company nor any of its Subsidiaries has been notified of any written request for, or, to the Knowledge of the Company, any threat of, such an audit or other examination or administrative, judicial or other proceeding, and (y) no deficiency for any material amount of Tax has been asserted or assessed by any Governmental Entity against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn. No claim has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by such jurisdiction.
(e)   Each of the Company’s Subsidiaries formed in the PRC has, in accordance with applicable Law to the extent material to the business of such Subsidiary, duly registered with the relevant PRC Governmental Entity, obtained and maintained the validity of all national and local Tax registration certificates and complied in all material respects with all requirements imposed by such Governmental Entity. Other than as disclosed in Section 4.14(a) of the Company Disclosure Schedule, no submissions made by or on behalf of the Company or any of its Subsidiaries to any Governmental Entity in connection with obtaining Tax exemptions, Tax holidays, Tax deferrals, Tax incentives or other preferential Tax treatments or Tax rebates contained any material misstatement or omission that would have affected the granting of such Tax exemptions, preferential treatments or rebates, and no suspension, revocation or cancellation of any such Tax exemptions, preferential treatments or rebates is pending or, to the Knowledge of the Company, threatened.
(f)   Neither the Company nor any of its Subsidiaries incorporated outside the PRC takes the position for Tax purposes that it is a “resident enterprise” of the PRC or Tax resident in any jurisdiction other than its jurisdiction of formation.
Section 4.15   Contracts.
(a)   Except (A) as filed or furnished as exhibits to the SEC Documents filed prior to the date hereof as a “material contract” pursuant to the Securities Act, (B) any note, bond, mortgage, indenture, lease, license, contract or agreement, or other instrument or obligation (each, a “Contract”) to which any Rollover Shareholder, Alibaba.com Hong Kong Limited, Alibaba.com China Limited (“Alibaba China”) or any of their respective Affiliates is a party, by which any of their or their respective Affiliates’ respective properties or assets are bound, or which is issued to them or their respective Affiliates, (C) any lease Contracts and ancillary documents relating to any real property the Company or its Subsidiaries may lease from time to time, or (D) any Contracts in connection with or relating to the Transaction Documents or the Transactions, Section 4.15(a) of the Company Disclosure Schedule sets forth a list or description of each Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound which, as of the date of this Agreement:
(i)   except as filed as exhibits to the SEC Documents filed prior to the date hereof as a “material contract” pursuant to the Securities Act, is or would be required to be filed by the Company pursuant to Item 4 of the Instructions to Exhibits of Form 20-F under the Exchange Act;
(ii)   obligates the Company or any of its Subsidiaries to make non-contingent aggregate annual expenditures in excess of US$25 million under each individual Contract or, if there is no fixed amount in the Contract, pursuant to which the Company or any of its Subsidiaries expects to make a non-contingent aggregate annual expenditures in excess of US$25 million under each individual Contract;
(iii)   contains any non-compete or exclusivity provisions with respect to any line of business or geographic area of the Company or any of its Subsidiaries which restrict, on the part of the Company or any of its Subsidiaries, the conduct of any line of business that is material to the Company and its Subsidiaries;
(iv)   constitutes Indebtedness in an amount in excess of US$75 million, any letters of credit or similar instruments issued for the account of the Company or any of its Subsidiaries securing obligations in excess of US$75 million, or mortgaging, pledging or otherwise placing a Lien (other than any Permitted Lien) securing obligations in excess of US$75 million on any portion of the assets of the Company or any of its Subsidiaries, other than in each case (x) any such agreement, indenture, letter of credit or instrument solely between or solely among the Company and its Subsidiaries, or (y) solely for the purpose of Section 4.15(a)(iv), any Contract entered into in the ordinary course of business or in connection with any legacy or ceased business of the Company or any of its Subsidiaries;
(v)   requires the Company or any of its Subsidiaries to dispose of or acquire assets or properties with an outstanding amount payable or receivable in excess of US$5 million or its equivalent in another currency under each Contract per annum, or provides for any pending or contemplated merger, consolidation or similar business combination transaction involving the Company or any of its Subsidiaries;
(vi)   constitutes a Contract relating to a hedging transaction;
(vii)   relates to a joint venture, partnership or similar arrangement with a register capital in excess of US$1,500,000, with a third party obligating the Company or any of its Subsidiaries to make any capital contribution;
(viii)   constitutes a loan to any Person (other than a Subsidiary of the Company) by the Company or any of its Subsidiaries in an amount in excess of US$3 million per annum, other than any Contract entered into in the ordinary course of business of the Company or any of its Subsidiaries;
(ix)   grants to any Person a right of first refusal, a right of first offer or an option to purchase, acquire, sell or dispose of any Company IP Rights that, individually or in the aggregate, is material to the Company or its Subsidiaries;
(x)   is a collective bargaining agreement or other Contract with any labor organization, union or association (other than any mandatory national collective bargaining agreement) or any other collective bargaining agreement with an employees’ representative body such as a works council or any company practice or any commitment given to any employee of the Company;
(xi)   is a license, agreement or other contractual right in respect of any material Company IP Rights or otherwise grants the Company or any of its Subsidiaries any material rights in any material Intellectual Property, in each case with an annual contract value of US$2 million, including any covenants not to sue, trademark coexistence agreements and agreements to develop, create or invent any material Company IP Rights or Company Products, other than by the Company or any of its Subsidiaries to the Company or any of its Subsidiaries;
(xii)   any employment, engagement, consulting, severance, change in control, or other similar contract of (A) each employee of the Company or any of its Subsidiaries at the level of president of the Company or any of its Subsidiaries or above or (B) any other officer, director, employee, or independent contractor of the Company or any of its Subsidiaries at base annual compensation in excess of US$500,000, other than, in each case, standard employment agreements that do not provide for severance compensation or other termination pay, retention bonus or change in control benefits;
(xiii)   is a settlement, conciliation, or similar contract with any Governmental Entity pursuant to which the Company or any of its Subsidiaries will have continuing obligations (other than immaterial obligations ordinarily included in contracts of this nature) or that involve the payment of more than US$200,000 after the date of this Agreement; and
(xiv)   is a Contract the absence of which would be or reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b)   Each Contract of the type described above in Section 4.15(a) and in effect on the date of this Agreement, whether or not set forth in Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a “Material Contract.” As of the date hereof, except as, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect, (i) each Material Contract is legal, valid and binding on the Company and each of its Subsidiaries that is a party thereto, and is in full force and effect, except as may be limited by the Enforceability Exceptions, (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any other party thereto, is or is alleged to be in breach or violation of, or default under, any Material Contract, and (iii) to the Company’s Knowledge, no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Material Contract. Neither the Company nor any of its Subsidiaries has received notice of any breach, violation or default under any Material Contract, except for breaches, violations or defaults that, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect.
(c)   The Company has delivered or made available to Parent or provided to Parent for review, prior to the execution of this Agreement, true and complete copies of all of the Material Contracts, including any amendments thereto.
Section 4.16   Environmental Matters.   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect, to the Knowledge of the Company:
(a)   the Company and each of its Subsidiaries are in compliance with all Environmental Laws;
(b)   the Company and each of its Subsidiaries have all Environmental Permits necessary to conduct their current operations and are in compliance with their respective Environmental Permits, and all such Environmental Permits are in good standing (to the extent such concept exists); and
(c)   neither the Company nor any of its Subsidiaries has received any written notice, demand, letter or claim alleging that the Company or any such Subsidiary is in violation of, or liable under, any Environmental Law. To the Knowledge of the Company, there is no Legal Proceeding pending or threatened against the Company or any of its Subsidiaries under applicable Environmental Laws.
Section 4.17   Intellectual Property.
(a)   The Company and each of its Subsidiaries owns or has a valid right or license to use, all of the Company IP Rights that are material to the business of the Company and its Subsidiaries taken as a whole. The Company IP Rights are sufficient for the conduct of the business of the Company and each of its Subsidiaries holding such Company IP Rights as currently conducted.
(b)   The Company and each of its Subsidiaries owns and has good and exclusive title to the Company-Owned IP Rights that are material to the business of the Company and its Subsidiaries taken as a whole, free and clear of any Liens (other than Permitted Liens). The right, license and interest of the Company and each of its Subsidiaries in and to all material Third-Party Intellectual Property Rights licensed by such Person from a third party are free and clear of all Liens (excluding restrictions contained in the applicable written license agreements with such third parties and Permitted Liens).
(c)   Except as, individually or in the aggregate, has not had or would not reasonably be expected to have, a Material Adverse Effect, each item of Company Registered Intellectual Property is valid and subsisting (or in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been paid and all necessary documents, certificates, and other filings required to be filed in connection with applications or registrations for the Company Registered Intellectual Property have been filed with the applicable Governmental Entities.
(d)   Neither the Company nor any of its Subsidiaries is or shall be as a result of the execution and delivery or effectiveness of this Agreement or the performance of such Company’s obligations under this Agreement, in material breach of any Contract governing any material Company IP Rights (the “IP Rights Agreements”). None of the IP Rights Agreements grants any third party exclusive rights to or under any material Company IP Rights or grants any third party the right to sublicense any material Company IP Rights.
(e)   To the Knowledge of the Company, there are no material royalties, honoraria, fees or other payments owed or payable by the Company or any of its Subsidiaries to any past or present Company employee, founder, owner or consultant in connection with the Company’s use or ownership of the Company IP Rights (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product).
(f)   To the Knowledge of the Company, except as, individually or in the aggregate, has not had or would not reasonably be expected to have, a Material Adverse Effect, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned IP Rights, by any third party, including any employee or former employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has brought any action, suit or proceeding for infringement or misappropriation of any material Intellectual Property or breach of any material Company IP Rights Agreement.
(g)   The operation of the business of the Company and each of its Subsidiaries as such business is currently conducted, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company Product, and (ii) the Company’s use of any product, device or process used in the business of the Company and its Subsidiaries, has not and does not infringe or misappropriate the Intellectual Property of any third party, except for any infringement or misappropriation that has not had or would not reasonably be expected to have, any Material Adverse Effect.
(h)   Except as, individually or in the aggregate, has not had or would not reasonably be expected to have, a Material Adverse Effect, the Company and each of its Subsidiaries has secured from all of its employees, consultants and independent contractors who contributed to the conception, reduction to practice, creation or development of any material Company-Owned IP Rights a present assignment of all such third party’s Intellectual Property rights in such contribution that the Company or its Subsidiaries do not already own by operation of law. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any material Company-Owned IP Rights.
(i)   The Company and each of its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality and security of all Personally Identifiable Information or non-public information included in the Company IP Rights (“Protected Information”). All current and former employees and consultants of the Company and its Subsidiaries having access to Protected Information are subject to the Company’s code of conduct which contains provisions regarding the protection of proprietary information and the assignment to the Company of any intellectual property or industrial rights arising from services performed for the Company or its Subsidiaries.
(j)   To the Knowledge of the Company, except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has (i) incorporated any “free,” “open source” or “copyleft” software (“Open Source Materials”) into, or combined Open Source Materials with, the Company IP Rights or Company Products, (ii) distributed Open Source Materials in conjunction with any Company IP Rights or Company Products, or (iii) used Open Source Materials, in such a way that, with respect to (i), (ii) or (iii), creates or purports to create, obligations for the Company or any of its Subsidiaries with respect to any Company IP Rights or grants, or purports to grant to any third party, any rights or immunities under any Company IP Rights (including using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributable at no charge).
(k)   Except individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has complied with all applicable Laws regarding collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, transferring and storing personally identifiable data, including (i) national, state, provincial, local laws or regulations regarding data privacy and information security, (ii) data breach notification (as applicable), and/or (iii) trespass, computer crime and other laws governing unauthorized access to or use of electronic data. To the Knowledge of the Company, except as would not be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has experienced any breach of security or otherwise unauthorized access by third parties to the Protected Information or any proprietary information of any of its customers or business partners in its possession, custody or control.
Section 4.18   Compliance with Laws; Permits.
(a)   To the Knowledge of the Company, each of the Company and its Subsidiaries has complied and is in compliance with all Laws which affect the business, properties or assets of the Company and its Subsidiaries, and no written notice has been received by the Company or any of its Subsidiaries or threatened against the Company or any of its Subsidiaries alleging any non-compliance with any such Laws, except in each case above for such non-compliance that, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect.
(b)   The Company and its Subsidiaries are in possession of all material authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties or to carry on their business substantially in the manner described in the SEC Documents filed prior to the date hereof and substantially as is being conducted as of the date of this Agreement (collectively, the “Company Permits”), and (i) to the Knowledge of the Company, all of the Company Permits are valid, in full force and effect, and are not subject to any pending or threatened Legal Proceeding by any Governmental Entity to suspend, cancel, modify, terminate or revoke any such Company Permit, (ii) the Company and each of its Subsidiaries are in compliance with the terms and requirements of such Company Permits, and (iii) to the Knowledge of the Company, the Company and each of its Subsidiaries is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under or would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of, any such Company Permit, except, in each case of clauses (i), (ii) and (iii), where the failure by the Company or a Subsidiary thereof, as applicable, to possess, obtain approval or make filing or registration with respect to, and maintain any Company Permit in full force and effect, or such non-compliance or default, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect.
(c)   To the Knowledge of the Company, none of the Company, any of its Subsidiaries or any of their respective directors, officers or employees or, any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries has (i) made any bribe, influence payment, kickback, payoff or any other type of payment that would be unlawful under any applicable anti-corruption Law, or (ii) offered, paid, promised to pay, or authorized any payment or transfer of, anything of value, directly or indirectly, to any Government Official for the purpose of (A) improperly influencing any act or decision of such Government Official in his official capacity, (B) improperly inducing such Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to improperly influence or affect any act or decision of any Governmental Entity, in each case, in order to assist the Company or any of its Subsidiaries in obtaining or retaining business for or with, or in directing business to, any Person.
Section 4.19   Properties.
(a)   Except as would not have a Material Adverse Effect, the Company or a Subsidiary thereof have good title to, or good and valid leasehold interests in, all property and assets reflected on the Financial Statements or acquired after the most recent balance sheet included in the SEC Documents, except as have been disposed of since the most recent balance sheet included in the SEC Documents in the ordinary course of business and not in violation of this Agreement, in each case, free and clear of Liens, except for Permitted Liens.
(b)   Section 4.19(b) of the Company Disclosure Schedule sets forth a list of the address of each real property that the Company or any of its Subsidiaries holds leasehold interests and is material to the business of the Company and its Subsidiaries taken as a whole (the “Company Material Properties”), name of the entity leasing, and whether such property is leased or subleased.
(c)   The Company or a Subsidiary thereof owns leasehold interests to each Company Material Property, in each case, free and clear of Liens, except for Permitted Liens, and each lease, sublease or license under which the Company or any of its Subsidiaries leases, subleases or licenses any real property (whether as lessor or lessee) is valid and in full force and effect, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any other party to a lease, sublease or license, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a breach or default under the provisions of such lease, sublease or license, other than in each case, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect. The performance by the Company of this Agreement and the transactions contemplated hereby will not result in the termination of, or in any increase of any material amounts payable under, or will require the consent or approval from any party to, any such lease, sublease or license that is material to the business of the Company and its Subsidiaries.
(d)   No certificate, variance, permit or license from any Governmental Entity necessary for the current use and operation of each Company Material Property has failed to be obtained or is not in full force and effect, and neither the Company nor any of its Subsidiaries has received written notice of any outstanding threat of modification or cancellation of any such certificate, variance, permit or license, except for any of the foregoing as, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect.
Section 4.20   Information in the Schedule 13E-3 and the Proxy Statement.   None of the information supplied or to be supplied in writing by or on behalf of the Company or any of its Subsidiaries for inclusion or incorporation by reference in (a) the Schedule 13E-3 will, at the time such document is filed with the SEC and at any time such document is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (b) the definitive Proxy Statement will, at the date it is first mailed to the shareholders of the Company, at the time of the Shareholder Meeting, and at the time the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 13E-3 and the definitive Proxy Statement, to the extent relating to the Company or any of its Subsidiaries or other information supplied by or on behalf of the Company or any of its Subsidiaries for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the SEC thereunder. The representations and warranties contained in this Section 4.20 will not apply to statements or omissions included in the Schedule 13E-3 or the Proxy Statement to the extent based upon information supplied to the Company by or on behalf of Parent or Merger Sub.
Section 4.21   Opinion of Financial Advisors.   The Special Committee has received the opinion of the Company Financial Advisor to the effect that, as of the date of this Agreement and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Per Share Merger Consideration and Per ADS Merger Consideration to be received by holders of Shares and ADSs (other than holders of Excluded Shares), as applicable, is fair, from a financial point of view, to such holders. The Company shall, promptly following receipt of the written opinion of its Company Financial Advisor, furnish an accurate and complete copy to Parent solely for informational purposes.
Section 4.22   Insurance.   The Company and its Subsidiaries are either self-insured or have policies of insurance that afford coverage to the Company, its Subsidiaries and/or any of their respective employees, directors, properties or assets, in such amounts and with respect to such risks and losses, which the Company believes are adequate in all material respects for the operation of its business. The insurance policies are in full effect, no written notice of cancellation has been received by the Company or any of its Subsidiaries under such policies, and there is no existing default or event which, with the giving of notice or lapse of time or both, except as, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able to (a) renew its existing insurance policies as and when such policies expire, or (b) obtain comparable coverage from comparable insurers as may be necessary to continue its business without a significant increase in cost. The Company and its Subsidiaries do not maintain any material insurance policies or material self-insurance programs and arrangements, each of which obligates the Company or any of its Subsidiaries to pay, or under each of which the Company or any of its Subsidiaries expects to incur an annual insurance premium in excess of US$2 million, relating to the business, assets and operations of the Company and its Subsidiaries, other than any mandatory or statutory insurances the Company or any of its Subsidiaries may be required to maintain for its employees, directors, officers or contractors for the avoidance of doubt.
Section 4.23   Interested Party Transactions.   None of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries that would be required to be reported under Item 7.B. of Form 20-F under the Exchange Act (other than for services as officers, directors and employees of the Company or any of its Subsidiaries), other than for (a) payment of salary or fees for services rendered in the capacity of an officer, director or employee of the Company or any of its Subsidiaries, (b) reimbursement for expenses incurred on behalf of the Company or any of its Subsidiaries and (c) other employee benefits, including Company Options and Company RSU Awards, in each case, in the ordinary course of business and consistent with past practice.
Section 4.24   Brokers; Expenses.   No broker, investment banker, financial advisor or other Person (other than the Company Financial Advisor), is entitled to receive any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement, the Merger or the other Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.
Section 4.25   Anti-Takeover Provisions.   Except for as disclosed in Section 4.25 of the Company Disclosure Schedule, there are no “fair prices,” “moratoriums,” “business combinations,” “control share acquisitions” or other similar forms of anti-takeover statutes or regulations enacted under any Laws, or “poison pills”, “shareholder rights plans” or similar Contracts to each of which the Company is a party with respect to any shares of capital stock of the Company, or similar provisions under the Company Governing Documents and the constitutional documents of the Subsidiaries of the Company (collectively, “Takeover Statute”), in each case applicable to this Agreement, the Merger or the other Transactions. The Company has taken all necessary actions to exempt this Agreement, the Merger and the other Transactions from any Takeover Statute applicable to this Agreement, the Merger or the other Transactions.
Section 4.26   No Other Representations or Warranties.   Except for the representations and warranties contained in this ARTICLE IV, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person makes any other express or implied representation or warranty with respect to any Group Company or its business, or with respect to any information provided to Parent, Merger Sub or any of their respective Affiliates or Representatives in connection with the Transactions, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. The Company will not have or be subject to any liability or indemnity obligations to Parent, Merger Sub or their respective Affiliates resulting from the distribution or disclosure or failure to distribute or disclose to Parent, Merger Sub or any of its Affiliates or Representatives, or their use of, any information, unless and to the extent such information is expressly included in the representations and warranties contained in this ARTICLE IV.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub, on a joint and several basis, represent and warrant to the Company that:
Section 5.1   Organization and Qualification; Subsidiaries.   Each of Parent and Merger Sub (i) is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, and (ii) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions (a “Parent Material Adverse Effect”). Parent has delivered to or made available to the Company, prior to the execution of this Agreement, (i) true and complete copies of the memorandum and articles of association of Parent and Merger Sub, each as amended to date, and each as so delivered is in full force and effect, and (ii) a true and complete list of all directors and executive officers of Parent and Merger Sub, as of the date hereof.
Section 5.2   Capitalization.   As of the date of this Agreement, the authorized share capital of Merger Sub consists solely of 50,000 ordinary shares, par value $1.00 per share, of which one (1) ordinary share is issued and outstanding, which share is duly authorized, validly issued, fully paid and non-assessable. All of the issued and outstanding share capital of Merger Sub is, and immediately prior to the Effective Time will be, directly owned by Parent, free and clear of any Lien other than any restrictions imposed by applicable Laws. Each of Parent and Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and it has not conducted any business prior to the date hereof and prior to the Effective Time, will have no, assets, liabilities or obligations of any nature other than those incident to its formation and capitalization and pursuant to the Transaction Documents and the Transactions. Except for obligations or liabilities incurred in connection with its formation or relating to the Transactions, neither Parent nor Merger Sub has incurred and will, prior to the Effective Time, incur, directly or indirectly, any obligations or liabilities.
Section 5.3   Authorization; Validity of Agreement; Parent Action.   Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Merger and the other Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by it of the Merger and the other Transactions, have been duly and validly authorized by all necessary corporate actions, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement, and the consummation by it of the Transactions, subject, in the case of the Merger, to the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions.
Section 5.4   Consents and Approvals; No Violations.   None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Merger or any of the other Transactions or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the memorandum and articles of association of Parent or Merger Sub, (b) require any filing by Parent or Merger Sub with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands, (iii) such filings with the SEC as may be required to be made by Parent in connection with this Agreement and the Merger, including the Schedule 13E-3, (iv) such filings as may be required under the rules and regulations of NYSE in connection with this Agreement or the Merger, (v) such filings as may be required in connection with state and local transfer Taxes, or (vi) any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder), (c) result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party, or (d) violate any Order or Law applicable to Parent, Merger Sub or any of their respective properties, assets or operations; except in each of clauses (b), (c) or (d) where (A) any failure to obtain such permits, authorizations, consents or approvals, (B) any failure to make such filings, or (C) any such modifications, violations, rights, impositions, breaches or defaults has not had and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
Section 5.5   Available Funds and Equity Financing.
(a)   On or prior to the date of this Agreement, Parent has delivered to the Company true and complete copies of executed equity commitment letters from the Sponsors (collectively, the “Equity Commitment Letters”) pursuant to which each Sponsor has committed to purchase, or cause the purchase of, for cash or contributed equity, subject to terms and conditions thereof, equity securities of Parent, up to the aggregate amount set forth in its Equity Commitment Letter (the “Equity Financing”). The proceeds of the Equity Financing shall be used to finance the consummation of the Transactions.
(b)   As of the date hereof, (i) each Equity Commitment Letter is in full force and effect and is a legal, valid and binding obligation of Parent (subject to the Enforceability Exceptions) and, to the Knowledge of Parent, the other parties thereto (subject to the Enforceability Exceptions), (ii) no Equity Commitment Letter has been amended or modified and no such amendment or modification is contemplated (other than any amendment or modification which is or will be made in compliance with the terms of the Equity Commitment Letters or as permitted by this Section 5.5), and the respective commitments contained in the Equity Commitment Letters have not been withdrawn or rescinded in any material respect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letters.
(c)   Assuming (i) the Equity Financing is funded in accordance with the Equity Commitment Letters, and (ii) the satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth in Section 8.1 and Section 8.2 or the waiver of such conditions, as of the date hereof, the net proceeds from the Equity Financing will be sufficient for Merger Sub and the Surviving Entity to pay (A) the Merger Consideration, and (B) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby and all related fees and expenses associated therewith. The Equity Commitment Letters contain all of the conditions precedent to the obligations of the parties thereunder, as applicable, to make the Equity Financing available to Parent or Merger Sub on the terms and conditions therein. As of the date hereof, no event has occurred, which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub or, to the Knowledge of Parent, any other parties thereunder, under the Equity Commitment Letters. Assuming the satisfaction of the conditions set forth in Section 8.1 and Section 8.2 hereof, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Equity Commitment Letters or that any of the conditions to the Equity Financing will not be satisfied or that the Equity Financing will not be available to Parent or Merger Sub at the time required to consummate the Transactions. Each Equity Commitment Letter provides that the Company is a third party beneficiary thereto with respect to the enforcement thereof. Parent and Merger Sub have fully paid any and all commitment fees or other fees that have been incurred and are due and payable in connection with the Equity Financing prior to or in connection with the execution of this Agreement, and Parent and Merger Sub will pay when due all other commitment fees and other fees arising under the Equity Financing as and when they become due and payable thereunder. There are no side letters or other oral or written

Contracts to which Parent or any of its Affiliates is a party imposing conditions upon the funding or investing, as applicable, of the full amount of the Equity Financing other than as expressly set forth in the Equity Commitment Letters.
Section 5.6   Proxy Statements.   None of the information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in (a) the Schedule 13E-3 will, at the time such document is filed with the SEC and at any time such document is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (b) the Proxy Statement will, at the date of first mailing the Proxy Statement to the shareholders of the Company or any amendments or supplements thereto, at the time of the Shareholders Meeting, and at the time the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 5.7   Ownership of Equity Securities.   As of the date hereof, other than as a result of this Agreement or as disclosed by any of the Rollover Shareholders on any Schedule 13D (including amendments thereof) filed with respect to the Company under the Exchange Act or as identified as “Rollover Shares” in the Rollover Agreements, none of Parent, Merger Sub or, to the Knowledge of Parent, Denlux or the Rollover Shareholders beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares, ADSs, Company Options or Company RSU Awards.
Section 5.8   Parent Group Contracts.   Other than this Agreement, the Rollover Agreements, the Equity Commitment Letters, the Confidentiality Agreement, the Interim Consortium Agreement, and all the schedules, exhibits and amendments thereto that have been made available to the Company, there are no Contracts, arrangements or understandings (whether oral or written) (i) between Parent, Merger Sub, any Rollover Shareholder, Denlux or any of their respective Affiliates (excluding the Company and its Subsidiaries), on the one hand, and any directors, officers, employees or shareholders of the Company or any Subsidiary of the Company in their capacities as such, on the other hand, that relate in any way to the Transactions; or (ii) to which Parent, Merger Sub, any Rollover Shareholder, Denlux or any of their respective Affiliates is a party and pursuant to which any management member, director or shareholder of the Company would be entitled to receive consideration in respect of Equity Interests owned by it of a different amount or nature than the consideration that is provided in this Agreement or pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.
Section 5.9   Litigation.   There is no Legal Proceeding pending against (or to Parent’s Knowledge, threatened in writing against or naming as a party thereto), Parent, Merger Sub or their respective Affiliates that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent, Merger Sub nor their respective Affiliates is subject to any outstanding Order which has had or would reasonably be expected to, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.10   Brokers; Expenses.   No broker, investment banker, financial advisor or other Person, is entitled to receive any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Merger based upon arrangements made by or on behalf of Parent, Merger Sub or any of their Subsidiaries.
Section 5.11   Independent Investigation.   Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges that each of Parent, Merger Sub, its Affiliates and their respective Representatives has been provided access to personnel, properties, premises and records of the Company and its Subsidiaries for such purposes. Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE IV of this Agreement, (a) the Company does not make, and has not made, any representations or warranties relating to itself, its Subsidiaries or Affiliates or their respective business or otherwise in connection with the Merger or the other Transactions and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (b) no Person has been authorized by the Company to make any representation or warranty relating to itself, its Subsidiaries or

Affiliates or their respective business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by the Company, (c) any estimates, projections, predictions, forecasts, plans, budgets, assumptions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of an express representation or warranty set forth in Article IV of this Agreement, and (d) there are uncertainties inherent in attempting to make the estimates, projections, predictions, forecasts, plans, budgets and assumptions referred to in clause (c) and Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of such estimates, projections, predictions, forecasts, plans, budgets and assumptions so furnished to them (including the reasonableness of the assumptions underlying such information), and that neither Parent nor Merger Sub is relying on any estimates, projections, predictions, forecasts, plans, budgets or assumptions, data, memoranda or presentations furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and neither Parent nor Merger Sub shall hold any such Person liable with respect thereto, other than for fraud in connection therewith.
ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1   Conduct of Business.   Except (a) as expressly contemplated by this Agreement, (b) as required by applicable Law, (c) as otherwise disclosed in Section 6.1 of the Company Disclosure Schedule, or (d) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time or the earlier termination of this Agreement pursuant to Section 9.1, the Company (x) shall and shall cause its Subsidiaries to, conduct its business in all material respects in the ordinary course of business and in a manner consistent with past practices, and use commercially reasonable efforts to preserve its business organization intact, comply with all applicable Laws in all material respects, and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors and those Persons with whom the Company or any of its Subsidiaries has business relationships that are material to the Company and its Subsidiaries, taken as a whole, (y) shall and shall cause its Subsidiaries to, use commercially reasonable efforts to keep available the services of their current officers and key employees, and (z) shall not, and shall cause its Subsidiaries not to:
(i)   amend its memorandum and articles of association or equivalent organizational documents;
(ii)   (A) split, combine, subdivide or reclassify any Equity Interests of the Company or any of its Subsidiaries; (B) declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to Equity Interests of the Company or any of its Subsidiaries, except for the declaration and payment of dividends or other distributions (x) pursuant to the previously announced dividend policy or dividend declared prior to the date hereof and made available to Parent prior to the date hereof or (y) by the Company’s wholly owned Subsidiaries to the Company or to another wholly owned Subsidiary of the Company; and (C) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any Equity Interests, except (x) as required by a Company Benefit Plan (including the Company Equity Plans) in accordance with its terms as in effect on the date hereof, (y) from holders of Company RSU Awards or Company Options or holders of the options or other types of awards under the BEST Asia Plan and the BEST CloudSoft Plan to purchase ordinary shares of BEST Asia Inc. and BEST CloudSoft Inc., respectively, in full or partial payment of any purchase price and any applicable Taxes payable by such holder upon the lapse of restrictions on, or exercise, settlement or vesting of, the Company RSU Awards, Company Options or any awards under the BEST Asia Plan and the BEST CloudSoft Plan, or (z) as agreed by the Company, Mr. Chou and Alibaba China in April 2024 for the Company to repurchase in 2024 and 2025 the remaining half, or US$75 million aggregate principal amount, of the 4.50% convertible senior notes due 2025 (the “2025 Convertible Notes”) held by Alibaba China, or as may be agreed by the Company, Mr. Chou and/or Alibaba China, or their respective successors and assigns, with respect to the remaining half of the 2025 Convertible Notes from time to time;
(iii)   except for (A) issuances by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary thereof, (B) the transfer or other disposition of securities solely between or among the Company and its wholly owned Subsidiaries, (C) issuances of restricted Shares or issuances as a result of the exercise of Company Options or settlement of Company RSU Awards in each case in accordance with their respective terms as in effect on the date hereof, or (D) issuances of Shares or ADSs as a result of the conversion of the 2025 Convertible Notes or the 1.75% convertible senior notes due 2024 in each case in accordance with their respective terms as in effect on the date hereof, issue, sell, pledge, dispose, encumber or grant any Shares, ADSs or any of the Company’s Subsidiaries’ Equity Interests;
(iv)   acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets, or otherwise), directly or indirectly, any assets, property, securities, interests or businesses at a total annual cost in excess of US$5 million in any single transaction or related series of transactions, in each case other than in the ordinary course of business;
(v)   sell, pledge, lease, assign, license or otherwise transfer, dispose of or encumber or create or incur any Lien (other than a Permitted Lien) on any property or assets of the Company or any of its Subsidiaries, except (A) increased obligations under existing Liens resulting from Indebtedness incurred in accordance with Section 6.1(vi), (B) with respect to (x) entering into new leases or new subleases of property or assets with an annual rent of no more than US$2 million in any single transaction, (y) any renewals of existing subleases, or (z) renewals of existing leases of property or assets with an annual rent of no more than US$4 million in any single transaction, (C) other than leases or subleases, with respect to property or assets with a value of less than US$5 million in any single transaction or related series of transactions, or (D) in the ordinary course of business.
(vi)   incur, create, assume, refinance or replace any Indebtedness for borrowed money in an amount in excess of US$5 million under any single instrument, issue or amend or modify the terms of any debt securities in an amount in excess of US$5 million, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person in an amount in excess of US$5 million, in each case other than inter-company Indebtedness to, for or otherwise for the benefit of the Company or any of its Subsidiaries or in the ordinary course of business, except (A) Indebtedness incurred under the Company’s or its Subsidiaries’ existing credit facilities as in effect on the date hereof, or (B) the refinancing of any existing Indebtedness of the Company or any of its Subsidiaries to the extent that (x) the material terms and conditions of any newly incurred Indebtedness are reasonable market terms, and (y) the aggregate principal amount of such Indebtedness is not increased as a result of such refinancing;
(vii)   make any material loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants) in an amount in excess of US$3 million per annum, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, in each case other than in the ordinary course of business of the Company or any of its Subsidiaries or by the Company or a Subsidiary thereof to the Company or a Subsidiary thereof;
(viii)   enter into, renew, materially modify or amend, terminate, or waive, release, compromise or assign any rights or claims under, any Material Contract (or any Contract that, if existing as of the date of this Agreement, would be a Material Contract) in each case not in the ordinary course of business, other than (A) any termination or renewal in accordance with the terms of any existing Material Contract that occur automatically without any action by the Company or any of its Subsidiaries, (B) as may be reasonably necessary to comply with the terms of this Agreement, or (C) actions permitted under Section 6.1(v);
(ix)   settle or compromise any legal action, suit or arbitration proceeding, in each case made or pending against the Company or any of its Subsidiaries, including any such matter relating to Taxes or the ownership of the Shares or ADSs, other than settlements (A) requiring the Company or its Subsidiaries to pay monetary damages not exceeding US$500,000), (B) covered by existing insurance, and (C) not involving the admission of any wrongdoing by the Company or any of its Subsidiaries;
(x)   (A) establish, adopt, enter into, materially amend or terminate any Company Benefit Plan or collective bargaining agreement, or any plan, program, policy, or arrangement that would be a

Company Benefit Plan, (B) materially increase the compensation, severance, perquisites or fringe benefits payable or to become payable to any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, (C) pay any bonus or severance pay to any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries other than in the ordinary course of business or in accordance with the terms of a Company Benefit Plan as in effect on the date hereof, (D) grant any stock options, stock appreciation rights, restricted shares, restricted stock units or equity-based compensatory awards, (E) accelerate the payment, right to payment or vesting of any compensation or benefits, including any Company Options or Company RSU Awards, other than as contemplated by Section 3.4, or (F) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or any plan, program, policy, practice or arrangement that would be a Company Benefit Plan; except, in the case of each of clauses (A) through (F), as required by applicable Law;
(xi)   make any material change to its methods of accounting in effect at March 31, 2024, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any change with respect to accounting policies, unless required by GAAP or a competent Governmental Entity;
(xii)   enter into any new line of business material to the Company and its Subsidiaries taken as a whole;
(xiii)   make or change any material Tax election, materially amend any Tax Return (except as required by applicable Law), enter into any material closing agreement with respect to Taxes, surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy with respect to Taxes or materially change any method of Tax accounting;
(xiv)   adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization of the Company or any of its Subsidiaries;
(xv)   amend or modify the compensation terms or any other obligations of the Company contained in the engagement letters entered into with the Company Financial Advisor, in a manner materially adverse to the Company, any of its Subsidiaries or Parent or engage other financial advisers in connection with the Transactions;
(xvi)   make or incur any capital expenditures (or any obligations or liabilities in respect thereof) except for ordinary course capital expenditures not to exceed US$5 million in a single instance per annum;
(xvii)   transfer or license from any Person any rights to any Intellectual Property, or transfer or license to any Person any rights to any Company IP Rights (other than non-exclusive end-user licenses in connection with the sale of Company Products), or transfer or provide a copy of any Company Source Code to any Person (including any current or former employee or consultant of the Company or any contractor or commercial partner of the Company), in each case not in the ordinary course of business (other than providing access to Company Source Code to current employees and consultants of the Company or its Subsidiaries involved in the development of the Company Products on a need to know basis);
(xviii)   abandon, fail to maintain or allow to lapse, including by failure to pay the required fees in any jurisdiction, or disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any material Company IP Rights or develop, create or invent any material Intellectual Property jointly with any third party;
(xix)   fail to keep in force insurance policies that (x) provide insurance coverage with respect to the assets, operations and activities of the Company or any of its Subsidiaries and (y) each obligates the Company or any of its Subsidiaries to pay, or under each of which the Company or any of its Subsidiaries expects to incur an annual insurance premium in excess of US$2 million as are currently in effect and are material to the Company or any such Subsidiary of the Company;

(xx)   take any action that is intended or would reasonably be expected to, result in any of the conditions to the Merger set forth in ARTICLE VIII not being satisfied;
(xxi)   fail to make any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or
(xxii)   agree, resolve or authorize or commit to do any of the foregoing.
Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its respective Subsidiaries’ operations.
Section 6.2   Compliance.   Each of Parent and Merger Sub agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to ARTICLE IX, it shall not: (i) take any action or fail to take any action which is intended to or would reasonably be likely to result in any of the conditions to effecting the Merger becoming incapable of being satisfied; or (ii) take any action or fail to take any action which would, or would reasonably likely to have a Parent Material Adverse Effect.
Section 6.3   Proxy Statement and Schedule 13E-3.
(a)   As soon as practicable following the date hereof, the Company shall prepare and cause to be filed with the SEC, with the assistance of Parent and Merger Sub, the Proxy Statement. Concurrently with the preparation of the Proxy Statement, the Company, Parent and Merger Sub shall jointly prepare and cause to be filed with the SEC a Rule 13e-3 transaction statement on Schedule 13E-3 relating to the authorization and approval of this Agreement, the Plan of Merger and the Transactions by the shareholders of the Company (such Schedule 13E-3, as amended or supplemented, being referred to herein as the “Schedule 13E-3”). Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to ensure that the Proxy Statement and the Schedule 13E-3 comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Subject to Section 6.5, the Company shall include the Company Board Recommendation in the Proxy Statement. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to respond promptly to any comments of the SEC with respect to the Proxy Statement and the Schedule 13E-3. Each of Parent and Merger Sub shall provide reasonable and timely assistance and cooperation to the Company in the preparation, filing and distribution of the Proxy Statement, the Schedule 13E-3 and the resolution of comments from the SEC. Upon its receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and the Schedule 13E-3, the Company shall promptly notify Parent and Merger Sub and in any event within twenty-four (24) hours and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing the Schedule 13E-3 or mailing the Proxy Statement (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent and Merger Sub with a reasonable period of time to review and comment on such document or response and (ii) shall consider in good faith all additions, deletions or changes reasonably proposed by Parent in good faith. Nothing in this Section 6.3 is intended to restrict or preclude the Company Board or the Special Committee from effecting a Change of Recommendation on the terms and subject to the condition set forth in this Agreement.
(b)   Each of the Company, Parent and Merger Sub shall furnish all information concerning itself and its respective Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each of the Company, Parent and Merger Sub shall promptly furnish all information concerning such Party to the others as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement, the Schedule 13E-3 or any other documents filed or to be filed with the SEC in connection with the Transactions. Each of Parent, Merger Sub and the Company agrees, as to itself and its respective Affiliates or Representatives, that none of the information supplied or to be supplied by Parent, Merger Sub, the Company or their respective Affiliates or Representatives, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 or any other documents filed or to be filed with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of Shares (including the Shares represented by the ADSs) and at the time of the Shareholder Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company further agrees that all documents that such Party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and that all information supplied by such Party for inclusion or incorporation by reference in such document will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Parent, Merger Sub or the Company, or their respective Affiliates, officers or directors, should be discovered that should be set forth in an amendment or a supplement to the Proxy Statement or the Schedule 13E-3 so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party discovering such event or circumstance shall promptly inform the other Parties and an appropriate amendment or supplement describing such event or circumstance shall be promptly filed with the SEC and disseminated to the holders of the Shares (including the Shares represented by the ADSs) to the extent required by Law; provided that prior to such filing, the Company and Parent, as the case may be, shall consult with each other with respect to such amendment or supplement and shall afford the other Parties and their Representatives a reasonable opportunity to comment thereon.
Section 6.4   Shareholder Meeting.
(a)   As soon as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 and the Proxy Statement, but in any event no later than twenty (20) days after such confirmation, the Company shall (i) establish a record date for determining shareholders of the Company entitled to vote at the Shareholder Meeting (the “Record Date”) and shall not change such Record Date or establish a different record date for the Shareholder Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), unless required to do so by applicable Laws; and in the event that the date of the Shareholder Meeting as originally called is for any reason adjourned, postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing or as required by applicable Laws or stock exchange requirement, the Company shall, if possible, implement such adjournment, postponement or other delay in such a way that the Company does not need to establish a new Record Date for the Shareholder Meeting, as so adjourned, postponed or delayed, (ii) mail or cause to be mailed the Proxy Statement to the holders of Shares (and concurrently furnish the Proxy Statement under Form 6-K), including Shares represented by ADSs, as of the Record Date, for the purpose of voting upon the authorization and approval of this Agreement, the Plan of Merger and the Transactions, and (iii) instruct the Depositary to (A) fix the Record Date as the record date for determining the holders of ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to the Shares represented by ADSs (the “Record ADS Holders”), (B) provide all proxy solicitation materials to all Record ADS Holders and (C) vote all Shares represented by ADSs in accordance with the instructions of such corresponding Record ADS Holders. Subject to Section 6.4(b), without the prior written consent of Parent, the authorization and approval of this Agreement, the Plan of Merger and the Transactions, are the only matters (other than procedural matters) that shall be proposed to be voted upon by the shareholders of the Company at the Shareholder Meeting.
(b)   As soon as practicable but in any event no later than fifty (50) days after the date of mailing the Proxy Statement, the Company shall hold the Shareholder Meeting. Subject to Section 6.5, (i) the Company Board shall recommend to holders of the Shares that they authorize and approve this Agreement, the Plan of Merger and the Transactions, and shall include such recommendation in the Proxy Statement, and (ii) the Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions and shall take all other action necessary or advisable to secure the Shareholder Approval. Notwithstanding anything to the contrary contained in this Agreement but subject to Section 6.4(c), unless this Agreement is validly terminated prior to the Shareholder Meeting in accordance with ARTICLE IX, (x) the Company’s obligations pursuant to this Section 6.4 shall not be limited or otherwise affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal, and (y) the Company’s obligations pursuant to this Section 6.4 (other than the second sentence of this Section 6.4(b)) shall not be limited or otherwise affected by any Change of Recommendation.
(c)   Notwithstanding Section 6.4(b), after consultation in good faith with Parent, the Company may recommend the adjournment of the Shareholder Meeting to its shareholders (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Shares within a reasonable amount of time in advance of the Shareholder Meeting, (ii) as otherwise required by applicable Law, (iii) if as of the time for which the Shareholder Meeting is scheduled as set forth in the Proxy Statement, there are insufficient Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholder Meeting, or (iv) if (x) an Intervening Event has occurred or the Company has received an Acquisition Proposal pursuant to Section 6.5 and (y) the Special Committee determines in its good faith judgment upon advice by outside legal counsel and independent financial advisor that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable Law; provided, that in the foregoing subsection (iv), any such adjournment shall be for the sole purpose that the Parties may fully negotiate proposed modifications to the terms and conditions of this Agreement or the Equity Financing and/or that Parent or its Representatives may make a presentation to the Company Board or the Special Committee in connection with an Acquisition Proposal or an Intervening Event pursuant to Section 6.5(c) or (d), respectively. If the Shareholder Meeting is adjourned, the Company shall convene and hold the Shareholder Meeting as soon as reasonably practicable thereafter, subject to the immediately preceding sentence; provided that the Company shall not recommend to its shareholders the adjournment of the Shareholder Meeting to a date that is less than five (5) Business Days prior to the Outside Date.
(d)   Notwithstanding Section 6.4(b), Parent may request that the Company adjourn the Shareholder Meeting for up to sixty (60) days (but in any event no later than fifteen (15) days prior to the Outside Date), (i) if as of the time for which the Shareholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Shareholder Meeting or (B) voting in favor of approval of this Agreement and the Transactions to obtain the Shareholder Approval, or (ii) in order to allow reasonable additional time for (A) the filing and mailing of, at the reasonable request of Parent, any supplemental or amended disclosure and (B) such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Shareholder Meeting, in which event the Company shall, in each case, cause the Shareholder Meeting to be adjourned in accordance with Parent’s request.
(e)   At the Shareholder Meeting, and any other meeting of the shareholders of the Company called to seek the Shareholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to this Agreement, the Plan of Merger or the Transactions is sought, Parent shall (i) vote, or cause to be voted, all Shares held directly or indirectly by Parent or Merger Sub or with respect to which Parent or Merger Sub otherwise has, directly or indirectly, voting power at such Shareholder Meeting in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions and (ii) if necessary, enforce the Interim Consortium Agreement and other applicable Parent group Contract(s) to cause the Rollover Shareholders to vote in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions.
Section 6.5   No Solicitation of Transactions.
(a)   From the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with ARTICLE IX:

(i)   the Company and its Subsidiaries shall not, and shall cause their respective Representatives not to, directly or indirectly:
(A)   solicit, initiate or take any other action knowingly to facilitate or encourage any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;
(B)   engage in, continue or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;
(C)   provide any non-public information or data concerning the Company or any of its Subsidiaries to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) with the intent to induce the making, submission or announcement of an Acquisition Proposal or the intent to encourage, facilitate or assist an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;
(D)   approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) providing for, relating to, or reasonably be expected to result in any Acquisition Proposal (each, an “Alternative Acquisition Agreement”);
(E)   amend or grant any waiver or release under any confidentiality, standstill or similar agreement, to which the Company or any of its Subsidiaries is a party, with respect to any class of Equity Interests of the Company or any of its Subsidiaries in connection with any Acquisition Proposal (provided that if the Company Board determines in its good faith judgement upon the recommendation of the Special Committee, after consultation with its independent financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable Law, the Company may waive any such provision solely to the extent necessary to permit the Person bound by such provision to make an Acquisition Proposal to the Company Board on a confidential basis); or
(F)   resolve, propose or agree to do any of the foregoing; and
(ii)   except as expressly permitted by this Section 6.5, the Company and its Subsidiaries shall, and shall cause its Subsidiaries and its and their respective directors and officers to, and shall direct their respective Representatives to, promptly cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal. The Company shall promptly (A) terminate all access of any Person (other than Parent and its Representatives) to any electronic data room maintained by the Company in connection with any Acquisition Proposal and (B) request each Person that has heretofore executed a confidentiality agreement in connection with such Person’s consideration of any Acquisition Proposal, to return (or if permitted by the applicable confidentiality agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such Person under the terms of the applicable confidentiality agreement.
(b)   Notwithstanding anything to the contrary in this Agreement, at any time prior to the receipt of the Shareholder Approval, the Company, its Subsidiaries and its and their respective Representatives may, following the receipt of an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 6.5 (in each case other than any immaterial non-compliance that does not adversely affect Parent or Merger Sub):
(i)   contact the Person or group of Persons who has made such Acquisition Proposal solely (A) to clarify and understand the terms and conditions thereof solely to the extent the Company Board (upon the recommendation of the Special Committee), or the Special Committee, shall have determined in good faith that such contact is necessary to clarify ambiguities in the terms or conditions proposed in order to determine whether such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal, and (B) to notify such Person of the restrictions of this Section 6.5;
(ii)   provide information (including any non-public information or data concerning the Company or any of its Subsidiaries) in response to the request of the Person or group of Persons who has made such Acquisition Proposal, if and only if prior to providing such information, the Company has received from the Person or group of Persons so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within twenty-four (24) hours) make available to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any Person or group of Persons making such Acquisition Proposal that is given such access and that was not previously made available to Parent or its Representatives; or
(iii)   engage or participate in any discussions or negotiations with the Person or group of Persons who has made such Acquisition Proposal;
provided that prior to taking any action described in Section 6.5(b)(ii) or Section 6.5(b)(iii) above, the Company Board (upon the recommendation of the Special Committee), or the Special Committee, shall have determined in its good faith judgement based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal and that failure to take such action would reasonable be expected to constitute a breach of the directors’ fiduciary duties under applicable Laws.
(c)   Notwithstanding anything to the contrary set forth in this Agreement but subject to compliance by the Company with this Section 6.5, at any time prior to obtaining the Shareholder Approval, the Company Board or the Special Committee may effect a Change of Recommendation in connection with an Acquisition Proposal, if and only if:
(i)   the Company Board (upon the recommendation of the Special Committee) or the Special Committee determines in its good faith judgment after consultation with its independent financial advisor and outside legal counsel, in response to an unsolicited bona fide Acquisition Proposal that did not result from any breach of this Section 6.5 (other than any immaterial non-compliance that does not adversely affect Parent or Merger Sub), that such Acquisition Proposal constitutes a Superior Proposal and that failure to effect a Change of Recommendation with respect to such Acquisition Proposal would reasonably be expected to constitute a breach of the directors’ fiduciary duties under applicable Laws;
(ii)   prior to effecting a Change of Recommendation in connection with an Acquisition Proposal in accordance with this Section 6.5(c), (A) the Company shall have provided prior written notice (the “Change Notice”) to Parent that the Company Board has resolved to effect a Change of Recommendation pursuant to Section 6.5(c)(i), describing in reasonable detail the reasons for such Change of Recommendation (which notice shall specify the identity of the party making the Acquisition Proposal and the material terms thereof (including the consideration offered therein), and expressly state that the Company has received an Acquisition Proposal that the Company Board intends to declare is a Superior Proposal, and that the Company Board intends to effect a Change of Recommendation, and shall be delivered with complete and unredacted copies of the Acquisition Proposal, together with the most current version of any proposed Alternative Acquisition Agreement (which version shall be updated on a prompt basis) together with all other relevant documents (other than redacted terms of financing documents) relating to such Acquisition Proposal), and (B) the Company (1) shall, and shall cause its Representatives to, during the period beginning at 5:00 p.m. Hong Kong time on the day of delivery by the Company to Parent of such Change Notice (or, if delivered after 5:00 p.m. Hong Kong time or on any day other than a Business Day, beginning at 5:00 p.m. Hong Kong time on the next Business Day) and ending ten (10) Business Days later at 5:00 p.m. Hong Kong time (the “Notice Period”) negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) any proposed modifications to the terms and conditions of this Agreement or the Equity Financing so that such Acquisition Proposal ceases to constitute a Superior Proposal, and (2) shall permit Parent and its Representatives during the Notice

Period to make a presentation to the Company Board or the Special Committee regarding this Agreement or the Equity Financing and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that, in the event of any material revisions to the Acquisition Proposal, the Company shall deliver a new Change Notice to Parent and comply again with the requirements of this Section 6.5(c)(ii) with respect to such new Change Notice; provided, further, that with respect to the new Change Notice to Parent, the Notice Period shall be deemed to be a five (5) Business Day period rather than the ten (10) Business Day period first described above (it being understood that there may be multiple such renewed Notice Periods); and
(iii)   following the end of the Notice Period (and any renewed period thereof), the Company Board (upon the recommendation of the Special Committee) or the Special Committee shall have determined in its good faith judgement (after consultation with its independent financial advisor and outside legal counsel), after considering the terms of any proposed amendment or modification to this Agreement or the Equity Financing in writing, and any other information provided by Parent, that the Acquisition Proposal continues to constitute a Superior Proposal and failure to effect a Change of Recommendation with respect to such Acquisition Proposal would still reasonably be expected to constitute a breach of the directors’ fiduciary duties under applicable Laws.
(d)   Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Shareholder Approval is obtained, if an Intervening Event has occurred, the Company Board (upon the recommendation of the Special Committee) or the Special Committee may make a Change of Recommendation (other than in response to a Superior Proposal, which shall be governed by Section 6.5(c)) if (i) the Company Board (upon the recommendation of the Special Committee) or the Special Committee determines in its good faith judgment after consultation with its independent financial advisor and outside legal counsel that, in light of an Intervening Event, failure to make a Change of Recommendation would reasonably be expected to constitute a breach of its fiduciary duties under applicable Law; (ii) the Company shall have provided a prior written notice to Parent (the “Intervening Event Notice”) that the Company Board intends to effect a Change of Recommendation in connection with such Intervening Event, which notice shall specify the nature of the Intervening Event in reasonable detail; (iii) after providing such Intervening Event Notice and prior to making such Change of Recommendation in connection with such Intervening Event, the Company (A) shall, and shall cause its Representatives to, during the period beginning at 5:00 p.m. Hong Kong time on the day of delivery by the Company to Parent of such Intervening Event Notice (or, if delivered after 5:00 p.m. Hong Kong time or on any day other than a Business Day, beginning at 5:00 p.m. Hong Kong time on the next Business Day) and ending five (5) Business Days later at 5:00 p.m. Hong Kong time (the “Intervening Event Notice Period”), negotiate in good faith with Parent and its Representatives (to the extent that Parent desires to negotiate) any proposed modifications to the terms and conditions of this Agreement or the Equity Financing in a manner that obviates the need for such Change of Recommendation or so that failure to effect a Change of Recommendation would no longer reasonably be expected to constitute a breach of the directors’ fiduciary duties under applicable Laws, and (B) shall permit Parent and its Representatives during the Intervening Event Notice Period to make a presentation to the Company Board or the Special Committee regarding this Agreement or the Equity Financing and any adjustments with respect thereto (to the extent Parent desires to make such presentation); and (iv) following the end of such Intervening Event Notice Period, the Company Board (upon the recommendation of the Special Committee) or the Special Committee shall have determined in its good faith judgment (after consultation with its independent financial advisor and outside legal counsel), after considering the terms of any proposed amendment or modification to this Agreement or the Equity Financing, and any other information provided by Parent, that failure to effect a Change of Recommendation with respect to such Intervening Event would still be reasonably expected to constitute a breach of the directors’ fiduciary duties under applicable Laws.
(e)   Nothing contained in this Section 6.5 shall be deemed to prohibit the Company or the Company Board (or the Special Committee) from taking and disclosing to its shareholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012 of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the shareholders of the Company) or from making any legally required disclosure.
(f)   The Company agrees that it will as promptly as practicable (and, in any event, within forty-eight (48) hours) notify Parent in writing if it or, to its knowledge, any of its Representatives becomes aware that any Acquisition Proposal (or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal) is received by, any non-public information in connection with any Acquisition Proposal (or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal) is requested from, or any discussions or negotiations in connection with any Acquisition Proposal (or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal) are sought to be initiated or continued with, the Company, the Company Board (or any committee thereof) or any Representative of the foregoing, and such notice shall expressly state the identity of the Person or group of Persons making such Acquisition Proposal (or such inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal) and the material terms and conditions of such Acquisition Proposal (or such inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal), together with copies of any written materials relating thereto provided to the Company, the Company Board (or any committee thereof) or any Representative of the foregoing, and thereafter shall keep Parent reasonably informed, on a reasonably current basis, of any material change to the terms of any such Acquisition Proposal (or such inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal) and the status of any such discussions or negotiations, together with copies of any written materials relating thereto provided to the Company, the Company Board (or any committee thereof) or any Representative of the foregoing.
(g)   For purposes of this Agreement, the following terms shall have the meanings assigned below:
(i)   “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent and Merger Sub) relating to (A) any direct or indirect acquisition, license or purchase of a business that constitutes twenty percent (20%) or more of the total revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (B) any direct or indirect acquisition, purchase or issuance of twenty percent (20%) or more of any class of Equity Interests of the Company, (C) any tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty-percent (20%) or more of any class of Equity Interests of the Company, or (D) any merger, amalgamation, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary of the Company whose business constitutes twenty percent (20%) or more of the total revenues, net income or assets of the Company and its Subsidiaries, taken as a whole); provided that the Merger shall not be deemed an Acquisition Proposal.
(ii)   “Intervening Event” means a material change, event, occurrence or development that occurs or arises after the date of this Agreement affecting or with respect to the Company and its Subsidiaries or their business, assets or operations, taken as a whole, that was not known or reasonably foreseeable to either the Company Board or the Special Committee on the date of this Agreement, which change, event, occurrence or development becomes known to the Company Board or the Special Committee before receipt of the Shareholder Approval; provided that any change, event, occurrence or development that (A) involves or relates to the receipt, existence of or terms of an Acquisition Proposal or a Superior Proposal (which, for purposes of this definition, should be read without reference to any percentage set forth in the definitions of “Acquisition Proposal” or “Superior Proposal”) or any inquiry relating thereto or the consequences thereof, (B) results from a breach of this Agreement by the Company, (C) involves or relates to the market price or trading volume of the Shares or the ADSs, in and of itself, after the date of this Agreement, (D) relates to Parent, Merger Sub or any of their respective Affiliates, (E) relates to changes in any applicable Laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof, and (F) relates to or results from the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period, shall not be taken into account in determining the existence of, an Intervening Event.
(iii)   “Superior Proposal” means an unsolicited bona fide and written Acquisition Proposal (provided that each reference to twenty percent (20%) in the definition of Acquisition Proposal should be replaced with fifty percent (50%)), which the Company Board (upon the recommendation of the Special Committee) or the Special Committee, in its good faith judgement, determines (A) would be reasonably likely to be consummated in accordance with its terms and (B) would, if consummated, result in a transaction that is more favorable to the shareholders of the Company (other than holders of the Excluded Shares) than the Transactions, in each case, after (x) consultation with its independent financial advisor and outside legal counsel and (y) taking into account all such factors and matters deemed relevant in good faith by the Company Board or the Special Committee, including legal, financial, regulatory or other aspects of such Acquisition Proposal (including any consent or approval required by any Governmental Entity, shareholders of the Company or any Person, breakup or termination fee and expense reimbursement provisions, expected timing, risk and likelihood of consummation, the sources, availability, terms and certainty of any financing, financing market conditions and the existence of any financing contingency) and the Transactions and after taking into account any changes to the terms of this Agreement offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.5(c); provided, however, that any such Acquisition Proposal shall not be deemed to be a “Superior Proposal” if the consummation of the transaction contemplated by such offer is conditional upon (1) such Acquisition Proposal is subject to the conduct of any due diligence review or investigation of the Company or any of its Subsidiaries by the party making the offer or (2) receipt of financing.
(h)   Notwithstanding anything to the contrary set forth in this Section 6.5, the Company acknowledges and agrees that (i) any violation of the restrictions or obligations set forth in this Section 6.5 by any Subsidiary of the Company or their or the Company’s Representatives shall constitute a breach of this Section 6.5 by the Company, and (ii) it shall not nor shall it permit its Subsidiaries to enter into any agreement that prohibits or restricts the Company from providing to Parent the information contemplated by this Section 6.5 or otherwise complying with this Section 6.5.
ARTICLE VII
ADDITIONAL AGREEMENTS
Section 7.1   Access; Confidentiality; Notice of Certain Events.
(a)   From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, the Company shall, and shall cause each of its Subsidiaries to, upon reasonable prior written notice, give (i) Parent, its officers, employees and authorized Representatives, reasonable access during normal business hours to all of the Company’s books, records, officers, employees, agents, offices and other assets, Contracts, facilities and properties, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized Representatives such financial and operating data and other information (including the work papers of the Company’s independent accountants upon receipt of any required consents from such accountants and subject to the execution of customary access letters) as such Persons may reasonably request and (iii) instruct the employees, consultants, agents, counsel, financial advisors, auditors and other authorized Representatives of the Company and its Subsidiaries to reasonably cooperate with Parent in its investigation of the Company and its Subsidiaries; provided that all such access shall be coordinated through the Company or its Representatives. The terms of the Confidentiality Agreement shall apply to any information provided pursuant to this Section 7.1. Notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide access to, or to disclose information, to the extent such access or disclosure would (A) jeopardize the attorney-client or similar privilege of the Company or any of its Subsidiaries, (B) contravene any applicable Law (including with respect to any competitively sensitive information, if any), (C) violates any of its obligations with respect to confidentiality or (D) interfere with the normal operations of the Company or any of its Subsidiaries.
(b)   The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, (i) of any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement, the Merger or the other Transactions, or from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the Merger or the other Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the

Company, the Surviving Entity or Parent, (ii) of any Legal Proceeding commenced or, to any Party’s Knowledge, threatened against, such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction, or, in the case of the Company, any of the assets or properties of the Company or any of its Subsidiaries, in each case, that is, or is reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole; (iii) upon becoming aware of the occurrence or impending occurrence of any Effect to it or any of its Subsidiaries or Affiliates, which (A) individually or in the aggregate, would or would reasonably be expected to have, a Parent Material Adverse Effect, (B) individually or in the aggregate, would or would reasonably be expected to have, a Material Adverse Effect, or (C) individually or in the aggregate, causes or is reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein, or the failure of any of the conditions set forth in ARTICLE VIII of this Agreement to be satisfied, as the case may be. No failure or delay in delivering any such notice shall affect any of the conditions set forth in ARTICLE VIII.
Section 7.2   Efforts; Consents and Approvals.
(a)   Subject to the terms and conditions of this Agreement, each of the Parties will use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain, or cause their Affiliates to obtain, from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent or the Company or any of their respective Subsidiaries, or to avoid any Legal Proceeding by any Governmental Entity, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and (iii) as promptly as reasonably practicable after the date hereof, make, or cause their Affiliates to make, all necessary filings, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to this Agreement, the Transactions under other applicable Law; provided, that the Parties will cooperate with each other in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, in connection with the consummation of the Transactions and seeking any such actions, consents, approvals or waivers or making any such filings. The Company and Parent will furnish, and cause their Affiliates to furnish, to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Transactions.
(b)   The Parties will give (or will cause their respective Affiliates to give) any notices to third parties (other than Government Entities), and use, and cause their respective Affiliates to use, their commercially reasonable efforts to obtain any third-party (other than Government Entities) consents necessary or required to consummate the Transactions.
(c)   Without limiting the generality of anything contained in this Section 7.2, each Party will, and will cause their Affiliates to: (i) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or other Legal Proceeding by or before any Governmental Entity with respect to the Merger, any of the other Transactions; (ii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action or other Legal Proceeding; and (iii) promptly inform the other Parties of any communication to or from any Governmental Entity regarding the Merger. Each Party will consult and cooperate, and will cause its Affiliates to consult and cooperate, with the other Parties and will consider in good faith the views of the other Parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger, any of the other Transactions. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or other Legal Proceeding, each Party will permit, and will cause its Affiliates to permit, authorized Representatives of the other Parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or other Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or other Legal Proceeding.
(d)   Notwithstanding the foregoing, nothing contained in this Agreement will require, or be construed to require, Parent or any of its Affiliates to, and neither the Company nor any of its Subsidiaries shall, proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Effective Time, any of the assets, licenses, operations, rights, products or businesses held by any of them prior to the Effective Time, or any interest therein, or to agree to any material change (including through a licensing arrangement) or restriction on, or other impairment of Parent’s or any of its Affiliates’ (including, after the Effective Time, the Company or its Subsidiaries) ability to own, manage or operate, any such assets, licenses, operations, rights, products or businesses, or any interest therein, or Parent’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Entity (any of the actions referred to in this Section 7.2(d), a “Non-Required Remedy”).
Section 7.3   Publicity.   So long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or any Government Entities or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement, in which event such Party shall provide a reasonable opportunity to the other Party to review and comment upon such press release or other announcement and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that the Company shall not be required to provide any such review or comment to Parent, in connection with the receipt and existence of an Acquisition Proposal and matters related thereto or a Change of Recommendation; provided, further, that each Party and their respective controlled Affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 7.3; provided, further, that the Company may communicate in the ordinary course with its employees, customers, suppliers and vendors with respect to the Transactions and the Transaction Documents as it deems appropriate, subject to the terms of the Confidentiality Agreement and Section 7.1.
Section 7.4   Directors’ and Officers’ Insurance and Indemnification.
(a)   Parent shall, and shall cause the Surviving Entity and each of the Company’s Subsidiaries to, for a period of six (6) years after the Effective Time (and until such later date as of which any matter covered hereby commenced during such six (6) year period shall have been finally disposed of), honor and fulfill in all respects the obligations of such Person to the fullest extent permissible under applicable Law, the Company Governing Documents and corresponding organizational or governing documents of such Subsidiary, in each case, as in effect on the date hereof and under any indemnification or other similar agreements in effect on the date hereof (the “Indemnification Agreements”), to the individuals entitled to indemnification, exculpation and/or advancement of expenses under such Company Governing Documents, other organizational or governing documents or Indemnification Agreements (including each present and former director and officer of the Company and its Subsidiaries) (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the Effective Time, including in connection with the consideration, negotiation and approval of this Agreement and the Transactions.
(b)   Notwithstanding anything to the contrary contained in this Section 7.4 or elsewhere in this Agreement, Parent and the Surviving Entity (x) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), (y) shall not have any obligation under this Agreement to any Covered Person to the extent that a court of competent jurisdiction shall determine in a final and non-appealable Order that such indemnification is prohibited by applicable Law, in which case the Covered Person shall promptly refund to Parent or the Surviving Entity the amount of all such expenses theretofore advanced pursuant thereto (unless such court orders otherwise), and (z) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Legal Proceeding of a Covered Person for which indemnification may be sought under this Section 7.4(b) unless such settlement, compromise, consent or termination includes an unconditional release of such Covered Person from all liability arising out of such Legal Proceeding and does not include any admission of liability with respect to such Covered Person or such Covered Person consents in writing.

(c)   For a period of six (6) years after the Effective Time (and until such later date as of which any matter covered hereby commenced during such six (6) year period shall have been finally disposed of), the organizational and governing documents of the Surviving Entity and each of the Company’s Subsidiaries shall, to the extent consistent with applicable Law, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to and including the Effective Time than are currently set forth in the Company Governing Documents and the organizational and governing documents of each of the Company’s Subsidiaries in effect on the date hereof (as the case may be) and shall not contain any provision to the contrary. The Indemnification Agreements with Covered Persons that survive the Merger shall continue in full force and effect in accordance with their terms.
(d)   For a period of six (6) years after the Effective Time (and until such later date as of which any matter covered hereby commenced during such six (6) year period shall have been finally disposed of), Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (such 300% amount, the “Base Premium”); provided, further, if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Base Premium, Parent shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Base Premium; provided, further, if the Company in its sole discretion elects, by giving written notice to Parent at least five (5) Business Days prior to the Effective Time, then, in lieu of the foregoing insurance, effective as of the Effective Time, the Company shall purchase a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six (6) years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company’s existing directors’ and officers’ liability policy, and in all other respects shall be comparable to such existing coverage); provided, further, that the annual premium shall not exceed the Base Premium.
(e)   The Covered Persons (and their successors and heirs) shall be third party beneficiaries of this Section 7.4. All rights under this Section 7.4 are intended to be in addition to and not in substitution of other rights any Covered Persons may otherwise have.
Section 7.5   Takeover Statutes.   The Parties and their respective board of directors (or equivalent) shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to lawfully eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions.
Section 7.6   Security Holder Litigation.   The Company shall promptly notify Parent of any Legal Proceeding related to this Agreement, the Merger or the other Transactions threatened or brought against the Company, its directors and/or officers by security holders of the Company (a “Transaction Litigation”) and shall keep Parent informed on a reasonably prompt basis regarding any development of such Transaction Litigation. The Company shall give Parent a reasonable opportunity to (a) participate in the defense, settlement or prosecution of any Transaction Litigation and (b) consult with counsel to the Company regarding the defense, settlement or prosecution of any such Transaction Litigation; provided that the Company shall not compromise or settle any Transaction Litigation or consent to the same without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Section 7.6, any matters relating to Dissenting Shares shall be governed by Section 3.3.

Section 7.7   Director Resignations.   Upon the written request of Parent at least ten (10) Business Days prior to the Effective Time, the Company shall use reasonable best efforts to cause each director of the Company designated by Parent and in office immediately prior to the Effective Time to deliver to Parent resignations, effective as of Effective Time, with respect to their service as directors of the Company.
Section 7.8   Stock Exchange Delisting.   Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NYSE to enable the delisting of the Surviving Entity from NYSE and the deregistration of the Ordinary Shares and ADSs under the Exchange Act as promptly as practicable after the Effective Time.
Section 7.9   Management.   In no event shall Parent or Merger Sub or any of their respective Affiliates enter into any Contracts that are effective prior to the Closing with any member of the Company’s or its Subsidiaries’ management or any other employees of the Company or its Subsidiaries that contain any terms that prohibit or restrict such member of management or such employee from exercising such person’s duties in such capacity in connection with any action taken by the Company with respect to an Acquisition Proposal in accordance with this Agreement.
Section 7.10   Further Assurances.   Each Party agrees that, from time to time after the Closing Date, it will execute and deliver, or cause its Affiliates to execute and deliver, such further instruments, and take (or cause its Affiliates to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement.
Section 7.11   Parent/Merger Sub/Rollover Shareholder/Denlux Actions.   Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, including Articles IV, VI and VII hereof, if the alleged breach is the proximate result of action or inaction by the Company or its Subsidiaries at the sole direction of Parent, Merger Sub, any Rollover Shareholder, Denlux or any directors of the Company appointed by such Rollover Shareholder in writing without any approval by or direction from the Special Committee. Neither Parent nor Merger Sub shall be entitled to any award of damages or other remedy, in each case for any breach or inaccuracy in the representations and warranties made by the Company in Article IV to the extent Parent, Merger Sub, any Rollover Shareholder, Denlux or any Representative thereof that is an executive officer or director of the Company or its Subsidiaries has actual knowledge, or should have knowledge after due inquiry, of such breach or inaccuracy as of the date hereof.
Section 7.12   Obligations of Merger Sub.   Parent shall procure that Merger Sub performs its obligations under this Agreement and consummates the Transactions on the terms and subject to the conditions set forth in this Agreement.
ARTICLE VIII
CONDITIONS TO THE MERGER
Section 8.1   Conditions to Each Party’s Obligations.   The respective obligations of each Party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:
(a)   Shareholder Approval.   The Shareholder Approval shall have been obtained in accordance with the CICA and the Company Governing Documents; and
(b)   Laws and Orders.   No Governmental Entity of competent jurisdiction (in a jurisdiction material to the business of the Company or Parent) shall have issued, promulgated, enforced or entered any Order that is in effect and enjoins or prohibits the consummation of the Transactions, or imposes a Non-Required Remedy.
(c)   Creditor consent.   The consent of each holder of a fixed or floating security interest of the Company (if any) to the Merger shall have been obtained, in accordance with Section 233(8) of the CICA.

Section 8.2   Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (in writing) by Parent on or prior to the Closing Date of each of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company set forth in Section 4.1, Section 4.2 (other than the first two sentences of Section 4.2(a)), Section 4.3, Section 4.4, Section 4.24 and Section 4.25 (without giving effect to any “materiality” or “Material Adverse Effect” qualifier set forth therein) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made as of the Closing Date, (ii) the representations and warranties of the Company set forth in the first two sentences of Section 4.2(a) and Section 4.8(b) shall be true and correct in all respects (except for de minimis inaccuracies with respect to the first two sentences of Section 4.2(a)) as of the date hereof and as of the Closing Date as though made as of the Closing Date, and (iii) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made as of the Closing Date, except (x) in the case of each of clauses (i), (ii) and (iii), representations and warranties that by their terms speak as of a specific date shall be true and correct only as of such date, and (y) in the case of subclause (iii), where any failures of any such representations and warranties to be true and correct (without giving effect to any “materiality” or “Material Adverse Effect” qualifier set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect.
(b)   Performance of Obligations of the Company.   The Company shall have performed or complied in all material respects with all agreements or obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time.
(c)   No Material Adverse Effect.   Since the date of this Agreement, no Material Adverse Effect shall have occurred that is continuing.
(d)   Dissenting Shareholders.   Shareholders of the Company holding less than seven and one-half percent (7.5%) of the total issued and outstanding Shares immediately prior to the Effective Time shall have validly served and not withdrawn a notice of objection under Section 238(2) of the CICA.
(e)   Closing Certificate.   The Company shall have delivered to Parent a certificate, dated as of the Closing Date, signed by an officer of the Company, certifying to the satisfaction of the conditions specified in Section 8.2.
Section 8.3   Conditions to Obligations of the Company.   The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver (in writing) by the Company on or prior to the Closing Date of each of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made as of the Closing Date, except (i) representations and warranties that by their terms speak as of a specific date shall be true and correct only as of such date, and (ii) where any failures of any such representations and warranties to be true and correct (without giving effect to any “materiality” qualifier set forth therein) would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a duly authorized executive officer of Parent and Merger Sub to the foregoing effect.
(b)   Performance of Obligations of Parent and Merger Sub.   Parent and Merger Sub shall have performed or complied in all material respects with all agreements and obligations required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a duly authorized executive officer of Parent and Merger Sub to such effect.
Section 8.4   Frustration of Closing Conditions.   None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this ARTICLE VIII to be satisfied if such failure were caused by such Party’s failure to comply with this Agreement and consummate the Transactions as contemplated by this Agreement.

ARTICLE IX
TERMINATION
Section 9.1   Termination.   This Agreement may be terminated and the Merger and the other Transactions may be abandoned, at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval (except as otherwise stated below) as follows:
(a)   by mutual written consent of Parent and the Company (acting upon the recommendation of the Special Committee);
(b)   by either Parent or the Company (acting upon the recommendation of the Special Committee), if there has been a breach or failure to perform by the other Party or Parties of any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure (i) in the case of a breach or failure by the Company, would result in the conditions in Section 8.2(a) or Section 8.2(b) not being satisfied, and (ii) in the case of a breach or failure by Parent or Merger Sub, would result in the conditions in Section 8.3(a) or Section 8.3(b) not being satisfied, and in each case such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (x) thirty (30) calendar days after the receipt of written notice thereof by the defaulting Party from the non-defaulting Party, or (y) three (3) Business Days before the Outside Date; provided, however, that this Agreement may not be terminated pursuant to this Section 9.1(b) by any Party if such Party is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement in any manner that shall have been the primary cause of the failure of a condition to the consummation of the Merger to be satisfied;
(c)   by either Parent or the Company, if the Effective Time shall not have occurred by 11:59 pm, New York City time on the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement in any manner shall have been the primary cause of the Effective Time not occurring on or prior to the Outside Date;
(d)   by Parent at any time prior to the receipt of the Shareholder Approval, if a Change of Recommendation shall have occurred;
(e)   by the Company at any time prior to the receipt of the Shareholder Approval, if (i) the Company Board (acting upon the recommendation of the Special Committee) shall have effected a Change of Recommendation in light of a Superior Proposal in accordance with Section 6.5(c) and authorized the Company to enter into an Alternative Acquisition Agreement effecting such Superior Proposal and (ii) the Company concurrently with, or immediately after, the termination of this Agreement enters into such Alternative Acquisition Agreement; provided, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 9.1(e) unless the Company has complied in all material respects with the requirements of Section 6.5 with respect to such Superior Proposal and Alternative Acquisition Agreement;
(f)   by either the Company or Parent if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or other Transactions; provided, however, the party seeking to terminate this Agreement pursuant to this Section 9.1(f) shall have used reasonable best efforts to prevent the entry of and to remove such Order in accordance with Section 7.2; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(f) shall not be available to any Party whose failure to comply with any provision of this Agreement has been the primary cause of such Order;
(g)   by either the Company or Parent, if the Shareholder Approval shall not have been obtained after the final adjournment of the Shareholder Meeting at which a vote on such approval was taken, provided that Parent may not terminate this Agreement pursuant to this Section 9.1(g) if such failure to obtain the Shareholder Approval is a result of a breach of Parent or Merger Sub of this Agreement or a breach by any Rollover Shareholder of the Interim Consortium Agreement;
(h)   by the Company if (i) all of the conditions in Section 8.1 and Section 8.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing that at such time could be taken), (ii) the Company has irrevocably confirmed by written notice to Parent that all conditions set forth in Section 8.3 have been satisfied, or that it is willing to waive any unsatisfied condition in Section 8.3, and that the Company is ready, willing and able to complete the Merger, and (iii) Parent shall have failed to effect the Closing within ten (10) Business Days following its receipt of the written notice from the Company; or
(i)   by the Company at any time prior to the receipt of the Shareholder Approval, if the Company Board (acting upon the recommendation of the Special Committee) shall have effected a Change of Recommendation in light of an Intervening Event in accordance with Section 6.5(d).
Section 9.2   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which termination is made, and this Agreement shall forthwith become null and void, except that this Section 9.2 and Section 10.3 through Section 10.11 (and any related definitions contained in any such Sections or Article) shall survive such termination.
ARTICLE X
MISCELLANEOUS
Section 10.1   Amendment and Modification; Waiver.
(a)   Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Shareholder Approval, as applicable, by written agreement of the Parties by action taken (i) with respect to Parent and Merger Sub, by or on behalf of their respective board of directors, and (ii) with respect to the Company, by the Company Board (acting upon recommendation of the Special Committee); provided, however, that after the approval of the Merger by the shareholders of the Company, no amendment shall be made which by Law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
(b)   At any time and from time to time prior to the Effective Time, any Party or Parties may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made to such Party or Parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party or Parties contained herein. Any agreement on the part of a Party or Parties to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party or Parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.
Section 10.2   No Survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.
Section 10.3   Expenses.   All Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses.
Section 10.4   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt (or, in the case of electronic mail, when no error message is generated) when transmitted by facsimile transmission or by electronic mail or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to the Company, to:
Special Committee of the Board of Directors
BEST Inc.
2nd Floor, Block A, Huaxing Modern Industry Park
No. 18 Tangmiao Road, Xihu District, Hangzhou
Zhejiang Province 310013
The People’s Republic of China
Attention:
Mr. Ying Wu

Mr. Wenbiao Li
Mr. Klaus Anker Petersen
Email:
ywu@cn-cap.com

bli@waldenintl.com
klaus@kap-partners.com
with copies to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
46th Floor, JingAn Kerry
30th Floor, China World

Centre, Tower II
Office 2

1539 Nanjing West Road
1 Jianguomenwai Avenue

Shanghai 200040, People’s
Beijing 100004, People’s

Republic of China
Republic of China

Attention:
Haiping Li, Esq.

Peter X. Huang, Esq.
Yuting Wu, Esq.
Email:
haiping.li@skadden.com

peter.huang@skadden.com
yuting.wu@skadden.com
and
if to Parent or Merger Sub, to:
BEST Global Partners
190 Elgin Avenue, George Town
Grand Cayman KY1-9008
Cayman Islands
Attention:
Mr. Shao-Ning Johnny Chou
Email: jchou@best-inc.com
Mr. George Chow
Email: georgechow@best-inc.com
with copies to (which shall not constitute notice):
Fangda Partners
One Exchange Square,
26/F 8 Connaught Place, Central
Hong Kong

Attention:
Mark Lehmkuhler, Esq.

Tianyi Chen, Esq.
Email:
mark.lehmkuhler@fangdalaw.com

tianyi.chen@fangdalaw.com
Section 10.5   Counterparts.   This Agreement may be executed manually, electronically by email or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.
Section 10.6   Entire Agreement; Third-Party Beneficiaries.
(a)   This Agreement (including the Company Disclosure Schedule), the Confidentiality Agreement, the Rollover Agreement and the Equity Commitment Letters constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be amended so that until the termination of this Agreement in accordance with Section 9.1 hereof, the Parties shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.
(b)   Except as provided in Section 7.4, this Agreement shall be binding upon and inure solely to the benefit of each Party and neither this Agreement (including the Company Disclosure Schedule) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder.
Section 10.7   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger are fulfilled to the extent possible.
Section 10.8   Governing Law; Jurisdiction.
(a)   This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York, without regard to the conflicts of Law principles thereof that would subject such matter to the Laws of another jurisdiction, except that the following matters arising out of or relating to this Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the Cayman Islands in respect of which the Parties hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the Cayman Islands: the Merger, the vesting of the undertaking, property and liabilities of Merger Sub and the Company in the Surviving Entity, the cancellation of the Shares (including Shares represented by ADSs), the rights provided for in Section 238 of the CICA with respect to any Dissenting Shares, the fiduciary or other duties of the Company Board and the directors of Merger Sub and the internal corporate affairs of the Company and Merger Sub.
(b)   Subject to the exception for jurisdiction of the courts of the Cayman Islands in Section 10.8(a), any Legal Proceedings arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 10.8 (the “HKIAC Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the HKIAC Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive−type damages. The award of the arbitration tribunal shall be final and binding upon the disputing Parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.
(c)   Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 10.8, any Party may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in the HKIAC Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York.
Section 10.9   WAIVER OF JURY TRIAL.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.
Section 10.10   Assignment.   This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, except that Merger Sub may assign, in its sole discretion and without the consent of any other Party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of Parent. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
Section 10.11   Enforcement; Remedies.
(a)   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except as set forth in this Section 10.11, including the limitations set forth in Section 10.11(d), it is agreed that any Party shall be entitled to seek specific performance of the terms and provisions of this Agreement (including the Parties’ obligation to consummate the Merger, subject in each case to the terms and conditions of this Agreement), including to seek an injunction to prevent breaches of this Agreement by the other Parties, and to seek an injunction, specific performance or other equitable relief to enforce the other Party’s obligation to consummate the Closing (and in the Company’s case also to cause the consummation of the Equity Financing contemplated in the Equity Commitment Letters), in addition to any other remedy by law or equity.
(c)   Notwithstanding anything herein to the contrary, the Company shall have the right to obtain an injunction, specific performance or other equitable relief to enforce Parent’s and Merger Sub’s obligations to consummate the Merger and the other Transactions only in the event that (i) all of the conditions set forth in Section 8.1 and Section 8.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied or waived and (ii) the Company has irrevocably confirmed by notice to Parent that all conditions set forth in Section 8.3 have been satisfied or that it has waived any unsatisfied conditions set forth in Section 8.3.
(d)   The Parties’ right to specific performance is an integral part of the Transactions and each Party hereby waives any objections to the grant of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any other Party (including any objection on the basis that there is an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity), and each Party shall be entitled to an injunction or injunctions and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 10.11. In the event any Party seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, such Party shall not be required to provide any bond or other security in connection with such Order all in accordance with the terms of this Section 10.11.
(e)   If, prior to the Outside Date, any Party brings any Legal Proceeding to enforce specifically the performance of the terms and provisions hereof by any other Party, the Outside Date shall automatically be extended by (x) the amount of time during which such Legal Proceeding is pending, plus twenty (20) Business Days or (y) such other time period established by the court of competent jurisdiction presiding over such Legal Proceeding.
[Remainder of Page Intentionally Left Blank]

IN WITNESS whereof this Agreement and Plan of Merger has been entered into by the parties on the day and year first above written.
BEST Inc.
By:
/s/ Ying Wu

Name:
Ying Wu

Title:
Director

[Project Silk — Signature Page to Agreement and Plan of Merger]

IN WITNESS whereof this Agreement and Plan of Merger has been entered into by the parties on the day and year first above written.
BEST Global Partners
By:
/s/ Shao-Ning Johnny Chou

Name:
Shao-Ning Johnny Chou

Title:
Authorized Signatory

[Project Silk — Signature Page to Agreement and Plan of Merger]

IN WITNESS whereof this Agreement and Plan of Merger has been entered into by the parties on the day and year first above written.
Phoenix Global Partners
By:
/s/ Shao-Ning Johnny Chou

Name:
Shao-Ning Johnny Chou

Title:
Authorized Signatory

[Project Silk — Signature Page to Agreement and Plan of Merger]

Exhibit A
PLAN OF MERGER

Exhibit A-1

Exhibit B
COMPANY DISCLOSURE SCHEDULE

Exhibit B-1

Exhibit C
SCHEDULE OF QUALIFIED COMPANY OPTIONS

Exhibit C-1

Annex B
PLAN OF MERGER
THIS PLAN OF MERGER is made on                  , 2024
BETWEEN
(1)
BEST Inc., an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (the “Company” or the “Surviving Company”); and

(2)
Phoenix Global Partners, an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Merging Company” and together with the Company, the “Constituent Companies”).

WHEREAS
(A)
The respective boards of directors of the Company and the Merging Company have approved the merger of the Constituent Companies, pursuant to which the Merging Company will merge with and into the Company and cease to exist, with the Surviving Company continuing as the surviving company in the merger (the “Merger”), upon the terms and subject to the conditions of the Agreement and Plan of Merger dated June 19, 2024 by and among BEST Global Partners, an exempted company incorporated under the laws of the Cayman Islands (“Parent”), the Company and the Merging Company (the “Merger Agreement”) and this Plan of Merger and pursuant to provisions of Part XVI of the Companies Act (as amended) (the “Companies Act”).

(B)
The shareholders of each of the Company and the Merging Company have approved and authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(C)
Each of the Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED
1.
DEFINITIONS AND INTERPRETATION

1.1
Terms not otherwise defined in this Plan of Merger shall have the meanings given to them in the Merger Agreement, a copy of which is annexed at Annexure 1 hereto.

2.
PLAN OF MERGER

2.1
Company Details:

(a)
The constituent companies (as defined in the Companies Act) to this Plan of Merger are the Company and the Merging Company.

(b)
The surviving company (as defined in the Companies Act) is the Surviving Company, which shall continue to be named “BEST Inc.”

(c)
The registered office of the Company at the date of this Plan of Merger is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. The registered office of the Merging Company at the date of this Plan of Merger is at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. Following the effectiveness of the Merger, the registered office of the Surviving Company will be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(d)
Immediately prior to the Effective Time, the authorised share capital of the Company is US$20,000,000 divided into 2,000,000,000 shares comprising of (i) 1,858,134,053 Class A Ordinary Shares of a par value of US$0.01 each, (ii) 94,075,249 Class B Ordinary Shares of a par value of US$0.01 each and (iii) 47,790,698 Class C Ordinary Shares of a par value of US$0.01 each.

(e)
Immediately prior to the Effective Time, the authorised share capital of the Merging Company is US$50,000 divided into 50,000 shares of a par value of US$1.00 each.

(f)
On the Effective Time, the authorised share capital of the Surviving Company shall be US$20,000,000 divided into 2,000,000,000 shares comprising of (i) 1,858,134,053 Class A Ordinary Shares of a par value of US$0.01 each, (ii) 94,075,249 Class B Ordinary Shares of a par value of US$0.01 each and (iii) 47,790,698 Class C Ordinary Shares of a par value of US$0.01 each.

2.2
Effective Time

In accordance with section 233(13) of the Companies Act, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar of Companies in the Cayman Islands (the “Registrar”) (the “Effective Time”).
2.3
Terms and Conditions; Share Rights

(a)
The terms and conditions of the Merger are as set out in the Merger Agreement, and at the Effective Time, the shares in each Constituent Company shall be converted into shares in the Surviving Company or into other property in the manner and on the basis set out in, and otherwise in accordance with the terms and conditions of, the Merger Agreement, as follows:

(i)
Each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled in exchange for the right to receive US$0.144 in cash per Share without interest (subject to adjustment pursuant to Section 3.1(f) of the Merger Agreement) (the “Per Share Merger Consideration”);

(ii)
Each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares), together with the underlying Class A Ordinary Shares represented by such ADSs, shall be cancelled in exchange for the right to receive US$2.88 in cash per ADS without interest (subject to adjustment pursuant to Section 3.1(f) of the Merger Agreement) (the “Per ADS Merger Consideration”), which shall be paid by the Company to the Depositary (in consideration for the cancellation of such Class A Ordinary Shares underlying the ADSs) and distributed by the Depositary to the holder of such ADSs;

(iii)
The Excluded Shares (and all ADSs representing such other Excluded Shares) issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, without payment of any consideration or distribution therefor;

(iv)
Each Dissenting Share shall be cancelled and cease to exist in exchange for payment of the fair value of such Dissenting Share as determined in accordance with section 238 of the Companies Act, unless any holder of Dissenting Shares fails to exercise or withdraws or loses its right to dissent from the Merger in which event such Shares shall cease to be Dissenting Shares and shall be deemed to have been cancelled and converted into, and to have become exchanged for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon; and

(v)
Each share of the Merging Company issued and outstanding and held by Parent immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and non-assessable Class A Ordinary Share of the Surviving Company.

(b)
At the Effective Time, the rights and restrictions attaching to the shares in the Surviving Company shall be as set out in the Memorandum and Articles of Association of the Company as in effect immediately prior to the Effective Time.

(c)
The Memorandum and Articles of Association of the Company immediately prior to the Merger shall continue to be the Memorandum and Articles of Association of the Surviving Company after the Merger.

(d)
At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

2.4
Directors’ Interests in the Merger

(a)
The names and addresses of each director of the Surviving Company after the Merger becomes effective are:

(i)
[˜]

(b)
There are no amounts or benefits paid or payable to any director of either of the Constituent Companies or the Surviving Company consequent upon the Merger.

2.5
Secured Creditors

(a)
The Company has granted certain fixed and/or floating security interests that are outstanding as at the date of this Plan of Merger, details of which are set out in Annexure 2 hereto. The Company has obtained the consent to the Merger of each holder of such security interests pursuant to section 233(8) of the Companies Act.

(b)
The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

3.
VARIATION

3.1
At any time prior to the Effective Time, this Plan of Merger may be amended by the boards of directors of both the Surviving Company and the Merging Company to:

(a)
change the Effective Time provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar; and

(b)
effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of both the Surviving Company and the Merging Company to effect in their discretion.

4.
TERMINATION

4.1
At any time prior to the Effective Time, this Plan of Merger may be terminated by the boards of directors of both the Surviving Company and the Merging Company in accordance with the terms of the Merger Agreement.

5.
COUNTERPARTS

5.1
This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart.

6.
GOVERNING LAW

6.1
This Plan of Merger and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Cayman Islands.

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.
BEST Inc.
By:

Name:
Title:

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.
Phoenix Global Partners
By:

Name:
Title:

ANNEXURE 1
MERGER AGREEMENT
ANNEXURE 2
SECURED CREDITORS
1.
The Company has granted a security interest over [details of the collaterals] in favor of [legal name of the creditor], acting in its capacity as [description of capacity] pursuant to [documents] dated [date] by and [between/among] [parties] and the Company. The address of such secured creditor is [address]. The Company has obtained the consent to the Merger of such secured creditor pursuant to section 233(8) of the Companies Act.

2.
The Company has granted a security interest over [details of the collaterals] in favor of [legal name of the creditor], acting in its capacity as [description of capacity] pursuant to [documents] dated [date] by and [between/among] [parties] and the Company. The address of such secured creditor is [address]. The Company has obtained the consent to the Merger of such secured creditor pursuant to section 233(8) of the Companies Act.

Annex C
Opinion of Kroll, LLC
Confidential DraftJune 19, 2024
The Special Committee of the Board of Directors
BEST Inc.
2nd Floor, Block A, Huaxing Modern Industry Park
No. 18 Tangmiao Road
Xihu District, Hangzhou, Zhejiang Province, 310013
People’s Republic of China
Ladies and Gentlemen:
BEST Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), has engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as an independent financial advisor to the special committee of independent directors (the “Special Committee”) of the board of directors (the “Board of Directors”) of the Company (solely in their capacity as members of the Special Committee) to provide an opinion (this “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US$0.01 per share, of the Company (each, a “Share” or, collectively, the “Shares”), other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing twenty Shares (each, an “ADS” and collectively, “ADSs”), other than ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs).
Description of the Proposed Transaction
It is Duff & Phelps’ understanding that the Company, BEST Global Partners, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Parent”), and Phoenix Global Partners, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), the latest draft of which Duff & Phelps has reviewed is dated as of June 14, 2024. Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company and cease to exist, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent as a result of the merger. In connection with such merger, among other things, (i) each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled and cease to exist in exchange for the right to receive US$0.144 in cash per Share without interest (the “Per Share Merger Consideration”), (ii) each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares), together with the Shares represented by such ADSs, shall be cancelled and cease to exist in exchange for the right to receive US$2.88 in cash per ADS without interest (the “Per ADS Merger Consideration”, and together with the Per Share Merger Consideration, the “Merger Consideration”) and (iii) each Rollover Share shall be cancelled for no cash consideration in exchange for newly issued ordinary shares, par value US$0.01 per share, of Parent ((i)-(iii) collectively, and together with the preceding sentence, the “Proposed Transaction”).

The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.
For purposes of this Opinion, (i) “Excluded Shares” shall mean, collectively, (a) the Rollover Shares (b) Shares (including Shares represented by ADSs) held by Parent, the Company or any of their respective Subsidiaries, and (c) Shares (including Shares represented by ADSs) held by the Depositary and reserved for issuance, settlement and allocation upon exercise or vesting of Company Options and/or Company RSU Awards; and (ii) “Effective Time”, “Rollover Shares”, “Dissenting Shares”, “Subsidiaries”, “Depositary”, “Company Options” and “Company RSU Awards” shall have the meanings set forth in the Merger Agreement.
Scope of Analysis
In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:
1.
Reviewed the following documents:

a.
The Company’s audited consolidated financial statements as at and for the years ended December 31, 2019 through December 31, 2023 included in the Company’s annual reports on Form 20-F filed with the Securities and Exchange Commission (“SEC”) and the Company’s unaudited consolidated financial statements as at and for the three months ended March 31, 2022, March 31, 2023 and March 31, 2024 included in the Company’s Form 6-Ks filed with the SEC;

b.
Certain unaudited and segment consolidated financial information for the Company as at and for the years ended December 31, 2019 through December 31, 2023, and as at and for the three months ended March 31, 2022, March 31, 2023 and March 31, 2024, provided by the management of the Company;

c.
A detailed consolidated financial projection model for the Company as at and for the years ending December 31, 2024 through December 31, 2030, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “Management Projections”);

d.
Other internal documents relating to the history, current operations, and probable future outlook of the Company, and its subsidiaries, variable interest entities (“VIEs”) and VIEs’ subsidiaries (collectively, the “Group”) provided to Duff & Phelps by the management of the Company;

e.
A letter dated June 14, 2024 from the management of the Company, which made certain representations as to the Company’s historical consolidated financial information, the Management Projections and the underlying assumptions of such projections (the “Management Representation Letter”);

f.
A draft of the Merger Agreement dated June 14, 2024; and

g.
A draft of the Rollover and Contribution Agreement by and between Parent and the parties listed as “Rollover Shareholders” in Schedule A thereto dated June 14, 2024;

(the documents listed in items (f)-(g) above, collectively, the “Transaction Documents”);
2.
Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

3.
Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Group’s business;

4.
Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

5.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

6.
Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions
In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s and the Special Committee’s consent:
1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the management of the Company, and did not independently verify such information;

2.
Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.
Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps, including, without limitation, the Management Projections, were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such estimates, evaluations, forecasts or projections or the underlying assumptions thereof;

4.
Assumed that information supplied and representations made by the management of the Company are substantially accurate regarding the Group and the Proposed Transaction;

5.
Assumed that the representations and warranties made in the Transaction Documents and the Management Representation Letter are accurate in all material respects;

6.
Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

7.
Assumed that there has been no material change in the assets, liabilities (contingent or otherwise), financial condition, results of operations, business, or prospects of the Group since the respective dates of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps inaccurate, incomplete or misleading;

8.
Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Transaction Documents without any amendments thereto or any waivers of any terms or conditions thereof; and

9.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.
Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. As you are aware, the credit, financial and stock markets experience volatility and we express no opinion or view as to any potential effects of such volatility on the Company or the Proposed Transaction.
Duff & Phelps did not evaluate the Company’s solvency or the solvency of any other entity in the Group or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of the Group. Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Group, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Proposed Transaction, or (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any other entity in the Group is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or any other entity in the Group is or may be a party or is or may be subject.
Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s Shares or ADSs (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Group’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.
In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Merger Consideration, or with respect to the fairness of any such compensation.
This Opinion is furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent, except that a copy of this Opinion may be provided to the Board of Directors and included in the filings with the SEC in relation to the Proposed Transaction. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter among Duff & Phelps, the Company and the Special Committee dated November 16, 2023 (the “Engagement Letter”). This letter is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the Engagement Letter.
Disclosure of Prior Relationships
Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services.
No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ delivery of its Opinion to the Special Committee. Pursuant to the Engagement Letter, the Company has also agreed to reimburse certain expenses of Duff & Phelps and to indemnify Duff & Phelps for certain liabilities. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.
Conclusion
Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Per Share Merger Consideration to be received by the holders of Shares (other than the Excluded Shares, the Dissenting Shares and Class A Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares) in the Proposed Transaction is fair, from a financial point of view, to such holders (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs).
This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.
Respectfully submitted,
/s/ Kroll, LLC
Duff & Phelps Opinions Practice
Kroll, LLC

Annex D
Cayman Islands Companies Act (As Revised) — Section 238
Rights of dissenters
238. (1)    A member of a constituent company incorporated under this Act shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.
(2)   A member who desires to exercise that person’s entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.
(3)   An objection under subsection (2) shall include a statement that the member proposes to demand payment for that person’s shares if the merger or consolidation is authorised by the vote.
(4)   Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.
(5)   A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of that person’s decision to dissent, stating —
(a)   that person’s name and address;
(b)   the number and classes of shares in respect of which that person dissents; and
(c)   a demand for payment of the fair value of that person’s shares.
(6)   A member who dissents shall do so in respect of all shares that that person holds in the constituent company.
(7)   Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of that person’s shares and the rights referred to in subsections (12) and (16).
(8)   Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase that person’s shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for that person’s shares, the company shall pay to the member the amount in money forthwith.
(9)   If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires —
(a)   the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and
(b)   the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.
(10)   A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).
(11)   At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

D-1

(12)   Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.
(13)   The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.
(14)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.
(15)   Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.
(16)   The enforcement by a member of that person’s entitlement under this section shall exclude the enforcement by the member of any right to which that person might otherwise be entitled by virtue of that person holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

D-2

Annex E
DIRECTORS AND EXECUTIVE OFFICERS OF EACH FILING PERSON
1.   Directors and Executive Officers of the Company
The Company is an exempted company incorporated in Cayman Islands with limited liability. The address of its principal executive office is at 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, the People’s Republic of China. The Company’s telephone number is +86-571-88995656.
The name, business telephone, business address, present principal employment, and citizenship of each director and executive officer of the Company are set forth below.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Shao-Ning Johnny Chou	+86-571-88995656-88818	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Director, chairman and chief executive officer	United States
Chen Shen	+86-21-83740004	10th Floor, Ant Group H Space, No. 618 Waima Road, Huangpu District, Shanghai 200040, People’s Republic of China	Director	China
Lei Jin	+852-2215100	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	Director	China
George Chow	+86-571-88995656-88818	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Director, chief strategy and investment officer	Hong Kong, China
Wenbiao Li	+86-13910530319	3rd Floor, Tower A, Global Trade Centre, No. 36 North Third Ring Road East, Dongcheng District, Beijing, People’s Republic of China	Director	United States
Ying Wu	+86-10-85711515	A-808 Hua Ye International Center, 39 Dong Si Huan Zhong Road, Chaoyang District, Beijing, 100025, People’s Republic of China	Director	China
Klaus Anker Petersen	+86-021-52760000	5th Floor, Block A, Prona Business Plaza, Lane 2145, Jinshajiang Road, Shanghai 200040, People’s Republic of China	Director	Denmark
Gloria Chien-Yi Fan	+86-571-88995656-82392	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Chief financial officer	United States
Mangli Zhang	+86-571-88995656-88826	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Senior vice president, general manager of supply chain management service line	China, with permanent residency in the United States
Xiaoqing Wang	+86-571-88995656	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Vice president, general manager of global service line	China
Tao Liu	+86-571-88995656	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Senior vice president, general manager of freight service line	China
Yanbing Zhang	+86-571-88995656-88830	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Senior vice president of engineering, general manager of cloud service line	China

Name	Business Telephone	Business Address	Position/Title	Citizenship
Jimei Liu	+86-571-88995656-88825	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Senior vice president of human resources and administration	China, with permanent residency in the United States
Peng Chen	+86-571-88995656	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Vice president of cloudsoft business and general manager of software division	China
Mr. Shao-Ning Johnny Chou is the Company’s founder, and has served as the Company’s chairman and chief executive officer since 2007. Prior to founding the Company, he served as a global vice president and Greater China president of Google with responsibility for Google’s sales and marketing in Greater China from 2005 to 2006. From 1996 to 2005, Mr. Chou served as president of UTStarcom China with responsibility for China operations. From 1986 to 1996, Mr. Chou served as a director of wireless software and system development with AT&T Bell Laboratory. From 1978 to 1980, Mr. Chou studied computer science at Fudan University. Mr. Chou earned a bachelor’s degree in science, specializing in electrical engineering, from City College of New York, a master’s degree in science, specializing in engineering science, from Princeton University, and an MBA from Rutgers University. Mr. Chou was nominated by himself as a Founder Director under the Company’s amended and restated memorandum and articles of incorporation.
Ms. Chen Shen has been a director of the Company since May 2023. Ms. Shen is a director of Strategic Investments at Alibaba Group Holding Limited. She joined Alibaba in 2018. Previously she served as senior investment officer in International Finance Corporation at World Bank Group from 2017 to 2018. She was associate from 2010 to 2012 and then vice president of CDH from 2013 to 2016. She also served as an investment analyst and then associate at China International Capital Corporation Limited from 2004 to 2008. Ms. Shen holds an MBA degree from Columbia University and a bachelor’s degree from Fudan University.
Mr. Lei Jin has been a director of the Company since September 2024. Mr. Lei Jin is a Senior Legal Director of Alibaba Group Holding Limited, responsible for legal matters relating to Alibaba’s strategic investments in China and overseas. Prior to joining Alibaba, Mr. Jin was a Senior Legal Counsel at D. E. Shaw group’s Hong Kong office and then General Counsel at Symmetry Investments. Prior to that, Mr. Jin was an associate at O’Melveny & Myers LLP, and Baker & McKenzie LLP. Mr. Jin received a bachelor’s degree in English literature from Beijing Foreign Studies University, an LL.B. from Peking University Law School, and a J.D. from Columbia Law School. He is admitted to practice law in the State of New York and Hong Kong.
Mr. George Chow joined as the Company’s chief strategy and investment officer in 2017 and has served as the Company’s director since September 2017. Mr. Chow brings with him over 22 years of experience in investment banking, trading and risk management. From 2004 to 2017, he served as a managing director at Credit Suisse, having held several senior positions in securities and investment banking division, including most recently the Co-Head of Investment Banking and Capital Markets for Greater China. He also worked for UBS and Merrill Lynch. Mr. Chow received an MBA in finance from the Stern School of Business at New York University. He is Mr. Shao-Ning Johnny Chou’s brother. Mr. Chow was nominated by Mr. Shao-Ning Johnny Chou as a Founder Director under the Company’s amended and restated memorandum and articles of incorporation.
Mr. Wenbiao Li has served as the Company’s independent director since September 2017. Mr. Li has served as a managing director of Walden International since 2008 and as a managing partner of Kaiwu Walden Capital, L.P. since 2013. From 2004 to 2007, Mr. Li served as a director of mobile engineering at Google. From 2000 to 2003, Mr. Li served as a vice president of engineering with Skire, Inc. From 1997 to 1999, Mr. Li served as a director of engineering at Internet Image, Inc. Mr. Li received a bachelor’s degree in computer engineering from Huazhong University of Science and Technology, a master’s degree in computer science from the University of San Francisco, and an EMBA degree from Golden Gate University.
Mr. Ying Wu has served as the Company’s independent director since May 2022. Mr. Wu currently serves as a global board member of The Nature Conservancy (TNC), and a board member of TNC China. Ying also serves as a founding board member of the Future Forum in China. He has been the president of China Capital Management Limited since October 2008. Mr. Wu is currently the chairman of ZJBC Information

Technology Co., Ltd. (SZSE: 000889), an independent non-executive director of JD Health International Inc. (HKSE: 6618), an independent non-executive director of Zall Smart Commerce Group Ltd. (HKSE: 2098), and chairman of the board of supervisors of Huayi Brothers Media Corporation Ltd. (SZSE: 300027). Mr. Wu was an independent non-executive director of Zhong An Online P&C Insurance Co., Ltd, (HKSE: 6060), a director of HyUnion Holdings Co., Ltd. (SZSE: 002537), an independent director of TCL Corporation Ltd. (SZSE: 000100), a director of Joyoung Co., Ltd. (SZSE: 002242), and an independent director of Guangzhou TechLong Packaging Machinery Co., Ltd. (SZSE: 002209). Mr. Wu was also the co-founder of UTStarcom (NASDAQ: UTSI), a global telecommunication infrastructure business and served as Chairman and CEO of UTStarcom China for twelve years. He obtained a bachelor’s degree in electronic engineering from Beijing Institute of Technology, a master’s degree in science and a doctor’s degree (honoris causa) from New Jersey Institute of Technology.
Mr. Klaus Anker Petersen has served as the Company’s independent director since May 2022. Mr. Petersen is currently the chairman and owner of Lane House Limited, a multi-brand specialty retailer that supports Western and Chinese companies develop retail presence in China. He is also the CEO and co-founder of Green Planet Foods, an innovator of plant-based food and beverage products, as well as a co-founder and investor in Brandhouse Group, a cross-border e-commerce parcel delivery business that focuses on Scandinavian markets. From 2014 to 2015, Mr. Petersen was a managing director of Sunshine Insurance Group, an insurance, healthcare and asset management services provider. From 2004 to 2014 he held various roles as associate, vice president and executive director at Morgan Stanley in London and Beijing. From 1998 to 2003, he worked as an associate and engagement manager with McKinsey & Company. Mr. Petersen earned a master’s degree in science in engineering and applied mathematics from the Technical University of Denmark, and an MBA from INSEAD in 2003.
Ms. Gloria Chien-Yi Fan currently serves as the Company’s chief financial officer. Prior to joining the Company in November 2019, she served as CFO of Corporate Visions, Inc., a software-as-a-service company, from September 2015. Previously Ms. Fan spent nearly 10 years as CFO for a number of clean technology companies, including Bridgelux, Inc. and ClearEdge Powers, Inc. From 1999 to 2006, Ms. Fan worked at UTStarcom Inc. where she held senior management roles including Vice President of Finance and Global Business Operations and oversaw the company’s listing on the Nasdaq. Ms. Fan passed the U.S. CPA exam, and she holds a Master of Science degree from Purdue University.
Ms. Mangli Zhang currently serves as the senior vice president and general manager of the Company’s supply chain management service line, and served as the Company’s vice president of operations from 2007 to 2011. Prior to joining the Company in 2007, Ms. Zhang held various positions with UTStarcom China as manager of the contract execution department, director of business operations, and vice president of business operations in China from 1996 to 2007. From 1993 to 1996, Ms. Zhang served as a department manager of Zhejiang Province Economic and Construction Development Consulting Company. From 1982 to 1993, Ms. Zhang served as a product development engineer in the technology division, and served as vice president of the quality management division, of Hangzhou Wireless Equipment Factory. Ms. Zhang received a bachelor’s degree in wireless electronic engineering from Zhejiang University.
Mr. Xiaoqing Wang currently serves as the vice president and general manager of the Company’s global service line. Prior to that, he had been general manager of the Company’s express service line since the end of 2020, general manager of the Company’s Jiangsu province branch since 2009, spearheading BEST Express and other service lines in Jiangsu province, China. From 2004 to 2009, Mr. Wang was senior sales manager of the Nanjing branch of UTStarcom China. Mr. Wang received a bachelor’s degree in economics and management from Nanjing Agricultural University and an EMBA degree from the University of Texas.
Mr. Tao Liu currently serves as the senior vice president and general manager of the Company’s freight service line. Before that, between 2009 and 2017, he had held various positions with the Company as deputy general manager of the Company’s freight service line, general manager of the Company’s Shanghai branch, and general manager of the Company’s Shandong branch. Prior to joining the Company, Mr. Liu served as a deputy general manager at Shandong Zitong International Logistics Company from 2007 to 2009. From 2000 to 2004, Mr. Liu held various positions with Zhilian Logistics (a group company of China Kejian Co., Ltd.) as assistant to general manager, general manager of its Jinan branch, general manager of the Northern China region, and then general manager of Shandong Zhongtie Modern Logistics and Technology Co. Ltd., a joint venture established by Zhilian Logistics and China Railway Jinan Group. Mr. Liu received a bachelor’s degree in international business administration from Shandong University of Finance and Economics.
Mr. Yanbing Zhang currently serves as the Company’s senior vice president of engineering and the general manager of the Company’s cloud service line. Prior to joining the Company, Mr. Zhang served as a senior project manager at the IT department of UTStarcom China from 2004 to 2007. From 2003 to 2004, Mr. Zhang served as a project manager at China TravelSky Holding Company. Mr. Zhang received a bachelor’s degree in computer science from the National University of Defense Technology and a master’s degree in computer science from the University of Karlsruhe (now known as the Karlsruhe Institute of Technology).
Ms. Jimei Liu currently serves as the Company’s senior vice president of human resources and administration. Prior to joining the Company, Ms. Liu served as the director of human resources at UTStarcom China from 2000 to 2007. From 1996 to 2000, Ms. Liu served as the training supervisor at Ting Hsin International Group. Ms. Liu received a bachelor’s degree in machinery design and manufacturing from Central South University and an executive master of business administration degree from the University of Texas at Arlington.
Mr. Peng Chen currently serves as the Company’s vice president of cloudsoft business and general manager of the Company’s software division. Mr. Chen joined the Company in 2007 as a member of the Company’s founding team and served as a senior R&D manager. From 2012 to 2019, Mr. Chen served as a senior product director. In 2019, Mr. Chen transitioned to leading the franchise expansion and operations in the Company’s new retail sector as a deputy general manager. Since 2021, Mr. Chen has been spearheading the overall research, development, and operations of the Company’s SaaS business. Mr. Chen received a bachelor’s degree in computer science from Zhejiang University.
During the last five years, neither the Company nor, to the knowledge of the Company, any of the persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
2.   Directors and Executive Officers of Parent
The following table sets forth information regarding the directors of Parent as of the date of this proxy statement. As of the date of this proxy statement, Parent does not have any executive officers.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Shao-Ning Johnny Chou	+86-571-88995656-88818	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Director	United States
George Chow	+86-571-88995656-88818	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Director	Hong Kong, China

3.
Directors and Executive Officers of Merger Sub

The following table sets forth information regarding the directors of Merger Sub as of the date of this proxy statement. As of the date of this proxy statement, Merger Sub does not have any executive officers.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Shao-Ning Johnny Chou	+86-571-88995656-88818	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Director	United States
George Chow	+86-571-88995656-88818	Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China	Director	Hong Kong, China

4.
Directors and Executive Officers of Denlux

The following table sets forth information regarding the director of Denlux as of the date of this proxy statement.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Xu Wei	+86-571-88255588	Trust Company Complex, Ajeltake Road, Ajelake Island, Majuro, Marshall Islands MH96960	Sole director	Canada

5.
Directors and Executive Officers of Alibaba Investment Limited

The following table sets forth information regarding the directors of Alibaba Investment Limited as of the date of this proxy statement. The business address for each person listed below is c/o Alibaba Group Services Limited, 26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong. As of the date of this proxy statement, Alibaba Investment Limited does not have any executive officers.
Name/Citizenship	Present Principal Occupation
Lei Jin, China	Senior Director of Legal of Alibaba Group Holding Limited
Yik Lam Lee, China	Director of Finance of Alibaba Group Holding Limited
Yuehong Qin, China	Vice President, Corporate Finance of Alibaba Group Holding Limited
Alibaba Investment Limited is a direct wholly-owned subsidiary of, and controlled by, Alibaba Group Holding Limited, or AGHL. AGHL is an exempted company with limited liability incorporated under the laws of the Cayman Islands. AGHL’s business address is 26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong. AGHL is a holding company of six major business groups: Taobao and Tmall Group, Alibaba International Digital Commerce Group, Cloud Intelligence Group, Local Services Group, Cainiao Smart Logistics Network Limited, and Digital Media and Entertainment Group, operating online and mobile commerce, local consumer services, logistics, cloud services, digital media and entertainment, along with various other businesses.
The following table sets forth information regarding the directors and executive officers of AGHL as of the date of this proxy statement.
Name/Citizenship	Present Principal Occupation
Directors(1)
Joseph C. Tsai, Canada	Chairman of AGHL
Eddie Yongming Wu, Singapore c/o 969 West Wen Yi Road Yu Hang District, Hangzhou 311121 People’s Republic of China	Director and Chief Executive Officer of AGHL
J. Michael Evans, Canada	Director and President of AGHL
Maggie Wei Wu, China	Director of AGHL
Jerry Yang, United States	Independent Director of AGHL; Founding Partner of AME Cloud Ventures
Wan Ling Martello, United States	Independent Director of AGHL; Founding Partner of BayPine
Weijian Shan, China	Independent Director of AGHL; Executive Chairman and Founder of PAG
Irene Yun-Lien Lee, China	Independent Director of AGHL; Executive Chairman of Hysan Development Limited
Albert Kong Ping Ng, China	Independent Director of AGHL
Kabir Misra, United States	Independent Director of AGHL; Managing Partner at RPS Ventures
Executive Officers(2)
Toby Hong Xu, China	Chief Financial Officer of AGHL
Jane Fang Jiang, China	Chief People Officer of AGHL
Sara Siying Yu, China	General Counsel of AGHL
Fan Jiang, China	Co-Chairman and Chief Executive Officer of Alibaba International Digital Commerce Group of AGHL

Name/Citizenship	Present Principal Occupation
Lin Wan, China	Chief Executive Officer of Cainiao Smart Logistics Network Limited of AGHL
Luyuan Fan, China	Chairman and Chief Executive Officer of Digital Media and Entertainment Group of AGHL

(1)
Unless otherwise noted, the business address for each director listed is 26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong.

(2)
Unless otherwise noted, the business address for each executive officer listed is c/o 969 West Wen Yi Road, Yu Hang District, Hangzhou 311121, People’s Republic of China.

During the last five years, neither AGHL nor, to the knowledge of AGHL, any of its directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
6.
Directors and Executive Officers of Cainiao Smart Logistics Investment Limited

The following table sets forth information regarding the director of Cainiao Smart Logistics Investment Limited as of the date of this proxy statement. The business address for the sole director listed below is North Cainiao Post Station, No. 501 Fengxin Road, Yuhang District, Hangzhou, Zhejiang Province, People’s Republic of China 310000. As of the date of this proxy statement, Cainiao Smart Logistics Investment Limited does not have any executive officers.
Name/Citizenship	Present Principal Occupation
Lin Wan, China	Director and Chief Executive Officer of Cainiao Smart Logistics Network Limited
Cainiao Smart Logistics Investment Limited is a direct wholly-owned subsidiary of, and controlled by, Cainiao Smart Logistics Network Limited, or Cainiao. Cainiao is an exempt company organized under the laws of the Cayman Islands. Cainiao’s business address is North Cainiao Post Station, No. 501 Fengxin Road, Yuhang District, Hangzhou, Zhejiang Province, People’s Republic of China 310000. Through its subsidiaries and variable interest entities, Cainiao operates e-commerce logistics business based on its smart logistics network and provides cross-border e-commerce logistics services globally.
The following table sets forth information regarding the directors and executive officers of Cainiao as of the date of this proxy statement. The business address for each person listed below is North Cainiao Post Station, No. 501 Fengxin Road, Yuhang District, Hangzhou, Zhejiang Province, People’s Republic of China 310000.
Name/Citizenship	Present Principal Occupation
Joseph C. Tsai, Canada	Chairman of Cainiao; Chairman of AGHL
Jane Fang Jiang, China	Director of Cainiao
Fan Jiang, China	Director of Cainiao; Co-Chairman and Chief Executive Officer of Alibaba International Digital Commerce Group of AGHL
Lin Wan, China	Director and Chief Executive Officer of Cainiao
Zheng Liu, China	Director and Chief Financial Officer of Cainiao
Hong Liu, China	Chief People Officer of Cainiao
During the last five years, neither Cainiao nor, to the knowledge of Cainiao, any of its directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

7.
Directors and Executive Officers of BJ Russell Holdings Limited

The following table sets forth information regarding the director of BJ Russell Holdings Limited as of the date of this proxy statement. As of the date of this proxy statement, BJ Russell Holdings Limited does not have any executive officers.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Yahong Liang	+1-284-494-2382	Mandar House, 3rd Floor, Johnson’s Ghut Tortola, British Virgin Islands	Sole director	China

8.
Directors and Executive Officers of Sunshui Hopeson Capital Limited

The following table sets forth information regarding the directors of Sunshui Hopeson Capital Limited as of the date of this proxy statement. As of the date of this proxy statement, Sunshui Hopeson Capital Limited does not have any executive officers.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Yanbo Deng	+852 2907 1388	Unit 710, 7/F., Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong	Director	China
Junbo Hu	+852 2907 1388	Unit 710, 7/F., Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong	Director	China

9.
Directors and Executive Officers of Shanghai Yihao Stock Equity Investment Fund Partnership Enterprise (Limited Partnership)

The following table sets forth information regarding the directors and the executive officers of Shanghai Yihao Stock Equity Investment Fund Partnership Enterprise (Limited Partnership) as of the date of this proxy statement.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Yanbo Deng	+852 2907 1388	Unit 710, 7/F., Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong	Director	China
Junbo Hu	+852 2907 1388	Unit 710, 7/F., Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong	Director	China

10.
Directors and Executive Officers of IDG-Accel China Capital GP II Associates Ltd.

IDG-Accel China Capital GP II Associates Ltd. is the general partner of IDG-Accel China Capital II Investors L.P. and IDG-Accel China Capital II Associates L.P., respectively. IDG-Accel China Capital II Associates L.P. is in turn the general partner of IDG-Accel China Capital II L.P.
The following table sets forth information regarding the directors of IDG-Accel China Capital GP II Associates Ltd. as of the date of this proxy statement. As of the date of this proxy statement, IDG-Accel China Capital GP II Associates Ltd. does not have any executive officers.
Name	Business Telephone	Business Address	Principal Occupation	Citizenship
Quan Zhou	+852-39031333	Unit 5505, The Center, 99 Queen’s Road Central, Hong Kong	Partner, IDG Capital	United States
Chi Sing Ho	+852-39031333		CFO, IDG Capital	Canada

11.
Directors and Executive Officers of Genesis Capital Enterprise Inc.

The following table sets forth information regarding the executive officers of Genesis Capital Enterprise Inc. as of the date of this proxy statement.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Mingxia Fu	+852 2131-1210	Suite 3102, Two Exchange Square 8 Connaught Place, Central, Hong Kong	Director, Asset Manager	Hong Kong, China
Wai Man Cathy Leung	+852 2131-1213	Suite 3102, Two Exchange Square 8 Connaught Place, Central, Hong Kong	Director, Accountant	Hong Kong, China

12.
General Partner of MBD 2014 Holdings, L.P.

The following table sets forth information regarding the general partner of MBD 2014 Holdings, L.P. as of the date of this proxy statement.
Name	Business Telephone	Business Address
MBD Advisors, L.L.C.	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282

13.
General Partner of Stone Street 2014 Holdings, L.P.

The following table sets forth information regarding the general partner of Stone Street 2014 Holdings, L.P. as of the date of this proxy statement.
Name	Business Telephone	Business Address
Bridge Street Opportunity Advisors, L.L.C.	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282

14.
General Partner of Bridge Street 2014 Holdings, L.P.

The following table sets forth information regarding the general partner of Bridge Street 2014 Holdings, L.P. as of the date of this proxy statement.
Name	Business Telephone	Business Address
Bridge Street Opportunity Advisors, L.L.C.	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282

15.
Directors and Executive Officers of The Goldman Sachs Group, Inc.

The following table sets forth information regarding the directors and the executive officers of The Goldman Sachs Group, Inc. as of the date of this proxy statement.
Name	Business Telephone	Business Address	Position/Title	Citizenship
David M. Solomon	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Chairman and Chief Executive Officer of The Goldman Sachs Group, Inc.	United States
M. Michele Burns	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Former Chairman and Chief Executive Officer, Mercer LLC; Former Chief Financial Officer of each of: Marsh & McLennan Companies, Inc., Mirant Corp. and Delta Air Lines, Inc.	United States
Denis P. Coleman III	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Chief Financial Officer of The Goldman Sachs Group, Inc.	United States

Name	Business Telephone	Business Address	Position/Title	Citizenship
Mark A. Flaherty	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Former Vice Chairman, Wellington Management Company	United States
Sheara J. Fredman	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Chief Accounting Officer of The Goldman Sachs Group, Inc.	United States
Carey Halio	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Global Treasurer of The Goldman Sachs Group, Inc.	United States
Kimberley D. Harris	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Executive Vice President of Comcast Corporation; General Counsel of NBCUniversal	United States
John Hess	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Chief Executive Officer of Hess Corporation and Chairman and Chief Executive Officer of Hess Midstream LP	United States
Kevin R. Johnson	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Former President and Chief Executive Officer, Starbucks Corporation	United States
Ellen J. Kullman	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Executive Chair, Carbon 3D, Inc.	United States
Brian J. Lee	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Chief Risk Officer of The Goldman Sachs Group, Inc.	United States
Lakshmi N. Mittal	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Executive Chairman of ArcelorMittal S.A.	India
Thomas K. Montag	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Chief Executive Officer of Rubicon Carbon LLC	United States
Peter Oppenheimer	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Former Senior Vice President and Chief Financial Officer of Apple, Inc.	United States
John F.W. Rogers	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Executive Vice President of The Goldman Sachs Group, Inc.	United States
Kathryn H. Ruemmler	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Chief Legal Officer and General Counsel of The Goldman Sachs Group, Inc.	United States
Jan E. Tighe	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Former Vice Admiral, United States Navy	United States
David A. Viniar	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	Former Chief Financial Officer of The Goldman Sachs Group, Inc.	United States
John E. Waldron	+1 (212) 902 1000	c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282	President and Chief Operating Officer of The Goldman Sachs Group, Inc.	United States

16.
Directors and Executive Officers of CCAP Best Logistics Holdings Limited

The following table sets forth information regarding the directors of CCAP Best Logistics Holdings Limited as of the date of this proxy statement. As of the date of this proxy statement, CCAP Best Logistics Holdings Limited does not have any executive officers.

Name	Business Telephone	Business Address	Position/Title	Citizenship
Chi Kwan Karen Chan	+852 2231-8600	OMC Chambers, Wickhams Cay 1, Road Town Tortola British Virgin Islands.	Director	Hong Kong, China
Yaolu Peng	+852 2231-8600	OMC Chambers, Wickhams Cay 1, Road Town Tortola British Virgin Islands.	Director	China

17.
Directors and Executive Officers of CDIB Capital Investment I Limited

The following table sets forth information regarding the directors of CDIB Capital Investment I Limited as of the date of this proxy statement. As of the date of this proxy statement, CDIB Capital Investment I Limited does not have any executive officers.
Name	Business Telephone	Business Address	Position/Title	Citizenship
David Tse Young Chou	+852-2231-8600	CITGO B.V.I. LIMITED of Flemming House, P.O. Box 662, Wickhams Cay, Road Town, Tortola, VG1110 British Virgin Islands	Director	United Kingdom
Lisa Li-Ling Guo	+852-2231-8600	CITGO B.V.I. LIMITED of Flemming House, P.O. Box 662, Wickhams Cay, Road Town, Tortola, VG1110 British Virgin Islands	Director	Taiwan
Hsiao-Chi Tsai	+852-2231-8600	CITGO B.V.I. LIMITED of Flemming House, P.O. Box 662, Wickhams Cay, Road Town, Tortola, VG1110 British Virgin Islands	Director	Taiwan
Yu-Shan Lin	+852-2231-8600	CITGO B.V.I. LIMITED of Flemming House, P.O. Box 662, Wickhams Cay, Road Town, Tortola, VG1110 British Virgin Islands	Director	Taiwan

18.
Directors and Executive Officers of KGI Financial Holding Co., Ltd.

The following table sets forth information regarding the directors and the executive officers of KGI Financial Holding Co., Ltd. as of the date of this proxy statement.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Alan Wang	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Director and Chairman of KGI Financial	Taiwan
Jong-Chin Shen	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Director and Vice Chairman of KGI Financial	Taiwan
Paul Yang	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Director and President of KGI Financial	Taiwan
Stefano Paolo Bertamini	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Director of KGI Financial	United States
Hung-Yi Hsiao	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Director of KGI Financial	Taiwan
Lionel de Saint-Exupéry	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Director of KGI Financial	France

Name	Business Telephone	Business Address	Position/Title	Citizenship
Tyzz-Jiun Duh	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Independent Director of KGI Financial	Taiwan
Shih Chieh Chang	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Independent Director of KGI Financial	Taiwan
Wei Chung	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Independent Director of KGI Financial	Taiwan
Julian Yen	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Senior Executive Vice President of KGI Financial	Taiwan
Jenny Huang	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan
Janet Sheng	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan
Jane Lai	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan
Terence Yeung	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Hong Kong
Melody Chen	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan
Frank Lai	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan
Marisol Wang	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan
Richard Sun	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan
Winnie Huang	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan
Hans Tzou	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan
Vincent Hung	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan
Lichun Wang	+886-2-2763-8800	No. 135, Dunhua N. Rd, Songshan Dist. Taipei City 105, Taiwan.	Executive Vice President of KGI Financial	Taiwan

19.
Directors and Executive Officers of CBLC Investment Limited

The following table sets forth information regarding the directors of CBLC Investment Limited as of the date of this proxy statement. As of the date of this proxy statement, CBLC Investment Limited does not have any executive officers.

Name	Business Telephone	Business Address	Position/Title	Citizenship
Yifei Lu	+86 10 8507 9080	Suite 3201, 32/F., One Pacific Place, 88 Queensway, Admiralty, Hong Kong.	Director	China
Ching Nar Cindy Chan	+852 3798 8688	Suite 3201, 32/F., One Pacific Place, 88 Queensway, Admiralty, Hong Kong.	Director	Hong Kong, China
Wai Shan Wong	+65 8823 4818	Suite 3201, 32/F., One Pacific Place, 88 Queensway, Admiralty, Hong Kong.	Director	United Kingdom

20.
Directors and Executive Officers of Citron PE Funds II Limited

The following table sets forth information regarding the directors of Citron PE Funds II Limited as of the date of this proxy statement. As of the date of this proxy statement, Citron PE Funds II Limited does not have any executive officers.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Lei Nie	+86 10 8507 9009	Suite 3201, 32/F., One Pacific Place, 88 Queensway, Admiralty, Hong Kong	Director	China
Ching Nar Cindy Chan	+852 3798 8688	Suite 3201, 32/F., One Pacific Place, 88 Queensway, Admiralty, Hong Kong	Director	Hong Kong, China
Wai Shan Wong	+65 8823 4818	Suite 3201, 32/F., One Pacific Place, 88 Queensway, Admiralty, Hong Kong	Director	United Kingdom

21.
Directors and Executive Officers of Everbright (Tianjin) Industrial Investment Fund Management Co., Ltd.

The following table sets forth information regarding the directors and the executive officers of Everbright (Tianjin) Industrial Investment Fund Management Co., Ltd., the general partner of Shanghai Guangshi Investment Center (Limited Partnership) as of the date of this proxy statement.
Name	Business Telephone	Business Address	Position/Title	Citizenship
Li’ou Zhang	+86 10 8801 3355	No. 83, Qiwei Road, Dawangzhuang, East District (Room 604, 6th Floor, Section C), Tianjin, the PRC	Director, Chairman	China
Min Li	+86 10 8801 3355	No. 83, Qiwei Road, Dawangzhuang, East District (Room 604, 6th Floor, Section C), Tianjin, the PRC	Director, Vice Chairman	China
Weifeng Wang	+86 10 8801 3355	No. 83, Qiwei Road, Dawangzhuang, East District (Room 604, 6th Floor, Section C), Tianjin, the PRC	Director, the CEO	China
Bokai Zhang	+86 10 8801 3355	No. 83, Qiwei Road, Dawangzhuang, East District (Room 604, 6th Floor, Section C), Tianjin, the PRC	Director	China
Cheng Gao	+86 10 8801 3355	No. 83, Qiwei Road, Dawangzhuang, East District (Room 604, 6th Floor, Section C), Tianjin, the PRC	Director	China

Annex F
BEST Inc.
(the “Company”)
FORM OF PROXY CARD FOR SHAREHOLDERS
BEST Inc.
(the “Company”)
FORM OF PROXY FOR SHAREHOLDERS
I/We
Please Print Name(s)
of
Please Print Address(es)
being (a) shareholder(s) of the Company with                   shares respectively hereby appoint
of
or failing him/her
of
or failing him/her the duly appointed chairman of the extraordinary general meeting (the “Chairman”) as my/our proxy to vote for me/us and on my/our behalf at the extraordinary general meeting of the Company (the “EGM”) to be held on [insert day] day of [insert month] 2024 at [insert time] [a.m.] [p.m.] at the offices of 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China [(dial in telephone number +[  ], passcode [  ])] and at any adjournment of the extraordinary general meeting. My proxy is instructed to vote on a poll or on a show of hands on the resolutions in respect of the matters specified in the Notice of the extraordinary general meeting as indicated below:
Resolutions	For	Against	Abstain
1. That, as a Special Resolution, the Agreement and Plan of Merger, dated as of June 19, 2024 (the “Merger Agreement”), among the Company, BEST Global Partners, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Phoenix Global Partners, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and cease to exist, with the Company continuing as the surviving company and becoming a wholly-owned subsidiary of Parent (such Merger Agreement being in the form attached as Annex A to the proxy statement accompanying the notice of extraordinary general meeting and which will be produced and made available for inspection at the

Resolutions	For	Against	Abstain
extraordinary general meeting), be approved, authorized, confirmed and ratified; the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”) (such Plan of Merger being in the form attached as Annex B to the proxy statement accompanying the notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), be authorized, approved and confirmed in all respects and any director of the Company is authorized to sign and enter into the Plan of Merger; and the consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”), including the Merger, be approved and authorized by the Company.
2. THAT, as an Ordinary Resolution, each director of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger.
3. THAT, if necessary, as an Ordinary Resolution, the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.
Please indicate your voting preference by ticking, or inserting the number of shares to be voted for or against or to abstain, the boxes above in respect of each resolution. If you do not complete this section, your proxy will vote or abstain at his/her discretion, as he/she will on any other business that may be raised at the extraordinary general meeting.
You may instruct your proxy to vote some or all of the shares in respect of which the proxy is appointed either for or against any resolution and/or abstain from voting as such proxy need not cast the votes in respect of your shares in the same way on any resolution. In this case, please specify in the voting boxes above the number of shares in respect of which your proxy is to vote for or against or to abstain in respect of each resolution.
If you have appointed more than one proxy, please specify in the voting boxes above the number of shares in respect of which each proxy is entitled to exercise the related votes. If you do not complete this information, the first person listed above shall be entitled to exercise all the votes in relation to the relevant resolution. If you have appointed more than one proxy, the first person listed above shall be entitled to vote on a show of hands.
If you have appointed another proxy to vote on a show of hands in a separate form (in which case the proxy appointed in this form may not vote on a show of hands) please tick this box: ☐
You have dissenter’s rights under section 238 of the Cayman Islands Companies Act in connection with the proposed Merger. Please review the procedures in section 238 of the Cayman Islands Companies Act carefully in order to exercise and perfect such dissenting rights. You may elect to exercise such rights by submitting to the Company a written objection to the resolutions described above prior to the shareholder vote held thereon (i) by email to the Company’s Going Private Working Group at best-egm@best-inc.com, or (ii) by mail to the Company’s offices (to the attention of: Coco Chen) at 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China. If the Merger is authorised by shareholder vote, you must notify the Company in writing of your objection and your intention to demand payment for your shares no later than 20 days following the date of the shareholder vote by (i) by email to the Company’s Going Private Working Group at best-egm@best-inc.com, or (ii) by mail to the Company’s offices (to the attention of: Coco Chen) at 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, People’s Republic of China. Upon giving such notice, you will cease to have any rights as a shareholder of the Company except the right to receive the fair value of your shares.
Signed:
Name:
Date:
In the case of joint holders, the senior holder (see note 4 below) should sign.
Please provide the names of all other joint holders:

NOTES
IF YOU HAVE EXECUTED A STANDING PROXY, YOUR STANDING PROXY WILL BE VOTED AS INDICATED IN NOTE 2 BELOW, UNLESS YOU ATTEND THE EGM IN PERSON OR COMPLETE AND SEND IN THIS FORM APPOINTING A SPECIFIC PROXY.
1
A proxy need not be a shareholder of the Company. A shareholder entitled to attend and vote at the extraordinary general meeting is entitled to appoint one or more proxies to attend and vote in his/her stead. Please insert the name of the person(s) of your own choice that you wish to be appointed proxy in the space provided, failing which the Chairman will be appointed as your proxy.

2
Any standing proxy previously deposited by a shareholder with the Company will be voted in favour of the resolutions to be proposed at the extraordinary general meeting unless revoked prior to the extraordinary general meeting or the shareholder attends the extraordinary general meeting in person or completes and returns this form appointing a specific proxy.

3
Whether or not you propose to attend the relevant meeting(s) in person, you are strongly advised to complete and return this form of proxy in accordance with these instructions. To be valid, this form must be completed and deposited (together with any power of attorney or other authority under which it is signed or a notarially certified copy of that power or authority) at the offices of 5th Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013, the People’s Republic of China, marked for the attention of Coco Chen, as soon as possible and in any event at least two hours before the time for holding the relevant meeting or any adjourned meeting. Returning this completed form of proxy will not preclude you from attending the relevant meeting(s) and voting in person if you so wish.

4
If two or more persons are jointly registered as holders of a share, the vote of the senior person who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority shall be determined by the order in which the names stand on the Company’s register of shareholders in respect of the relevant shares. The senior holder should sign this form, but the names of all other joint holders should be stated on the form in the space provided.

5
If this form is returned without an indication as to how the proxy shall vote, the proxy will exercise his/her discretion as to whether he/she votes and if so how.

6
This form of proxy is for use by shareholders only. If the appointor is a corporate entity this form of proxy must either be under its seal or under the hand of some officer or attorney duly authorised for that purpose.

7
Any alterations made to this form must be initialled by you.

8
A proxy may vote on a show of hands or on a poll.

Annex G
FORM OF ADS VOTING INSTRUCTION CARD
Extraordinary General Meeting BEST Inc. (the “Company”) ADS CUSIP No.: 08653C601.* ADS Record Date: [TBD]. Meeting Specifics: Extraordinary General Meeting to be held on [TBD] at [TIME] at [LOCATION] (the “Meeting”). Meeting Agenda: Please refer to the Company’s Notice of Meeting enclosed herewith. Depositary: Citibank, N.A. Deposit Agreement: Deposit Agreement, dated as of September 22, 2017, by and among the Company, the Depositary, and the Holders and Beneficial Owners of ADSs issued thereunder, as amended. Deposited Securities: Class A ordinary shares of the Company (the “Shares”). Custodian: Citibank, N.A. - Hong Kong. ADS-to-share Ratio: 20 Shares to 1 ADS. *ADS CUSIP No. is provided solely as a convenience and without any liability for accuracy. The undersigned holder, as of the ADS Record Date, of the American Depositary Shares issued under the Deposit Agreement and identified above (such American Depositary Shares, the “ADSs”), hereby authorizes and directs the Depositary to cause to be voted at the Meeting
(and any adjournment thereof) the Shares represented by the ADSs in the manner indicated on the reverse side hereof. The Depositary has been advised by the Company that under the Articles of Association of the Company (as in effect on the date of the Deposit Agreement), voting at any meeting of shareholders is by show of hands unless a poll is demanded. The Depositary will not join in demanding a poll, whether or not requested to do so by Holders of ADSs. The Company has informed the Depositary that, under the Articles of Association of the Company (as in effect on the date of the Deposit Agreement), a poll may be demanded by the chairman of the meeting or by any one or more shareholders, present in person or by proxy at the meeting, who together hold shares which carry in aggregate not less than 10% of all votes attaching to all shares of the Company in issue and entitled to vote. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder's ADSs as follows: (i) in the event voting takes place at a shareholders' meeting by show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received from a majority of Holders of ADSs who provided voting instructions, and (ii) in the event voting takes place at a shareholders' meeting by poll, the Depositary will instruct the Custodian to vote the Deposited Securities in accordance with the voting instructions received from the Holders of ADSs. If the Depositary does not receive instructions from a Holder as of the ADS Record Date on or before the date established by the Depositary for such purpose and voting is by poll, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities; provided, however, that no such discretionary proxy shall be given by the Depositary with respect to any matter to be voted upon as to which the Company informs the Depositary that (A) the Company does not wish such proxy to be given, (B) substantial opposition exists, or (C) the rights of holders of Deposited Securities may be materially adversely affected. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except (i) in the case voting is by show of hands, in which case the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received from a majority of Holders of ADSs who provided voting instructions and (ii) as provided herein). Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders. Please indicate on the reverse side hereof how the Deposited Securities are to be voted. The Voting Instructions must be marked, signed, and returned on time in order to be counted. By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the voting instructions contained therein. The Voting Instructions must be signed, completed and received at the indicated address prior to 10:00 a.m. (New York City time) on [___], 2024 for action to be taken. 2024 VOTING INSTRUCTIONS AMERICAN DEPOSITARY SHARES

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Signature 1 - Please keep signature within the line Signature 2 - Please keep signature within the line Date (mm/dd/yyyy) A Issues BEST Inc. If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give Voting Instructions “FOR” the unmarked issue. If these Voting Instructions are signed and timely returned to the Depositary but multiple specific directions as to voting are marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give an “ABSTAIN” Voting Instruction for such issue. Please be sure to sign and date this Voting Instruction Card. Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such. B Authorized Signatures - Sign
Here - This section must be completed for your instructions to be executed. Resolution 1. Resolution 2. For Against Abstain AGENDA Resolutions 1. That, as a Special Resolution, the Agreement and Plan of Merger, dated as of June 19, 2024 (the “Merger Agreement”), among the Company, BEST Global Partners, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Phoenix Global Partners, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and cease to exist, with the Company continuing as the surviving company and becoming a wholly-owned subsidiary of Parent (such Merger Agreement being in the form attached as Annex A to the proxy statement accompanying the notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), be approved, authorized, confirmed and ratified; the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”) (such Plan of Merger being in the form attached as Annex B to the proxy statement accompanying the notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), be authorized, approved and confirmed in all respects and any director of the Company is authorized to sign and enter into the Plan of Merger; the consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”), including the Merger, be approved and authorized by the Company. 2. THAT, as an Ordinary Resolution, each director of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger. 3. THAT, if necessary, as an Ordinary Resolution, the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting. The Company’s Board of Directors recommends that you vote “FOR” each of the Resolutions. Resolution 3.

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